Exhibit 10.17

CREDIT AGREEMENT
dated as of
March 25, 2016,
among
GOPRO, INC.,
GOPRO COÖPERATIEF U.A.,
The LENDERS Party Hereto
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
___________________________
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Syndication Agent
BARCLAYS BANK PLC,
as Documentation Agent
JPMORGAN CHASE BANK, N.A.
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS
		Page
ARTICLE I
Definitions
SECTION 1.01.	Defined Terms	6
SECTION 1.02.	Classification of Loans and Borrowings	69
SECTION 1.03.	Terms Generally	69
SECTION 1.04.	Accounting Terms; GAAP; Pro Forma Calculations	70
SECTION 1.05.	Currency Translation	71
SECTION 1.06.	Senior Indebtedness	71

ARTICLE IV
Conditions
SECTION 4.01.	Effective Date	115
SECTION 4.02.	Each Credit Event	117

ARTICLE VII
Event of Default

ARTICLE VIII
Administrative Agent

SCHEDULES:

Schedule 1.01	-	Existing Dutch Borrower Collection Accounts
Schedule 2.01	-	Commitments
Schedule 2.05	-	LC Commitments
Schedule 3.11	-	Subsidiaries and Joint Ventures
Schedule 3.12	-	Insurance
Schedule 3.15(a)	-	Material Inventory Vendor Purchase Agreements
Schedule 3.15(b)	-	Intercompany Inventory Title Transfer Agreements
Schedule 3.21	-	Certain Form and Recordation Requirements
Schedule 5.01(f)	-	Certain Collateral Notice Requirements
Schedule 5.11	-	Eligible Inventory Jurisdictions Inventory Locations
Schedule 6.01	-	Existing Indebtedness
Schedule 6.02	-	Existing Liens
Schedule 6.04	-	Existing Investments
Schedule 6.10	-	Existing Restrictions

EXHIBITS:

Exhibit A	-	Form of Assignment and Assumption
Exhibit B	-	Form of Borrowing Base Certificate
Exhibit C	-	Form of Borrowing Request
Exhibit D	-	Form of Compliance Certificate
Exhibit E	-	Form of Global Intercompany Consent Agreement
Exhibit F	-	Form of Global Intercompany Subordination Agreement
Exhibit G	-	Form of Guarantee Agreement
Exhibit H	-	Form of Interest Election Request
Exhibit I	-	Form of Perfection Certificate
Exhibit J	-	Form of Supplemental Perfection Certificate
Exhibit K	-	Form of U.S. Collateral Agreement
Exhibit L-1	-	Form of U.S. Tax Certificate for Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit L-2	-	Form of U.S. Tax Certificate for Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes
Exhibit L-3	-	Form of U.S. Tax Certificate for Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes
Exhibit L-4	-	Form of U.S. Tax Certificate for Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes

CREDIT AGREEMENT dated as of March 25, 2016, among GOPRO, INC., a Delaware corporation, GOPRO COÖPERATIEF U.A., a Dutch cooperative with excluded liability, having its statutory seat in Amsterdam, the Netherlands, and registered with the trade register in the Netherlands under number 61391743, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
The parties hereto agree as follows:
ARTICLE I
Definitions
SECTION 1.01.    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.
“Account” has the meaning set forth in Article 9 of the New York UCC.
“Account Debtor” means any Person obligated on an Account.

“Acquisition” means the purchase or other acquisition (in one transaction or a series of transactions, including pursuant to any merger or consolidation) of all or substantially all the issued and outstanding Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person (it being understood that a license of Intellectual Property does not constitute an Acquisition).
“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent hereunder and in its capacities as administrative agent, collateral agent, security trustee or trustee under the other Loan Documents, and its successors in such capacities as provided in Article VIII. Unless the context requires otherwise, the term “Administrative Agent” shall include any Affiliate of JPMorgan Chase Bank, N.A. (including J.P. Morgan Europe Limited) that it shall have designated for the purpose of performing any of its obligations hereunder or under the other Loan Documents in such capacity.
“Administrative Agent Accounts” means the U.S. Administrative Agent Accounts or the Non-U.S. Administrative Agent Accounts.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Borrowing Base” means, at any time, the sum of (a) the U.S. Borrowing Base at such time and (b) the Non-U.S. Borrowing Base at such time.
“Aggregate Commitment” means the sum of the Commitments of all the Lenders.
“Aggregate Revolving Exposure” means the sum of the Revolving Exposures of all the Lenders.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% per annum and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in U.S. dollars with a maturity of one month plus 1% per annum. For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be based on the rate per annum appearing on the applicable Reuters screen page (currently page LIBOR01) displaying interest rates for dollar deposits in the London interbank market as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at approximately 11:00 a.m., London time, on such day for deposits in U.S. dollars with a maturity of one month; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering.
“Applicable Commitment Fee Rate” means, on any day, with respect to the commitment fees payable hereunder at any time, the applicable rate per annum set forth below based upon the Average Facility Utilization for the fiscal quarter of the Company then most recently ended; provided that until the last day of the first full fiscal quarter commencing after the Effective Date, the Applicable Commitment Fee Rate shall be the rate per annum set forth in Category 2.

Category	Average Facility Utilization	Applicable Commitment Fee Rate
1	≥ 50%	0.250%
2	< 50%	0.375%

The Applicable Commitment Fee Rate shall be determined at the commencement of each fiscal quarter, with any changes to the Applicable Commitment Fee Rate resulting from a change in Average Facility Utilization becoming effective on the first day of each fiscal quarter.
“Applicable Creditor” has the meaning set forth in Section 9.18(b).
“Applicable Percentage” means, at any time, with respect to any Lender, the percentage of the Aggregate Commitment represented by such Lender’s Commitment at such time. If all the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.
“Applicable Rate” means, for any day, with respect to any Eurocurrency Loan or any ABR Loan (including any Protective Advance), the applicable rate per annum set forth below under the caption “Eurocurrency Spread” or “ABR Spread”, as the case may be, based upon the Average Excess Availability for the fiscal quarter of the Company then most recently ended; provided that until the last day of the first full fiscal quarter commencing after the Effective Date, the Applicable Rate shall be based on the rates per annum set forth in Category 2.

Category	Average Excess Availability (as a % of the Aggregate Commitment)	Eurocurrency Spread	ABR Spread
1	≥ 66.7%	1.50%	0.50%
2	< 66.7% but ≥ 33.3%	1.75%	0.75%
3	< 33.3%	2.00%	1.00%

The Applicable Rate shall be determined at the commencement of each fiscal quarter, with any changes to the Applicable Rate resulting from a change in Average Excess Availability becoming effective on the first day of each fiscal quarter; provided that the Applicable Rate shall be determined by reference to Category 3 at any time that a Borrowing Base Certificate has not been delivered by the date specified for such delivery in Section 5.01(e) from and including such date to the first Business Day after the date on which such Borrowing Base Certificate is delivered to each of the Administrative Agent and the Co-Agent; provided further that if any Borrowing Base Certificate shall prove to have been inaccurate, at any time that this Agreement is in effect and any Loans or Commitments are outstanding hereunder, and such inaccuracy shall have resulted in the payment of interest or letter of credit fees hereunder at rates lower than those that were in fact applicable for any period had there been no such inaccuracy, then (a) the Company shall promptly deliver to each of the Administrative Agent and the Co-Agent a corrected Borrowing Base Certificate for the applicable period and (b) the applicable Borrower shall promptly pay to the Administrative Agent, for distribution to the Lenders at such time, the accrued interest and letter of credit fees that should have been paid but was not paid as a result of such inaccuracy; provided that payment of interest or letter of credit fees at rates lower than those that were in effect applicable as a result of such inaccuracy shall not in any event be deemed retroactively to be an Event of Default pursuant to clause (b) of Article VII, and such amount payable shall be calculated without giving effect to any additional interest payable on overdue amounts under Section 2.12(c) if paid promptly on demand. Nothing in this paragraph shall limit the rights of the Administrative Agent or any Lender under Article VII.
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, each in its capacity as a joint lead arranger and joint bookrunner for the credit facility provided for herein.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, with the consent of any Person whose consent is required by Section 9.04, and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Authorized Agent” has the meaning set forth in Section 9.09(e).
“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.
“Average Excess Availability” means, for any fiscal quarter, (a) the quotient of (i) the sum of the amounts of Excess Availability for each day during such fiscal quarter divided by (ii) the number of days in such fiscal quarter, divided by (b) the Aggregate Commitment as of the last day of such fiscal quarter.
“Average Facility Utilization” means, for any fiscal quarter, the average for such fiscal quarter of the daily amounts determined as of 5:00 p.m., New York City time, for each day during such fiscal quarter expressed as a percentage equivalent to a fraction (a) the numerator of which is Aggregate Revolving Exposure (excluding any portion thereof attributable to Protective Advances) at such time and (b) the denominator of which is the Aggregate Commitment in effect at such time.
“Bankruptcy Event” means, with respect to any Person, that such Person has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided, however, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Person.
“Best Buy” means Best Buy Co., Inc., a Minnesota corporation.
“Best Buy Factoring Facility” means any factoring or other receivables financing facility pursuant to which the Company or any Subsidiary sells or otherwise disposes of Accounts owing by Best Buy or any of its Affiliates.
“Bill of Lading” has the meaning set forth in Article 1 of the New York UCC.
“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” means each of the Company and the Dutch Borrower.
“Borrowing” means (a) Revolving Loans of the same Type made, converted or continued on the same date and, in the case of Eurocurrency Revolving Loans, as to which a single Interest Period is in effect, or (b) a Protective Advance.
“Borrowing Base Certificate” means a certificate in the form of Exhibit B (with such changes thereto as may be required by the Administrative Agent or, subject to the prior written notice thereof to the Administrative Agent, the Co-Agent from time to time to reflect the components of and Reserves against the Aggregate Borrowing Base, the U.S. Borrowing Base and the Non-U.S. Borrowing Base as provided for hereunder), together with all attachments and supporting documentation contemplated thereby, signed and certified as accurate and complete by a Financial Officer of the Company.
“Borrowing Base Reporting Date” means (a) the last day of each month or (b) during any Cash Dominion Period, the last day of each week.
“Borrowing Request” means a request by the applicable Borrower for a Revolving Borrowing in accordance with Section 2.03, which shall be, in the case of any such written request, in the form of Exhibit C or any other form approved by the Administrative Agent.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
“Capital Expenditures” means, for any period, the additions to property, plant and equipment and other capital expenditures of the Company and its consolidated Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Company and its consolidated Subsidiaries for such period prepared in accordance with GAAP, excluding (a) any such expenditures made to restore, replace or rebuild assets to the condition of such assets immediately prior to any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, such assets to the extent such expenditures are made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such casualty, damage, taking, condemnation or similar proceeding, and (b) any such expenditures constituting Acquisitions.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, and the final maturity of such obligations shall be the date of the last payment of such amounts due under such lease (or other arrangement) prior to the first date on which such lease (or other arrangement) may be terminated by the lessee without payment of a premium or a penalty. For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.
“Cash Dominion Period” means each period (a) commencing on any day when Excess Availability shall have been less than the greater of (i) US$30,000,000 and (ii) 12.5% of the lesser of the Aggregate Commitment then in effect and the Aggregate Borrowing Base then in effect, in each case for three consecutive Business Days, and continuing until the first day thereafter on which Excess Availability shall have been greater than the greater of (A) US$30,000,000 and (B) 12.5% of the lesser of the Aggregate Commitment then in effect and the Aggregate Borrowing Base then in effect for at least 30 consecutive days, during which period no Event of Default shall have occurred and be continuing, or (b) commencing on any day when an Event of Default shall have occurred and continuing until the first day thereafter on which no Event of Default shall exist and the Administrative Agent shall have received a certificate to that effect from a Financial Officer of the Company.
“Cash Management Services” means cash management and related services provided to the Company or any Subsidiary, including treasury, depository, foreign exchange, return items, overdraft, controlled disbursement, cash sweeps, zero balance arrangements, merchant stored value cards, e-payables, electronic funds transfer, interstate depository network and automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) services and credit cards, credit card processing services, debit cards, stored value cards and commercial cards (including so-called “‘purchase cards”, “procurement cards” or “p-cards”) arrangements.
“Cash Management Services Provider” means any Person that (a) is, or was on the Effective Date, the Administrative Agent, an Arranger or any Affiliate of any of the foregoing, whether or not such Person shall have been the Administrative Agent, an Arranger or any Affiliate of any of the foregoing at the time the applicable agreement in respect of Cash Management Services was entered into, (b) is a counterparty to an agreement in respect of Cash Management Services in effect on the Effective Date and is a Lender or an Affiliate of a Lender as of the Effective Date or (c) becomes a counterparty after the Effective Date to an agreement in respect of Cash Management Services at a time when such Person is a Lender or an Affiliate of a Lender.
“Cayman Guarantor” means Woodman Labs Cayman, Inc., a Cayman Islands exempted company incorporated with limited liability.
“CFC” means (a) each Person that is a “controlled foreign corporation” for purposes of the Code, (b) each subsidiary of any such controlled foreign corporation and (c) any Non-U.S. Subsidiary that is an entity disregarded as separate from its owner under Treasury Regulation 301.7701-3.
“CFC Holding Company” means any U.S. Subsidiary that has no assets other than Equity Interests in one or more CFCs.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder), other than the Permitted Holders, of Equity Interests in the Company representing more than 35% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in the Company; (b) occupation at any time of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were not (i) directors of the Company on the date of this Agreement, (ii) nominated or appointed by the board of directors of the Company or (iii) approved by the board of directors of the Company as director candidates prior to their election; (c) the occurrence of any “change in control” or a “fundamental change” (or similar event, however denominated) with respect to the Company under and as defined in any agreement or instrument evidencing, governing the rights of the holders of or otherwise relating to any Material Indebtedness of the Company or any Subsidiary; or (d) the failure by the Company to own, beneficially and of record, directly or indirectly, all the issued and outstanding Equity Interests in the Dutch Borrower.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.
“Charges” has the meaning set forth in Section 9.13.
“Chinese Subsidiary” means any Subsidiary formed, incorporated or organized in the People’s Republic of China (other than, for the avoidance of doubt, Hong Kong, Macau Special Administration Region and Taiwan).
“Co-Agent” means Wells Fargo Bank, National Association. In the event that, at any time, the Commitment of Wells Fargo Bank, National Association, shall be less than that of the Person serving as the Administrative Agent by more than US$15,000,000 (including as a result of Wells Fargo Bank, National Association, ceasing to be a Lender), all references herein to Co-Agent (other than references in Article VIII) shall be disregarded and of no force or effect.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Secured Obligations.
“Collateral Access Agreement” means any landlord waiver, collateral access agreement, warehouseman or bailee letter or other agreement, in form and substance reasonably satisfactory to each of the Administrative Agent and the Co-Agent, between the Administrative Agent and any landlord for any leased real property where any Inventory is located or any warehouseman, bailee or consignee or other Person having the possession of any Inventory.
“Collateral and Guarantee Requirement” means, at any time, the requirement that:
(a) the Administrative Agent shall have received:

(i) from the Company and each Designated Subsidiary either (A) a counterpart of the Guarantee Agreement or (B) in the case of any Person that becomes a Designated Subsidiary after the Effective Date, a supplement to the Guarantee Agreement in the form specified therein, in each case, duly executed and delivered on behalf of such Person;
(ii) from the Company and each Designated Subsidiary that is or would be a U.S. Loan Party:
(A) either (1) a counterpart of the U.S. Collateral Agreement or (2) in the case of any Person that becomes a Designated Subsidiary after the Effective Date, a supplement to the U.S. Collateral Agreement in the form specified therein, in each case duly executed and delivered on behalf of such Person; and
(B) a counterpart, duly executed and delivered by such Person and the applicable depositary bank or securities intermediary, as the case may be, of a Control Agreement with respect to (1) each deposit account maintained by such Person with any depositary bank (other than any Excluded Deposit Accounts) and (2) each securities account maintained by such Person with any securities intermediary (other than any Excluded Securities Accounts); provided that (x) in the case of any such deposit account or securities account existing on the Effective Date, the requirements of this clause (B) shall not be required to be satisfied until the 90th day after the Effective Date and (y) in the case of any such deposit account or securities account of any Person that became a U.S. Loan Party after the Effective Date, the requirements of this clause (B) shall not be required to be satisfied until the 30th day after the date on which it became a U.S. Loan Party;
(iii) from the Dutch Borrower and each Designated Subsidiary that is or would be a Non-U.S. Loan Party, one or more Security Documents reasonably acceptable to the Administrative Agent necessary or advisable and customary in order for the Secured Obligations of such Person to be secured, subject to the last paragraph of this definition, by a security interest in all Equity Interests owned by such Person and all or substantially all tangible and intangible assets of such Person (including cash, accounts receivable, deposit accounts, securities accounts, inventory, equipment, Intellectual Property, contract rights and other general intangibles, investment property, intercompany indebtedness and proceeds of the foregoing); provided that (A) in the case of any deposit account or securities account of the Dutch Borrower existing on the Effective Date, the requirements of this clause (iii) shall not be required to be satisfied until the 90th day after the Effective Date and (B) in the case of any deposit account or securities account of any Person that became a Non-U.S. Loan Party after the Effective Date, the requirements of this clause (iii) shall not be required to be satisfied until the 60th day after the date on which it became a Non-U.S. Loan Party;
(iv) from the Company and the Dutch Borrower, one or more Security Documents reasonably acceptable to the Administrative Agent necessary or advisable and customary in order for the Secured Obligations of such Person to be secured, subject to the last paragraph of this definition, by a security interest in all or substantially all tangible and intangible assets of such Person located in Hong Kong;
(v) from each Person that becomes a Designated Subsidiary after the Effective Date, a perfection certificate, documents and opinions of the type referred to in paragraphs (b), (c) and (f) of Section 4.01;
(vi) from the Company and each Subsidiary, either (1) a counterpart of the Global Intercompany Consent Agreement or (2) in the case of any Person that becomes a Subsidiary after the Effective Date, a supplement to the Global Intercompany Consent Agreement, in the form specified therein, in each case duly executed and delivered on behalf of such Person; and
(vii) from the Company and each Subsidiary, either (1) a counterpart of the Global Intercompany Subordination Agreement or (2) in the case of any Person that becomes a Subsidiary after the Effective Date, a supplement to the Global Intercompany Subordination Agreement, in the form specified therein, in each case duly executed and delivered on behalf of such Person;
(b) (i) all Equity Interests owned by any Loan Party shall have been pledged pursuant to the applicable Security Documents (including, in the case of Equity Interests in any Non-U.S. Subsidiary owned by any U.S. Loan Party, where the Administrative Agent so requests in connection with the pledge of such Equity Interests, a Non-U.S. Pledge Agreement), provided that not more than 65% of the outstanding voting Equity Interests in any CFC or CFC Holding Company that are owned by any U.S. Loan Party shall be required to be pledged to secure any Secured Obligation of any Person that is not a CFC or a CFC Holding Company (it being agreed, however, that 100% thereof shall be required to be pledged to secure Secured Obligations of any CFC or CFC Holding Company or any Guarantee by the Company or any other U.S. Loan Party of any such Secured Obligations of any CFC or CFC Holding Company), and (ii) the Administrative Agent shall, to the extent required by such Security Documents, have received certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;
(c) all Indebtedness of the Company and each Subsidiary that, in each case, is owing to any Loan Party shall be evidenced by a promissory note (which may be a global intercompany note) and shall have been pledged pursuant to the applicable Security Documents, and the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;
(d) all documents and instruments, including Uniform Commercial Code financing statements, required by applicable law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;
(e) each U.S. Loan Party and the Dutch Borrower shall use their commercially reasonable efforts to obtain a Collateral Access Agreement with respect to each location from time to time set forth on Schedule 5.11 (i) in the case of any such location set forth on such Schedule on the Effective Date, as promptly as reasonably practicable after the Effective Date (and, in any event, use their commercially reasonable efforts to obtain such Collateral Access Agreements within 60 days after the Effective Date) and (ii) in the case of any such location added to such Schedule after the Effective Date, as promptly as reasonably practicable thereafter (and, in any event, use their commercially reasonable efforts to obtain such Collateral Access Agreements within 60 days thereafter); and
(f) each Loan Party shall have obtained all board of directors, stockholder and other organizational consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.
Notwithstanding the foregoing:

(i) nothing in this definition shall require the creation or perfection of pledges of, security interests in or Liens on any Excluded Property;
(ii) no Loan Party shall be required to deliver to the Administrative Agent (A) any certificates or instruments representing, or any stock powers or other instruments of transfer in respect of, Equity Interests in any Subsidiary that is not a Material Subsidiary (including, as of the Effective Date, any Subsidiary of the Cayman Guarantor other than the Dutch Borrower) or (B) any Non-U.S. Pledge Agreement with respect to any such Equity Interests (it being understood that such Equity Interests may nonetheless constitute Collateral pursuant to an “all personal property” or a similar Security Document);
(iii) no Loan Party shall be required to deliver to the Administrative Agent any certificates or instruments representing or evidencing, or any note powers or other instruments of transfer in respect of, any notes or other evidences of Indebtedness in an individual amount of US$500,000 or less;
(iv) the Administrative Agent may grant extensions of time for the creation and perfection of security interests in, or the obtaining of legal opinions or other deliverables with respect to, particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Effective Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents (it being acknowledged that, notwithstanding anything to the contrary in this definition, the matters that are expressly identified in the Post-Closing Letter Agreement shall be required to be accomplished or satisfied on or before the date specified therefor in the Post-Closing Letter Agreement);
(v) nothing in this definition shall require the creation or perfection of security interests in, or the obtaining of legal opinions or other deliverables with respect to, particular assets or the provision of any Guarantee by any Subsidiary if, and for so long as, the Administrative Agent, in consultation with the Company, determines that the cost of creating or perfecting such security interests in such assets, or obtaining such legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any adverse tax consequences to the Company and the Subsidiaries), shall be excessive in view of the benefits to be obtained by the Lenders therefrom; and
(vi) so long as the Hong Kong Guarantor constitutes a Designated Subsidiary solely as a result of clause (b) of the definition of the term “Material Subsidiary”, the Hong Kong Guarantor shall not be required to create any Liens on its assets other than the Equity Interests in the Dutch Borrower.
“Collection Account” means (a) with respect to any U.S. Loan Party, any U.S. Collection Account of such U.S. Loan Party and (b) with respect to the Dutch Borrower, any Dutch Borrower Collection Account.
“Collection Lockboxes” means (a) with respect to any U.S. Loan Party, one or more lockboxes established and maintained by a depositary bank in the United States of America and with respect to which such depositary bank retrieves and processes all checks and other evidences of payment so received at such lockbox and deposits the same into any Collection Account of such U.S. Loan Party and (b) with respect to the Dutch Borrower, one or more lockboxes established and maintained by a depositary bank in the same jurisdiction as any Dutch Borrower Collection Account and with respect to which such depositary bank retrieves and processes all checks and other evidences of payment so received at such lockbox and deposits the same into such Dutch Borrower Collection Account.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Protective Advances hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or Incremental Facility Agreement pursuant to which such Lender shall have assumed its Commitment, as applicable. The aggregate amount of the Lenders’ Commitments as of the Effective Date is US$250,000,000.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Administrative Agent, the Co-Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 9.01, including through the Platform.
“Company” means GoPro, Inc., a Delaware corporation.
“Compliance Certificate” means a Compliance Certificate in the form of Exhibit D or any other form approved by the Administrative Agent.
“Confidential Information Memorandum” means the “ABL Lender Meeting” presentation and materials dated March 3, 2016, relating to the credit facility provided for herein.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Cash Interest Expense” means, for any period, the excess of (a) the sum, without duplication, of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Company and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) any interest or other financing costs becoming payable during such period in respect of Indebtedness of the Company or its consolidated Subsidiaries to the extent such interest or other financing costs shall have been capitalized rather than included in consolidated interest expense for such period in accordance with GAAP and (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(ii) below that were amortized or accrued in a previous period, minus (b) to the extent included in such consolidated interest expense for such period, the sum of (i) noncash amounts attributable to amortization or write-off of capitalized interest or other financing costs paid in such period or a previous period, (ii) noncash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period, (iii) noncash interest expense attributable to the movement of the mark-to-market valuation of obligations under Hedging Agreements or other derivative instruments pursuant to FASB Accounting Standards Codification 815 and (iv) fees and expenses relating to the Transactions in an aggregate amount for all periods not to exceed US$3,000,000.
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus
(a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of

(i) consolidated interest expense for such period (including imputed interest expense in respect of Capital Lease Obligations),
(ii) consolidated income tax expense for such period,
(iii) all amounts attributable to depreciation and amortization for such period, including amortization of point-of-purchase display and amortization of intangible assets for such period (but excluding amortization attributable to prepaid cash items that were paid in cash in a prior period),
(iv) any extraordinary charges for such period,
(v) non-cash charges, expenses or losses for such period, including (A) impairment charges and reserves and any other write-down or write-off of assets, (B) non-cash fair value adjustments of Investments, (C) non-cash purchase accounting adjustments and (D) non-cash compensation expense, but excluding (1) any such non-cash charge, expense or loss to the extent that it represents an amortization of a prepaid cash expense that was paid and not expensed in a prior period or write-down or write-off or reserves with respect to Accounts (including any addition to bad debt reserves or bad debt expense) or Inventory and (2) any noncash charge, expense or loss to the extent it represents an accrual of or a reserve for cash expenditures in any future period,
(vi) any losses for such period attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement,
(vii) any unrealized losses for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements,
(viii) the cumulative effect for such period of a change in accounting principles,
(ix) net losses for such period (A) relating to mark-to-market of amounts denominated in foreign currencies resulting from the application of Accounting Standard Codification 830 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) or (B) attributable to foreign currency translation,
(x) cash expenses relating to earn-outs or other contingent or deferred payments in connection with any Acquisition or other Investment permitted hereunder and any adjustments thereof and any purchase price adjustments for such period,
(xi) transaction fees and expenses incurred, or amortization thereof, during such period in connection with, to the extent permitted hereunder, any Acquisition or other Investment, any sale, transfer or other disposition (other than in the ordinary course of business), any incurrence of Indebtedness, any issuance of Equity Interests or any amendments or waivers of the Loan Documents or any agreements or instruments relating to any other Indebtedness permitted hereunder, in each case, whether or not consummated,
(xii) any unusual or non-recurring charges for such period and any restructuring charges (including retention, severance, system establishment costs, excess pension charges, contract and lease termination costs and costs to consolidate facilities and relocate employees) for such period, provided that the aggregate amount of all charges added back pursuant to this clause (xii) shall not exceed 15% of Consolidated EBITDA for such period (calculated before giving effect to any addback pursuant to this clause (xii)), and

(xiii) expenses incurred during such period to the extent covered by indemnification provisions in any agreement in connection with any Acquisition or any third party insurance, in each case, only to the extent (A) the Company or any Subsidiary shall have received during such period reimbursement thereof in cash pursuant to such indemnification provisions or such insurance or (B) the Company has made a good faith determination that there exists reasonable evidence that such reimbursement will be received by the Company or any Subsidiary within 12 months after the related amount is first added back pursuant to this clause (xiii), provided that (x) the amounts added back pursuant to this clause (xiii) are not otherwise included in Consolidated Net Income and (y) in the event any amount added back pursuant to this clause (xiii) ceases to be expected by the Company to be received within such 12-month period, or is not received within such 12-month period, such amount shall be deducted in the calculation of Consolidated EBITDA for the fiscal quarter (and each calculation of Consolidated EBITDA that includes such quarter) in which it so ceases to be expected by the Company to be received or for the fiscal quarter (and each calculation of Consolidated EBITDA that includes such quarter) including the last day of such 12-month period, as applicable; minus
(b) without duplication and to the extent included in determining such Consolidated Net Income,
(i) any extraordinary, unusual or non-recurring gains or items of income for such period,
(ii) any non-cash gains or income (other than the accrual of revenue in the ordinary course) for such period, but excluding any such items in respect of which cash was received in a prior period or will be received in a future period,
(iii) any gains for such period attributable to the early extinguishment of Indebtedness or obligations under any Hedging Agreement,
(iv) any unrealized gains for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements,
(v) the cumulative effect for such period of a change in accounting principles,
(vi) net gains for such period (A) relating to mark-to-market of amounts denominated in foreign currencies resulting from the application of Accounting Standard Codification 830 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) or (B) attributable to foreign currency translation, and
(vii) any interest income for such period;
provided further that Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition of assets by the Company or any of its consolidated Subsidiaries, other than dispositions of inventory and other dispositions in the ordinary course of business. All amounts added back in computing Consolidated EBITDA for any period pursuant to clause (a) above, and all amounts subtracted in computing Consolidated EBITDA pursuant to clause (b) above, to the extent such amounts are, in the reasonable judgment of a Financial Officer of the Company, attributable to any Subsidiary that is not wholly owned by the Company, shall be reduced by the portion thereof that is attributable to the noncontrolling interest in such Subsidiary. For purposes of calculating Consolidated EBITDA for any period, if during such period the Company or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.04(b).

“Consolidated Fixed Charges” means, for any period, the sum, without duplication, of (a) Consolidated Cash Interest Expense (net of interest income, but not below zero) for such period, (b) the aggregate amount of scheduled principal payments (it being understood that the end of, or conversion or continuation of, any “interest period” with respect to any Indebtedness in itself does not constitute a scheduled principal payment thereof) made during such period in respect of Long-Term Indebtedness of the Company and its consolidated Subsidiaries (other than payments made by the Company or any Subsidiary to the Company or a Subsidiary), (c) the aggregate amount of principal payments (other than scheduled principal payments, it being understood that the end of, or conversion or continuation of, any “interest period” with respect to any Indebtedness in itself does not constitute a principal payment thereof) made during such period in respect of Long-Term Indebtedness of the Company and its consolidated Subsidiaries (other than payments made by the Company or a Subsidiary to the Company or a Subsidiary), to the extent that such payments reduced any scheduled principal payments that would have become due within one year after the date of the applicable payment, (d) the aggregate amount of (i) principal payments on Capital Lease Obligations, determined in accordance with GAAP, and (ii) principal payments on other Indebtedness of the type described in Section 6.01(e), in each case made by the Company and the Subsidiaries during such period, and (e) the aggregate amount of Restricted Payments made by the Company and the Subsidiaries during such period made in reliance on clause (vi) of Section 6.08(a). For purposes of calculating Consolidated Fixed Charges for any period, if during such period the Company or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.04(b).
“Consolidated Net Income” means, for any period, the net income or loss of the Company and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than the Company) that is not a consolidated Subsidiary except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to the Company, the Dutch Borrower or, subject to clauses (b) and (c) below, any other consolidated Subsidiary during such period, (b) the income of, and any amounts referred to in clause (a) above paid to, any consolidated Subsidiary (other than a Subsidiary Loan Party (other than the Hong Kong Guarantor)) to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Subsidiary is not permitted without any prior approval of any Governmental Authority that has not been obtained or is not permitted by the operation of the terms of the organizational or constitutional documents of such Subsidiary, any agreement or other instrument binding upon the Company or any Subsidiary or any law applicable to the Company or any Subsidiary, unless such restrictions with respect to the payment of cash dividends and other similar cash distributions has been legally and effectively waived, and (c) the income or loss of, and any amounts referred to in clause (a) above paid to, any consolidated Subsidiary that is not wholly owned by the Company to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such consolidated Subsidiary.
“Consolidated Tangible Assets” means, as of any date, the consolidated total assets of the Company and the consolidated Subsidiaries (excluding therefrom any goodwill, any intangible assets and any Restricted Cash), as set forth on the consolidated balance sheet of the Company as of the last day of the fiscal quarter of the Company most recently ended prior to such date for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first such delivery, as of December 31, 2015).
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means, with respect to any lockbox, deposit account or securities account maintained by any Loan Party, a control agreement in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by such Loan Party and the depositary bank or the securities intermediary, as the case may be, with which such account is maintained. It is understood that, in the case of deposit accounts located outside the United States, the customary notices to, and acknowledgements by, the depositary banks may, if in form and substance reasonably satisfactory to the Administrative Agent, constitute Control Agreements for purposes hereof.
“Credit Party” means the Administrative Agent, the Co-Agent, each Issuing Bank and each Lender.
“Credit/Rebill Transaction” means cancelation of an outstanding invoice that has not been paid and issuance of a new invoice in replacement thereof, in each case in connection with a correction of an error and not as part of a restructuring, extension or partial payment thereof.
“Customs Broker” means a Person that is engaged to render customs brokering, freight forwarding and other services in connection with the importation and storage of In-Transit Inventory.
“Default” means any event or condition that constitutes, or upon notice, lapse of time or both would constitute, an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans, (ii) to fund any portion of its participations in Letters of Credit or Protective Advances or (iii) to pay to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified a Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party made in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Protective Advances, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) has, or has a Lender Parent that has, become the subject of a Bail-In Action.
“Designated Pari Amount” means, with respect to any Secured Cash Management Services Agreement or any Secured Hedging Agreement, an amount (up to the maximum possible amount of obligations of the Company and the Subsidiaries thereunder) specified by written notice from the Company and the applicable Cash Management Services Provider or the applicable counterparty, as the case may be, to each of the Administrative Agent and the Co-Agent, which amount may be increased or decreased by further such written notice to each of the Administrative Agent and the Co-Agent from time to time.
“Designated Pari Cash Management Services Agreement” means each Secured Cash Management Services Agreement that shall have been designated by written notice from the Company and the applicable Cash Management Services Provider to each of the Administrative Agent and the Co-Agent as a “Designated Pari Cash Management Services Agreement” for all purposes hereof, including Section 2.17(b), so long as such notice specifies the Designated Pari Amount with respect thereto and on the date of such designation (or, in the event the Designated Pari Amount with respect thereto shall increase as contemplated by the definition of such term, on the date of effectiveness of such increase), the establishment of a Designated Pari Cash Management Services Reserve in the amount of the Designated Pari Amount with respect thereto would not result in (a) the Aggregate Revolving Exposure exceeding the Aggregate Borrowing Base then in effect or (b) the U.S. Revolving Exposure exceeding the U.S. Borrowing Base then in effect (in each case, after giving pro forma effect to the establishment of such Designated Pari Cash Management Services Reserve).
“Designated Pari Cash Management Services Reserve” means, with respect to any Designated Pari Cash Management Services Agreement, the reserve that the Administrative Agent from time to time establishes in its Permitted Credit Judgment as being reasonably appropriate to reflect the aggregate amount of obligations in respect of such Designated Pari Cash Management Services Agreement (or such greater amount as may from time to time be specified to the Administrative Agent in writing by the Co-Agent for such purpose in its Permitted Credit Judgment). Without limiting the Administrative Agent’s or the Co-Agent’s Permitted Credit Judgment, a Designated Pari Cash Management Services Reserve at any time may be established by reference to the amount of such obligations set forth in most recent Borrowing Base Certificate delivered to each of the Administrative Agent and the Co-Agent pursuant to Section 5.01(e) or information provided to the Administrative Agent or the Co-Agent pursuant to Section 2.21.
“Designated Pari Hedging Agreement” means each Secured Hedging Agreement that shall have been designated by written notice from the Company and the applicable counterparty to each of the Administrative Agent and the Co-Agent as a “Designated Pari Hedging Agreement” for all purposes hereof, including Section 2.17(b), so long as such notice specifies the Designated Pari Amount with respect thereto and on the date of such designation (or, in the event the Designated Pari Amount with respect thereto shall increase as contemplated by the definition of such term, on the date of effectiveness of such increase), the establishment of a Designated Pari Hedge Reserve in the amount of the Designated Pari Amount with respect thereto would not result in (a) the Aggregate Revolving Exposure exceeding the Aggregate Borrowing Base then in effect or (b) the U.S. Revolving Exposure exceeding the U.S. Borrowing Base then in effect (in each case, after giving pro forma effect to the establishment of such Designated Pari Hedge Reserve).
“Designated Pari Hedge Reserve” means, with respect to any Designated Pari Hedging Agreement, the reserve that the Administrative Agent from time to time establishes in its Permitted Credit Judgment as being reasonably appropriate to reflect the aggregate amount of obligations in respect of such Designated Pari Hedging Agreement (or such greater amount as may from time to time be specified to the Administrative Agent in writing by the Co-Agent for such purpose in its Permitted Credit Judgment). Without limiting the Administrative Agent’s or the Co-Agent’s Permitted Credit Judgment, a Designated Pari Hedge Reserve at any time may be established by reference to the amount of such obligations set forth in most recent Borrowing Base Certificate delivered to each of the Administrative Agent and the Co-Agent pursuant to Section 5.01(e) or information provided to the Administrative Agent or the Co-Agent pursuant to Section 2.21.
“Designated Pari Obligations Reserve” means the Designated Pari Cash Management Services Reserve or the Designated Pari Hedge Reserve, or a combination thereof (as the context requires).
“Designated Subsidiary” means (a) the Dutch Borrower and (b) each other Subsidiary other than, in the case of this clause (b), any Subsidiary that is not a Material Subsidiary; provided that (i) no Chinese Subsidiary shall constitute a Designated Subsidiary and (ii) the Company may, in its discretion, designate any Subsidiary as a “Designated Subsidiary” notwithstanding that such Subsidiary is not a Material Subsidiary at the time thereof, provided, in the case of this clause (ii), that such Subsidiary is not subject to any law (including any financial assistance rule) materially impeding the ability of such Subsidiary to Guarantee the Secured Obligations (or, in the case of any Non-U.S. Subsidiary, the Secured Obligations of the Dutch Borrower and any other Subsidiary that is a CFC or a CFC Holding Company) as contemplated by the Guarantee Agreement (without giving effect to any limitations on such Guarantee relating to law that is set forth in the Guarantee Agreement).
“Dilution Factors” means, without duplication, for any period, the aggregate amount of all deductions, credit memos, discounts, returns, rebates, price protection credits, adjustments, marketing and other allowances, bad debt write-offs and other non-cash credits that are recorded to reduce accounts receivable in a manner consistent with current and historical accounting practices of the applicable Loan Parties; provided that any credits issued in any Credit/Rebill Transaction shall be disregarded for purposes of determining the Dilution Factors except to the extent the amount of the rebilled invoice is less than the amount of the original invoice.
“Dilution Ratio” means, at any time, (a) the ratio (expressed as a percentage) equal to (i) the aggregate amount of the applicable Dilution Factors for the six most recently ended fiscal months divided by (ii) total gross invoiced amount (without duplication for Credit/Rebill Transactions) for the six most recently ended fiscal months of the applicable Loan Parties less (b) 5%; provided that if, at any time, the Dilution Ratio is less than 0%, the Dilution Reserve at such time shall be deemed to be zero.
“Dilution Reserve” means, at any time, (a) with respect to the U.S. Borrowing Base, the applicable Dilution Ratio multiplied by the Eligible Accounts at such time included in the U.S. Borrowing Base and (b) with respect to the Non-U.S. Borrowing Base, the applicable Dilution Ratio multiplied by the Eligible Accounts at such time included in the Non-U.S. Borrowing Base.
“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:
(a) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;
(b) is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or
(c) is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by the Company or any Subsidiary, in either case, in whole or in part, at the option of the holder thereof;
in each case, on or prior to the date 180 days after the Maturity Date; provided that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” (or similar event, however denominated) shall not constitute a Disqualified

Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Loan Document Obligations that are accrued and payable, the cancellation or expiration of all Letters of Credit and the termination or expiration of all the Commitments and (ii) an Equity Interest in any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“Document of Title” has the meaning set forth in Article 1 of the New York UCC.
“Documentation Agent” means Barclays Bank PLC, in its capacity as the documentation agent for the credit facility established hereunder.
“Dutch Borrower” means GoPro Coöperatief U.A., a Dutch cooperative with excluded liability, having its statutory seat in Amsterdam, the Netherlands and registered with the trade register in the Netherlands under number 61391743.
“Dutch Borrower Collection Account” means (a) each deposit account identified on Schedule 1.01, (b) after the establishment thereof, the Dutch Borrower U.K. Deposit Account and/or (c) any other deposit account agreed by the Dutch Borrower and the Administrative Agent to be a “Dutch Borrower Collection Account” for purposes hereof.
“Dutch Borrower U.K. Deposit Account” means any deposit account of the Dutch Borrower located with a depositary bank in the United Kingdom that is agreed by the Dutch Borrower and the Administrative Agent to be a “Dutch Borrower U.K. Deposit Account” for purposes hereof.
“Dutch Security Agreements” means (a) the Security Agreement, dated the date hereof, made between the Dutch Borrower and the Administrative Agent, and (b) the Security Agreement, dated the date hereof, among the Cayman Guarantor, the Hong Kong Guarantor, the Dutch Borrower and the Administrative Agent.
“Dutch Supplemental Security Agreement” means a supplemental security agreement substantially in the form specified in the Dutch Security Agreement referred to in clause (a) of the definition of such term.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Electronic Signature” means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
“Eligible Accounts” means, with respect to any U.S. Loan Party or the Dutch Borrower, each Account owned by it and in which it has good and marketable title and that was created in the ordinary course of its business arising out of its sale of Goods or rendition of services; provided that Eligible Accounts shall not include the following:
(a) any Account (i) with respect to which the scheduled due date is more than 60 days after the date of the original invoice therefor (determined without giving effect to any change in the invoice date as a result of any Credit/Rebill Transaction) or (ii) that is unpaid more than 90 days after the date of the original invoice therefor (determined without giving effect to any change in the invoice date as a result of any Credit/Rebill Transaction) or more than 60 days after the original due date therefor (determined without giving effect to any change in the due date as a result of any Credit/Rebill Transaction) (in determining the aggregate amount from the same Account Debtor that is unpaid hereunder there shall be excluded the amount of any net credit balances relating to Accounts due from such Account Debtor which are unpaid more than 90 days after the date of the original invoice therefor or more than 60 days after the original due date therefor);
(b) Accounts owing by an Account Debtor where 50% or more of all Accounts owed by such Account Debtor and its Affiliates are deemed ineligible under clause (a) above;
(c) Accounts with respect to which the Account Debtor is the Company, any Subsidiary or any other Affiliate thereof or an employee, officer or director of the Company, any Subsidiary or any other Affiliate thereof;
(d) Accounts with respect to which the Account Debtor is organized or maintains its chief executive office in a jurisdiction other than an Eligible Accounts Jurisdiction, except to the extent (i) such Account is supported by an irrevocable letter of credit satisfactory to each of the Administrative Agent and the Co-Agent in its Permitted Credit Judgment (as to form, substance and issuer or domestic confirming bank) that has been delivered to the Administrative Agent and is directly drawable by the Administrative Agent or (ii) such Account is covered by credit insurance in form and substance, and by an insurer, satisfactory to each of the Administrative Agent and the Co-Agent in its Permitted Credit Judgment (it being understood that any deductible thereunder shall reduce the amount of such Account that is otherwise eligible under this clause);
(e) Accounts with respect to which the Account Debtor is either (i) the government of the United States of America or any department, agency, public corporation or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the satisfaction of each of the Administrative Agent and the Co-Agent in its Permitted Credit Judgment, (ii) any State of the United States of America or the District of Columbia or (iii) any other Governmental Authority not referred to in clause (i) or (ii) above;
(f) (i) Accounts owing by an Account Debtor that has (or is a wholly owned subsidiary of a Person that has) a corporate rating (however denominated) of BBB- or better by S&P or Baa3 or better by Moody’s to the extent the aggregate amount of Eligible Accounts owing by such Account Debtor and its Affiliates to the U.S. Loan Parties and the Dutch Borrower, taken as a whole, exceeds 25% of the aggregate amount of all Eligible Accounts of the U.S. Loan Parties and the Dutch Borrower, taken as a whole, or (ii) Accounts owing by an Account Debtor that does not have (and that is not a wholly owned subsidiary of a Person that has) a corporate rating (however denominated) of BBB- or better by S&P or Baa3 or better by Moody’s (including any Account Debtor that does not (and the parent company of which does not) have a corporate rating by such rating agencies) to the extent the aggregate amount of Accounts owing by such Account Debtor and its Affiliates to the U.S. Loan Parties and the Dutch Borrower, taken as a whole, exceeds 15% of the aggregate amount of all Eligible Accounts of the U.S. Loan Parties and the Dutch Borrower, taken as a whole (but, in each case under clauses (i) and (ii) above, only to the extent of such excess, it being agreed that, in the case of any Account Debtor and its Affiliates that owe Accounts to both the U.S. Loan Parties and the Dutch

Borrower, such excess shall first be allocated to the Accounts owed to the Dutch Borrower before being allocated to the Accounts owed to the U.S. Loan Parties);
(g) Accounts with respect to which the Account Debtor has (i) applied for, suffered or consented to the appointment of any receiver, interim receiver, receiver and manager, custodian, trustee, monitor, administrator, sequestrator or liquidator of its assets or the equivalent of any of the foregoing in any applicable jurisdiction, (ii) has had possession of all or a material part of its assets taken by any receiver, interim receiver, receiver and manager, custodian, trustee, monitor, administrator, sequestrator or liquidator or the equivalent of any of the foregoing in any applicable jurisdiction, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up or voluntary or involuntary case under any Federal, state or foreign bankruptcy, insolvency, receivership or similar laws, (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent or (vi) ceased operation of its business; provided, in the case of clauses (i), (ii) and (iii), that such appointment, procedure or other specified process is continuing;
(h) Accounts with respect to which the Account Debtor has sold all or substantially all of its assets;
(i) Accounts with respect to which any check or other instrument of payment has been returned uncollected for any reason;
(j) Accounts that are owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit the applicable Loan Party to seek judicial enforcement in such jurisdiction of payment of such Accounts, unless such Loan Party has filed such report or qualified to do business in such jurisdiction or, under the laws of such jurisdiction, is able to file such report or qualify to do business without material penalties or court or other third party approvals, and such filing or qualification reinstates its access to seek judicial enforcement in such jurisdiction of payment of such Accounts;
(k) Accounts with respect to which the Account Debtor is a Sanctioned Person;
(l) Accounts with respect to which the Account Debtor or any Affiliate thereof (i) is a supplier, vendor or other creditor of the Company or any Subsidiary and has or has asserted a right of setoff, counterclaim, deduction or defense (unless, in each case, no-offset letters satisfactory to each of the Administrative Agent and the Co-Agent, in its Permitted Credit Judgment, are provided) or (ii) has disputed its obligation to pay all or any portion of such Account, in each case to the extent of such claim, right of setoff, counterclaim, deduction, defense or dispute;
(m) Accounts with respect to which any Loan Party has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, and Accounts that were partially paid and any Loan Party created a new receivable for the unpaid portion of such Accounts;
(n) Accounts representing credit card sales, cash on delivery sales and cash deposit sales;
(o) Accounts that are payable in any currency other than (i) in the case of any U.S. Loan Party, U.S. dollars or Canadian dollars and (ii) in the case of the Dutch Borrower, U.S. dollars, Australian dollars, Euros, Pounds Sterling and Swiss Francs; provided that if an Account is owed in any currency other than U.S. dollars and a Loan Party has recorded a foreign exchange revaluation accrual with respect to such Account, then an amount equal to such foreign exchange revaluation accrual shall be ineligible;
(p) Accounts that are not subject to a valid and perfected first priority Lien in favor of the Administrative Agent, or that are subject to any Lien other than a Lien in favor of the Administrative Agent (other than any Permitted Encumbrance that does not have priority over the Lien in favor of the Administrative Agent);
(q) (i) Accounts that have not been invoiced to the applicable Account Debtor, (ii) Accounts that have been invoiced more than once (other than pursuant to a Credit/Rebill Transaction) and (iii) except as otherwise determined by each of the Administrative Agent and the Co-Agent in its Permitted Credit Judgment, that portion of Accounts which has been restructured, extended or, other than pursuant to a Credit/Rebill Transaction, amended or otherwise modified;
(r) Accounts that (i) consist of progress billings or are otherwise contingent upon any Loan Party’s completion of any further performance, (ii) consist of retainage invoices or (iii) are subject to any security, deposit, prepayment or similar advance made by or for the benefit of the applicable Account Debtor (but only to the extent thereof);
(s) Accounts that (i) do not arise from the sale of Goods or performance of services in the ordinary course of business or (ii) relate to payments of interest;
(t) Accounts where the Goods giving rise to such Account have not been delivered to (or have been delivered but title has not passed (FOB destination)), or accepted by, the applicable Account Debtor or for which the services giving rise to such Account have not been performed by the applicable Loan Party and accepted by the applicable Account Debtor, or such Accounts otherwise do not represent a final sale by the applicable Loan Party in the ordinary course of business;
(u) Accounts that represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis;
(v) Accounts that are evidenced by any promissory note, chattel paper, bill of exchange or instrument;
(w) Accounts with respect to which any covenant, representation or warranty contained in this Agreement or in any Security Document has been breached or is not true;
(x) Accounts that do not comply in all material respects with the requirements of all applicable laws, including the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors;
(y) Accounts for Goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than the applicable Loan Party has an ownership interest in such Goods, or which indicates any party other than the applicable Loan Party as payee or remittance party;
(z) Accounts as to which the contract or agreement underlying such Account is governed by (or, if no law is expressed therein, is deemed to be governed by) the laws of any jurisdiction other than (i) in the case of any U.S. Loan Party, the United States of America or Canada and (ii) in the case of the Dutch Borrower, any Eligible Accounts Jurisdiction;

(aa) in the case of the Dutch Borrower, any Account that is subject to any limitation on assignment (whether arising by operation of law, by agreement or otherwise) that would, under the laws of the jurisdiction governing (or, if no law is expressed therein, deemed to be governing) the contract or agreement underlying such Account have the effect of restricting the assignment of such Account for or by way of security or the creation of a Lien thereon, in each case unless (i) prior to the relevant date of determination, written notice of the existence of such limitation shall have been provided by the Company to each of the Administrative Agent and the Co-Agent and (ii) each of the Administrative Agent and the Co-Agent has determined in its Permitted Credit Judgment that such limitation is not enforceable;
(bb) any Account that is subject to extended retention of title arrangements with respect to any part of the Goods giving rise to such Account or any similar arrangements under any applicable law to the extent of a claim that validly survives under applicable law or contract and can effectively be enforced pursuant to such extended title retention or similar arrangements;
(cc) Accounts owing by Best Buy or any of its Affiliates unless the Best Buy Factoring Facility has been terminated and each of the Administrative Agent and the Co-Agent shall have received reasonably satisfactory evidence thereof; and
(dd) Accounts that were acquired by the Company or any Subsidiary in (or are owned by any U.S. Loan Party that became a Subsidiary as a result of) any Acquisition consummated after the Effective Date, unless a field examination thereof has been conducted pursuant to Section 5.09(b) (which field examination may be conducted prior to the closing of such Acquisition, with the Administrative Agent agreeing that, reasonably promptly upon request of the Company (and subject to reasonable cooperation by the Company and the Subsidiaries and the relevant sellers), the Administrative Agent shall commence or cause to be commenced such field examination); provided that Accounts shall not be made ineligible under this clause (dd) so long as the increase in the Aggregate Borrowing Base in effect at any time attributable to such Accounts (to the extent otherwise constituting Eligible Accounts) and to any Inventory that is not treated as ineligible in reliance on the proviso in clause (t) of the definition of “Eligible Inventory” (to the extent otherwise constituting Eligible Inventory or Eligible In-Transit Inventory) would not exceed 10% of the Aggregate Borrowing Base that would have been in effect at such time had the ineligibility criteria set forth in this clause (dd) applied to such Accounts and the ineligibility criteria set forth in such clause (t) applied to such Inventory; provided further that the Company shall have given prior written notice to each of the Administrative Agent and the Co-Agent of its reliance on the foregoing proviso, together with a reasonably detailed calculation of the compliance therewith.
In determining the amount of an Eligible Account, the face amount of an Account shall be reduced by, without duplication (including as to any such accrued items that are determined by the Administrative Agent to instead be reflected in the Dilution Ratio), to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, warranty claims, rebates, returns, credits or credits pending, promotional program allowances, price adjustments, finance charges, service charges or other allowances (including any amount that any U.S. Loan Party or the Dutch Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)), (ii) the amount of all sales taxes, excise taxes and VAT payable by any U.S. Loan Party or the Dutch Borrower and (iii) the aggregate amount of all cash received in respect of such Account but not yet applied by the applicable Loan Party to reduce the amount of such Account.

“Eligible Accounts Jurisdiction” means (a) with respect to the U.S. Loan Parties, the United States of America and Canada and (b) with respect to the Dutch Borrower, any of Australia, Austria, Belgium, Canada, Denmark, England and Wales, Finland, France, Germany, Ireland, Italy, Luxembourg, The Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United States of America.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person or the Company, any Subsidiary or any other Affiliate of the Company.
“Eligible In-Transit Inventory” means, on any date, any In-Transit Inventory of any U.S. Loan Party or the Dutch Borrower that on such date would constitute Eligible Inventory, disregarding for purposes of the foregoing the ineligible criteria set forth in clauses (a) (but subject to the requirements of clause (a) below), (c), (e), (h) (only if such Inventory has not yet been delivered to a location in an Eligible Inventory Jurisdiction) and (i) of the definition of the term “Eligible Inventory”; provided that:
(a) under the terms of sale applicable to such Inventory, title and risk of loss with respect to such Inventory shall have passed from the applicable Inventory Vendor to, and such Inventory shall be owned by, the applicable Loan Party (or to and by the Administrative Agent solely on account of a Bill of Lading or other Document of Title covering such Inventory having been duly negotiated to, or otherwise being held by, the Administrative Agent (or any appointed agent thereof));
(b) (i) the applicable Loan Party shall have paid the applicable Inventory Vendor in full for such Inventory, (ii) under the terms of sale applicable to such Inventory, no payment shall be due by the Company or any Subsidiary to the applicable Inventory Vendor with respect to such Inventory until after the date reasonably expected to be the date on which such Inventory is physically delivered to the applicable Loan Party (and the applicable Inventory Vendor not having any “stoppage in-transit” or similar rights with respect to such Inventory under applicable law) or (iii) the applicable Loan Party’s payment obligations to the applicable Inventory Vendor with respect to such Inventory shall be covered in full by a Letter of Credit and such Inventory and all related documents shall be in compliance with the terms of such Letter of Credit;
(c) such Inventory shall be fully insured, to the extent of at least 100% of its cost, by marine or air cargo or other casualty insurance maintained by the applicable Loan Party, in such amounts, with such insurance companies, subject to such deductibles and against such risks (including war and terrorism risks) as are satisfactory to each of the Administrative Agent and the Co-Agent in its Permitted Credit Judgment and in respect of which the Administrative Agent has been named as a lender loss payee pursuant to a lender loss payee endorsement acceptable to the Administrative Agent;
(d) if the applicable Loan Party’s rights with respect thereto are evidenced by a Bill of Lading or other Document of Title, such Bill of Lading or Document of Title either (i) is non-negotiable or (ii) has been delivered to the Administrative Agent (or any appointed agent thereof);
(e) the common carrier or other third party carrier is not an Affiliate of the Company or of the applicable Inventory Vendor; and
(f) the Customs Broker for such Inventory is not an Affiliate of the Company.
“Eligible Inventory” means, with respect to any U.S. Loan Party or the Dutch Borrower, Inventory in the form of finished goods, bulk inventory and components that is owned by it and is of the type held for sale in the ordinary course of its business; provided that Eligible Inventory shall not include any Inventory if:
(a) the applicable Loan Party does not have good, valid and marketable title to such Inventory, or any Person other than the applicable Loan Party shall have any direct or indirect ownership or title to such Inventory; provided that any Inventory shall not be deemed ineligible under this clause (a) solely on account of any retention of title, extended retention of title or broadened retention of title arrangements with respect thereto, in each case, if such Inventory is not deemed ineligible on account of such arrangements under clause (s) below;
(b) the applicable Loan Party does not have actual and exclusive possession of such Inventory (either directly or through a bailee or agent of the applicable Loan Party);
(c) such Inventory is not located in an Eligible Inventory Jurisdiction at one of the locations set forth on Schedule 5.11 (or at any location with respect to which written notice is not yet required to be delivered to each of the Administrative Agent and the Co-Agent pursuant to Section 5.11);
(d) such Inventory is located at a location holding less than US$150,000 of the aggregate value of the U.S. Loan Parties’ and the Dutch Borrower’s Inventory;
(e) such Inventory is in transit to or from a location of the applicable Loan Party (other than any Inventory of the U.S. Loan Parties in transit within the United States of America);
(f) such Inventory is located on real property leased by a U.S. Loan Party or the Dutch Borrower or in a third party warehouse, fulfillment center or distribution center or is otherwise in the possession of a bailee, in each case, unless (i) (A) the applicable landlord, warehouser or other bailee has executed and delivered to the Administrative Agent a Collateral Access Agreement with respect to such location or Inventory or (B) the Administrative Agent has established a Rent Reserve and (ii) such Inventory is segregated or otherwise separately identifiable from Goods of others, if any, at such location;
(g) such Inventory is on consignment from any consignor or is on consignment to any consignee;
(h) such Inventory is the subject of a warehouse receipt, a Bill of Lading or other Document of Title, unless such warehouse receipt, Bill of Lading or other Document of Title either (i) is non-negotiable or (ii) has been delivered to the Administrative Agent (or any appointed agent thereof);
(i) such Inventory is not subject to a valid and perfected first priority Lien in favor of the Administrative Agent, or is subject to any Lien other than a Lien in favor of the Administrative Agent (other than (i) any Permitted Encumbrance that does not have priority over the Lien in favor of the Administrative Agent, (ii) in the case of Inventory referred to in clause (f) above, the Lien thereon of the landlord, warehouser or other bailee, as the case may be, if a Rent Reserve has been established with respect to such Inventory or (iii) in the case of Inventory referred to in clause (s) below, the retention of title arrangements referred to in such clause but only to the extent such Inventory is not excluded from Eligible Inventory under such clause);
(j) such Inventory consists of supplies (other than, for the avoidance of doubt, component and bulk inventory) used or consumed in a U.S. Loan Party’s or the Dutch Borrower’s business or Goods that constitute spare parts, maintenance parts, tooling, packaging and shipping materials, display items, prototype or sample inventory or customer supplied parts or Inventory;

(k) such Inventory consists of Goods returned or rejected by the customers of the Company or any Subsidiary;
(l) such Inventory consists of Goods that are damaged, defective, obsolete, excess (determined on the basis consistent with the historical accounting practices of the Loan Parties so long as such basis has not been objected to by the Administrative Agent or the Co-Agent in its Permitted Credit Judgment), “seconds” or otherwise unsalable;
(m) such Inventory is Inventory that the Company or any Subsidiary has returned, has attempted to return, is in the process of returning or intends to return to the vendor of such Inventory;
(n) such Inventory consists of Goods that do not conform in all material respects to all standards imposed by any applicable Governmental Authority;
(o) such Inventory consists of Goods that are bill and hold Goods;
(p) such Inventory contains or bears any Intellectual Property rights of any Person other than the applicable Loan Party (including any Intellectual Property licensed to the Company or any Subsidiary), unless the Administrative Agent may sell or otherwise dispose of such Inventory without (i) infringing the rights of such other Person, (ii) violating any contract with such licensor or (iii) incurring any liability with respect to payment of royalties, other than royalties that would be incurred as a result of sale of such Inventory if such Inventory were sold by the applicable Loan Party (it being understood that the Administrative Agent may establish (or the Co-Agent may request in writing the establishment of) a Reserve with respect thereto in its Permitted Credit Judgment);
(q) any covenant, representation or warranty contained in this Agreement or any Security Document has been breached or is not true with respect to such Inventory;
(r) reclamation rights have been asserted by the seller with respect to such Inventory;
(s) in the case of any Inventory of any U.S. Loan Party located outside of the United States of America or any Inventory of the Dutch Borrower, for which any contract or agreement relating to such Inventory expressly includes (i) retention of title arrangements, (ii) extended retention of title arrangements or (iii) broadened retention of title arrangements in favor of the vendor or supplier thereof; provided that Inventory shall not be excluded from Eligible Inventory solely pursuant to this clause (s) in the event that, prior to the relevant date of determination, written notice of the existence of such arrangements shall have been provided by the Company to each of the Administrative Agent and the Co-Agent and the Administrative Agent has established (or the Co-Agent has requested in writing the establishment of) a Reserve with respect thereto in its Permitted Credit Judgment; or
(t) such Inventory was acquired by the Company or any Subsidiary in (or is owned by any U.S. Loan Party that became a Subsidiary as a result of) any Acquisition consummated after the Effective Date, unless a field examination and appraisal thereof has been conducted pursuant to Section 5.09(b) (which appraisal and field examination may be conducted prior to the closing of such Acquisition, with the Administrative Agent agreeing that, reasonably promptly upon request of the Company (and subject to reasonable cooperation by the Company and the Subsidiaries and the relevant sellers), the Administrative Agent shall commence or cause to be commenced such appraisal and field examination); provided that Inventory shall not be made ineligible under this clause (t) so long as the increase in the Aggregate Borrowing Base in effect at any time attributable to such Inventory (to the extent otherwise constituting Eligible Inventory or Eligible In-Transit Inventory) and to any Accounts

that are not treated as ineligible in reliance on the proviso in clause (dd) of the definition of “Eligible Accounts” (to the extent otherwise constituting Eligible Accounts) would not exceed 10% of the Aggregate Borrowing Base that would have been in effect at such time had the ineligibility criteria set forth in this clause (t) applied to such Inventory and the ineligibility criteria set forth in such clause (dd) applied to such Accounts; provided further that the Company shall have given prior written notice to each of the Administrative Agent and the Co-Agent of its reliance on the foregoing proviso, together with a reasonably detailed calculation of the compliance therewith.
“Eligible Inventory Jurisdiction” means (a) solely with respect to Inventory owned by any U.S. Loan Party, the United States of America, (b) solely with respect to Inventory owned by the Dutch Borrower or the Company, Hong Kong or (c) solely with respect to Inventory owned by the Dutch Borrower, The Netherlands.
“Engagement Letter” means the Engagement Letter dated February 25, 2016, between the Company and JPMorgan Chase Bank, N.A.
“Environmental Laws” means all rules, regulations, codes, ordinances, judgments, orders, decrees, directives and laws (including the common law), and all injunctions, notices or binding agreements, issued, promulgated or entered into by or with any Governmental Authority and relating in any way to the environment, the preservation or reclamation of natural resources, the management, Release or threatened Release of any hazardous or toxic substances, materials or wastes or to health or safety matters arising from exposure to such hazardous or toxic substances, materials or wastes.
“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including for damages, costs of environmental remediation or monitoring, fines, penalties, consultants’ or attorneys’ fees and indemnities), directly or indirectly resulting from or based upon (a) non-compliance with any Environmental Law or any Governmental Approval required thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the presence, Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing (other than, prior to the date of such conversion, Indebtedness that is convertible into any such Equity Interests). For the avoidance of doubt, Permitted Convertible Notes and Permitted Call Spread Hedging Agreements do not constitute Equity Interests in the Company.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company or any Subsidiary, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or 414(o) of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30‑day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (f) the receipt by the Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or (h) the receipt by Company or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Company or any of its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA.
“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Adjusted LIBO Rate.
“Events of Default” has the meaning set forth in Article VII.
“Excess Availability” means, at any time, an amount equal to (a) the lesser of (i) the Aggregate Commitment in effect at such time and (ii) the Aggregate Borrowing Base in effect at such time minus (b) the Aggregate Revolving Exposure at such time.
“Exchange Act” means the United States Securities Exchange Act of 1934.
“Excluded Deposit Accounts” means (a) any deposit account the funds in which are used solely for the payment of salaries and wages, workers’ compensation and similar expenses (including payroll taxes) in the ordinary course of business, (b) any deposit account that is a zero-balance disbursement account, (c) any deposit account the funds in which consist solely of (i) funds held by the Company or any Subsidiary in trust for any director, officer or employee of the Company or any Subsidiary or any employee benefit plan maintained by the Company or any Subsidiary or (ii) funds representing deferred compensation for the directors and employees of the Company and the Subsidiaries, (d) any deposit account the funds in which consist solely of cash earnest money deposits or funds deposited under escrow or similar arrangements in connection with any letter of intent or purchase agreement for an Acquisition or any other transaction permitted hereunder and (e) deposit accounts the aggregate daily balance in which does not at any time after the Effective Date exceed, when taken together with the aggregate daily balance credited to securities accounts excluded under clause (c) of the definition of “Excluded Securities Accounts”, US$3,000,000 for all such accounts.
“Excluded Property” means (a) any fee owned real property or any leasehold interests in any real property, (b) any motor vehicles and other assets subject to certificates of title, except to the extent perfection of a security interest therein may be accomplished by the filing of a Uniform Commercial Code financing statements or an equivalent thereof in appropriate form in the applicable jurisdiction, (c) any commercial tort claims that have value less than US$1,000,000, (d) Excluded Deposit Accounts, (e) Excluded Securities Accounts, (f) (i) any assets to the extent a security interest may not be granted in such assets as a matter of applicable law and (ii) any lease, license, contract or agreement or any rights or interests thereunder if and for so long as the grant of a security interest therein would (A) constitute or result in (1) the unenforceability of any right, title or interest of the applicable Loan Party in or (2) a breach or termination pursuant to the terms of, or a default under, such lease, license, contract or agreement (other than to the extent that any such law or term would be rendered ineffective pursuant to the anti-non assignment provisions of the Uniform Commercial Code or other applicable law) or (B) require a Governmental Approval (after giving effect to the anti-non assignment provisions of the Uniform Commercial Code or other applicable law), provided that the exclusion in this clause (f) shall not apply to (x) any Intercompany Inventory Title Transfer Agreements or any other leases, licenses, contracts or agreements between or among the Company or any Subsidiary or (y) any Accounts (or any leases, licenses, contracts or agreements under which such Accounts arose) which are included in the Aggregate Borrowing Base (or any component thereof) (or reported to be included in the Aggregate Borrowing Base (or any component thereof) in any Borrowing Base Certificate or other calculation of the Aggregate Borrowing Base (or any component thereof) delivered by the Company or the Dutch Borrower hereunder, (g) any governmental licenses or state or local franchises, charters and authorizations if and for so long as the grant of a security interest therein is prohibited or restricted thereby (other than to the extent that such restriction or prohibition would be rendered ineffective pursuant to the anti-non assignment provisions of the Uniform Commercial Code or other applicable law), (h) any intent−to−use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, but only to the extent that the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable United States Federal law, (i) letter of credit rights, except to the extent constituting a support obligation of other Collateral that is otherwise perfected pursuant to the terms of the Security Documents, and (j) Equity Interests in any Person that is not a wholly owned Subsidiary of a Loan Party to the extent a pledge thereof is not permitted by the terms of such Person’s organizational, constitutional or joint venture documents without the consent of one or more Persons (other than the Company or any Subsidiary) (other than to the extent that such requirement of consent would be rendered ineffective pursuant to the anti-non assignment provisions of the Uniform Commercial Code or other applicable law); provided that “Excluded Property” shall not include (i) any proceeds or products of any of the foregoing (unless such proceeds or products themselves would constitute assets described in clauses (a) through (j) above) and (ii) any Account or Inventory that at any time is included in the Aggregate Borrowing Base (or any component thereof) (or reported to be included in the Aggregate Borrowing Base (or any component thereof) in any Borrowing Base Certificate or other calculation of the Aggregate Borrowing Base (or any component thereof) delivered by the Company or the Dutch Borrower hereunder).
“Excluded Securities Accounts” means any securities account the securities entitlements in which consist solely of (a) securities entitlements held by the Company or any Subsidiary in trust for any director, officer or employee of the Company or any Subsidiary or any employee benefit plan maintained by the Company or any Subsidiary, (b) securities entitlements representing deferred compensation for the directors and employees of the Company and the Subsidiaries and (c) securities accounts the aggregate daily balance credited to which does not at any time after the Effective Date exceed, when taken together with the aggregate daily balance in deposit accounts excluded under clause (e) of the definition of “Excluded Deposit Accounts”, US$3,000,000 for all such accounts.
“Excluded Swap Obligations” has the meaning set forth in Section 9.19.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 2.18(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.
“Existing Revolving Borrowings” has the meaning set forth in Section 2.20(e).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Code.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.
“Financial Covenant Compliance Period” has the meaning set forth in Section 6.12.
“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person; provided that, when such term is used in reference to any document executed by, or a certification of, a Financial Officer, the secretary or assistant secretary of such Person shall have delivered an incumbency certificate to the Administrative Agent as to the authority of such individual.
“Fixed Charge Coverage Ratio” means, for any period of four consecutive fiscal quarters, the ratio of (a) (i) Consolidated EBITDA for such period minus (ii) the sum of (A) Capital Expenditures for such period (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed by incurring Long-Term Indebtedness) and (B) the aggregate amount of income taxes paid in cash by the Company and the Subsidiaries during such period to (b) Consolidated Fixed Charges for such period. For purposes of calculating Fixed Charge Coverage Ratio for any period, if during such period the Company or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, Fixed Charge Coverage Ratio for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.04(b).
“Foreign Lender” means any Lender that is not a U.S. Person.
“GAAP” means generally accepted accounting principles in the United States of America, applied in accordance with the consistency requirements thereof.
“Global Intercompany Consent Agreement” means the Global Intercompany Consent Agreement among the Company, the Subsidiaries and the Administrative Agent, substantially in the form of Exhibit E, together with all supplements thereto.
“Global Intercompany Subordination Agreement” means the Global Intercompany Subordination Agreement among the Company, the Subsidiaries and the Administrative Agent, substantially in the form of Exhibit F, together with all supplements thereto.
“Goods” has the meaning specified in Article 9 of the New York UCC.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of the Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by the chief financial officer of the Company)).
“Guarantee Agreement” means the Master Guarantee Agreement dated the date hereof, among the Company, the Dutch Borrower, the other Loan Parties and the Administrative Agent, substantially in the form of Exhibit G, together with all supplements thereto.
“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, materials, wastes or pollutants, including petroleum or petroleum distillates or byproducts, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances, materials or wastes of any nature regulated pursuant to any Environmental Law.
“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or any option or similar agreement, involving, or settled by reference to, one or more rates, currencies, commodities, prices of equity or debt securities or instruments, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions; provided that no equity compensation, phantom stock or similar plan providing for current or former directors, officers, employees, consultants or contract employees of the Company or the Subsidiaries shall be a Hedging Agreement.
“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.
“Hong Kong Guarantor” means GoPro Hong Kong Limited, a company incorporated under the laws of Hong Kong, with registration no. 1709932.

“Hong Kong Inventory” means Inventory of the Dutch Borrower or the Company located in Hong Kong.
“Hong Kong Security Documents” means (a) the Debenture constituting a fixed and floating charge over certain assets of the Company, dated the date hereof, made between the Company and the Administrative Agent and (b) the Debenture constituting a fixed and floating charge over certain assets of the Dutch Borrower, dated the date hereof, made between the Dutch Borrower and the Administrative Agent.
“Immediate Family” of a natural person means such person’s spouse, children, siblings, parents, mother-in-law and father-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law.
“Incremental Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.20, to make Loans and to acquire participations in Letters of Credit and Protective Advances hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure under such Incremental Facility Agreement.
“Incremental Facility Agreement” means an Incremental Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrowers, the Administrative Agent and one or more Incremental Lenders, establishing Incremental Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.20.
“Incremental Lender” means a Lender with an Incremental Commitment.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) trade accounts payable and accrued expenses incurred in the ordinary course of business that constitute current liabilities, (ii)  compensation payable to directors, officers, employees, consultants or contract employees of the Company or any Subsidiary and (iii) any purchase price adjustment, earnout or other contingent obligation incurred in connection with an Acquisition, except to the extent that the amount payable pursuant to such purchase price adjustment, earnout or other contingent obligation becomes payable and is not paid within 90 days of the date due), (e) all Capital Lease Obligations of such Person, (f) the maximum aggregate amount of all letters of credit and letters of guaranty in respect of which such Person is an account party, (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Disqualified Equity Interests in such Person, valued, as of the date of determination, at the greater of (i) the maximum aggregate amount that would be payable upon maturity, redemption, repayment or repurchase thereof (or of Disqualified Equity Interests or Indebtedness into which such Disqualified Equity Interests are convertible or exchangeable) and (ii) the maximum liquidation preference of such Disqualified Equity Interests, (i) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, and (j) all Guarantees by such Person of Indebtedness of others. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning set forth in Section 9.03(b).
“Intellectual Property” has the meaning set forth in the U.S. Collateral Agreement.
“Intellectual Property License” has the meaning set forth in the U.S. Collateral Agreement.
“Intercompany Inventory Title Transfer Agreement” means each agreement between, on the one hand, the Company or any Subsidiary and, on the other hand, one or more Subsidiaries, pursuant to which ownership of Inventory is transferred from one such Person to another such Person.
“Interest Election Request” means a request by the applicable Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07, which shall be, in the case of any such written request, in the form of Exhibit H or any other form approved by the Administrative Agent.
“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Protective Advance), the first Business Day following the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, such day or days prior to the last day of such Interest Period as shall occur at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Protective Advance, the day that such Protective Advance is required to be repaid.
“Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the applicable Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Screen Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, a rate per annum which results from interpolating on a linear basis between (a) the applicable LIBO Screen Rate for the longest maturity for which a LIBO Screen Rate is available that is shorter than such Interest Period and (b) the applicable LIBO Screen Rate for the shortest maturity for which a LIBO Screen Rate is available that is longer than such Interest Period, in each case at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
“In-Transit Inventory” means Inventory of any U.S. Loan Party or the Dutch Borrower that is in transit from any location in an Eligible Inventory Jurisdiction (whether or not such location is an Eligible Inventory Jurisdiction for such U.S. Loan Party or the Dutch Borrower, as applicable) to a location of such U.S. Loan Party or the Dutch Borrower, as applicable (or a location of a bailee or agent thereof), that is in an Eligible Inventory Jurisdiction for such U.S. Loan Party or the Dutch Borrower and set forth on

Schedule 5.11 (or is a location with respect to which written notice is not yet required to be delivered to each of the Administrative Agent and the Co-Agent pursuant to Section 5.11).
“Inventory” has the meaning specified in Article 9 of the New York UCC.
“Inventory Vendor” means a contract manufacturer that manufactures and sells, or a vendor that sells, Inventory in the ordinary course of its business to third parties.
“Inventory Vendor Purchase Agreement” means any contract or agreement between the Company or any Subsidiary and an Inventory Vendor pursuant to which the Company or any Subsidiary is entitled to submit one or more purchase orders for the purchase of Inventory (but shall not include purchase orders, invoices or similar documents).
“Investment” means, with respect to a specified Person, any Equity Interests, evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, or any capital contribution or loans or advances (other than advances made in the ordinary course of business that would be recorded as accounts receivable on the balance sheet of the specified Person prepared in accordance with GAAP) to, Guarantees of any Indebtedness or other obligations of, or any other investment (including any investment in the form of transfer of property for consideration that is less than the fair value thereof (as determined reasonably and in good faith by the chief financial officer of the Company)) in, any other Person that are held or made by the specified Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be determined in accordance with the definition of the term “Guarantee”, (c) any Investment in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any Person shall be the fair value (as determined reasonably and in good faith by the chief financial officer of the Company) of the consideration therefor (including any Indebtedness assumed in connection therewith), plus the fair value (as so determined) of all additions, as of such date of determination, thereto, and minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such Investment, (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) in the form of a transfer of Equity Interests or other property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair value (as determined reasonably and in good faith by the chief financial officer of the Company) of such Equity Interests or other property as of the time of such transfer (less, in the case of any investment in the form of transfer of property for consideration that is less than the fair value thereof, the fair value (as so determined) of such consideration as of the time of the transfer), minus the amount, as of such date of determination, of any portion of such Investment repaid to the investor in cash as a return of capital, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the time of such transfer, and (e) any Investment (other than any Investment referred to in clause (a), (b), (c) or (d) above) in any Person resulting from the issuance by such Person of its Equity Interests to the investor shall be the fair value (as determined reasonably and in good faith by the chief financial officer of the Company) of such Equity Interests at the time of the issuance thereof.
“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means (a) JPMorgan Chase Bank, N.A., (b) Wells Fargo Bank, National Association, and (c) each Lender that shall have become an Issuing Bank hereunder as provided in Section 2.05(j) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(k)), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.05 with respect to such Letters of Credit).
“Judgment Currency” has the meaning set forth in Section 9.18(b).
“LC Commitment” means, with respect to any Issuing Bank, the maximum permitted amount of the LC Exposure that may be attributable to Letters of Credit issued by such Issuing Bank. The initial amount of each Issuing Bank’s LC Commitment is set forth on Schedule 2.05 or, in the case of any Issuing Bank that becomes an Issuing Bank hereunder pursuant to Section 2.05(j), in a written agreement referred to in such Section, or, in each case, such other maximum permitted amount with respect to any Issuing Bank as may have been agreed in writing (and notified in writing to the Administrative Agent) by such Issuing Bank and the Company.
“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate amount of all Letters of Credit remaining available for drawing at such time and (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time, adjusted to give effect to any reallocation under Section 2.19 of the LC Exposures of Defaulting Lenders in effect at such time.
“Lender Parent” means, with respect to any Lender, any Person in respect of which such Lender is a subsidiary.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Incremental Facility Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Administrative Agent, in its capacity as the lender of Protective Advances.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement, other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.
“LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in U.S. dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period as displayed on the applicable Reuters screen page (currently page LIBOR01) or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (such applicable rate being called the “LIBO Screen Rate”), at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. If no LIBO Screen Rate shall be available for a particular Interest Period but Screen Rates shall be available for maturities both longer and shorter than such Interest Period, then the LIBO Rate for such Interest Period shall be the Interpolated Screen Rate. Notwithstanding the foregoing, if the LIBO Rate, determined as provided above, would otherwise be less than zero, then the LIBO Rate shall be deemed to be zero for all purposes of this Agreement.
“LIBO Screen Rate” has the meaning set forth in the definition of “LIBO Rate”.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or other encumbrance on, in or of such asset, including any agreement to provide any of the foregoing and any arrangement entered into for the purpose of making particular assets available to satisfy any Indebtedness or other obligation, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of outstanding securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan Documents” means this Agreement, the Incremental Facility Agreements, the Security Documents, the Post-Closing Letter Agreement, the Global Intercompany Consent Agreement, the Global Intercompany Subordination Agreement, any agreement designating an additional Issuing Bank as contemplated by Section 2.05(j) and, except for purposes of Section 9.02, any agreements between any Borrower and any Issuing Bank regarding such Issuing Bank’s LC Commitment or the respective rights and obligations between such Borrower and such Issuing Bank in connection with the issuance of Letters of Credit and any promissory notes delivered pursuant to Section 2.09(c).
“Loan Document Obligations” means (a) the due and punctual payment by each Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Borrower in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrowers under this Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrowers under or pursuant to this Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).
“Loan Parties” means the Company, the Dutch Borrower and the other Subsidiary Loan Parties.
“Loans” means the loans (including Protective Advances) made by the Lenders to any Borrower pursuant to this Agreement.
“Long-Term Indebtedness” means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

“Material Acquisition” means any Acquisition, or a series of related Acquisitions, the aggregate consideration for which (including Indebtedness assumed in connection therewith) exceeds US$50,000,000.
“Material Adverse Effect” means a material adverse effect on (a) the business, results of operations, assets, liabilities or financial condition of the Company and the Subsidiaries, taken as a whole, (b) the ability of the Loan Parties to perform their obligations under the Loan Documents or (c) the ability of the Administrative Agent to enforce the Loan Document Obligations or realize upon the Collateral or the enforceability or priority of the Liens of the Administrative Agent, for the benefit of the Secured Parties, with respect to the Collateral.
“Material Disposition” means any sale, transfer or other disposition, or a series of related sales, transfers or other dispositions, of (a) all or substantially all the issued and outstanding Equity Interests in any Person that are owned by the Company or any Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that the aggregate consideration therefor (including Indebtedness assumed by the transferee in connection therewith) exceeds US$50,000,000.
“Material Indebtedness” means Indebtedness (other than the Loans, Letters of Credit and Guarantees under the Loan Documents), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and the Subsidiaries in an aggregate principal amount of US$25,000,000 or more. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
“Material Inventory Vendor Purchase Agreement” means, at any time, (a) any Inventory Vendor Purchase Agreement under which the Company or any Subsidiary purchases any capture devices (other than any such agreements solely with respect to purchases of mounts and accessories) or drones, in each case, whether or not in the form of finished goods, (b) any Inventory Vendor Purchase Agreement under which the Company and the Subsidiaries have made payments during the period of 12 consecutive months then most recently ended in an aggregate amount of US$25,000,000 or more and (c) any other Inventory Vendor Purchase Agreement that is material to the business of the Company and the Subsidiaries as conducted or as proposed to be conducted at such time.
“Material IP Subsidiary” means any Subsidiary that owns any Intellectual Property (including any Intellectual Property License) that, individually or in the aggregate, is material (giving effect to any Intellectual Property Licenses granted to the Administrative Agent under the Security Documents) to the ability of the Administrative Agent to realize upon the Inventory or Accounts included in the Collateral.
“Material Subsidiary” means (a) the Dutch Borrower, (b) any Subsidiary that owns any Equity Interests in the Dutch Borrower, (c) each Material IP Subsidiary and (d) each other Subsidiary (i) the consolidated tangible assets of which equal 5.0% or more of the Consolidated Tangible Assets or (ii) the consolidated revenues of which equal 5.0% or more of the consolidated revenues of the Company, in each case as of the end of or for the most recent period of four consecutive fiscal quarters of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first such delivery, as of or for the fiscal year ended December 31, 2015); provided that if at the end of or for any such most recent period of four consecutive fiscal quarters the combined consolidated tangible assets or combined consolidated revenues of all Subsidiaries that under clauses (d)(i) and (d)(ii) above would not constitute Material Subsidiaries shall have exceeded 10.0% of the Consolidated Tangible Assets or 10.0%

of the consolidated revenues of the Company, then one or more of such excluded Subsidiaries shall for all purposes of this Agreement be deemed to be Material Subsidiaries in descending order based on the amounts of their consolidated tangible assets or consolidated revenues, as the case may be, until such excess shall have been eliminated.
“Maturity Date” means the fifth anniversary of the Effective Date.
“Maximum Rate” has the meaning set forth in Section 9.13.
“MNPI” means material information concerning the Company, any Subsidiary or any other Affiliate thereof or any securities of any of the foregoing that is not Public Information. For purposes of this definition, “material information” means information concerning the Company, the Subsidiaries or any other Affiliate thereof, or any securities of any of the foregoing, that could reasonably be expected to be material for purposes of the United States Federal and state securities laws.
“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Orderly Liquidation Value” means, with respect to any Inventory of any U.S. Loan Party or the Dutch Borrower, the orderly liquidation value thereof as determined in accordance with the most recent Inventory appraisal report (or any supplement thereto) received by the Administrative Agent pursuant hereto, net of all costs of liquidation thereof (it being understood that different types of Inventory may have different Net Orderly Liquidation Values, and that Net Orderly Liquidation Values with respect to any New Inventory may differ from Net Orderly Liquidation Values with respect to other Inventory). In connection with the preparation of any Borrowing Base Certificate by the Company, upon request of the Company the Administrative Agent shall advise the Company of the applicable Net Orderly Liquidation Values.
“New Inventory” means, at any time, Inventory relating to any product (including drones, but excluding cameras and other capture devices and virtual reality products and any related components and accessories) unless such product (or such type of product) shall have been generally made available for sale by the U.S. Loan Parties and the Dutch Borrower for at least six full calendar months and such product shall have been covered by an appraisal received by the Administrative Agent pursuant to this Agreement (and which appraisal has been prepared as of a date that is not less than six full calendar months after the first date on which any U.S. Loan Party or the Dutch Borrower shall have made such product generally available for sale).
“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
“Non-Defaulting Lender” means, at any time, any Lender that is not a Defaulting Lender at such time.
“Non-U.S. Administrative Agent Accounts” has the meaning set forth in Section 2.09(d).
“Non-U.S. Borrowing Base” means, at any time, an amount expressed in U.S. dollars equal to the sum, without duplication, of:

(a) the product of (i) 85% multiplied by (ii) (A) the Eligible Accounts of the Dutch Borrower at such time minus (B) the Dilution Reserve with respect to the Dutch Borrower; plus
(b) the lesser of (i) the product of (A) 70% multiplied by (B) the Eligible Inventory and the Eligible In-Transit Inventory of the Dutch Borrower, in each case, valued at the lower of cost or market value (with cost determined without regard to intercompany profit), determined on a first-in-first-out basis, at such time and (ii) the product of (x) in the case of any New Inventory, 75% and (y) in the case of all other Inventory, 85% (or during any Specified Period, 90%) multiplied by the Net Orderly Liquidation Value percentage or percentages identified in the most recent Inventory appraisal report received by the Administrative Agent pursuant hereto with respect to the Inventory of the Dutch Borrower multiplied by the Eligible Inventory and the Eligible In-Transit Inventory of the Dutch Borrower, in each case, valued at the lower of cost or market value (with cost determined without regard to intercompany profit), determined on a first-in-first-out basis, at such time; minus
(c) Reserves;
provided that, notwithstanding the foregoing:
(i) the portion of the Non-U.S. Borrowing Base attributable to Hong Kong Inventory may not exceed at any time the difference at such time between (x) 25% of the Aggregate Borrowing Base (determined prior to giving effect to any Reserves other than the Dilution Reserve) at such time and (y) the aggregate amount of Hong Kong Inventory included in the U.S. Borrowing Base at such time; and
(ii) the portion of the Non-U.S. Borrowing Base attributable to Eligible In-Transit Inventory may not exceed at any time the difference at such time between (x) 10% of the Aggregate Borrowing Base (determined prior to giving effect to any Reserves other than the Dilution Reserve) at such time and (y) the aggregate amount of Eligible In-Transit Inventory included in the U.S. Borrowing Base at such time;
(iii) the portion of the Non-U.S. Borrowing Base attributable to New Inventory may not exceed at any time the difference at such time between (x) 10% of the Aggregate Borrowing Base (determined prior to giving effect to any Reserves other than the Dilution Reserve) at such time and (y) the aggregate amount of New Inventory included in the U.S. Borrowing Base at such time; and
(iv) the Non-U.S. Borrowing Base may not exceed at any time 45% of the Aggregate Borrowing Base (determined prior to giving effect to any Reserves other than the Dilution Reserve) at such time.
The Administrative Agent may establish and modify, and the Co-Agent may request in writing the establishment or an increase of, Reserves in respect of the Non-U.S. Borrowing Base, in each case in its Permitted Credit Judgment, and any newly-established or modified Reserves shall become effective on the third Business Day after delivery of notice thereof to the Administrative Agent (if any such change is requested in writing by the Co-Agent), the Company and the Lenders; provided, however, that (a) a Reserve shall not be established to the extent it is duplicative of any other Reserve or items that are otherwise excluded through eligibility criteria and (b) the amount of any Reserve shall have a reasonable relationship (as determined by the Administrative Agent or the Co-Agent, in each case in its Permitted Credit Judgment) to the circumstance, event, condition, contingencies or other matter that is the basis therefor. A Reserve established by the Administrative Agent (including at the request in writing of the Co-Agent) with respect to any circumstance, event, condition, contingency or other matter shall be promptly released or reduced upon such circumstance, event, condition, contingency or other matter ceasing to exist or otherwise being addressed by the Dutch

Borrower, in each case, to the satisfaction of the Administrative Agent and the Co-Agent, in each case in its Permitted Credit Discretion. Subject to the preceding provisions of this paragraph and the other provisions hereof expressly permitting the Administrative Agent to adjust (and the Co-Agent to request in writing the adjustment of) the Non-U.S. Borrowing Base, the Non-U.S. Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to each of the Administrative Agent and the Co-Agent pursuant to Section 5.01(e) (or, prior to the first such delivery, delivered to the Administrative Agent pursuant to Section 4.01).
“Non-U.S. Loan Party” means the Dutch Borrower and each other Loan Party that is a CFC or a CFC Holding Company.
“Non-U.S. Pledge Agreement” means a pledge or charge agreement granting to the Administrative Agent a Lien on Equity Interests in a Non-U.S. Subsidiary and governed by the law of the jurisdiction of formation, incorporation or organization of such Non-U.S. Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent.
“Non-U.S. Subsidiary” means any Subsidiary that is not a U.S. Subsidiary.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided further that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.
“OFAC” means the United States Treasury Department Office of Foreign Assets Control.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18(b)).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate); provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“Participant Register” has the meaning set forth in Section 9.04(c)(ii).
“Participants” has the meaning set forth in Section 9.04(c)(i).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Perfection Certificate” means a certificate in the form of Exhibit I or any other form approved by the Administrative Agent.
“Permitted Acquisition” means any Acquisition by the Company or any Subsidiary; provided that:
(a) in the case of any such purchase or other acquisition of any Equity Interests in any Person, upon the consummation of such purchase or other acquisition such Person will be a wholly owned Subsidiary (including as a result of a merger or consolidation between any Subsidiary and such Person); and
(b) at the time of and immediately after giving effect to the consummation of such Acquisition, no Default shall have occurred and be continuing.
“Permitted Call Spread Hedging Agreements” means (a) a Hedging Agreement pursuant to which the Company acquires a call or a capped call option requiring the counterparty thereto to deliver to the Company shares of common stock in the Company, the cash value of such shares or a combination thereof from time to time upon exercise of such option and (b) if entered by the Company in connection with any Hedging Agreement described in clause (a) above, a Hedging Agreement pursuant to which the Company issues to the counterparty thereto warrants to acquire common stock of the Company, in each case under clauses (a) and (b), entered into by the Company substantially concurrently with the issuance of Permitted Convertible Notes; provided that (i) the terms, conditions and covenants of each such Hedging Agreement shall be such as are typical and customary for Hedging Agreements of such type (as determined by the Board of Directors of the Company in good faith) and (ii) in the case of clause (b) above, such Hedging Agreement would be classified as an equity instrument in accordance with EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, or any successor thereto (including pursuant to the Accounting Standards Codification), and the settlement of such Hedging Agreement does not require the Company to make any payment in cash or cash equivalents that would disqualify such Hedging Agreement from so being classified as an equity instrument.
“Permitted Convertible Notes” means any notes issued by the Company that are convertible into common stock of the Company or cash in lieu of all or any portion of such shares of common stock; provided that (a) the stated final maturity thereof shall be no earlier than 91 days after the Maturity Date, and shall not be subject to any conditions that could result in such stated final maturity occurring on a date that precedes the 91st day after the Maturity Date (it being understood that any conversion of such notes (whether into cash, shares of common stock in the Company or any combination thereof), a repurchase of such notes on account of the occurrence of a “fundamental change” or any redemption of such notes at the option of the Company shall not be deemed to constitute a change in the stated final maturity thereof), (b) such notes shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon any conversion of such notes (whether into cash, shares of common stock in the Company or any combination thereof), the occurrence of an event of default or a “fundamental change” or following the Company’s election to redeem such notes) prior to the 91st day after the Maturity Date, (c) the terms, conditions and covenants of such notes shall be such as are typical and customary for notes of such type (as determined by the Board of Directors of the Company in good faith), (d) no Subsidiary that is not a U.S. Loan Party shall Guarantee obligations of the Company thereunder and (e) the obligations in respect thereof (and any Guarantee thereof) shall not be secured by any Lien on any asset of the Company or any Subsidiary.
“Permitted Credit Judgment” means a determination made by the Administrative Agent or the Co-Agent, as the case may be, in good faith and in the exercise of its reasonable (from the perspective of a secured asset-based lender) business judgment in accordance with its customary business practices for comparable asset-based lending transactions.
“Permitted Encumbrances” means:
(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.06;
(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in the same manner permitted for Taxes in accordance with Section 5.06;
(c) pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code) and (ii) in respect of letters of credit, bank guarantees, performance bonds or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;
(d) pledges and deposits made (i) to secure the performance of bids, trade contracts (other than for payment of Indebtedness), leases (other than Capital Lease Obligations), statutory obligations (other than any Lien imposed pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code), surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;
(e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;
(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Company or any Subsidiary;
(g) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts, securities accounts or other funds maintained with depository institutions or securities intermediaries; provided that such deposit accounts, securities accounts or funds therein or credited thereto are not established, deposited or made for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by the Company or any Subsidiary in excess of those required by applicable banking regulations;

(h) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the Company and the Subsidiaries;
(i) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease (other than Capital Lease Obligations), license or sublicense or concession agreement permitted by this Agreement;
(j) statutory, contractual or common law Liens of landlords arising under leases of real property to which the Company or any Subsidiary is a party, in each case, to secure the performance of its obligations under such leases, provided that such Liens extend only to such leases and assets located on such real property;
(k) Liens that are contractual rights of set-off; and
(l) (i) Liens in favor of customs and revenue authorities securing payment of customs duties or other obligations arising in connection with the importation of goods and (ii) pledges and deposits made in respect of letters of credit, bank guarantees, performance bonds or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, other than Liens referred to clauses (c), (d) or (l) above securing letters of credit, bank guarantees, performance bonds or similar instruments.
“Permitted Holders” means (a) Nicholas Woodman and his estate, spouse, heirs and descendants, (b) the Immediate Family of any natural person referred to in clause (a), (c) the Woodman Family Trust under Trust Agreement dated March 11, 2011, and any other trust established for the benefit of any of the foregoing or any charitable trust or foundation established by any of the foregoing, and the respective trustees, fiduciaries and beneficiaries of any such trust or foundation acting in such capacity and (d) any corporation, limited partnership, limited liability company or other entity Controlled by any of the foregoing.
“Permitted Investments” means:
(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within two years from the date of acquisition thereof;
(b) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, any State of the United States of America or any political subdivision of any such State or any public instrumentality thereof that (i) mature within two years from the date of acquisition thereof and (ii) have, at the date of the acquisition thereof, a rating of at least MIG-1/VMIG-1 from S&P, SP-1 from Moody’s or the equivalent rating from any other nationally recognized rating agency;
(c) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at the date of acquisition thereof, a rating of at least A-1 from S&P, P-1 from Moody’s or the equivalent rating from any other nationally recognized rating agency;

(d) investments in certificates of deposit, banker’s acceptances and demand or time deposits, in each case maturing within 180 days from the date of acquisition thereof, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than US$1,000,000,000;
(e) investments in corporate notes, bonds or debentures that (i) mature within two years from the date of acquisition thereof and (ii) have, at the date of the acquisition thereof, a rating of at least A- or A-1, as applicable, from S&P, A3 or P-1, as applicable, from Moody’s or the equivalent rating from any other nationally recognized rating agency;
(f) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) or (b) above and entered into with a financial institution satisfying the criteria described in clause (d) above;
(g) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated at least A- or A-1, as applicable, by S&P, A3 or P-1, as applicable, by Moody’s or the equivalent rating by any other nationally recognized rating agency and (iii) have portfolio assets of at least US$1,000,000,000; and
(h) in the case of any Non-U.S. Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Non-U.S. Subsidiary for cash management purposes.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any of its ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” has the meaning set forth in Section 9.01(d).
“Post-Closing Letter Agreement” means the Post-Closing Letter Agreement dated as of the date hereof, between the Company and the Administrative Agent.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Prior Claims” means all Liens created by applicable law (in contrast with Liens voluntarily granted) that rank or are capable of ranking prior or pari passu with the Liens of the Administrative Agent created under the Security Documents (or similar Liens under applicable law), against all or part of the assets of any Loan Party, including for amounts owing for wages, vacation pay, severance pay, employee source deductions and contributions, goods and services taxes, sales taxes, harmonized sales taxes, municipal taxes, income taxes, VAT, workers’ compensation, unemployment insurance, pension plan or fund obligations (including pension plan deficits) or other statutory deemed trusts or overdue rents.
“Private Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that are not Public Side Lender Representatives.
“Protective Advance” has the meaning set forth in Section 2.04.
“Protective Advance Exposure” means, at any time, the sum of the principal amounts of all outstanding Protective Advances at such time. The Protective Advance Exposure of any Lender at any time shall be its Applicable Percentage of the total Protective Advance Exposure at such time, adjusted to give effect to any reallocation under Section 2.19 of the Protective Advance Exposures of Defaulting Lenders in effect at such time.
“Public Information” means any information that has been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act.
“Public Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that do not wish to receive MNPI.
“Qualified Equity Interest” means any Equity Interest in the Company other than any Disqualified Equity Interest.
“Recipient” means the Administrative Agent, any Lender and any Issuing Bank, or any combination thereof (as the context requires).
“Refinancing Indebtedness” means, in respect of any Indebtedness (the “Original Indebtedness”), any Indebtedness that extends, renews or refinances such Original Indebtedness (or any Refinancing Indebtedness in respect thereof); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of such Original Indebtedness except by an amount no greater than accrued and unpaid interest with respect to such Original Indebtedness and premiums, fees and expenses payable in connection with such extension, renewal or refinancing; (b) the stated final maturity of such Refinancing Indebtedness shall not be earlier than that of such Original Indebtedness, and such stated final maturity shall not be subject to any conditions that could result in such stated final maturity occurring on a date that precedes the stated final maturity of such Original Indebtedness; (c) such Refinancing Indebtedness shall not be required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default or a change in control or as and to the extent such repayment, prepayment, redemption, repurchase or defeasance would have been required pursuant to the terms of such Original Indebtedness) prior to the earlier of (i) the maturity of such Original Indebtedness and (ii) the date 180 days after the Maturity Date, provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated) of such Refinancing Indebtedness shall be permitted so long as the weighted average life to maturity of such Refinancing Indebtedness shall be at least as long as the weighted average life to maturity of such Original Indebtedness remaining as of the date of such extension, renewal or refinancing; (d) such Refinancing Indebtedness shall not constitute an obligation (including pursuant to a Guarantee) of any Subsidiary that shall not have been (or, in the case of after-acquired Subsidiaries, shall not have been required to become) an obligor in respect of such Original Indebtedness; (e) if such Original Indebtedness (including any Guarantee thereof) shall have been subordinated to the Loan Document Obligations, such Refinancing Indebtedness (including any Guarantee thereof) shall also be subordinated to the Loan Document Obligations on terms not less favorable in any material respect to the Lenders; and (f) such Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) or, in the event Liens securing such Original Indebtedness shall have been contractually subordinated to any Lien securing the Loan Document Obligations, by any Lien that shall not have been contractually subordinated to at least the same extent.
“Register” has the meaning set forth in Section 9.04(b)(iv).
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.
“Rent Reserve” means, with respect to any Inventory located on real property leased by any U.S. Loan Party or the Dutch Borrower or located in a third party warehouse, fulfillment center or distribution center or that is otherwise in the possession of a bailee and, in each case, as to which a Collateral Access Agreement, executed by the applicable landlord, warehouser or other bailee (and pursuant to which, among other things, such landlord, warehouser or other bailee waives or subordinates, in a manner satisfactory to each of the Administrative Agent and the Co-Agent in its Permitted Credit Judgment, any rights and claims it has to such Inventory for any rent, fees or other amounts payable to it), has not been received by the Administrative Agent, a reserve for rent, fees and other amounts due or to become due with respect to such location in an amount established by the Administrative Agent in its Permitted Credit Judgment (or in such greater amount as may be specified in writing by the Co-Agent, acting in its Permitted Credit Judgment, to the Administrative Agent), but not to exceed, (a) for any such location in the United States of America, two months’ rent or two times the aggregate amount of accounts payable due to such warehouser or other bailee, as applicable, under the applicable lease, warehousing or other applicable agreement and (b) for any such location outside the United States of America, (i) prior to the 60th day after the Effective Date (or such later date (but not beyond the 90th day after the Effective Date) as may be agreed to by each of the Administrative Agent and the Co-Agent in its Permitted Credit Judgment), two months’ rent or two times the aggregate amount of accounts payable due to such warehouser or other bailee, as applicable, under the applicable lease, warehousing or other applicable agreement and (ii) on and after the 60th day after the Effective Date (or such later date), four months’ rent or four times the aggregate amount of accounts payable due to such warehouser or other bailee, as applicable, under the applicable lease, warehousing or other applicable agreement or, in each case if greater, the number of months rent or the amount of fees and other charges for which such landlord, warehouser or other bailee will have, under applicable law, a Lien on such Inventory to secure the payment of rent, fees or other amounts under the applicable lease, warehousing or other applicable agreement.
“Reports” means reports prepared by the Administrative Agent, the Co-Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the assets of the Company or any Subsidiary from information furnished by or on behalf of the Company or any Subsidiary, which reports (except where prepared for internal purposes of the Administrative Agent or the Co-Agent, as the case may be) may be distributed to the Lenders by the Administrative Agent or the Co-Agent, as the case may be.

“Required Lenders” means, at any time, Lenders having Revolving Exposures and unused Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure and unused Commitments at such time.
“Reserves” means (a) the Designated Pari Obligations Reserves, (b) the Dilution Reserve, (c) the Rent Reserve, (d) reserves for Prior Claims and (e) any and all other reserves that the Administrative Agent deems necessary or that the Co-Agent notifies the Administrative Agent in writing that it deems necessary, in each case, in its Permitted Credit Judgment, to maintain (including reserves for any extended retention of title or retention of title claims, reserves for the costs of perfection, collection or liquidation of any assets included in the Aggregate Borrowing Base, reserves relating to insolvency administration and other local law reserves, reserves for accrued and unpaid interest on the Secured Obligations, volatility reserves, reserves for consignee’s charges, reserves for Inventory shrinkage, reserves for freight and shipping charges, customs duties, customs fees and other matters with respect to any In-Transit Inventory, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation, reserves for political risks or other risks (including risks of natural disasters) in respect of jurisdictions of customer or Inventory locations, reserves for changes in the determination of the saleability or realization values of Inventory, reserves for export or import restrictions and reserves for VAT, GST and other Taxes and charges of Governmental Authorities) with respect to any Loan Party, any Account Debtor or any Collateral. The Administrative Agent agrees that in the event it has received a written notice from the Co-Agent to the effect that the Co-Agent has determined, in its Permitted Credit Judgment, that a Reserve is necessary and thereby requests that the Administrative Agent establish such Reserve, the Administrative Agent shall, if the Administrative Agent determines that such requested Reserve is permitted by this Agreement, establish such Reserve.
“Restricted Cash” means any cash, cash equivalents, marketable securities or other Permitted Investments that (a) appear as “restricted” on a consolidated balance sheet of the Company prepared in accordance with GAAP or (b) are subject to any Liens under clause (c), (d) or (l) of the definition of “Permitted Encumbrances” or any Liens under clause (h), (i) (other than Liens of the type referred to in clause (g) of the definition of “Permitted Encumbrances”), (m), (o), (p) or (q) (other than Liens of the type referred to in clause (g) of the definition of “Permitted Encumbrances”) of Section 6.02.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment or distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, exchange, conversion, cancellation or termination of, or any other return of capital with respect to, any Equity Interests in the Company or any Subsidiary.
“Resulting Revolving Borrowings” has the meaning set forth in Section 2.20(e).
“Revolving Borrowing” means a Borrowing consisting of Revolving Loans.
“Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and such Lender’s LC Exposure and Protective Advance Exposure at such time.
“Revolving Loan” means a Loan made pursuant to Section 2.01.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw-Hill Financial, Inc., and any successor to its rating agency business.
“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or any Subsidiary whereby the Company or such Subsidiary sells or transfers such property to any Person and the Company or any Subsidiary leases such property, or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, from such Person or its Affiliates.
“Sanctioned Country” means, at any time, a country, region or territory that is itself the subject or target of any Sanctions (at the date of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State or by the United Nations Security Council, the European Union or any European Union member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any Person or Persons described in the preceding clauses (a) and (b).
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.
“SEC” means the United States Securities and Exchange Commission.
“Secured Cash Management Services Agreement” means (a) any agreement relating to Cash Management Services that is between the Company or any Subsidiary and the Administrative Agent or any of its Affiliates, whether or not such Person shall have been the Administrative Agent or such Affiliate at the time the applicable agreement was entered into, and (b) any agreement relating to Cash Management Services that is between the Company or any Subsidiary and any other Cash Management Services Provider and that, in the case of this clause (b), is designated as a “Secured Cash Management Services Agreement” by written notice from the Company and such Cash Management Services Provider to each of the Administrative Agent and the Co-Agent in form and detail reasonably satisfactory to the Administrative Agent.
“Secured Cash Management Services Obligations” means all obligations of every nature of the Company and each Subsidiary (whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) arising in respect of Cash Management Services provided under any Secured Cash Management Services Agreement.
“Secured Hedging Agreement” means (a) any Hedging Agreement that is entered into between the Company or any Subsidiary and a counterparty that is, or was on the Effective Date, the Administrative Agent or any of its Affiliates, whether or not such counterparty shall have been the Administrative Agent or such Affiliate at the time such Hedging Agreement was entered into, (b) any Hedging Agreement that is in effect on the Effective Date between the Company or any Subsidiary and a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (c) any Hedging Agreement that is entered into after the Effective Date by the Company or any Subsidiary and a counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into and that, in the case of clauses (b) and (c), is designated as a “Secured Hedging Agreement” by written notice from the Company and the applicable counterparty to each of the Administrative Agent and the Co-Agent in form and detail reasonably satisfactory to the Administrative Agent.
“Secured Hedging Obligations” means all obligations of every nature of the Company or any Subsidiary under each Secured Hedging Agreement (whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)), including obligations for interest (including interest that would continue to accrue pursuant to such Secured Hedging Agreement on any such obligation after the commencement of any proceeding under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law with respect to the Company or any Subsidiary, whether or not such interest is allowed or allowable against the Company or such Subsidiary in any such proceeding), payments for early termination of such Hedging Agreement, fees, expenses and indemnification.
“Secured Obligations” means (a) all the Loan Document Obligations, (b) all the Secured Cash Management Services Obligations and (c) all the Secured Hedging Obligations; provided that when such term is used in reference to (i) any Non-U.S. Loan Party, it shall not include any Loan Document Obligations of any U.S. Loan Parties or any Secured Cash Management Services Obligations or Secured Hedging Obligations of the Company or any Subsidiary that is not a CFC or a CFC Holding Company and (ii) any Subsidiary Loan Party, it shall not include any Excluded Swap Obligations.
“Secured Parties” means (a) the Administrative Agent and the Co-Agent, (b) each Arranger, (c) each Lender, (d) each Issuing Bank, (e) each Cash Management Services Provider holding any Secured Cash Management Services Obligations, (f) each counterparty to any Hedging Agreement holding any Secured Hedging Obligations, (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (h) the successors and assigns of each of the foregoing.
“Securities Act” means the United States Securities Act of 1933.
“Security Documents” means the U.S. Collateral Agreement, the U.S. IP Security Agreements, the Non-U.S. Pledge Agreements, the Dutch Security Agreements, the Hong Kong Security Documents, the Control Agreements, the Collateral Access Agreements and each other security agreement or other instrument or document executed and delivered pursuant to this Agreement or any other Security Document to secure the Secured Obligations.
“Specified Conditions” means, at any time of determination with respect to any transaction, the requirement that (a) at the time thereof and after giving pro forma effect thereto, no Default shall have occurred and be continuing and (b) either (i) after giving pro forma effect thereto, (A) the Excess Availability as of the date of consummation of such transaction and at all times during the period of six months preceding such date shall not be less than (I) in the case of any Investment that would be permitted under Section 6.04(c), 6.04(d) or 6.04(e) (disregarding any limitation on the amount of Investments set forth in any such Section) or any Permitted Acquisition, the greater of (x) US$31,250,000 and (y) 12.5% of the lesser of the Aggregate Commitment then in effect and the Aggregate Borrowing Base then in effect and (II) in the case of any other transaction, the greater of (x) US$37,500,000 and (y) 15% of the lesser of the Aggregate Commitment then in effect and the Aggregate Borrowing Base then in effect and (B) the Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters of the Company most recently ended prior to such date for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first such delivery, ended on December 31, 2015) is at least 1.00 to 1.00 or (ii) after giving pro forma effect thereto, the Excess Availability as of the date of consummation of such transaction and at all times during the period of six months preceding such date shall not be less than (I) in the case of any Investment that would be permitted under Section 6.04(c), 6.04(d) or 6.04(e) (disregarding any limitation on the amount of Investments set forth in any such Section) or any Permitted Acquisition, the greater of (x) US$43,750,000 and (y) 17.5% of the lesser of the Aggregate Commitment then in effect and the Aggregate Borrowing Base then in effect and (II) in the case of any other transaction, the greater of (x) US$50,000,000 and (y) 20% of the lesser of the Aggregate Commitment then in effect and the Aggregate Borrowing Base then in effect and (c) solely in the case of any such transaction (or a series of related transactions) involving consideration (whether in the form of cash, assumption of liabilities or other consideration, but excluding any portion thereof in the form of Qualified Equity Interests in the Company) or payment amounts in excess of US$25,000,000, the Company shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Company certifying that the requirements set forth in this definition with respect to such transaction have been satisfied, together with a reasonably detailed calculation in support of the satisfaction of the requirements referred to in clause (b).
“Specified Period” means, for each calendar year, the period during such year commencing on July 1 of such year and ending on December 31 of such year.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board of Governors to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subordinated Indebtedness” of any Person means any Indebtedness of such Person that is contractually subordinated in right of payment to any other Indebtedness of such Person.
“subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any other Person (i) of which Equity Interests representing more than 50% of the equity value or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any direct or indirect subsidiary of the Company.
“Subsidiary Loan Party” means (a) the Dutch Borrower and (b) each other Subsidiary that is a party to the Guarantee Agreement.
“Supermajority Lenders” means Lenders having Revolving Exposures and unused Commitments representing more than 66-2/3% of the sum of the Aggregate Revolving Exposure and unused Commitments at such time.
“Supplemental Perfection Certificate” means a certificate in the form of Exhibit J or any other form approved by the Administrative Agent.

“Syndication Agent” means Wells Fargo Bank, National Association, in its capacity as the syndication agent for the credit facility established hereunder.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax and penalties applicable thereto.
“Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
“U.S. Administrative Agent Accounts” has the meaning set forth in Section 2.09(d).
“U.S. Borrowing Base” means, at any time, an amount expressed in U.S. dollars equal to the sum, without duplication, of:
(a) the product of (i) 85% multiplied by (ii) (A) the Eligible Accounts of the U.S. Loan Parties at such time minus (B) the Dilution Reserve with respect to the U.S. Loan Parties; plus
(b) the lesser of (i) the product of (A) 70% multiplied by (B) the Eligible Inventory and the Eligible In-Transit Inventory of the U.S. Loan Parties, in each case valued at the lower of cost or market value (with cost determined without regard to intercompany profit), determined on a first-in-first-out basis, at such time and (ii) the product of (x) in the case of any New Inventory, 75% and (y) in the case of all other Inventory, 85% (or during any Specified Period, 90%) multiplied by the Net Orderly Liquidation Value percentage or percentages identified in the most recent Inventory appraisal report received by the Administrative Agent pursuant hereto with respect to the Inventory of the U.S. Loan Parties multiplied by the Eligible Inventory and the Eligible In-Transit Inventory of the U.S. Loan Parties, in each case, valued at the lower of cost or market value (with cost determined without regard to intercompany profit), determined on a first-in-first-out basis, at such time; minus
(c) Reserves;
provided that, notwithstanding the foregoing:
(i) the portion of the U.S. Borrowing Base attributable to Hong Kong Inventory may not exceed at any time 25% of the Aggregate Borrowing Base (determined prior to giving effect to any Reserves other than the Dilution Reserve) at such time;
(ii) the portion of the U.S. Borrowing Base attributable to Eligible In-Transit Inventory may not exceed at any time 10% of the Aggregate Borrowing Base (determined prior to giving effect to any Reserves other than the Dilution Reserve) at such time; and
(iii) the portion of the U.S. Borrowing Base attributable to New Inventory may not exceed at any time 10% of the Aggregate Borrowing Base (determined prior to giving effect to any Reserves other than the Dilution Reserve) at such time.

The Administrative Agent may establish and modify, and the Co-Agent may request in writing the establishment or an increase of, Reserves in respect of the U.S. Borrowing Base, in each case in its Permitted Credit Judgment, and any newly-established or modified Reserves shall become effective on the third Business Day after delivery of notice thereof to the Administrative Agent (if any such change is requested in writing by the Co-Agent), the Company and the Lenders; provided, however, that (a) a Reserve shall not be established to the extent it is duplicative of any other Reserve or items that are otherwise excluded through eligibility criteria and (b) the amount of any Reserve shall have a reasonable relationship (as determined by the Administrative Agent or the Co-Agent, in each case in its Permitted Credit Judgment) to the circumstance, event, condition, contingencies or other matter that is the basis therefor. A Reserve established by the Administrative Agent (including at the request in writing of the Co-Agent) with respect to any circumstance, event, condition, contingency or other matter shall be promptly released or reduced upon such circumstance, event, condition, contingency or other matter ceasing to exist or otherwise being addressed by the U.S. Loan Parties, in each case, to the satisfaction of the Administrative Agent and the Co-Agent, in each case in its Permitted Credit Discretion. Subject to the preceding provisions of this paragraph and the other provisions hereof expressly permitting the Administrative Agent to adjust (and the Co-Agent to request in writing the adjustment of) the U.S. Borrowing Base, the U.S. Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(e) (or, prior to the first such delivery, delivered to the Administrative Agent pursuant to Section 4.01).
“U.S. Collateral Agreement” means the U.S. Collateral Agreement dated as of the date hereof, among the Company, the other U.S. Loan Parties and the Administrative Agent, substantially in the form of Exhibit K, together with all supplements thereto.
“U.S. Collection Account” means any deposit account of any U.S. Loan Party located with a depositary bank in the United States of America or Canada and into which any payments or remittances with respect to any Accounts of any U.S. Loan Party are made.
“U.S. dollars” or “US$” refers to lawful money of the United States of America.
“U.S. IP Security Agreements” has the meaning set forth in the U.S. Collateral Agreement.
“U.S. Loan Party” means the Company and each Subsidiary Loan Party that is not a CFC or a CFC Holding Company.
“U.S. Person” means a “United States Person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Revolving Exposure” means, at any time, the sum of (a) the outstanding principal amount of the Revolving Loans and Protective Advances made to the Company and (b) the aggregate amount of LC Exposure attributable to Letters of Credit issued for the account of the Company.
“U.S. Subsidiary” means any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.16(f)(ii)(B)(iii).
“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“wholly-owned”, when used in reference to a subsidiary of any Person, means that all the Equity Interests in such subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law) are owned, beneficially and of record, by such Person, another wholly-owned subsidiary of such Person or any combination thereof.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
SECTION 1.02.    Classification of Loans and Borrowings. For purposes of this Agreement, Revolving Loans and Revolving Borrowings may be classified and referred to by Type (e.g., a “Eurocurrency Revolving Loan” or an “ABR Revolving Borrowing”).
SECTION 1.03.    Terms Generally. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Except as otherwise provided herein and unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including this Agreement and the other Loan Documents) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), and all references to any statute shall be construed as referring to all rules, regulations, rulings and official interpretations promulgated or issued thereunder, (iii) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.
(b)    In this Agreement, where it relates to the Dutch Borrower or any other Dutch entity, or to any Collateral provided by the Dutch Borrower or any other Dutch security, a reference to (i) a necessary action to authorize where applicable includes (A) any action required to comply with the Works Councils Act of the Netherlands (Wet op de ondernemingsraden) and (B) obtaining of an unconditional positive advice (advies) from the competent works council(s), (ii) gross negligence includes grove schuld, (iii) negligence includes schuld, (iv) a security interest includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame) and, in general, any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht), (v) willful misconduct includes opzet, (vi) a liquidation (and any of those terms) includes a Dutch entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden), (vii) a moratorium includes surseance van betaling and a moratorium is declared or occurs includes surseance verleend, (viii) a receiver or trustee includes a curator, (ix) a sequestrator includes a bewindvoerder, (x) an attachment includes a beslag and (xi) a merger includes a juridische fusie.
SECTION 1.04.    Accounting Terms; GAAP; Pro Forma Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP as in effect from time to time; provided that (i) if the Company, by notice to the Administrative Agent, shall request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent or the Required Lenders, by notice to the Company, shall request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (A) without giving effect to any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities (or any Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness of the Company or any Subsidiary at “fair value”, as defined therein, (B) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, and (C) without giving effect to any change to GAAP occurring after the date hereof as a result of the adoption of any proposals set forth in the Proposed Accounting Standards Update, Leases (Topic 840), issued by the Financial Accounting Standards Board on August 17, 2010, or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on the date hereof.
(b)    All pro forma computations required to be made hereunder giving effect to any Material Acquisition, Material Disposition, Acquisition or other transaction shall be calculated after giving pro forma effect thereto (and, in the case of any pro forma computations made hereunder to determine whether such Material Acquisition, Material Disposition, Acquisition or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first such delivery, ending on December 31, 2015), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Agreement applicable to such Indebtedness if such Hedging Agreement has a remaining term in excess of 12 months).
SECTION 1.05.    Currency Translation. For purposes of any determination under Article VI or VII, amounts incurred or outstanding, or proposed to be incurred or outstanding, in currencies other than U.S. dollars shall be translated into U.S. dollars at the currency exchange rates in effect on the date of such determination; provided that (a) for purposes of any determination under Sections 6.01, 6.04, 6.05 and 6.08, the amount of each applicable transaction denominated in a currency other than U.S. dollars shall be translated into U.S. dollars at the applicable currency exchange rate in effect on the date of the consummation thereof, which currency exchange rates shall be determined reasonably and in good faith by the Company, and (b) for purposes of the Fixed Charge Coverage Ratio, any other financial test and the related definitions, amounts in currencies other than U.S. dollars shall be translated into U.S. dollars at the currency exchange rates then most recently used in preparing the consolidated financial statements of the Company. Notwithstanding anything to the contrary set forth herein, but subject to clause (b) above, (i) no Default shall arise as a result of any limitation or threshold expressed in U.S. dollars in this Agreement being exceeded in respect of any transaction solely as a result of changes in currency exchange rates from those applicable for determining compliance with this Agreement at the time of, or at any time following, such transaction and (ii) in the case of any Indebtedness outstanding under any clause of Section 6.01 or secured under any clause of Section 6.02 that contains a limitation expressed in U.S. dollars and that, as a result of changes in exchange rates, is so exceeded, such Indebtedness will be permitted to be refinanced with Refinancing Indebtedness in respect thereof incurred under such clause notwithstanding that, after giving effect to such refinancing, such excess shall continue.
SECTION 1.06.    Senior Indebtedness. In the event that any Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, such Loan Party shall take all such actions as shall be necessary to cause the Loan Document Obligations to constitute “senior indebtedness” and “designated senior indebtedness” (however denominated) in respect of such Subordinated Indebtedness and to enable the Lenders, or an agent on their behalf, to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Loan Document Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” under and in respect of any indenture or other agreement or instrument under which any such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.
ARTICLE II
The Credits
SECTION 2.01.    Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans from time to time during the Availability Period:
(a)    to the Company in an aggregate principal amount that will not result in (i) such Lender’s Revolving Exposure exceeding such Lender’s Commitment, (ii) the Aggregate Revolving Exposure exceeding the lesser of the Aggregate Commitment then in effect and the Aggregate Borrowing Base then in effect or (iii) the U.S. Revolving Exposure exceeding the U.S. Borrowing Base then in effect; and
(b)    to the Dutch Borrower in an aggregate principal amount that will not result in (i) such Lender’s Revolving Exposure exceeding such Lender’s Commitment or (ii) the Aggregate Revolving Exposure exceeding the lesser of the Aggregate Commitment then in effect and the Aggregate Borrowing Base then in effect.

Within the foregoing limits and subject to the terms and conditions set forth herein, the Company and the Dutch Borrower may borrow, prepay and reborrow Revolving Loans. All Revolving Loans shall be denominated in U.S. dollars.
SECTION 2.02.    Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Revolving Borrowing consisting of Revolving Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Revolving Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Revolving Loans as required.
(b)    Subject to Section 2.13, each Revolving Borrowing shall be comprised entirely of ABR Revolving Loans or Eurocurrency Revolving Loans as the applicable Borrower may request in accordance herewith; provided that all Revolving Borrowings made on the Effective Date must be made as ABR Revolving Borrowings unless the applicable Borrower shall have given the notice required for a Eurocurrency Revolving Borrowing under Section 2.03 and provided an indemnity letter, in form and substance reasonably satisfactory to the Administrative Agent, extending the benefits of Section 2.15 to Lenders in respect of such Borrowings. Each Protective Advance shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of US$1,000,000 and not less than US$1,000,000; provided that a Eurocurrency Revolving Borrowing that results from a continuation of an outstanding Eurocurrency Revolving Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of US$1,000,000 and not less than US$1,000,000; provided that (i) an ABR Revolving Borrowing may be in an aggregate amount (A) that is equal to the entire unused balance of the Aggregate Commitment, (B) that is required to finance the repayment of a Protective Advance as contemplated by Section 2.04(a) or (C) that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f) and (ii) each Protective Advance may be in such principal amount as shall be determined by the Administrative Agent pursuant to Section 2.04. Revolving Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of five (or such greater number as may be agreed to by the Administrative Agent) Eurocurrency Revolving Borrowings outstanding.
(d)    Notwithstanding any other provision of this Agreement, a Borrower shall not be entitled to request, or to elect to convert to or continue, any Eurocurrency Revolving Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
SECTION 2.03.    Requests for Borrowings. To request a Revolving Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Revolving Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Revolving Borrowing, not later than 1:00 p.m., New York City time, on the date of the proposed Borrowing (which shall be a Business Day). Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile, or electronic transmission of a “pdf” or similar copy to the Administrative Agent of an executed written Borrowing Request. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)    the aggregate amount of such Borrowing;
(ii)    the date of such Borrowing, which shall be a Business Day;
(iii)    whether such Borrowing is to be an ABR Revolving Borrowing or a Eurocurrency Revolving Borrowing;
(iv)    in the case of a Eurocurrency Revolving Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v)    the location and number of the account of the applicable Borrower to which funds are to be disbursed or, in the case of any ABR Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that made such LC Disbursement.
If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Revolving Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Revolving Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Revolving Loan to be made as part of the requested Revolving Borrowing.
SECTION 2.04.    Protective Advances. (a) Subject to the limitations set forth below, the Administrative Agent is authorized by the Company, the Dutch Borrower and the Lenders, from time to time during the Availability Period, in the Administrative Agent’s sole discretion (but without any obligation), and subject to the Co-Agent’s prior consent, to make Loans denominated in U.S. dollars to the Company or the Dutch Borrower, on behalf of all Lenders, which the Administrative Agent, in its Permitted Credit Judgment, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Loan Document Obligations or (iii) to pay any other amount chargeable to or required to be paid by the Company or the Dutch Borrower pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any such Loans being referred to herein as “Protective Advances”); provided that no Protective Advance shall be made if after giving effect thereto (A) the Aggregate Revolving Exposure would exceed the Aggregate Commitment or (B) the aggregate principal amount of the outstanding Protective Advances would exceed 10% of the Aggregate Commitment in effect at the time of the making of such Protective Advance. Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The Protective Advances shall constitute Loan Document Obligations hereunder and shall be Guaranteed and secured as provided in the Security Documents. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. The Administrative Agent may at any time (i) subject to the limitations set forth in Section 2.01 and to the satisfaction of the conditions set forth in Section 4.02, request, on behalf of the applicable Borrower, the Lenders to make ABR Revolving Loans to such Borrower to repay any Protective Advance made to such Borrower or (ii) require the Lenders to acquire participations in any Protective Advance as provided in paragraph (b) of this Section.

(b)    The Administrative Agent may by notice given not later than 12:00 noon, New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Protective Advances outstanding. Such notice shall specify the aggregate amount of Protective Advances in which the Lenders will be required to participate and each Lender’s Applicable Percentage of such Protective Advances. Each Lender hereby absolutely and unconditionally agrees to pay, promptly upon receipt of notice as provided above (and in any event, if such notice is received by 12:00 noon, New York City time, on a Business Day, no later than 5:00 p.m., New York City time, on such Business Day and if received after 12:00 noon, New York City time, on a Business Day, no later than 10:00 a.m., New York City time, on the immediately succeeding Business Day), to the Administrative Agent such Lender’s Applicable Percentage of such Protective Advances. Each Lender acknowledges and agrees that its obligation to acquire participations in Protective Advances pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including nonsatisfaction of any of the conditions precedent set forth in Section 4.02, the occurrence and continuance of a Default or any reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph). Any amounts received by the Administrative Agent from a Borrower (or other Person on behalf of a Borrower) in respect of a Protective Advance after receipt by the Administrative Agent of the proceeds of a sale of participations therein shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph to the extent of their interests therein; provided that any such payment so remitted shall be repaid to the Administrative Agent if and to the extent such payment is required to be refunded to such Borrower for any reason. The purchase of participations in a Protective Advance pursuant to this paragraph shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to repay such Protective Advance.
SECTION 2.05.    Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, each Borrower may request the issuance of Letters of Credit for its own account (or so long as such Borrower is a joint and several co-applicant with respect thereto, the account of any subsidiary of such Borrower (other than, in the case of the Company, the Dutch Borrower)), denominated in U.S. dollars and in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. Each Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the account of any subsidiary of such Borrower (other than the Dutch Borrower) as provided in the first sentence of this paragraph, it will be fully responsible for the reimbursement of LC Disbursements, the payment of interest thereon and the payment of fees due under Section 2.11(b) to the same extent as if it were the sole account party in respect of such Letter of Credit. Notwithstanding anything contained in any letter of credit application furnished to any Issuing Bank in connection with the issuance of any Letter of Credit, (i) all provisions of such letter of credit application purporting to grant liens in favor of the Issuing Bank to secure obligations in respect of such Letter of Credit shall be disregarded, it being agreed that such obligations shall be secured to the extent provided in this Agreement and in the Security Documents, and (ii) in the event of any inconsistency between the terms and conditions of such letter of credit application and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, no Borrower shall request, and no Issuing Bank shall have any obligation to issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement. A Letter of Credit issued by any Issuing Bank will only be of a type approved for issuance hereunder by such Issuing Bank (it being understood and agreed that standby Letters of Credit shall be deemed of the type that is approved), and issuance, amendment, extension and renewal of Letters of Credit shall be subject to its customary policies and procedures for issuance of letters of credit. An Issuing Bank shall not be under any obligation to issue any Letter of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law, rule or regulation of any Governmental Authority applicable to such Issuing Bank or any request, rule, guideline or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it.
(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit (other than an automatic renewal permitted pursuant to paragraph (c) of this Section), the applicable Borrower shall hand deliver or fax (or transmit by electronic communication of a “pdf” or similar copy, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Administrative Agent, reasonably in advance of the requested date of issuance, amendment, renewal or extension, a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the requested date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to enable the applicable Issuing Bank to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any such request. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon each issuance, amendment, renewal or extension of any Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure will not exceed US$25,000,000, (ii) the portion of the LC Exposure attributable to Letters of Credit issued by any Issuing Bank will not exceed the LC Commitment of such Issuing Bank, (iii) no Lender will have a Revolving Exposure greater than its Commitment, (iv) the Aggregate Revolving Exposure will not exceed the lesser of the Aggregate Commitment then in effect and the Aggregate Borrowing Base then in effect and (v) the U.S. Revolving Exposure will not exceed the U.S. Borrowing Base then in effect. The Company may, at any time and from time to time, reduce the LC Commitment of any Issuing Bank with the consent of such Issuing Bank; provided that the Company shall not reduce the LC Commitment of any Issuing Bank if, after giving effect to such reduction, the conditions set forth in clause (ii) above shall not be satisfied. Each Issuing Bank agrees that it shall not permit any issuance, amendment, renewal or extension of a Letter of Credit to occur unless it shall have given to the Administrative Agent written notice thereof required under paragraph (l) of this Section.
(c)    Expiration Date. Each Letter of Credit shall by its terms expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that any Letter of Credit may contain customary automatic renewal provisions agreed upon by the applicable Borrower and the applicable Issuing Bank pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not to a date later than the date set forth in clause (ii) above), subject to a right on the part of such Issuing Bank to prevent any such renewal from occurring by giving notice to the beneficiary in advance of any such renewal.
(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or any Lender, the Issuing Bank that is the issuer thereof hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank under such Letter of Credit and not reimbursed by the applicable Borrower on the date due as provided in paragraph (f) of this Section, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit, the occurrence and continuance of a Default, any reduction or termination of the Commitments or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender further acknowledges and agrees that, in issuing, amending, renewing or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the applicable Borrower deemed made pursuant to Section 4.02, unless, at least two Business Days prior to the time such Letter of Credit is issued, amended, renewed or extended (or, in the case of an automatic renewal permitted pursuant to paragraph (c) of this Section, at least two Business Days prior to the time by which the election not to extend must be made by the applicable Issuing Bank), the Required Lenders shall have notified the applicable Issuing Bank (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.02 would not be satisfied if such Letter of Credit were then issued, amended, renewed or extended (it being understood and agreed that, in the event any Issuing Bank shall have received any such notice, no Issuing Bank shall have any obligation to issue, amend, renew or extend any Letter of Credit until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).
(e)    Disbursements. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by it and shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by hand delivery or facsimile) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement.
(f)    Reimbursements. If an Issuing Bank shall make an LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than (i) if the applicable Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on any Business Day, then 3:00 p.m., New York City time, on such Business Day or (ii) otherwise, 1:30 p.m., New York City time, on the Business Day immediately following the day that the applicable Borrower receives such notice; provided that if the amount of such LC Disbursement is US$1,000,000 or more, the applicable Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing and, to the extent so financed, the applicable Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the applicable Borrower fails to reimburse any LC Disbursement by the time specified above, the applicable Issuing Bank shall notify the Administrative Agent, whereupon the Administrative Agent shall notify each Lender of such failure, the payment then due from the applicable Borrower in respect of the applicable LC Disbursement and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the amount then due from the applicable Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from a Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for an LC Disbursement (other than the funding of an ABR Revolving Borrowing as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement.
(g)    Obligations Absolute. Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section is absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision thereof or hereof, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the Commitments or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of, or provide a right of setoff against, a Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit, any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any other act, failure to act or other event or circumstance; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to any Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of an Issuing Bank (with such absence to be presumed unless otherwise determined by a court of competent jurisdiction in a final and nonappealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(h)    Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the applicable Borrower reimburses such LC Disbursement in full, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the applicable Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment, and shall be payable on demand or, if no demand has been made, on the date on which the applicable Borrower reimburses the applicable LC Disbursement in full.
(i)    Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, each Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 105% of the LC Exposure attributable to Letters of Credit issued for the account of such Borrower as of such date; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to a Borrower described in clause (h) or (i) of Article VII. The Borrowers also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.09(d), 2.10(b) or 2.19, and any such cash collateral (but not in excess of 100% of the applicable LC Exposure) so deposited and held by the Administrative Agent hereunder shall constitute part of, as applicable, the U.S. Borrowing Base or the Non-U.S. Borrowing Base solely for purposes of determining compliance with Section 2.10(b). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the applicable Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and in sole discretion of the Administrative Agent and at the applicable Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall, notwithstanding anything to the contrary in Section 2.09(d) or the Security Documents, be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to, in the case of any such application at a time when any Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders), the consent of each Issuing Bank), be applied to satisfy other obligations of, in the case of any amount deposited by the Company, the Borrowers under this Agreement, and, in the case of any amount deposited by the Dutch Borrower, the Dutch Borrower under this Agreement. If a Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived. If any cash collateral hereunder is held pursuant to Section 2.09(d), such cash collateral (to the extent not applied as aforesaid) shall be returned to the applicable Borrower, to the extent such cash collateral is not then required to be held as such in order for the applicable Borrower to be in compliance with the cash collateral requirements set forth herein, promptly upon the Cash Dominion Period ceasing to be in effect. If a Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.10(b), such amount (to the extent not applied as aforesaid) shall be returned to such Borrower to the extent that, after giving effect to such return, (i) the Aggregate Revolving Exposure would not exceed the lesser of the Aggregate Commitment then in effect and the Aggregate Borrowing Base then in effect, (ii) the U.S. Revolving Exposure would not exceed the U.S. Borrowing Base then in effect and (iii) no Default shall have occurred and be continuing. If a Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.19, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower promptly following request therefor by such Borrower to the extent that, after giving effect to such return, no Issuing Bank shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Revolving Commitments of the Non-Defaulting Lenders and/or the remaining cash collateral and no Default shall have occurred and be continuing.
(j)    Designation of Additional Issuing Banks. The Company may, at any time and from time to time, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), designate as additional Issuing Banks one or more Lenders that agree to serve in such capacity as provided below. The acceptance by a Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent, executed by the Borrowers, the Administrative Agent and such designated Lender, which shall set forth the LC Commitment of such Lender, and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Lender in its capacity as an issuer of Letters of Credit hereunder.
(k)    Termination of an Issuing Bank. The Company may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank acknowledging receipt of such notice and (ii) the 10th Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, each Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.11(b) in respect of LC Exposure attributable to Letters of Credit issued for the account of such Borrower. Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.
(l)    Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which a Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.
(m)    LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases (other than any such increase consisting of the reinstatement of an amount previously drawn thereunder and reimbursed) whether or not such maximum stated amount is in effect at the time of determination.
SECTION 2.06.    Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time (or, in the case of an ABR Revolving Borrowing made on the same day as the date of the Borrowing Request therefor, 2:30 p.m., New York City time) to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Protective Advances shall be made as provided in Section 2.04. The Administrative Agent will make each Loan available to the applicable Borrower by promptly remitting the amounts so received, in like funds, to an account of such Borrower located in the United States of America or the Netherlands (it being understood that in the case of any such account located in the Netherlands, receipt of such remittance may be subject to delay on account of the time differences); provided that (i) the proceeds of ABR Revolving Loans made to finance (A) the repayment of a Protective Advance as provided in Section 2.04(a) shall be applied by the Administrative Agent for such purpose and (B) the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the Issuing Bank specified by the applicable Borrower in the applicable Borrowing Request and (ii) the proceeds of any Protective Advance shall be retained by the Administrative Agent and applied, on behalf of the applicable Borrower, for the purposes for which such Protective Advance shall have been made.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Revolving Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Revolving Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Revolving Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the applicable Borrower, the interest rate applicable to ABR Revolving Loans. If the applicable Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the applicable Borrower the amount of such interest paid by the applicable Borrower for such period. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Revolving Borrowing. Any payment by the applicable

Borrower shall be without prejudice to any claim the applicable Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
SECTION 2.07.    Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type and, in the case of a Eurocurrency Revolving Borrowing, shall have an initial Interest Period as specified in the applicable Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the applicable Borrower may elect to convert such Revolving Borrowing to a Revolving Borrowing of a different Type or to continue such Borrowing and, in the case of a Eurocurrency Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of the affected Revolving Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Revolving Loans comprising such Borrowing, and the Revolving Loans comprising each such portion shall be considered a separate Revolving Borrowing. This Section shall not apply to Protective Advances, which may not be converted or continued.
(b)    To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or electronic transmission of a “pdf” or similar copy to the Administrative Agent of an executed written Interest Election Request. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Revolving Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Revolving Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Revolving Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Revolving Borrowing is to be an ABR Revolving Borrowing or a Eurocurrency Revolving Borrowing; and
(iv)    if the resulting Revolving Borrowing is to be a Eurocurrency Revolving Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurocurrency Revolving Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(c)    Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Revolving Borrowing.
(d)    If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Revolving Borrowing. Notwithstanding any contrary provision hereof, if an

Event of Default under clause (h) or (i) of Article VII has occurred and is continuing with respect to a Borrower, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the direction of the Required Lenders, has notified a Borrower of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurocurrency Revolving Borrowing and (ii) unless repaid, each Eurocurrency Revolving Borrowing shall be converted to an ABR Revolving Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.08.    Termination and Reduction of Commitments.
(a) Unless previously terminated, the Commitments shall automatically terminate on the Maturity Date.
(b)    The Company may at any time terminate, or from time to time permanently reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of US$1,000,000 and not less than US$1,000,000 and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, (A) the Aggregate Revolving Exposure would exceed the Aggregate Commitment then in effect or (B) the Revolving Exposure of any Lender would exceed its Commitment.
(c)    The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination or reduction of the Commitments under paragraph (b) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
SECTION 2.09.    Repayment of Loans; Evidence of Debt; Cash Dominion Period. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan made to such Borrower by such Lender on the Maturity Date and (ii) to the Administrative Agent the then unpaid principal amount of each Protective Advance made to such Borrower on the earlier of the Maturity Date, the 30th day after such Protective Advance is made and the date on which payment thereof shall be demanded by the Administrative Agent.
(b)    The records maintained by the Administrative Agent and the Lenders shall be prima facie evidence of the existence and amounts of the obligations of the Borrowers in respect of the Loans, LC Disbursements, interest and fees due or accrued hereunder; provided that the failure of the Administrative Agent or any Lender to maintain such records or any error therein shall not in any manner affect the obligation of any Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement.
(c)    Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, each Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes of each Borrower in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
(d)    Upon the commencement and during the continuance of a Cash Dominion Period:
(i) (A) the Administrative Agent may (and, at the written direction of the Required Lenders shall) instruct any or each depositary bank with which any U.S. Loan Party shall have any deposit account and which is party to any Control Agreement to transfer on each Business Day (or with such other frequency as shall be specified by the Administrative Agent) to one or more accounts of the Administrative Agent or any of its Affiliates (it being understood that separate accounts may be established for different currencies) specified by it (collectively, the “U.S. Administrative Agent Accounts”) all funds then on deposit in the deposit account or deposit accounts of any U.S. Loan Party subject to such Control Agreement; provided that the Administrative Agent shall not be required to give such instructions with respect to one or more of such deposit accounts if, and to the extent that, the Administrative Agent shall have determined that the aggregate amount of funds that would otherwise be required to be transferred pursuant to instructions given in accordance with this clause (i) on any Business Day would exceed the aggregate principal amount of Loans and LC Exposure (other than LC Exposure that shall have been theretofore cash collateralized in accordance with Section 2.05(i) and giving effect to any prepayment of Loans made to the Dutch Borrower pursuant to clause (ii) below) outstanding on such Business Day; and (B) on each Business Day immediately following the day of receipt by the Administrative Agent of any funds pursuant to a transfer referred to in clause (A) above, the Administrative Agent shall, subject to Section 5.12(e), apply the amounts so received first, to prepay Protective Advances made to the Company, second, to prepay Revolving Loans made to the Company, third, to cash collateralize in accordance with Section 2.05(i) outstanding LC Exposure attributable to Letters of Credit issued for the account of the Company, fourth, to prepay Protective Advances made to the Dutch Borrower, fifth, to prepay Revolving Loans made to the Dutch Borrower and sixth, to cash collateralize in accordance with Section 2.05(i) outstanding LC Exposure attributable to Letters of Credit issued for the account of the Dutch Borrower, and, following such application thereof, shall remit the remaining funds, if any, to the applicable U.S. Loan Party; and
(ii) (A) the Administrative Agent may (and, at the written direction of the Required Lenders shall) instruct any or each depositary bank with which any Non-U.S. Loan Party shall have any deposit account and which is subject to control of the Administrative Agent to transfer on each Business Day (or with such other frequency as shall be specified by the Administrative Agent) to one or more accounts of the Administrative Agent or any of its Affiliates (it being understood that separate accounts may be established for different currencies) specified by it (collectively, the “Non-U.S. Administrative Agent Accounts”) all funds then on deposit in the deposit account or deposit accounts of any Non-U.S. Loan Party subject to such control; provided that the Administrative Agent shall not be required to give such instructions with respect to one or more of such deposit accounts if, and to the extent that, the Administrative Agent shall have determined that the aggregate amount of funds that would otherwise be required to be transferred pursuant to instructions given in accordance with this clause (ii) and clause (i) above on any Business Day would exceed the aggregate principal amount of Loans and LC Exposure (other than LC Exposure that shall have been theretofore cash collateralized in accordance with Section 2.05(i)) outstanding on such Business Day; and (B) on each Business Day immediately following the day of receipt by the Administrative Agent of any funds pursuant to a transfer referred to in clause (A) above, the Administrative Agent shall, subject to Section 5.12(e), apply the amounts on deposit in the Non-U.S. Administrative Agent Accounts first, to prepay Protective Advances made to the Dutch Borrower, second, to prepay Revolving Loans made to the Dutch Borrower and third, to cash collateralize in accordance with Section 2.05(i) outstanding LC

Exposure attributable to Letters of Credit issued for the account of the Dutch Borrower and, following such application thereof, shall remit the remaining funds, if any, to the applicable Non-U.S. Loan Party;
provided, in each case, that upon the occurrence and during the continuance of an Event of Default such funds may be applied as provided in Section 2.17(b) if so determined as provided in such Section (and, pending such application, may be held as cash collateral). Each Borrower hereby directs the Administrative Agent to apply its funds as so specified and authorizes the Administrative Agent to determine the order of application of such funds as among the individual Borrowings and LC Exposures of such Borrower. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in such Borrowing.
SECTION 2.10.    Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.
(b)    In the event and on each occasion that (i) the Aggregate Revolving Exposure exceeds the lesser of (A) the sum of (x) the Aggregate Borrowing Base then in effect and (y) the Protective Advance Exposure and (B) the Aggregate Commitment then in effect or (ii) the U.S. Revolving Exposure exceeds the sum of (x) the U.S. Borrowing Base and (y) the aggregate principal amount of outstanding Protective Advances made to the Company, the Borrowers shall prepay Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent in accordance with Section 2.05(i)) in an aggregate amount sufficient to eliminate such excess.
(c)    The applicable Borrower shall give the Administrative Agent prior notice of any optional or mandatory prepayment hereunder by telephone (confirmed by hand delivery, facsimile or electronic transmission of a “pdf” or similar copy), which notice, in the case of any optional prepayment, must be given (i) in the case of prepayment of a Eurocurrency Revolving Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 1:00 p.m., New York City time, on the date of prepayment (which shall be a Business Day) or (iii) in the case of prepayment of a Protective Advance, not later than 1:00 p.m., New York City time, on the date of prepayment (which shall be a Business Day). Each such notice shall be irrevocable and shall specify the prepayment date, the Borrowing or Borrowings to be prepaid and the principal amount of each such Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that a notice of optional prepayment of any Borrowings may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the applicable Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice (other than a notice relating solely to Protective Advances), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in such Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.
SECTION 2.11.    Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Commitment Fee Rate on the daily unused amount of the Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the first Business Day following the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Protective Advance Exposure of such Lender shall be disregarded for such purpose).
(b)    Each Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit issued for the account of such Borrower, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the daily amount of such Lender’s LC Exposure attributable to such Letters of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure attributable to such Letters of Credit, and (ii) to each Issuing Bank a fronting fee, which shall accrue at 0.125% per annum on the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank for the account of such Borrower (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure attributable to such Letters of Credit, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued by such Issuing Bank for the account of such Borrower or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the first Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)    The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.
(d)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.
SECTION 2.12.    Interest. (a) The Loans comprising each ABR Borrowing (including each Protective Advance) shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b)    The Loans comprising each Eurocurrency Revolving Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.
(d)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section and interest accrued on Protective Advances shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of a Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.13.    Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:
(a)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or
(b)    the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Eurocurrency Borrowing for such Interest Period;
then the Administrative Agent shall give notice (which may be telephonic) thereof to the Company and the Lenders as promptly as practicable and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective, and such Borrowing shall be continued as an ABR Borrowing, and (ii) any Borrowing Request for a Eurocurrency Borrowing shall be treated as a request for an ABR Borrowing.
SECTION 2.14.    Increased Costs. (a) If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or Issuing Bank;
(ii)    impose on any Lender or Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of the term “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, advances, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any Loan), to increase the cost to such Lender, Issuing Bank or other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount), then, from time to time upon request of such Lender, Issuing Bank or other Recipient, the Borrowers will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs or expenses incurred or reduction suffered.
(b)    If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any lending office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of or the Loans made by, or participations in Letters of Credit or Protective Advances held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy or liquidity), then, from time to time upon request of such Lender or Issuing Bank, the Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.
(c)    A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Company shall be conclusive absent manifest error. The Borrowers shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 270 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.15.    Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert or continue any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto, (d) the failure to prepay any Eurocurrency Loan on a date specified therefor in any notice of prepayment given by a Borrower (whether or not such notice may be revoked in accordance with the terms hereof) or (e) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.18, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan (but not including any “floor” applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate such Lender would bid if it were to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank market. A certificate of any Lender delivered to the applicable Borrower and setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
SECTION 2.16.    Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)    Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)    Indemnification by the Loan Parties. The Loan Parties shall severally and not jointly indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Borrower by a Lender (with a copy to the

Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that a Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c)(ii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph.
(f)    Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by a Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by such Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by a Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing:
(A)    any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:
(i)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S.

Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii)    executed originals of IRS Form W-8ECI;
(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(iv)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L‑3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.
(g)    Additional Dutch Withholding Tax Matters. Each Lender and the Dutch Borrower shall cooperate in completing any procedural formalities necessary for the Dutch Borrower to obtain authorization to make such payment without withholding or deduction for Taxes imposed under the laws of the Netherlands. Each Lender shall notify the Dutch Borrower and the Administrative Agent if such Lender determines in its sole discretion that it ceases to be entitled to claim the benefits of an income tax treaty to which the Netherlands is a party with respect to payments made by the Dutch Borrower hereunder.
(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph, the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(j)    Defined Terms. For purposes of this Section, the term “Lender” shall include any Issuing Bank and the term “applicable law” shall include FATCA.
SECTION 2.17.    Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without any defense, setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent, except that payments required to be made directly to any Issuing Bank shall be so made, payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in U.S. dollars.
(b)    Any proceeds of, or any collection from or other realization upon, any Collateral received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the applicable Borrower), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.10) or (C) amounts to be applied from the Administrative Agent Accounts during a Cash Dominion Period (which shall be applied in accordance with Section 2.09(d)) or (ii) at a time when an Event of Default has occurred and is continuing if the Administrative Agent so elects or the Required Lenders so direct, and at all times after the exercise of remedies against the Collateral by the Administrative Agent, shall be applied ratably in the following order (the amounts so applied pursuant to any clause set forth below to be distributed among the Persons entitled thereto pursuant to such clause pro rata in accordance with the aggregate unpaid amounts referred to in such clause owed to them on the date of any such distribution):
first, to pay any fees, indemnities, expense reimbursements and other amounts then due to the Administrative Agent, the Co-Agent and the Issuing Banks (in their capacity as such) under the Loan Documents (other than principal, interest, any reimbursement of an LC Disbursement, any Secured Cash Management Services Obligations or any Secured Hedging Obligations);
second, to pay any indemnities and expense reimbursements then due to the Lenders under the Loan Documents (other than in connection with Secured Cash Management Services Obligations or Secured Hedging Obligations);
third, to pay accrued but unpaid interest on the Protective Advances;
fourth, to pay the principal of the Protective Advances;
fifth, to pay accrued but unpaid interest on the Revolving Loans and any fees then due to the Lenders;
sixth, to pay the principal of the Revolving Loans, unreimbursed LC Disbursements and (in each case up to but not in excess of the amount of the Designated Pari Obligations Reserve, as the case may be, most recently established in respect thereof) of any Secured Cash Management Services Obligations arising under any Designated Pari Cash Management Services Agreement or any Secured Hedging Obligations arising under any Designated Pari Hedging Agreement;
seventh, to the extent not covered by clause sixth above, to pay to the Administrative Agent an amount equal to 105% of the aggregate LC Exposure, to be held as cash collateral for such Loan Document Obligations, eighth, to pay all Secured Cash Management Services Obligations and all Secured Hedging Obligations that, in each case, are not covered under clause sixth above, up to the amount most recently provided to the Administrative Agent pursuant to Section 2.21, and ninth, to the payment of any other Secured Obligation due to the Administrative Agent, the Co-Agent, any Issuing Bank, any Lender or any other Secured Party.
Notwithstanding the foregoing, (i) no amount received from any Subsidiary Loan Party shall be applied to any Excluded Swap Obligation of such Subsidiary Loan Party, (ii) application of cash collateral deposited in respect of LC Exposure to other Secured Obligations shall be subject to the consent of the Issuing Banks to the extent required under Section 2.05(i), (iii) any such application of proceeds of, or any collection from or other realization upon, Collateral of any U.S. Loan Party shall be made solely to the Secured Obligations of the U.S. Loan Parties (disregarding, for this purpose, any such Secured Obligations arising as a result of any Guarantee of the Secured Obligations of any Non-U.S. Loan Party), until all such Secured Obligations of the U.S. Loan Parties of all types are paid in full, prior to application to any Secured Obligations of any Non-U.S. Loan Parties and (iv) any such application of proceeds of, or any collection from or other realization upon, Collateral of any Non-U.S. Loan Party shall be made solely to the Secured Obligations of the Non-U.S. Loan Parties. The Administrative Agent shall have absolute discretion as to the time of application of any such payments and proceeds in accordance with this Agreement.
(c)    If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Protective Advances resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Protective Advances and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall notify the Administrative Agent of such fact and shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Protective Advances of other Lenders to the extent necessary so that the amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of principal of and accrued interest on their Revolving Loans and participations in LC Disbursements and Protective Advances; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Protective Advances to any Person that is an Eligible Assignee. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
(d)    Unless the Administrative Agent shall have received notice from the applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or Issuing Banks hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or Issuing Banks, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)    If any Lender shall fail to make any payment required to be made by it hereunder to or for the account of the Administrative Agent or any Issuing Bank, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender pursuant to Sections 2.04(b), 2.05(d), 2.05(f), 2.06(b), 2.16(e), 2.17(d) and 9.03(c), in each case in such order as shall be determined by the Administrative Agent in its discretion.
SECTION 2.18.    Mitigation Obligations; Replacement of Lenders.
(a) If any Lender requests compensation under Section 2.14, or if a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall (at the request of the Company) use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.
(b)    If (i) any Lender requests compensation under Section 2.14, (ii) a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.16, (iii) any Lender has become a Defaulting Lender or (iv) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that under Section 9.02 requires the consent of all the Lenders (or all the affected Lenders or Supermajority Lenders) and with respect to which the Required Lenders shall have granted their consent, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.14 or 2.16) and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Company shall have received the prior written consent of the Administrative Agent and each Issuing Bank, which consent shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Protective Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (in the case of such principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts), (C) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments, (D) such assignment does not conflict with applicable law and (E) in the case of any such assignment and delegation resulting from the failure to provide a consent, the assignee shall have given such consent and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, the applicable amendment, waiver, discharge or termination can be effected. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation have ceased to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.
SECTION 2.19.    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    commitment fees shall cease to accrue on the unused amount of the Commitment of such Defaulting Lender pursuant to Section 2.11(a);
(b)    the Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders, the Supermajority Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof;
(c)    if any Protective Advance Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:
(i)    the Protective Advance Exposure (other than any portion thereof with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.04(b)) and LC Exposure (other than any portion thereof attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.05(d) and 2.05(f)) of such Defaulting Lender shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that the sum of all Non-Defaulting Lenders’ Revolving Exposures after giving effect to such reallocation would not exceed the sum of all Non-Defaulting Lenders’ Commitments;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (A) first, prepay the portion of such Defaulting Lender’s Protective Advance Exposure (other than any portion thereof referred to in the parenthetical in such clause (i)) that has not been reallocated and (B) second, cash collateralize in accordance with the procedures set forth in Section 2.05(i) for the benefit of the Issuing Banks the portion of such Defaulting Lender’s LC Exposure (other than any portion thereof referred to in the parenthetical in such clause (i)) that has not been reallocated for so long as such LC Exposure is outstanding;
(iii)    if a Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, such Borrower shall not be required to pay participation fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such portion of such Defaulting Lender’s LC Exposure for so long as such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)    if any portion of the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.11(b) shall be adjusted to give effect to such reallocation; and

(v)    if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all participation fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
(d)    so long as such Lender is a Defaulting Lender, (i) no Issuing Bank shall be required to issue, amend, renew or extend any Letter of Credit unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be fully covered by the Commitments of the Non-Defaulting Lenders and/or cash collateral provided by a Borrower in accordance with Section 2.19(c) and (ii) participating interests in any newly made Protective Advance or in any such issued, amended, renewed or extended Letter of Credit will be allocated among the Non-Defaulting Lenders in a manner consistent with Section 2.19(c)(i) (and such Defaulting Lender shall not participate therein).
In the event that (x) a Bankruptcy Event with respect to a Lender Parent shall have occurred following the date hereof and for so long as such Bankruptcy Event shall continue or (y) any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, no Issuing Bank shall be required to issue, amend, renew or extend any Letter of Credit, unless such Issuing Bank shall have entered into arrangements with a Borrower or such Lender satisfactory to such Issuing Bank to defease any risk to it in respect of such Lender hereunder.
In the event that the Administrative Agent, the Company and each Issuing Bank each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Protective Advance Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.
SECTION 2.20.    Incremental Commitments. (a) The Company may on one or more occasions, by written notice to the Administrative Agent, request the establishment of Incremental Commitments, provided that the aggregate amount of all the Incremental Commitments established hereunder shall not exceed US$50,000,000 during the term of this Agreement. Each such notice shall specify (i) the date on which the Company proposes that the Incremental Commitments shall be effective, which shall be a date not less than 10 Business Days (or such shorter period as may be acceptable to the Administrative Agent) after the date on which such notice is delivered to the Administrative Agent, and (ii) the amount of the Incremental Commitments being requested (it being agreed that (x) any Lender approached to provide any Incremental Commitment may elect or decline, in its sole discretion, to provide such Incremental Commitment and (y) any Person that the Company proposes to become an Incremental Lender, if such Person is not then a Lender, must be an Eligible Assignee and must be approved by the Administrative Agent and each Issuing Bank (such approval not to be unreasonably withheld or delayed)).
(b)    The terms and conditions of any Incremental Commitment and the Loans and other extensions of credit to be made thereunder shall be identical to those of the Commitments and the Loans and other extensions of credit made thereunder; provided that, if the Company determines to increase the interest rate or fees payable in respect of Incremental Commitments or Loans and other extensions of credit made thereunder, such increase shall be permitted if the interest rate or fees payable in respect of the other Commitments or Loans and other extensions of credit made thereunder, as applicable, shall be increased to equal such interest rate or fees payable in respect of such Incremental Commitments or Loans and other extensions of credit made thereunder, as the case may be.
(c)    The Incremental Commitments shall be effected pursuant to one or more Incremental Facility Agreements executed and delivered by the Borrowers, each Incremental Lender providing such Incremental Commitments and the Administrative Agent; provided that no Incremental Commitments shall become effective unless (i) no Default shall have occurred and be continuing on the date of effectiveness thereof, both immediately prior to and immediately after giving effect to such Incremental Commitments and the making of Loans and issuance of Letters of Credit thereunder to be made on such date, (ii) on the date of the effectiveness thereof the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date, (iii) the Borrowers shall make any payments required to be made pursuant to Section 2.15 in connection with such Incremental Commitments and the related transactions under this Section and (iv) the Borrowers shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates, reaffirmation agreements and other documents as shall reasonably be requested by the Administrative Agent in connection with any such transaction. Each Incremental Facility Agreement may, without the consent of any Lender (but with the consent of the Company), effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section.
(d)    Upon the effectiveness of an Incremental Commitment of any Incremental Lender, (i) such Incremental Lender, if not already a Lender, shall be deemed to be a “Lender” hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders hereunder and under the other Loan Documents, (ii) such Incremental Commitment shall constitute (or, in the event such Incremental Lender already has a Commitment, shall increase) the Commitment of such Incremental Lender and (B) the Aggregate Commitment shall be increased by the amount of such Incremental Commitment, in each case, subject to further increase or reduction from time to time as set forth in the definition of the term “Commitment”. For the avoidance of doubt, upon the effectiveness of any Incremental Commitment, the Revolving Exposures and the Applicable Percentages of all the Lenders shall automatically be adjusted to give effect thereto.
(e)    On the date of effectiveness of any Incremental Commitments, (i) the aggregate outstanding principal amount of the Revolving Loans made to each Borrower (the “Existing Revolving Borrowings” of such Borrower) immediately prior to the effectiveness of such Incremental Commitments shall be deemed to be repaid, (ii) each Incremental Lender that shall have had a Commitment prior to the effectiveness of such Incremental Commitments shall pay to the Administrative Agent in same day funds an amount equal to the difference between (A) the product of (1) such Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Incremental Commitments) multiplied by (2) the aggregate amount of the Resulting Revolving Borrowings (as hereinafter defined) and (B) the product of (1) such Lender’s Applicable Percentage (calculated without giving effect to the effectiveness of such Incremental Commitments) multiplied by (2) the aggregate amount of the Existing Revolving Borrowings, (iii) each Incremental Lender that shall not have had a Commitment prior to the effectiveness of such Incremental Commitments shall pay to Administrative Agent in same day funds an amount equal to the product of (1) such Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Incremental Commitments) multiplied by (2) the aggregate amount of the Resulting Revolving Borrowings, (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall pay to each Lender the portion of such funds that is equal to the difference between (A) the product of (1) such Lender’s Applicable Percentage (calculated without giving effect to the effectiveness of such Incremental Commitments) multiplied by (2) the aggregate amount of the Existing Revolving Borrowings, and (B) the product of (1) such Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Incremental Commitments) multiplied by (2) the aggregate amount of the Resulting Revolving Borrowings, (v) after the effectiveness of such Incremental Commitments, each Borrower shall be deemed to have made new Revolving Borrowings (the “Resulting Revolving Borrowings” of such Borrower) in an aggregate amount equal to the aggregate amount of such Borrower’s Existing Revolving Borrowings and of the Types and for the Interest Periods specified in a Borrowing Request delivered by such Borrower to the Administrative Agent in accordance with Section 2.03 (and such Borrower shall deliver such Borrowing Request), (vi) each Lender shall be deemed to hold its Applicable Percentage of each Resulting Revolving Borrowing (calculated after giving effect to the effectiveness of such Incremental Commitments) and (vii) each Borrower shall pay each Lender any and all accrued but unpaid interest on its Loans comprising the Existing Revolving Borrowings of such Borrower. The deemed payments of the Existing Revolving Borrowings made pursuant to clause (i) above shall be subject to compensation by the applicable Borrower pursuant to the provisions of Section 2.15 if the date of the effectiveness of such Incremental Commitments occurs other than on the last day of the Interest Period relating thereto.
(f)    The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Company referred to in Section 2.20(a) and of the effectiveness of any Incremental Commitments, in each case advising the Lenders of the details thereof and of the Applicable Percentages of the Lenders after giving effect thereto and of the payments required to be made pursuant to Section 2.20(e).
SECTION 2.21.    Secured Cash Management Services Obligations and Secured Hedging Obligations. In addition to the notice and information required by the definition of Secured Cash Management Services Agreement or Secured Hedging Agreement, each Lender and each Affiliate thereof holding any Secured Cash Management Services Obligations or Secured Hedging Obligations is authorized from time to time to deliver to the Administrative Agent and the Co-Agent, and each of the Administrative Agent and the Co-Agent is authorized (but shall not be required) from time to time to request from any such Lender or Affiliate thereof, a summary of the amounts due or to become due in respect of any Secured Cash Management Services Agreement or Secured Hedging Agreement. The Administrative Agent and the Co-Agent shall be entitled to use the most recent information provided to it in determining the amount of any Designated Pari Obligations Reserve or the amounts to be applied in respect of any Secured Cash Management Services Obligations or Secured Hedging Obligations pursuant to Section 2.17(b).
SECTION 2.22.    Dutch Borrower Agent. The Dutch Borrower hereby irrevocably appoints the Company as its representative and agent for all purposes of this Agreement and the other Loan Documents, including (a) the giving and receipt of notices (including any Borrowing Request, any Interest Election Request, any request for a Letter of Credit, delivery or receipt of Communications, preparation and delivery of Borrowing Base Certificates and financial reports, requests for waivers, amendments or other modifications of the Loan Documents (including in respect of compliance with covenants)), (b) the execution and delivery of all documents, instruments and certificates contemplated herein (other than execution and delivery of any Loan Document or other binding contract (but not, for the avoidance of doubt, any Borrowing Request, Interest Election Request or any request for a Letter of Credit), or any amendment, waiver or other modification of any Loan Document or other binding contract to which the Dutch Borrower is a party) and

(c) all other dealings with the Administrative Agent, the Co-Agent, any Issuing Bank or any Lender (other than execution and delivery of any Loan Document or other binding contract (but not, for the avoidance of doubt, any Borrowing Request, Interest Election Request or any request for a Letter of Credit), or any amendment, waiver or other modification of any Loan Document or other binding contract to which the Dutch Borrower is a party), and the Dutch Borrower releases the Company from any restrictions on representing several Persons and self-dealing under any applicable law. The Company hereby accepts such appointment as representative and agent of the Dutch Borrower. Notwithstanding any other provision of this Agreement or any other Loan Document:
(i)    the Administrative Agent, the Co-Agent, the Issuing Banks and the Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or Communication (including any Borrowing Request or any Interest Election Request) delivered on behalf of the Dutch Borrower by the Company;
(ii)    the Administrative Agent, the Co-Agent, the Issuing Banks and the Lenders may give any notice to or make any other Communication with the Dutch Borrower hereunder or under any other Loan Document to or with the Company;
(iii)    the Dutch Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by the Company (other than the execution and delivery of any Loan Document or any amendment, waiver or other modification of any Loan Document to which the Dutch Borrower is a party) shall be binding upon and enforceable against it.
ARTICLE III
Representations and Warranties
Each of the Company and the Dutch Borrower represents and warrants to the Lenders that:
SECTION 3.01.    Organization; Powers. The Company and each Subsidiary is duly formed, incorporated or organized, as applicable, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of formation, incorporation or organization outside the United States of America) under the laws of the jurisdiction of its formation, incorporation or organization, as applicable, has all requisite corporate or other organizational power and authority and all material Governmental Approvals required for the ownership and operation of its properties and the conduct of its business as now conducted and as proposed to be conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required.
SECTION 3.02.    Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational action and, if required, stockholder or other equityholder action of each Loan Party. This Agreement has been duly executed and delivered by each of the Company and the Dutch Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Company, the Dutch Borrower or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, winding-up or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.    Governmental Approvals; Absence of Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and (ii) filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law, including any order of any Governmental Authority, except to the extent any such violations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (c) will not violate the charter, by-laws or other organizational or constitutional documents of the Company or any Subsidiary, (d) will not violate or result (alone or with notice or lapse of time, or both) in a default under any agreement or instrument binding upon the Company or any Subsidiary or any of their assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by the Company or any Subsidiary, or give rise to a right of, or result in, any termination, cancellation, acceleration or right of renegotiation of any obligation thereunder, in each case except to the extent that the foregoing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (e) except for Liens created under the Loan Documents, will not result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary.
SECTION 3.04.    Financial Condition; No Material Adverse Change.
(a)  The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of operations, redeemable convertible preferred stock and stockholders’ equity (deficit) and cash flows as of and for the fiscal year ended December 31, 2015, audited by and accompanied by the opinion of PricewaterhouseCoopers LLP, independent registered public accounting firm. Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as of such date and for such period in accordance with GAAP.
(a)    Except as disclosed in the financial statements referred to above or the notes thereto or in the Confidential Information Memorandum, after giving effect to the Transactions, neither the Company nor any Subsidiary has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.
(b)    Since December 31, 2015, there has been no event or condition that has resulted, or could reasonably be expected to result, in a material adverse change in the business, results of operations, assets, liabilities or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.
SECTION 3.05.    Properties. (a) The Company and each Subsidiary has (i) good and marketable title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), (iii) valid licensed rights in (in the case of licensed interests in Intellectual Property) and (iv) good and marketable title to (in the case of all other personal property) all of their assets reflected in the financial statements referred to in Section 3.04(a) or, after the first delivery thereof, in the consolidated financial statements of the Company most recently delivered pursuant to Section 5.01, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted by this Agreement and except for Liens permitted under Section 6.02 and defects that, individually or in the aggregate, do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Company or any Subsidiary.
(b)    The Company and each Subsidiary owns, or is licensed to use, all Intellectual Property that is necessary for the conduct of its business as currently conducted, and proposed to be conducted, and without conflict with the rights of any other Person, except to the extent any such conflict, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Intellectual

Property used by the Company or any Subsidiary in the operation of its business infringes upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No claim or litigation regarding any Intellectual Property owned or used by the Company or any Subsidiary is pending or, to the knowledge of the Company or any Subsidiary, threatened against the Company or any Subsidiary that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.
SECTION 3.06.    Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company or any Subsidiary, threatened in writing against or affecting the Company or any Subsidiary that (i) would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) involve any of the Loan Documents or the Transactions.
(b)    Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with Governmental Approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
SECTION 3.07.    Compliance with Laws and Agreements. The Company and each Subsidiary is in compliance with all laws, including all orders of Governmental Authorities, applicable to it or its property and all agreements and other instruments binding upon it or its property, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
SECTION 3.08.    Investment Company Status. Neither the Company nor any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.
SECTION 3.09.    Taxes. The Company and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except where (a)(i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Company or such Subsidiary, as applicable, has set aside on its books reserves with respect thereto to the extent required by GAAP and (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation or (b) the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 3.10.    ERISA. No ERISA Events have occurred or are reasonably expected to occur that could, in the aggregate, reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than US$25,000,000 the fair value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date or dates of the most recent financial statements reflecting such amounts, exceed by more than US$25,000,000 the fair value of the assets of all such underfunded Plans.

SECTION 3.11.    Subsidiaries and Joint Ventures; Disqualified Equity Interests. Schedule 3.11 sets forth, as of the Effective Date, the name and jurisdiction of formation, incorporation or organization of, and the percentage of each class of Equity Interests owned by the Company or any Subsidiary in, (a) each Subsidiary and (b) each joint venture in which the Company or any Subsidiary owns any Equity Interests, and identifies each Designated Subsidiary and each Material Subsidiary. The Equity Interests in each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 3.11, as of the Effective Date, there is no existing option, warrant, call, right, commitment or other agreement to which the Company or any Subsidiary is a party requiring, and there are no Equity Interests in any Subsidiary outstanding that upon exercise, conversion or exchange would require, the issuance by any Subsidiary to any Person other than the Company or a Subsidiary of any additional Equity Interests or other securities exercisable for, convertible into, exchangeable for or evidencing the right to subscribe for or purchase any Equity Interests in any Subsidiary. As of the Effective Date, neither the Company nor any Subsidiary have any outstanding Disqualified Equity Interests.
SECTION 3.12.    Insurance. Schedule 3.12 sets forth a description of all insurance maintained by or on behalf of the Company and the Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid.
SECTION 3.13.    Solvency.  Immediately after the making of each Loan on the occasion of each Borrowing and the application of the proceeds thereof, and giving effect to the rights of subrogation and contribution under the Guarantee Agreement, (a) the fair value of the assets of the Company and the Subsidiaries, taken together on a consolidated basis, will exceed their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, (b) the present fair saleable value of the assets of the Company and the Subsidiaries, taken together on a consolidated basis, will be greater than the amount that will be required to pay the probable liability on their debts and other liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such debts and other liabilities become absolute and matured, (c) the Company and the Subsidiaries, taken together on a consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, on a consolidated basis, as such debts and liabilities become absolute and matured and (d) the Company and the Subsidiaries, taken together on a consolidated basis, will not have unreasonably small capital, on a consolidated basis, with which to conduct the business in which they are engaged, as such business is conducted at the time of and is proposed to be conducted following the making of such Loan. For purposes of this paragraph, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under GAAP).
SECTION 3.14.    Disclosure. The Company and the Dutch Borrower have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Company or any Subsidiary is subject, and all other matters known to the Company or any Subsidiary, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. Neither the Confidential Information Memorandum nor any of the other reports, financial statements, certificates or other written or formally presented (such as in due diligence calls) information (other than information of a general economic nature and general information about the Company’s industry) furnished by or on behalf of the Company or any Subsidiary to the Administrative Agent, the Co-Agent, any Arranger or any Lender in connection with the negotiation of this Agreement or any other Loan Document, included herein or therein or furnished hereunder or thereunder, when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to forecasts, projected financial information and other forward-looking information, each of the Company and the Dutch Borrower represents only that such information was prepared and made in good faith based upon assumptions believed by it to be reasonable at the time made and at the time so furnished and, if furnished prior to the Effective Date, as of the Effective Date (it being understood that such forecasts and projections may vary from actual results and that such variances may be material and that other forward-looking information is inherently susceptible to uncertainty and changes in circumstances).
SECTION 3.15.    Inventory Vendor Purchase Agreements; Intercompany Inventory Title Transfer Agreements. (a) Schedule 3.15(a) sets forth, as of the Effective Date, each Material Inventory Vendor Purchase Agreement. The Company and the Dutch Borrower have delivered to the Administrative Agent a complete and correct copy of each such Material Inventory Vendor Purchase Agreement, including complete and correct copies of all schedules, exhibits and annexes thereto that are in effect as of the Effective Date and a sample purchase order and a sample invoice thereunder.
(b)    Schedule 3.15(b) sets forth, as of the Effective Date, each Intercompany Inventory Title Transfer Agreement. The Company and the Dutch Borrower have delivered to the Administrative Agent a complete and correct copy of each such Intercompany Inventory Title Transfer Agreement, including complete and correct copies of all schedules, exhibits and annexes thereto that are in effect as of the Effective Date.
SECTION 3.16.    Collateral Matters. (a) The U.S. Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral (as defined therein) and (i) when the Collateral (as defined therein) constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Administrative Agent, together with instruments of transfer duly endorsed in blank, the security interest created under the U.S. Collateral Agreement will constitute a perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person, and (ii) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the U.S. Collateral Agreement will constitute a perfected security interest in all right, title and interest of the Loan Parties in the remaining Collateral (as defined therein) to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.02.
(b)    Upon the recordation of the U.S. IP Security Agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of the financing statements referred to in paragraph (a) of this Section, the security interest created under the U.S. Collateral Agreement will constitute a perfected security interest in all right, title and interest of the Loan Parties in the Intellectual Property constituting Collateral (as defined in the U.S. Collateral Agreement) in which a security interest may be perfected by filing in the United States of America, in each case prior and superior in right to any other Person, but subject to Liens permitted under Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in such Intellectual Property acquired by the Loan Parties after the Effective Date).
(c)    Each Security Document, other than any Security Document referred to in the preceding paragraphs of this Section, upon execution and delivery thereof by the parties thereto and the making of the filings and taking of the other actions provided for therein, will be effective under applicable law to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral subject thereto, and will constitute a perfected security interest in all right, title and interest of the Loan Parties in the Collateral subject thereto, prior and superior to the rights of any other Person, except for rights secured by Liens permitted under Section 6.02.
SECTION 3.17.    Federal Reserve Regulations. Neither the Company nor any Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, for any purpose that entails a violation (including on the part of any Lender) of any of the regulations of the Board of Governors, including Regulations U and X. Not more than 25% of the value of the assets subject to any restrictions on the sale, pledge or other disposition of assets under this Agreement, any other Loan Document or any other agreement to which any Lender or Affiliate of a Lender is party will at any time be represented by margin stock.
SECTION 3.18.    Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company and the Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company and the Subsidiaries and their respective officers and employees (with respect to the business of the Company and the Subsidiaries) and, to the knowledge of the Company and the Dutch Borrower, their directors and agents (with respect to the business of the Company and the Subsidiaries), are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Company or any Subsidiary being designated as a Sanctioned Person. None of (a) the Company, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Company or the Dutch Borrower, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. The Transactions will not violate any Anti-Corruption Law or applicable Sanctions.
SECTION 3.19.    Choice of Law Provisions. The choice of law provisions set forth in Section 9.09 are legal, valid and binding under the laws of the Netherlands and each other jurisdiction in which any Non-U.S. Loan Party is organized, and neither the Company nor the Dutch Borrower knows of any reason why the courts of the Netherlands or any such other jurisdiction will not give effect to the choice of law of the State of New York as the proper law. The Dutch Borrower has the legal capacity to sue and be sued in its own name under the laws of the Netherlands and each other Non-U.S. Loan Party has the legal capacity to sue and be sued in its own name under the laws of its jurisdiction of formation, incorporation or organization, as applicable. Each of the Non-U.S. Loan Parties has the power to submit, and has irrevocably submitted, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and such irrevocable submission and the waiver by each Non-U.S. Loan Party of any immunity and any objection to the venue of the proceedings in such Federal or State court are legal, valid and binding obligations of such Non-U.S. Loan Party, and neither the Company nor the Dutch Borrower knows of any reason why the courts of the Netherlands or any other jurisdiction where any Non-U.S. Loan Party is organized would not give effect to such submission and waivers. Each Non-U.S. Loan Party has validly and irrevocably appointed the Authorized Agent as its authorized agent for the purpose described in Section 9.09. Service of process in the manner set forth in Section 9.09(b) will be effective to confer valid personal jurisdiction over each Non-U.S. Loan Party, and the courts of the jurisdiction of formation, incorporation or organization, as applicable, of such Non-U.S. Loan Party will recognize as valid and final, and will enforce, any final and conclusive judgment against such Non-U.S. Loan Party obtained in any such Federal or State court arising out of or in relation to the obligations such Non-U.S. Loan Party under the Loan Documents. The representations set forth in this Section are subject to applicable bankruptcy, insolvency, reorganization, moratorium, winding-up or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.20.    No Immunity. Each Non-U.S. Loan Party is subject to civil and commercial laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party, and the execution, delivery and performance by such Non-U.S. Loan Party of this Agreement and any other Loan Documents to which it is a party constitute and will constitute private and commercial acts and not public or governmental acts. None of the Non-U.S. Loan Parties or any of their properties has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Non-U.S. Loan Party is formed, incorporated or organized, as applicable, in respect of its obligations under this Agreement or any other Loan Documents to which it is a party.
SECTION 3.21.    Proper Form; No Recordation. This Agreement and each other Loan Document are in proper legal form under the laws of the jurisdiction in which each Non-U.S. Loan Party that is a party thereto is formed, incorporated or organized, as applicable, for the enforcement thereof against such Non-U.S. Loan Party under the laws of such jurisdiction and to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement and such other Loan Document, provided that, with respect to enforceability or admissibility in evidence, this Agreement or such other Loan Document may have to be translated into the official language of the relevant jurisdiction at the time of the enforcement or admission thereof, as applicable. It is not necessary, in order to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement or any other Loan Document, that (a) this Agreement or any other Loan Document be filed, registered or recorded with, or executed or notarized before, any court or other Governmental Authority in the jurisdiction in which any Non-U.S. Loan Party that is a party thereto is formed, incorporated or organized, as applicable, other than (i) any filing, registration or recording in connection with the perfection of Liens granted under the Security Documents, (ii) any filing, registration or recording that is not required to be made until enforcement of the applicable Loan Document, and (iii) any filing, registration, recording or notarization that is set forth on Schedule 3.21 or that is expressly referred to in any Loan Document executed and delivered by the parties thereto after the date hereof, or (b) any registration charge or stamp or similar tax be paid on or in respect of this Agreement or any such other Loan Document.
SECTION 3.22.    Ranking of Obligations. The Obligations of each Non-U.S. Loan Party rank at least equally with all of the unsubordinated Indebtedness of such Non-U.S. Loan Party, except liabilities mandatorily (and not consensually) preferred by law, and ahead of all subordinated indebtedness, if any, of such Non-U.S. Loan Party.
SECTION 3.23.    Centre of Main Interest. For the purposes of the Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings, as amended, each Loan Party formed, incorporated or organized, as applicable, under the laws of the country that is a member of the European Union has its centre of main interests (as that term is used in Article 3(1) therein) situated in its jurisdiction of incorporation.
ARTICLE IV
Conditions
SECTION 4.01.    Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 9.02):

(a)    The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent (which may include a facsimile transmission or electronic transmission of a “pdf” copy of a signature by such party of a counterpart hereof) that such party has signed a counterpart of this Agreement.
(b)    The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks and dated the Effective Date) of each of (i) Fenwick & West LLP, United States counsel for the Company, (ii) Loyens & Loeff N.V., Dutch counsel for the Administrative Agent and the Arrangers, (iii) Mayer Brown JSM, Hong Kong counsel for the Administrative Agent and the Arrangers, and (iv) Walkers, Cayman Islands counsel, in each case in form and substance reasonably satisfactory to the Administrative Agent.
(c)    The Administrative Agent shall have received such customary documents and certificates as the Administrative Agent may reasonably request relating to the formation, incorporation, organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.
(d)    The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the chief executive officer or the chief financial officer of the Company, confirming compliance with the conditions set forth in the first sentence of paragraph (f) of this Section and paragraphs (a) and (b) of Section 4.02.
(e)    The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including payment or reimbursement of all fees and expenses (including fees, charges and disbursements of counsel) required to be paid or reimbursed by any Loan Party under the Engagement Letter or any Loan Document.
(f)    The Collateral and Guarantee Requirement shall have been satisfied, subject to the final sentence of this Section. The Administrative Agent shall have received a completed Perfection Certificate, dated the Effective Date and signed by a Financial Officer of the Company, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted under Section 6.02 or have been, or substantially contemporaneously with the initial funding of Loans on the Effective Date will be, released.
(g)    The Administrative Agent shall have received evidence that the insurance required by Section 5.08 is in effect, together with endorsements naming the Administrative Agent, for the benefit of the Secured Parties, as additional insured and lender loss payee thereunder to the extent required under Section 5.08.
(h)    The Lenders shall have received (i) the annual financial projections for the Company and its consolidated Subsidiaries for the fiscal years 2016 through 2020 and (ii) the quarterly financial projections for the Company and its consolidated Subsidiaries (including projections of the Aggregate Borrowing Base, the U.S. Borrowing Base and the Non-U.S. Borrowing Base) for the fiscal years 2016 and 2017.

(i)    The Lenders shall have received the financial statements, opinions and certificates referred to in Section 3.04.
(j)    The Lenders shall have received a certificate, dated the Effective Date and signed by the chief financial officer of the Company, as to the solvency of the Loan Parties on a consolidated basis after giving effect to the Transactions, in form and substance reasonably satisfactory to the Administrative Agent.
(k)    The Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
(l)    The Lenders shall have received (i) a completed Borrowing Base Certificate, which shall set forth information required therein as of February 29, 2016, and shall be dated the Effective Date and signed by a Financial Officer of the Company, and (ii) the results of a field examination and appraisal with respect to Accounts and Inventory of the U.S. Loan Parties and the Dutch Borrower, in form and substance, and prepared by the Persons, reasonably satisfactory to each of the Administrative Agent and the Co-Agent.
The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions shall have been satisfied (or waived in accordance with Section 9.02) at or prior to 5:00 p.m., New York City time, on March 25, 2016 (and, in the event such conditions shall not have been so satisfied or waived, the Commitments shall terminate at such time); provided, solely with respect to the matters expressly identified in the Post-Closing Letter Agreement, the satisfaction by the Loan Parties of the foregoing conditions shall not be required on the Effective Date, and shall not be a condition to the obligation of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder, but shall be required to be accomplished in accordance with the Post-Closing Letter Agreement.
SECTION 4.02.    Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than any conversion or continuation of any Loan), and of each Issuing Bank to issue, amend to increase the amount thereof, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:
(a)    The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date.
(b)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.
(c)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, (i) the Aggregate Revolving Exposure will not exceed the lesser of the Aggregate Commitment then in effect and the Aggregate

Borrowing Base then in effect and (ii) the U.S. Revolving Exposure will not exceed the U.S. Borrowing Base then in effect.
On the date of any Borrowing (other than a Protective Advance and other than any conversion or continuation of any Loan) or the issuance, amendment to increase the amount thereof, renewal or extension of any Letter of Credit, the Company or the Dutch Borrower, as applicable, shall be deemed to have represented and warranted that the conditions specified in paragraphs (a), (b) and (c) of this Section have been satisfied.
ARTICLE V
Affirmative Covenants
Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, each of the Company and the Dutch Borrower covenants and agrees with the Lenders that:
SECTION 5.01.    Financial Statements and Other Information. The Company and the Dutch Borrower will furnish to the Administrative Agent and, in the case of Sections 5.01(e), 5.01(j) and 5.01(k), the Co-Agent, on behalf of each Lender:
(a)    as soon as available and in any event within 90 days after the end of each fiscal year of the Company (or, so long as the Company shall be subject to periodic reporting obligations under the Exchange Act, by the date that the Annual Report on Form 10-K of the Company for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its audited consolidated balance sheet and related consolidated statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the prior fiscal year, all audited by and accompanied by the opinion of PricewaterhouseCoopers LLP or another independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification, exception or emphasis and without any qualification, exception or emphasis as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis as of the end of and for such year in accordance with GAAP;
(b)    as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company and the Dutch Borrower (or, so long as the Company shall be subject to periodic reporting obligations under the Exchange Act, by the date that the Quarterly Report on Form 10-Q of the Company for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its consolidated balance sheet as of the end of such fiscal quarter and related consolidated statement of operations for such fiscal quarter and the then elapsed portion of the fiscal year and the related consolidated statements of cash flows for the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the prior fiscal year, all certified by a Financial Officer of the Company as presenting fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP, subject to normal year-end audit adjustments and the absence of certain footnotes;
(c)    concurrently with each delivery of financial statements under clause (a) or (b) above, as applicable, a completed Compliance Certificate signed by a Financial Officer of the Company, (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations of the Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters ending with the most recent period covered by such financial statements (whether or not the Financial Covenant Compliance Period shall then be in effect), (iii) unless otherwise disclosed in the financial statements delivered pursuant to clause (a) or (b) above, stating whether any change in GAAP or in the application thereof has occurred since the date of the consolidated balance sheet of the Company most recently theretofore delivered under clause (a) or (b) above (or, prior to the first such delivery, referred to in Section 3.04) that, to the knowledge of such Financial Officer, has had or could reasonably be expected to have a significant effect on the calculation of the Fixed Charge Coverage Ratio or any other financial ratio referred to in this Agreement or on the calculation of the Aggregate Borrowing Base, the U.S. Borrowing Base or the Non-U.S. Borrowing Base, in each case, specifying the nature of such change and, if known, the effect thereof on such calculations, (iv) stating whether any other change in the historical accounting practices, systems or reserves of the Company and the Subsidiaries has occurred that, to the knowledge of such Financial Officer, has had or could reasonably be expected to have a significant effect on the calculation of the Aggregate Borrowing Base, the U.S. Borrowing Base or the Non-U.S. Borrowing Base, in each case, specifying the nature of such change and the effect thereof on such calculation, and (v) certifying that all notices required to be provided under Sections 5.02, 5.03 and 5.04 have been provided;
(d)    as soon as available and in any event within 90 days of the beginning of each fiscal year of the Company, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related projected statements of income and cash flows as of the end of and for such fiscal year and setting forth the material assumptions used for purposes of preparing such budget) and promptly after the same become available, any significant revisions to such budget;
(e)    as soon as available but in any event within 15 Business Days after (or, during any Cash Dominion Period, on the Wednesday following) each Borrowing Base Reporting Date, (i) a completed Borrowing Base Certificate calculating and certifying the Aggregate Borrowing Base, the U.S. Borrowing Base, the Non-U.S. Borrowing Base and the Excess Availability as of such Borrowing Base Reporting Date, in each case signed by a Financial Officer of the Company and with such supporting documentation with respect to the Aggregate Borrowing Base, the U.S. Borrowing Base, the Non-U.S. Borrowing Base and the Excess Availability as is contemplated thereby, and (ii) a Dutch Supplemental Security Agreement, executed by the Dutch Borrower on its behalf and on behalf of the pledgee thereunder, together with evidence that such Dutch Supplemental Security Agreement has been provided to the Dutch tax authorities for registration, and, within five Business Days after receipt of a registered copy of such Dutch Supplemental Security Agreement from the Dutch tax authorities, a copy thereof;
(f)    on or prior to the times set forth therefor on Schedule 5.01(f), the notices, the Security Documents or the other documents or instruments specified on Schedule 5.01(f) as required to be delivered by any Loan Party (it being agreed that (i) nothing in this clause (f) shall limit, modify or otherwise affect any notice or other obligations of the Loan Parties set forth in the Security Documents and (ii) Schedule 5.01(f) may be supplemented or otherwise modified by the Administrative Agent and the Company in connection with any Non-U.S. Subsidiary becoming or ceasing to be a Loan Party or the entry into any new Security Document);
(g)    within 90 days after the end of each fiscal quarter of the Company, a completed Supplemental Perfection Certificate, signed by a Financial Officer of the Company, setting forth the information required pursuant to the Supplemental Perfection Certificate;
(h)    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be;
(i)    promptly after any request therefor by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Company or any of its ERISA Affiliates may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Company or any of its ERISA Affiliates may request with respect to any Multiemployer Plan; provided that if the Company or any of its ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Company or the applicable ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof;
(j)    (i) in the case of any Material Inventory Vendor Purchase Agreement with a contract manufacturer or any Intercompany Inventory Title Transfer Agreement, as promptly as practicable after, and in any event within 45 days after (or such longer period, but not in excess of 90 days, as each of the Administrative Agent and the Co-Agent may agree to in writing) and (ii) in the case of any other Material Inventory Vendor Purchase Agreement, concurrently with the first delivery of the Compliance Certificate under clause (c) above that is no less than 45 days after the execution thereof by the Company or a Subsidiary, (A) the Company or any Subsidiary having entered into any new Material Inventory Vendor Purchase Agreement or Intercompany Inventory Title Transfer Agreement or (B) any existing Material Inventory Vendor Purchase Agreement or Intercompany Inventory Title Transfer Agreement having been amended, supplemented or otherwise modified in any respect reasonably expected to be material to the interests of the Lenders, but in any event including any modifications with respect to (x) the governing law of any such agreement or any provisions thereof relating to submission to jurisdiction, (y) the identity of the Persons that are party to such agreement (including as a result of any assignment of rights or obligations thereunder) or (z) the provisions thereof relating to the transfer of title (including inclusion of any “retention of title” or “extended retention of title” provisions), a written notice thereof, accompanied by a copy of the applicable Material Inventory Vendor Purchase Agreement or Intercompany Inventory Title Transfer Agreement or the applicable amendment, supplement or other modification, certified by a Financial Officer of the Company as complete and correct; and
(k)    promptly after any request therefor, such other information regarding the operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition of the Company or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent, the Co-Agent or any Lender may reasonably request.
Information required to be delivered pursuant to clause (a), (b) or (h) of this Section shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on a Platform to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent or, with respect to information delivered to it, the Co-Agent.
The Company represents and warrants that it files its consolidated financial statements with the SEC and, accordingly, the Company hereby (i) authorizes the Administrative Agent to make the financial statements to be provided under Section 5.01(a) and 5.01(b) and the Loan Documents available to Public Side Lender Representatives and (ii) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of its securities. The Company and the Dutch Borrower will not request that any other material be posted to Public Side Lender Representatives without expressly representing and warranting to the Administrative Agent in writing that such materials do not constitute MNPI.
SECTION 5.02.    Notices of Material Events. The Company and the Dutch Borrower will furnish to each of the Administrative Agent and the Co-Agent, promptly after any Financial Officer or other officer of the Company or the Dutch Borrower obtains knowledge thereof (including, where relevant, the effect thereof), written notice of the following:
(a)    the occurrence of any Default;
(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against the Company or any Subsidiary, or any adverse development in any such pending action, suit or proceeding not previously disclosed in writing by the Company or the Dutch Borrower to the Administrative Agent, the Co-Agent and the Lenders, that in each case could reasonably be expected to result in a Material Adverse Effect or that in any manner questions the validity of any Loan Document;
(c)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and the Subsidiaries in an aggregate amount of US$25,000,000 or more;
(d)    the occurrence of any event or condition that has resulted, or could reasonably be expected to result, in any significant portion of Eligible Accounts, Eligible Inventory or Eligible In-Transit Inventory reflected on the Borrowing Base Certificate then most recently delivered pursuant to Section 5.01(e) (or, prior to the first such delivery, the Borrowing Base Certificate referred to in Section 4.01) ceasing to qualify as Eligible Accounts, Eligible Inventory or Eligible In-Transit Inventory (including any such lapse in qualification as a result of any sale, transfer or other disposition of assets, but excluding any such lapse in qualification as a result of a sale of Eligible Inventory to customers in the ordinary course of business or collection of Eligible Accounts or as a result of any determination with respect to eligibility for the Aggregate Borrowing Base, the U.S. Borrowing Base or the Non-U.S. Borrowing Base made by the Administrative Agent or the Co-Agent in its Permitted Credit Judgment in accordance with the terms hereof);
(e)    any casualty or other insured damage to any material portion of the Collateral;
(f)    the occurrence of, or receipt by the Company or any Subsidiary of a written notice claiming the occurrence of, any material breach or default by the Company or any Subsidiary under any lease or other agreement relating to any location leased by the Company or any Subsidiary, or any third party warehouse, fulfillment center, distribution center or other bailee arrangement, in each case on, in or with which any material portion of the Inventory is located; and
(g)    any other development that has resulted, or would reasonably be expected to result, in a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03.    Additional Subsidiaries. If any Subsidiary is formed or acquired after the Effective Date, or any Subsidiary becomes a Designated Subsidiary, the Company will, as promptly as reasonably practicable, and in any event within 30 days (60 days in the case of any Non-U.S. Subsidiary) (or, in each case, such longer period as the Administrative Agent may agree to in writing), notify the Administrative Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Designated Subsidiary) and with respect to any Equity Interests in or Indebtedness of such Subsidiary owned by any Loan Party.
SECTION 5.04.    Information Regarding Loan Parties. (a) The Company and the Dutch Borrower will furnish to the Administrative Agent prompt written notice of (i) any change in the legal name of any Loan Party, as set forth in its formation, incorporation or organizational documents, (ii) any change in the jurisdiction of formation, incorporation or organization or the legal form of any Loan Party (including as a result of any merger or consolidation), (iii) any change in the location of the chief executive office or the principal place of business of any Loan Party or (iv) any change in the formation, incorporation or organizational identification number of any Loan Party, if any, or, in the case of any U.S. Loan Party, in the Federal Taxpayer Identification Number of such U.S. Loan Party. The Company and the Dutch Borrower agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.
(b)    If the Company or the Dutch Borrower registers as a registered non-Hong Kong company (as defined in the Companies Ordinance (Cap. 622 of the Laws of Hong Kong)), it shall notify the Administrative Agent of such registration within 14 days of such registration, and shall co-operate with the Administrative Agent to ensure that the details of the applicable Security Documents are registered, by or on behalf of the Administrative Agent, with the Hong Kong Companies Registry within one month from the registration of the Company or the Dutch Borrower, as applicable, as a registered non-Hong Kong company.
SECTION 5.05.    Existence; Conduct of Business.  The Company and each Subsidiary will do or cause to be done all things necessary to preserve, renew and keep in full force and effect (a) its legal existence and (b) the rights, licenses, permits, privileges and franchises material to the conduct of its business as currently conducted and as proposed to be conducted; provided that this paragraph shall not prohibit any transaction permitted under Section 6.03, 6.04 or 6.05 and shall not require preservation of any right, license, permit, privilege or franchise if the board of directors or senior management of the Company shall have determined that the preservation thereof is no longer desirable in the conduct of business of the Company and the Subsidiaries and the loss thereof is not adverse in any material respect to the interests of the Lenders.
SECTION 5.06.    Payment of Taxes. The Company and each Subsidiary will pay its Tax liabilities before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto to the extent required by GAAP and (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation or (b) the failure to make payment could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 5.07.    Maintenance of Properties. The Company and each Subsidiary will keep and maintain all property necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and will take all actions reasonably necessary to protect its Intellectual Property, in each case, to the extent that the failure to do so, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.
SECTION 5.08.    Insurance. The Company and each Subsidiary will maintain, with financially sound and reputable insurance companies, insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations (including marine cargo and aircraft transportation insurance). Each such policy of liability, casualty and business interruption insurance maintained by or on behalf of Loan Parties shall (a) in the case of each liability insurance policy (other than workers’ compensation, director and officer liability or other policies in which such endorsements are not customary), name the Administrative Agent, on behalf of the Secured Parties, as an additional insured thereunder, (b) in the case of each casualty and business interruption insurance policy, contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties, as the lender loss payee thereunder and (c) provide for at least 30 days’ (or such shorter number of days as may be agreed to by the Administrative Agent) prior written notice to the Administrative Agent of any cancellation of such policy; provided that the requirements of clauses (a), (b) and (c) need not be satisfied with respect to (i) any insurance policy maintained by any Non-U.S. Loan Party if the Administrative Agent shall have determined, at the request of such Non-U.S. Loan Party, that such actions are not customary for secured financings in the jurisdiction of formation, incorporation or organization of such Non-U.S. Loan Party or (ii) any insurance policy maintained by any Non-U.S. Loan Party (other than the Dutch Borrower) if, and for so long as, the Administrative Agent, in consultation with the Company, shall have determined that the cost or burden thereof shall be excessive in view of the benefits to be obtained by the Lenders therefrom.
SECTION 5.09.    Books and Records; Inspection and Audit Rights; Field Examinations and Appraisals. (a) The Company and each Subsidiary will keep proper books of record and account in which full, true and correct entries in accordance with GAAP and applicable law are made of all dealings and transactions in relation to its business and activities. The Company and each Subsidiary will permit the Administrative Agent, the Co-Agent or any Lender, and any Person designated by any of the foregoing, upon reasonable prior notice, (i) to visit and inspect its properties, (ii) to examine and make extracts from its books and records and (iii) to discuss its operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition with its officers and independent accountants, all at such time or times as may be reasonably requested by the Administrative Agent or the Co-Agent; provided that field examinations and appraisals shall be limited as set forth in paragraph (b) of this Section.
(b)    The Company and the Subsidiaries will permit the Administrative Agent or the Co-Agent and any Persons designated by the Administrative Agent or the Co-Agent (including any consultants, accountants and appraisers retained by the Administrative Agent or the Co-Agent) to conduct (i) field examinations of the books and records of the Company and the Subsidiaries relating to the Company’s computation of the Aggregate Borrowing Base, the U.S. Borrowing Base or the Non-U.S. Borrowing Base (or any component thereof) and the related reporting and control systems and (ii) appraisals of the Inventory included in the Aggregate Borrowing Base, all at such time or times as may be requested by the Administrative Agent or the Co-Agent in its Permitted Credit Judgment; provided that, notwithstanding anything to the contrary in Section 9.03 or any other Loan Document, not more than (A) one field examination and two appraisals, in each case, in any period of 12 consecutive months, (B) at any time prior to June 30, 2017, one additional appraisal in respect of any Inventory relating to drones and (C) one additional field examination and one additional appraisal commenced within 12 months after any time when the Excess Availability shall have been less than the greater of (x) US$50,000,000 and (y) 20% of the lesser of the Aggregate Commitment then in effect and the Aggregate Borrowing Base then in effect for at least three consecutive Business Days shall be at the expense of the Loan Parties; provided further that, notwithstanding the foregoing, (1) any field examination or appraisal commenced at any time when an Event of Default shall have occurred and be continuing shall be at the expense of the Loan Parties, (2) in the event that the Company or any Subsidiary shall have consummated an Acquisition, the Company may request that the Administrative Agent conduct or cause to be conducted (and, reasonably promptly upon such request, the Administrative Agent shall commence or cause to be commenced) a field examination and an appraisal with respect to the Accounts and Inventory acquired by the U.S. Loan Parties and the Dutch Borrower as a result thereof, and any such field examinations and appraisals shall be at the expense of the Loan Parties (and shall not count towards the limit set forth in the immediately preceding proviso) and (3) in the event that any U.S. Loan Party or the Dutch Borrower shall have commenced sales of any New Inventory, the Company may request that the Administrative Agent cause to be conducted (and, reasonably promptly upon such request, the Administrative Agent shall cause to be commenced) an appraisal of such New Inventory of the U.S. Loan Parties and the Dutch Borrower, and any such appraisals shall be at the expense of the Loan Parties (and shall not count towards the limit set forth in the immediately preceding proviso). For purposes of this paragraph, it is understood and agreed that a single field examination or appraisal may be conducted at multiple relevant sites and involve one or more Loan Parties and their assets. The Company and the Dutch Borrower acknowledge that each of the Administrative Agent and the Co-Agent, after exercising its rights under this Section, may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties’ assets for internal use by the Administrative Agent, the Co-Agent and the Lenders. The Co-Agent will provide written notice to, and consult with, the Administrative Agent prior to requesting or commencing any field examination or appraisal.
SECTION 5.10.    Compliance with Laws. The Company and each Subsidiary will comply with all laws, including all orders of any Governmental Authority, applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Company will maintain in effect policies and procedures designed to ensure compliance by the Company and the Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
SECTION 5.11.    Location of Inventory. The U.S. Loan Parties and the Dutch Borrower shall maintain their Inventory (other than in-transit Inventory) solely at one or more locations set forth on Schedule 5.11; provided that the U.S. Loan Parties and the Dutch Borrower may also maintain their Inventory at any other location so long as, with respect to each such other location, either (a) the aggregate value of the Inventory of the U.S. Loan Parties and the Dutch Borrower located at such location is less than US$150,000, (b) such location is not in an Eligible Inventory Jurisdiction or (c) such location is in an Eligible Inventory Jurisdiction and, within 30 days of the aggregate value of the Inventory of the U.S. Loan Parties and the Dutch Borrower located at such location first exceeding US$150,000, the Company shall have provided a written notice thereof to each of the Administrative Agent and the Co-Agent, which notice (i) contains all the information with respect to such location contemplated to be provided with respect to a location by Schedule 5.11 (and, upon delivery of such notice, Schedule 5.11 shall be deemed to have been amended to set forth each such newly specified location) and (ii) in the case of any such location that is not owned in fee by the U.S. Loan Parties or the Dutch Borrower, is accompanied by a copy of the warehouse, fulfillment, distribution or other bailee agreement, if applicable, governing the maintenance of Inventory by the applicable U.S. Loan Party or the Dutch Borrower at such location.
SECTION 5.12.    Deposit Accounts. (a) The U.S. Loan Parties and the Dutch Borrower (i) shall use commercially reasonable efforts to cause all the Account Debtors on any and all Accounts of the U.S. Loan Parties or the Dutch Borrower from time to time included in the Aggregate Borrowing Base (or any component thereof) to make all payments and remittances with respect to such Accounts into one or more Collection Accounts or Collection Lockboxes, (ii) shall cause (in the case of Collection Accounts in existence on the Effective Date, within 180 days after the Effective Date) each Collection Account at all times to be solely a collection account and shall not make any disbursements or other direct payments therefrom and (iii) shall deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of its receipt thereof, all cash, checks, drafts or other similar items of payment received by it relating to or constituting payments or remittances with respect to any of its Accounts from time to time included in the Aggregate Borrowing Base (or any component thereof) into one or more Collection Accounts or Collection Lockboxes in precisely the form in which they are received (but with any endorsements of such Loan Party necessary for deposit or collection), and until they are so deposited, shall hold such payments in trust for the benefit of the Administrative Agent.
(b)    The Dutch Borrower shall use commercially reasonable efforts to establish as promptly as practicable after the Effective Date (but in any event within 90 days after the Effective Date, or such longer period as the Administrative Agent may agree to in writing) the Dutch Borrower U.K. Deposit Account. Notwithstanding anything to the contrary contained herein, upon the commencement and during the continuance of a Cash Dominion Period, the Administrative Agent shall have the right to instruct, and upon receipt of a written request from the Administrative Agent the Dutch Borrower shall use commercially reasonable efforts to cause, all the Account Debtors on any and all Accounts of the Dutch Borrower from time to time included in the Aggregate Borrowing Base (or any component thereof) to make all payments and remittances with respect to such Accounts directly into a Non-U.S. Administrative Agent Account and, subject to Sections 2.09(d) and 5.12(c), the Administrative Agent shall cause the transfer, at the end of each Business Day, of all funds on deposit therein or credited thereto to the Dutch Borrower U.K. Deposit Account.
(c)    The Loan Parties shall use commercially reasonable efforts to ensure that as promptly as practicable after the Effective Date (but in any event within 90 days after the Effective Date, or such longer period as the Administrative Agent may agree to in writing) and at all times thereafter each depositary bank where a Collection Account is maintained shall have entered into a Control Agreement with respect to each such Collection Account. Each such Control Agreement shall provide, among other things, that such depositary bank agrees, from and after the receipt of a notice (an “Activation Notice”) from the Administrative Agent (which Activation Notice may be given by the Administrative Agent at any time that the Administrative Agent determines that a Cash Dominion Period has commenced and is continuing, and shall be given by the Administrative Agent at the written direction of the Required Lenders during any Cash Dominion Period), to forward immediately all amounts in each Collection Account (net of any customary minimum balance as may be required to be maintained in such Collection Account by such depositary bank) to, in the case of any Collection Account of any U.S. Loan Party, the U.S. Administrative Agent Account or, in the case of any Collection Account of any Non-U.S. Loan Party, the Non-U.S. Administrative Agent Account and to commence the process of daily sweeps from such Collection Account into the U.S. Administrative Agent Account or the Non-U.S. Administrative Agent Account, as the case may be. If any depositary bank shall not have entered into (in the case of any Collection Account in existence on the Effective Date, on or prior to the date that is 90 days after the Effective Date (or such longer period as the Administrative Agent may agree to in writing)) a Control Agreement with respect to any Collection Account, such Collection Account shall be closed and all funds therein transferred to a deposit account with a depositary bank that has entered into a Control Agreement for such deposit account.
(d)    Any U.S. Loan Party may replace any U.S. Collection Account, or establish any new U.S. Collection Account; provided, in each case, that each such replacement or new U.S. Collection Account shall be subject to a Control Agreement in favor of the Administrative Agent and shall otherwise meet the requirements of this Section 5.12; provided further that in the case of any U.S. Loan Party that was established or acquired after the Effective Date, the requirements of this Section 5.12 shall be subject to the grace periods set forth in the definition of the term “Collateral and Guarantee Requirement”.
(e)    All amounts deposited in any Administrative Agent Account shall be deemed received by the Administrative Agent in accordance with Section 2.17 and may be applied as set forth in Section 2.09(d) or 2.17(b), it being understood that in no event shall any amount be required to be so applied unless and until such amount shall have been credited in immediately available funds to an Administrative Agent Account. Any amount so received in a currency other than U.S. dollars may be converted to U.S. dollars in accordance with the Administrative Agent’s customary practices.
(f)    The Administrative Agent shall promptly (but in any event within one Business Day) furnish written notice to each depositary bank that shall have received an Activation Notice of any termination of a Cash Dominion Period. Any amount received in an Administrative Agent Account at any time when no Cash Dominion Period is continuing or all the Loan Document Obligations have been paid in full shall be remitted to an account of the applicable Loan Party designated by the Company.
(g)    Without the prior written consent of the Administrative Agent, no Loan Party shall modify or amend the instructions pursuant to any of the Control Agreements. So long as no Cash Dominion Period or Event of Default has occurred or is continuing, each Loan Party shall, and the Administrative Agent hereby authorizes each Loan Party to, enforce and collect all amounts owing on the Inventory and Accounts and each Loan Party shall have sole control over the manner of disposition of funds in the Collection Accounts; provided that such authorization may, at the direction of the Administrative Agent, be terminated upon the occurrence and during the continuance of any Cash Dominion Period or Event of Default.
SECTION 5.13.    Use of Proceeds and Letters of Credit. (a) The proceeds of the Loans will be used solely for (i) the payment of fees and expenses payable in connection with the Transactions and (ii) working capital and other general corporate purposes of the Company and the Subsidiaries, which may include Acquisitions. Letters of Credit will be issued only for general corporate purposes of the Company and the Subsidiaries incurred in the ordinary course of business.
(b)    The Company and the Dutch Borrower will not request any Borrowing or Letter of Credit, and the Company and the Dutch Borrower shall not use, and shall procure that the Subsidiaries and their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or any Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 5.14.    Further Assurances. The Company, the Dutch Borrower and each other Loan Party will execute any and all further documents, financing statements, agreements and instruments,

and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied at all times or otherwise to effectuate the provisions of the Loan Documents, all at the expense of the Loan Parties (it being understood that, with respect to matters set forth in Section 5.03, the requirements of this Section shall be subject to the grace periods set forth in Section 5.03). The Company and the Dutch Borrower will provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.
SECTION 5.15.    Post-Closing Matters. The Loan Parties shall satisfy each of the requirements set forth in the Post-Closing Letter Agreement on or before the date specified in the Post-Closing Letter Agreement for each such requirement, or such later date as may be permitted with respect thereto pursuant to the terms of the Post-Closing Letter Agreement.
ARTICLE VI
Negative Covenants
Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, each of the Company and the Dutch Borrower covenants and agrees with the Lenders that:
SECTION 6.01.    Indebtedness. Neither the Company nor any Subsidiary will create, incur, assume or permit to exist any Indebtedness, except:
(a)    Indebtedness created under the Loan Documents;
(b)    Indebtedness existing on the date hereof and set forth on Schedule 6.01, and Refinancing Indebtedness in respect thereof;
(c)    Indebtedness of the Company or any Subsidiary to the Company or any Subsidiary; provided that (i) such Indebtedness shall not have been transferred to any Person other than the Company or any Subsidiary, (ii) any such Indebtedness owing by any Loan Party to a Subsidiary that is not a U.S. Loan Party shall be unsecured and subordinated in right of payment to the Loan Document Obligations pursuant to the Global Intercompany Subordination Agreement, (iii) any such Indebtedness owing to any Loan Party shall, to the extent required by the term “Collateral and Guarantee Requirement”, be evidenced by a promissory note that shall have been pledged pursuant to the applicable Security Document and (iv) any such Indebtedness owing by any Subsidiary that is not a Loan Party to any Loan Party shall be incurred in compliance with Section 6.04;
(d)    Guarantees incurred in compliance with Section 6.04;
(e)    (i) Indebtedness of the Company or any Subsidiary (A) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, provided that such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement and the principal amount of such Indebtedness does not exceed the cost (including related fees) of acquiring, constructing or improving such fixed or capital assets, or (B) assumed in connection with the acquisition of any fixed or capital assets, provided, in the case of this clause (i), that at the time of incurrence or assumption of such Indebtedness and after giving pro forma effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness then outstanding under this clause (i), together with the aggregate principal amount of Refinancing Indebtedness then outstanding under clause (ii) below, shall not exceed the greater of (x) US$25,000,000 and (y) 2.5% of Consolidated Tangible Assets as of the last day of the period of four consecutive fiscal quarters then most recently ended for which financial statements have been delivered under Section 5.01(a) or 5.01(b) (or, prior to the first such delivery, ended on December 31, 2015); and (ii) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (i) above or under this clause (ii);
(f)    Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the date hereof, or Indebtedness of any Person that is assumed by the Company or any Subsidiary in connection with an acquisition of assets by the Company or such Subsidiary in an Acquisition; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired and (ii) neither the Company nor any Subsidiary (other than such Person or any special purpose merger Subsidiary with which such Person is merged or consolidated or the Person that so assumes such Person’s Indebtedness) shall Guarantee or otherwise become liable for the payment of such Indebtedness, and Refinancing Indebtedness in respect of any of the foregoing; provided that the aggregate principal amount of Indebtedness permitted by this clause (f) shall not exceed US$25,000,000 at any time outstanding;
(g)    Indebtedness in respect of netting services, overdraft protections and otherwise arising from treasury, depository, credit card, debit cards and cash management services or in connection with any automated clearing-house transfers of funds, overdraft or any similar services, in each case incurred in the ordinary course of business;
(h)    Indebtedness in respect of letters of credit, bank guarantees, performance bonds and similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations under (i) workers’ compensation, unemployment insurance, other social security laws and health, disability or other employee benefits, (ii) casualty or liability insurance and (iii) bids, trade contracts (other than for payment of Indebtedness), leases, statutory obligations, obligations to customs authorities, surety and appeal bonds, performance bonds and obligations of a like nature;
(i)    Indebtedness in respect of letters of credit in currencies other than U.S. dollars, or that are otherwise on terms, or securing obligations, or payable in jurisdictions, for which Letters of Credit are not available hereunder, provided that the aggregate principal amount of Indebtedness permitted by this clause (i) shall not exceed US$5,000,000 at any time outstanding;
(j)    Indebtedness of the Company or any Subsidiary in the form of purchase price adjustments, earn-outs, non-competition agreements or other contingent obligations incurred in connection with any Acquisition or other Investment permitted by Section 6.04;
(k)    Indebtedness owed to current or former directors, officers or employees of the Company or any Subsidiary (or their respective estates, heirs, family members, spouses and former spouses, domestic partners and former domestic partners or beneficiaries under their respective estates) to finance the purchase or redemption from such Persons of Equity Interests in the Company permitted by Section 6.08(a);
(l)    Permitted Convertible Notes and any Refinancing Indebtedness in respect thereof, provided that (i) at the time of the incurrence thereof and after giving effect thereto, no Default shall have occurred and be continuing and (ii) the aggregate principal amount of Indebtedness permitted by this clause (l) shall not exceed US$300,000,000 at any time outstanding; and
(m) (i) other Indebtedness, provided that at the time of incurrence of such Indebtedness and after giving pro forma effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness then outstanding under this clause (i), together with the aggregate principal amount of Refinancing Indebtedness then outstanding under clause (ii) below, shall not exceed the greater of (x) $50,000,000 and (y) 5.0% of Consolidated Tangible Assets as of the last day of the period of four consecutive fiscal quarters then most recently ended for which financial statements have been delivered under Section 5.01(a) or 5.01(b) (or, prior to the first such delivery, ended on December 31, 2015); and (ii) any Refinancing Indebtedness in respect of any Indebtedness permitted under clause (i) above or under this clause (ii).
SECTION 6.02.    Liens. Neither the Company nor any Subsidiary will create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable and royalties) or rights in respect of any thereof, except:
(a)    Liens created under the Loan Documents;
(b)    Permitted Encumbrances;
(c)    any Lien on any asset of the Company or any Subsidiary existing on the date hereof and set forth on Schedule 6.02; provided that (i) such Lien shall not apply to any other asset of the Company or any Subsidiary, other than to proceeds and products of, and after-acquired property that is affixed or incorporated into, the assets covered by such Lien, and (ii) such Lien shall secure only those obligations that it secures on the date hereof and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof (other than by an amount not to exceed interest, premiums and fees and expenses payable in connection with such extension, renewal or refinancing) and, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01 as Refinancing Indebtedness in respect thereof;
(d)    any Lien existing on any asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any asset of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into the Company or a Subsidiary in a transaction permitted hereunder) after the date hereof prior to the time such Person becomes a Subsidiary (or is so merged or consolidated); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger or consolidation), (ii) such Lien shall not apply to any other asset of the Company or any Subsidiary (other than, in the case of any such merger or consolidation, the assets of any special purpose merger Subsidiary that is a party thereto), other than to proceeds and products of, and after-acquired property that is affixed or incorporated into, the assets covered by such Lien or becomes subject to such Lien pursuant to an after-acquired property clause as in effect on the date of such acquisition or the date such Person becomes a Subsidiary (or is so merged or consolidated), and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or is so merged or consolidated), and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof (other than by an amount not to exceed interest, premiums and fees payable in connection with such extension, renewal or refinancing) and, in the case of any such obligations constituting Indebtedness, that are permitted under Section 6.01 as Refinancing Indebtedness in respect thereof;
(e)    Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary (including pursuant to Capital Lease Obligations); provided that (i) such Liens secure only Indebtedness permitted by Section 6.01(e) and obligations relating thereto not constituting Indebtedness and (ii) such Liens shall not apply to any other asset of the Company or any Subsidiary, other than to proceeds and products of, and after-acquired property that is affixed or incorporated into, the assets covered by such Lien; provided further that individual financings of equipment or other fixed or capital assets otherwise permitted to be secured hereunder provided by any Person (or its Affiliates) may be cross-collateralized to other such financings provided by such Person (or its Affiliates);
(f)    in connection with the sale, transfer or other disposition of any Equity Interests or other assets in a transaction permitted under Section 6.05, customary rights and restrictions contained in agreements relating to such sale, transfer or other disposition pending the completion thereof;
(g)    in the case of (i) any Subsidiary that is not a wholly-owned Subsidiary or (ii) the Equity Interests in any Person that is not a Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Subsidiary or such other Person set forth in the organizational or constitutional documents of such Subsidiary or such other Person or any related joint venture, shareholders or similar agreement;
(h)    Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement for an Acquisition or other transaction permitted hereunder;
(i)    any Lien on assets of any Non-U.S. Subsidiary that is not a Loan Party; provided that (i) such Lien shall not apply to any Collateral or any other assets of the Company, any U.S. Subsidiary (including any Equity Interests in any Non-U.S. Subsidiary directly held by the Company or any U.S. Subsidiary) or any Non-U.S. Loan Party and (ii) such Lien shall secure only Indebtedness or other obligations of such Non-U.S. Subsidiary permitted hereunder;
(j)    (i) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of inventory or other goods in the ordinary course of business and bailment arrangements entered into in the ordinary course of business (excluding any general inventory financing) and permitted by this Agreement and (ii) Liens arising by operation of law under Article 2 of the Uniform Commercial Code (and any similar provision of any other requirement of law) in favor of a seller or buyer of inventory or other goods;
(k)    Liens on specific items of inventory or other goods and proceeds thereof securing obligations in respect of documentary letters of credit issued to facilitate the purchase, shipment or storage of such inventory or such other goods;
(l)    any Lien in favor of the Company or any Subsidiary, other than (i) Liens on assets of any U.S. Loan Party in favor of a Subsidiary that is not a U.S. Loan Party and (ii) Liens on assets of any Non-U.S. Loan Party in favor of a Subsidiary that is not a Loan Party or in favor of the Hong Kong Guarantor;

(m)    (i) deposits made in the ordinary course of business to secure obligations to insurance carriers providing casualty, liability or other insurance to the Company and the Subsidiaries and (ii) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(n)    receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien;
(o)    sales, transfers or other dispositions of accounts receivable pursuant to the Best Buy Factoring Facility, and any Liens on payments due thereunder representing holdback reserves for returns and chargebacks;
(p)    Liens on cash and cash equivalents securing obligations in respect of Indebtedness permitted by Section 6.01(i); and
(q)    other Liens securing Indebtedness or other obligations in an aggregate principal amount not to exceed US$10,000,000 at any time outstanding.
Notwithstanding the foregoing, no Lien, other than Liens permitted under clauses (a), (b), (j) and (l) of the definition of the term “Permitted Encumbrances” and clauses (a), (f), (j), (k) or (o) above, may attach to any Account or Inventory of any U.S. Loan Party or the Dutch Borrower.
SECTION 6.03.    Fundamental Changes; Business Activities.
(a) Neither the Company nor any Subsidiary will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Person (other than the Dutch Borrower) may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any Person (other than the Company or the Dutch Borrower) may merge or consolidate with any Subsidiary in a transaction in which the surviving entity is a Subsidiary (and (A) if any party to such merger or consolidation is a U.S. Loan Party, is a U.S. Loan Party, or (B) if no party to such merger or consolidation is a U.S. Loan Party but any party to such merger or consolidation is a Non-U.S. Loan Party, is a Non-U.S. Loan Party organized in the jurisdiction of the original Non-U.S. Loan Party (or another jurisdiction reasonably satisfactory to the Administrative Agent)), (iii) any Subsidiary (other than the Dutch Borrower or the Cayman Guarantor) may merge into or consolidate with any Person (other than the Company, the Dutch Borrower or the Cayman Guarantor) in a transaction permitted under Section 6.05 in which, after giving effect to such transaction, the surviving entity is not a Subsidiary and (iv) any Subsidiary (other than the Dutch Borrower and the Cayman Guarantor) may liquidate or dissolve if the Board of Directors or senior management of the Company has determined in good faith that such liquidation or dissolution is in the best interests of the Company and is not adverse in any material respect to the interests of the Lenders; provided that any such merger or consolidation involving a Person that is not a wholly-owned Subsidiary immediately prior thereto shall not be permitted unless it is also permitted under Section 6.04.
(b)    Neither the Company nor any Subsidiary will make any change in the nature of its business as conducted on the date hereof or acquire any assets that are not reasonably related to the conduct of such business activities; provided that the foregoing shall not prevent the Company or any Subsidiary from (i) engaging in, or acquiring any assets related to, any business that is reasonably related or ancillary to the business of the Company and the Subsidiaries on the date hereof or (ii) discontinuing any line of business if, in the reasonable business and commercial judgment of the Board of Directors or senior management of the Company, it is no longer desirable to be engaged in such business.
SECTION 6.04.    Investments, Loans, Advances, Guarantees and Acquisitions. Neither the Company nor any Subsidiary will purchase, hold, acquire (including pursuant to any merger or consolidation with any Person that was not a wholly-owned Subsidiary prior thereto), make or otherwise permit to exist any Investment in any other Person or make any other Acquisition, except:
(a)    Permitted Investments;
(b)    Investments existing on the date hereof and set forth on Schedule 6.04 (but not any additions thereto (including any capital contributions) made after the date hereof);
(c)    investments by the Company and the Subsidiaries in Equity Interests in their subsidiaries; provided that (i) such subsidiaries are Subsidiaries prior to such investments, (ii) any such Equity Interests held by a Loan Party shall be pledged in accordance with, and to the extent required by, the requirements of the definition of the term “Collateral and Guarantee Requirement” and (iii) the aggregate amount of such investments by the Loan Parties in, and loans and advances by the Loan Parties to, and Guarantees by the Loan Parties of Indebtedness and other obligations of, Subsidiaries that are not Loan Parties or the Hong Kong Guarantor (excluding all such investments, loans, advances and Guarantees that are permitted by any other clause of this Section (other than any such clause expressly referring to the limitation in this clause (c))), shall not exceed US$8,000,000 at any time outstanding;
(d)    loans or advances made by the Company or any Subsidiary to the Company or any other Subsidiary; provided that (i) the Indebtedness resulting therefrom is permitted by Section 6.01(c) and (ii) the amount of such loans and advances made by the Loan Parties to Subsidiaries that are not Loan Parties or to the Hong Kong Guarantor shall be subject to the limitation set forth in clause (c) above;
(e)    Guarantees by the Company or any Subsidiary of Indebtedness or other obligations of the Company or any Subsidiary (including any such Guarantees arising as a result of any such Person being a joint and several co-applicant with respect to any letter of credit or letter of guaranty); provided that (i) a Subsidiary that is not a CFC or a CFC Holding Company and that has not Guaranteed the Secured Obligations pursuant to the Guarantee Agreement shall not Guarantee any Indebtedness or other obligations of any Loan Party, (ii) a Subsidiary that is a CFC or a CFC Holding Company and that has not Guaranteed the Secured Obligations of the Dutch Borrower or any other Subsidiary that is a CFC or a CFC Holding Company pursuant to the Guarantee Agreement shall not Guarantee any Indebtedness or other obligations of any Non-U.S. Loan Party, (iii) a Subsidiary that is a CFC or a CFC Holding Company and that has not Guaranteed the Secured Obligations pursuant to the Guarantee Agreement shall not Guarantee any Indebtedness or other obligations of any U.S. Loan Party and (iv) the aggregate amount of Indebtedness and other obligations of Subsidiaries that are not Loan Parties or of the Hong Kong Guarantor that is Guaranteed by any Loan Party shall be subject to the limitation set forth in clause (c) above;
(f)    Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(g)    Investments made as a result of the receipt of noncash consideration from a sale, transfer, lease or other disposition of any asset in compliance with Section 6.05;
(h)    Investments by the Company or any Subsidiary that result solely from the receipt by the Company or such Subsidiary from any of its subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Indebtedness or other securities (but not any additions thereto made after the date of the receipt thereof);
(i)    Investments in the form of Hedging Agreements permitted under Section 6.07;
(j)    payroll, travel and similar advances to directors, officers and employees of the Company or any Subsidiary to cover matters that are expected at the time of such advances to be treated as expenses of the Company or such Subsidiary for accounting purposes and that are made in the ordinary course of business;
(k)    loans or advances to directors, officers and employees of the Company or any Subsidiary; provided that the aggregate amount of such loans and advances outstanding at any time shall not exceed US$1,000,000;
(l)    (i) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business and (ii) deposits, prepayments and other credits to suppliers or licensors made in the ordinary course of business;
(m)    Investments and other Acquisitions to the extent that payment therefor is made solely with Qualified Equity Interests in the Company;
(n)    to the extent constituting Investments, in connection with any Acquisition payments or distributions by the Company to dissenting minority stockholders that are required by applicable law (or in settlement of “dissenting stockholder” claims by dissenting minority stockholders);
(o)    Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit and (ii) customary trade arrangements with customers;
(p)    Guarantees of obligations of the Company or any Subsidiary in respect of leases (other than Capital Lease Obligations), trade contracts (other than for payment of Indebtedness) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;
(q)    Investments held by a Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into the Company or a Subsidiary in a transaction permitted hereunder) after the Effective Date, provided that such Investments exist at the time such Person becomes a Subsidiary (or is so merged or consolidated) and are not made in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation);
(r)    Investments in newly formed Subsidiaries in connection with the formation thereof, not in excess of $50,000 in any one transaction or series of related transactions;
(s)    Investments of Intellectual Property and related intangible assets in Persons organized for the primary purpose of engaging in activities in any jurisdiction that is not an Eligible Accounts

Jurisdiction or Eligible Inventory Jurisdiction (any such jurisdiction being referred to as an “Other Jurisdiction”) in exchange for Equity Interests in such Persons (or in any Person substantially all of the assets of which consist of Equity Interests in such Persons), provided that such Intellectual Property does not contain any Intellectual Property that (i) is material to the conduct of business of the Company and the Subsidiaries in any Eligible Accounts Jurisdiction or Eligible Inventory Jurisdiction (other than pursuant to non-exclusive licenses or pursuant to exclusive licenses that are limited to Other Jurisdictions) or (ii) is otherwise material to the ability of the Administrative Agent to realize upon the Inventory or Accounts included in the Collateral;
(t)    other Investments and other Acquisitions; provided that the Specified Conditions shall be satisfied with respect thereto at the time such Investment or Acquisition is consummated; and
(u)    other Investments; provided that, at the time each such Investment is purchased, made or otherwise acquired, (i) no Default shall have occurred and be continuing or would result therefrom and (ii) the aggregate amount of all Investments made in reliance on this clause (u) outstanding at any time shall not exceed US$1,000,000.
SECTION 6.05.    Asset Sales. Neither the Company nor any Subsidiary will sell, transfer, lease or otherwise dispose of (including, in the case of Intellectual Property, exclusively license) any asset, including any Equity Interest owned by it, nor will any Subsidiary issue any additional Equity Interest in such Subsidiary (other than to the Company or any Subsidiary in compliance with Section 6.04, and other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law), except:
(a)    sales, transfers and other dispositions of (i) inventory and used, obsolete, worn out or surplus equipment, in each case, in the ordinary course of business, (ii) leasehold improvements to landlords pursuant to the terms of leases in respect of real property and (iii) cash and Permitted Investments;
(b)    sales, transfers, leases, licenses and other dispositions to the Company or any Subsidiary; provided that any such sales, transfers, leases, licenses, or other dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Sections 6.04 and 6.09;
(c)    sales, transfers or other dispositions of accounts receivable (i) in connection with the compromise or collection thereof in the ordinary course of business and not as part of any accounts receivables financing transaction or (ii) pursuant to the Best Buy Factoring Facility; provided, in the case of this clause (ii), that such sales, transfers and other dispositions shall be made for at least 75% cash consideration;
(d)    dispositions of assets subject to any casualty or condemnation proceeding (including dispositions in lieu of condemnation);
(e)    nonexclusive outbound licenses of Intellectual Property (or, with respect to Intellectual Property that is not material to the conduct of business of the Company and the Subsidiaries (as determined by the Board of Directors of the Company in good faith), exclusive outbound licenses) granted by the Company or any Subsidiary that, in each case, do not materially interfere with the ordinary conduct of business of the Company or any Subsidiary or the ability of the Administrative Agent to realize upon the Inventory or Accounts included in the Collateral;

(f)    leases and licenses (other than in respect of Intellectual Property) entered into by the Company or any Subsidiary as a lessor or licensor in the ordinary course of business that do not materially detract from the value of the affected asset or materially interfere with the ordinary conduct of business of the Company or any Subsidiary;
(g)    the unwinding of Hedging Agreements in accordance with the terms thereof;
(h)    sales, transfers or other dispositions of Investments (including Equity Interests) in, and issuances of Equity Interests by, any joint venture or non-wholly owned Subsidiary to the extent required by, or made pursuant to customary buy/sell arrangements between the parties to such joint venture or equityholders of such non-wholly owned Subsidiary set forth in, the joint venture agreement, operating agreement, shareholders agreement or similar agreement governing such joint venture or non-wholly-owned Subsidiary;
(i)    sales, transfers or other dispositions of Equity Interests in any Chinese Subsidiary (or in any Subsidiary substantially all of the assets of which consist of Equity Interests in any Chinese Subsidiary); provided that (i) all sales, transfers and other dispositions made in reliance on this clause shall be made for fair value (as determined by the Board of Directors of the Company in good faith), (ii) at the time thereof and after giving pro forma effect thereto, no Default shall have occurred and be continuing and (iii) if such sale, transfer or other disposition occurs during a Cash Dominion Period, all the net cash proceeds thereof (to the extent such proceeds may be made available to the Company or the Dutch Borrower in accordance with applicable law and without material adverse tax consequences to the Company and the Subsidiaries) shall be applied to prepay the Loans; and
(j)    sales, transfers and other dispositions of assets that are not permitted by any other clause of this Section; provided that (i) the aggregate fair value of all assets sold, transferred or otherwise disposed of in reliance on this clause shall not exceed US$25,000,000 during any fiscal year of the Company, (ii) all sales, transfers and other dispositions made in reliance on this clause shall be made for fair value and at least 75% cash consideration, (iii) at the time thereof and after giving pro forma effect thereto, no Default shall have occurred and be continuing, (iv) if the Aggregate Borrowing Base would be reduced by 10% or more as a result of any Inventory or Accounts that are included in the assets subject to such sale, transfer or other disposition, (A) the Company shall have delivered to each of the Administrative Agent and the Co-Agent a completed Borrowing Base Certificate calculating and certifying the Aggregate Borrowing Base, the U.S. Borrowing Base, the Non-U.S. Borrowing Base and the Excess Availability as of the most recent Borrowing Base Reporting Date for which a calculation thereof shall have been delivered pursuant to Section 5.01(e) giving pro forma effect to such sale, transfer or other disposition as if effected immediately prior to such Borrowing Base Reporting Date and (B) the Borrowers shall have substantially simultaneously with the consummation of such sale, transfer or other disposition, to the extent that the Aggregate Revolving Exposure would otherwise exceed the Aggregate Borrowing Base then in effect or the U.S. Revolving Exposure would otherwise exceed the U.S. Borrowing Base then in effect, prepaid Loans and/or cash collateralized LC Exposure in an amount sufficient to eliminate such excess, and (v) if such sale, transfer or other disposition occurs during a Cash Dominion Period, all the net cash proceeds thereof shall be applied to prepay the Loans.
Notwithstanding the foregoing, neither the Company nor any Subsidiary shall grant any exclusive license of, or sell, transfer or otherwise dispose of, in one transaction or a series of transactions, Intellectual Property material to the conduct of business of the Company and the Subsidiary Loan Parties, taken as a whole (as determined by the Board of Directors of the Company in good faith), in each case unless such transaction could not reasonably be expected to impair in any material respect the ability of the Administrative Agent to realize upon the Inventory or Accounts included in the Collateral.
SECTION 6.06.    Sale/Leaseback Transactions. Neither the Company nor any Subsidiary will enter into any Sale/Leaseback Transaction unless (a) the sale or transfer of the property thereunder is permitted under Section 6.05, (b) any Capital Lease Obligations arising in connection therewith are permitted under Section 6.01 and (c) any Liens arising in connection therewith (including Liens deemed to arise in connection with any such Capital Lease Obligations) are permitted under Section 6.02.
SECTION 6.07.    Hedging Agreements. Neither the Company nor any Subsidiary will enter into any Hedging Agreement, except (a) Hedging Agreements entered into for non-speculative purposes to hedge or mitigate risks to which the Company or any Subsidiary has exposure (other than in respect of Equity Interests or Indebtedness of the Company or any Subsidiary), (b) Hedging Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary and (c) in the case of the Company, (i) any Permitted Call Spread Hedging Agreements and (ii) any accelerated share repurchase agreement (or any share repurchase agreement in the form of an equity option or equity forward) with respect to common stock in the Company so long as repurchases and other Restricted Payments thereunder are made in compliance with Section 6.08(a).
SECTION 6.08.    Restricted Payments; Certain Payments of Indebtedness. (a) Neither the Company nor any Subsidiary will declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:
(i)    the Company may declare and pay dividends with respect to its Equity Interests payable solely in additional Equity Interests permitted hereunder and may make Restricted Payments in the form of exchange, conversion or recapitalization of Equity Interests in the Company for or into any Qualified Equity Interests in the Company;
(ii)    any Subsidiary may declare and pay dividends or make other distributions with respect to its capital stock, partnership or membership interests or other similar Equity Interests, or make other Restricted Payments in respect of its Equity Interests, in each case ratably (or, if not ratably, in a manner more favorable to the Company and the Subsidiaries) to the holders of such Equity Interests;
(iii)    so long as any such transaction constitutes a non-cash transaction, the Company may repurchase Equity Interests upon (A) the exercise of stock options if such Equity Interests represent a portion of the exercise price of such options or (B) the withholding of a portion of the Equity Interests granted or awarded to a current or former director, officer, employee or consultant of the Company or any Subsidiary to pay for, or in connection with the payment by the Company or such Subsidiary of, the Taxes payable by such Person upon such grant or award (or upon vesting thereof);
(iv)    the Company may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in the Company in connection with the exercise of warrants, options or other securities convertible into or exchangeable for capital stock in the Company;
(v)    the Company or any Subsidiary may receive or accept, in satisfaction or settlement of any indemnification claim by the Company or any Subsidiary against any third party arising in connection with any Acquisition or Investment, the return to it of any of its Equity Interests constituting a portion of the acquisition consideration therefor; and

(vi)    the Company may declare and make other Restricted Payments; provided that the Specified Conditions shall be satisfied with respect thereto at the time of the declaration and making thereof; provided further that, so long as the Company’s common stock is listed for trading on a national securities exchange, the Company may pay dividends on its common stock within 60 days of the declaration thereof if, at the time of the declaration thereof, the requirements of this clause (vi) were satisfied with respect thereto.
(b)    Neither the Company nor any Subsidiary will make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Permitted Convertible Notes or any Indebtedness outstanding in reliance on Section 6.01(m), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, defeasance, cancellation or termination of any such Indebtedness, except:
(i)    payments of regularly scheduled interest and, other than in the case of Permitted Convertible Notes, regularly scheduled principal payments as and when due in respect of any such Indebtedness, other than payments in respect of Subordinated Indebtedness prohibited by the subordination provisions thereof;
(ii)    refinancings of any such Indebtedness with the proceeds of other Indebtedness permitted under Section 6.01;
(iii)    in the case of secured Indebtedness outstanding in reliance on Section 6.01(m), payments of any such secured Indebtedness that becomes due as a result of the voluntary sale or transfer of, or a casualty with respect to, the assets securing such Indebtedness in transactions permitted hereunder;
(iv)    payments of or in respect of any such Indebtedness made solely with Qualified Equity Interests in the Company;
(v)    distribution of common stock in the Company upon conversion of Permitted Convertible Notes pursuant to the terms thereof;
(vi)    the repayment of Permitted Convertible Notes on the final stated maturity thereof, provided that such final stated maturity is at least 91 days after the Maturity Date;
(vii)    provisions of the Permitted Convertible Notes that allow or require any payments or distributions contemplated by the parenthetical in clause (b) of the definition of “Permitted Convertible Notes”, provided that this clause (vii) shall not be construed so as to permit the actual making of any such payment or distribution; and
(viii)    other payments of any such Indebtedness, provided that the Specified Conditions shall be satisfied with respect thereto at the time of the making thereof.
SECTION 6.09.    Transactions with Affiliates. Neither the Company nor any Subsidiary will sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a)    transactions that are at prices and on terms and conditions not less favorable to the Company or such Subsidiary than those that would prevail in arm’s-length transactions with unrelated third parties;
(b)    transactions between or among the Loan Parties (other than the Hong Kong Guarantor) not involving any other Affiliate and transactions between or among Subsidiaries that are not Loan Parties or the Hong Kong Guarantor not involving any other Affiliate;
(c)    any Restricted Payment permitted under Section 6.08;
(d)    issuances by the Company of Qualified Equity Interests and receipt by the Company of capital contributions;
(e)    employment, compensation, bonus, incentive, retention and severance arrangements and health, disability and similar insurance or benefit plans or other benefit arrangements between the Company or any of the Subsidiaries and their respective future, current or former directors, officers and employees (including management and employee benefit plans or agreements, subscription agreements or similar agreements pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with future, current or former directors, officers and employees and stock option or incentive plans and other compensation arrangements) in the ordinary course of business;
(f)    payment of customary fees and indemnities to and reimbursement of out-of-pocket costs and expenses of any future, current or former directors, officers and employees of the Company and the Subsidiaries entered into in the ordinary course of business; and
(g)    loans and advances permitted under Section 6.04(j) or 6.04(k).
SECTION 6.10.    Restrictive Agreements. Neither the Company nor any Subsidiary will, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary Loan Party to create, incur or permit to exist any Lien upon any of its assets to secure any Secured Obligations or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its Equity Interests or to make or repay loans or advances to the Company or any Subsidiary or to Guarantee Indebtedness of the Company or any Subsidiary; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by any Loan Document, (B) restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition), (C) in the case of any Subsidiary that is not a wholly-owned Subsidiary, restrictions and conditions imposed by its organizational or constitutional documents or any related joint venture or similar agreement, provided that such restrictions and conditions apply only to such Subsidiary and to any Equity Interests in such Subsidiary, and (D) restrictions and conditions imposed by any agreement relating to Indebtedness permitted by Section 6.01(l) or 6.01(m), provided that (x) such restrictions and conditions, at the time such Indebtedness is incurred, are typical and customary of Indebtedness of this type (as determined by the Board of Directors of the Company in good faith) and (y) such restrictions and conditions do not conflict with the obligations of the Loan Parties hereunder, (ii) clause (a) of the foregoing shall not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 6.01(e) or 6.01(f) or governing Liens on cash deposits permitted under Section 6.02, provided that such restrictions and conditions apply only to the assets securing such Indebtedness or on cash deposits subject to such Liens, (B) restrictions and conditions imposed by customary provisions in leases, licenses and other agreements restricting the assignment thereof or, in the case of any lease or license, permitting to exist any Lien on the assets leased or licensed thereunder, (C) restrictions on cash or deposits or net worth covenants imposed by customers, suppliers or landlords under agreements entered into in the ordinary course of business, (D) customary restrictions in respect of Intellectual Property contained in licenses or sublicenses of, or other grants of rights to use or exploit, such Intellectual Property or (E) in the case of the Equity Interests in any Person that is not a Subsidiary, restrictions and conditions imposed by the organizational or constitutional documents of such Person or contained in any related joint venture or similar agreement or in any agreement or instrument relating to Indebtedness of such Person, provided, in each case, that such restrictions and conditions apply only to the Equity Interests in such other Person and (iii) clause (b) of the foregoing shall not apply to (A) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary, or a business unit, division, product line or line of business, that are applicable solely pending such sale, provided that such restrictions and conditions apply only to the Subsidiary, or the business unit, division, product line or line of business, that is to be sold and such sale is permitted hereunder and (B) restrictions and conditions imposed by agreements relating to Indebtedness of any Subsidiary in existence at the time such Subsidiary became a Subsidiary and otherwise permitted by Section 6.01(f) (but shall apply to any amendment or modification expanding the scope of, any such restriction or condition), provided that such restrictions and conditions apply only to such Subsidiary. Nothing in this paragraph shall be deemed to modify the requirements set forth in the definition of the term “Guarantee and Collateral Requirement” or the obligations of the Loan Parties under Sections 5.03, 5.04 or 5.14 or under the Security Documents.
SECTION 6.11.    Amendment of Organizational Documents. Neither the Company nor any Subsidiary will amend, modify or waive any of its rights under its certificate of incorporation, bylaws or other organizational or constitutional documents, in each case to the extent such amendment, modification or waiver could reasonably be expected to be adverse in any material respect to the interests of the Lenders.
SECTION 6.12.    Financial Covenant. During each period (each, a “Financial Covenant Compliance Period”) (a) commencing on any day when Excess Availability has been less than the greater of (i) US$25,000,000 and (ii) 10% of the lesser of the Aggregate Commitment then in effect and the Aggregate Borrowing Base then in effect and (b) ending after Excess Availability has been greater than or equal to the greater of (i) US $25,000,000 and (ii) 10% of the lesser of the Aggregate Commitment then in effect and the Aggregate Borrowing Base then in effect for at least 30 consecutive calendar days, the Company will not permit the Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters (commencing with the fiscal quarter most recently ended immediately prior thereto for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) or, prior to the first such delivery, for the fiscal quarter ended December 31, 2015) to be less than 1.00 to 1.00.
SECTION 6.13.    Fiscal Year. The Company will not, and will not permit any Subsidiary to, change its fiscal year to end on a date other than December 31.
ARTICLE VII
Events of Default
If any of the following events (“Events of Default”) shall occur:
(a)    any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;
(c)    any representation, warranty or statement made or deemed made by or on behalf of the Company or any Subsidiary in any Loan Document or in any report, certificate (including any Borrowing Base Certificate), financial statement or other information provided pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder shall prove to have been incorrect in any material respect when made or deemed made;
(d)    the Company or the Dutch Borrower shall (i) fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.05(a) (with respect to the existence of the Company or the Dutch Borrower) or 5.13 or in Article VI, (ii) fail to observe or perform any covenant, condition or agreement contained in Section 5.01(e) or 5.01(f) and such failure shall continue unremedied for a period of three Business Days or (iii) fail to observe or perform any covenant or agreement contained in Section 5.01(j), 5.09(b) or 5.12 and such failure shall continue unremedied for a period of 10 Business Days;
(e)    any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Company (with a copy to the Administrative Agent in the case of any such notice from a Lender);
(f)    the Company or any Subsidiary shall fail to make any payment (whether of principal, interest, termination payment or other payment obligation and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;
(g)    any event or condition occurs that results in any Material Indebtedness becoming due or being terminated or required to be prepaid, repurchased, redeemed or defeased, in each case, prior to its scheduled maturity, or that enables or permits (with or without the giving of notice, but only after the expiration of any applicable grace period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Hedging Agreement (other than Permitted Call Spread Hedging Agreements), the applicable counterparty, to cause such Material Indebtedness to become due or to terminate such Material Indebtedness, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or, in the case of any Hedging Agreement (other than Permitted Call Spread Hedging Agreements), to cause the termination thereof; provided that this clause (g) shall not apply to (i) any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of, or a casualty with respect to, the assets securing such Indebtedness, (ii) any Indebtedness that becomes due as a result of a voluntary refinancing thereof permitted under Section 6.01 or a voluntary prepayment, purchase or redemption thereof permitted under Section 6.08(b), (iii) any event or condition that gives a holder the right to convert the Permitted Convertible Notes and (iv) any conversion of the Permitted Convertible Notes;
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, moratorium, winding-up or other relief in respect of the Company or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership, winding-up or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)    the Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation (other than any liquidation permitted by clause (iv) of Section 6.03(a)), reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors, or the board of directors (or similar governing body) of the Company or any Subsidiary (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in this clause (i) or clause (h) of this Article;
(j)    the Company or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due or, with respect to the Dutch Borrower or any other Dutch entity, such Person shall file a notice under Section 36 of the Dutch Tax Collection Act (Invorderingswet 1990);
(k)    one or more judgments for the payment of money in an aggregate amount in excess of US$25,000,000 (other than any such judgment covered by insurance (other than under a self-insurance program) to the extent a claim therefor has been made in writing and liability therefor has not been denied by the insurer, so long as, in the opinion of the Required Lenders, such insurer is financially sound), shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;
(l)    one or more ERISA Events shall have occurred that, in the opinion of the Required Lenders, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect;
(m)    any Lien purported to be created under any Security Document shall fail or cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral, with the priority required by the applicable Security Document, except as a result of (i) a sale or transfer of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) the release thereof as provided in the applicable Security Document or Section 9.14 or (iii) the Administrative Agent’s failure to maintain possession of any stock certificate, promissory note or other instrument delivered to it under the Security Documents;
(n)    any Guarantee purported to be created under any Loan Document shall fail or cease to be, or shall be asserted by any Loan Party not to be, in full force and effect, except as a result of the release thereof as provided in the applicable Security Document or Section 9.14; or
(o)    a Change in Control shall occur;
then, and in every such event (other than an event with respect to the Company or the Dutch Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company and the Dutch Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers hereunder, shall become due and payable immediately, and (iii) require the deposit of cash collateral in respect of LC Exposure as provided in Section 2.05(i), in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company and the Dutch Borrower; and in the case of any event with respect to the Company or the Dutch Borrower described in clause (h) or (i) of this Article, the Commitments shall immediately and automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers hereunder, shall immediately and automatically become due and payable and the deposit of such cash collateral in respect of LC Exposure shall immediately and automatically become due, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company and the Dutch Borrower.
ARTICLE VIII
The Administrative Agent
Each of the Lenders and the Issuing Banks hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors to serve as administrative agent and collateral agent under the Loan Documents, and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, (a) each of the Lenders and the Issuing Banks hereby appoints (and each other Secured Party will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have appointed) the Administrative Agent to hold the Collateral on trust for the benefit of the Secured Parties, and the Administrative Agent accepts such appointment and agrees to hold and apply the Collateral in accordance with the Loan Documents, and (b) each of the Lenders and the Issuing Banks hereby grants (and each other Secured Party will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have granted) to the Administrative Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s (or such other Secured Party’s) behalf, and the Administrative Agent hereby accepts such grant.
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Banks.
The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to any Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company, the Dutch Borrower, any other Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or in the absence of its own gross negligence or wilful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment). The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Company, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate (including any Borrowing Base Certificate), report or other document delivered thereunder or in connection therewith, including with respect to the existence and aggregate amount of Secured Cash Management Services Obligations or Secured Hedging Obligations at any time, (iii) qualification of (or lapse of any qualification of) any Account or Inventory under the eligibility criteria set forth herein, other than eligibility criteria expressly referring to the matters described therein being acceptable or satisfactory to, or being determined by, the Administrative Agent, (iv) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (v) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any loss, cost or expense suffered by any Borrower or any Lender as a result of any determination of the Aggregate Revolving Exposure, the U.S. Revolving Exposure, the Aggregate Borrowing Base, the U.S. Borrowing Base, the Non-U.S. Borrowing Base or the component amounts of any of the foregoing.
The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate (including any Borrowing Base Certificate), consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof), and may act upon any such statement prior to receipt of written confirmation thereof. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or amendment of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance to the making of such Loan or the issuance, extension, renewal or amendment of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any of and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of and all of their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Subject to the terms of this paragraph, the Administrative Agent may resign at any time from its capacity as such. In connection with such resignation, the Administrative Agent shall give notice of its intent to resign to the Lenders, the Issuing Banks and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Company and the Dutch Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Company, the Dutch Borrower and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Company, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.
Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.
Each Lender hereby agrees that (a) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent or the Co-Agent; (b) neither the Administrative Agent nor the Co-Agent (i) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to any Report and (ii) shall not be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel, and that neither the Administrative Agent nor the Co-Agent undertakes no obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use and not share any Report with any other Person except as otherwise permitted pursuant to this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Administrative Agent, the Co-Agent each other Person preparing a Report and the Related Parties of any of the foregoing harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by any of them as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.
Except with respect to the exercise of setoff rights of any Lender in accordance with Section 9.08 or with respect to a Lender’s right to file a proof of claim in an insolvency proceeding, no Secured Party

(other than the Administrative Agent) shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. In the event of a foreclosure by the Administrative Agent (including in its capacity as the security trustee) on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Loan Document Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent on behalf of the Secured Parties at such sale or other disposition.
In furtherance of the foregoing and not in limitation thereof, no Secured Hedging Agreement or Secured Cash Management Services Agreement will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any Secured Hedging Agreement or Secured Cash Management Services Agreement shall be deemed to have appointed the Administrative Agent to serve as administrative agent and collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder.
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
The Lenders and the Issuing Banks hereby irrevocably authorize the Administrative Agent to determine, in connection with any Non-U.S. Subsidiary becoming a Subsidiary Loan Party, the terms and conditions of any limitations to be set forth in the Supplement to the Guarantee Agreement or any applicable Security Document to be executed by such Non-U.S. Subsidiary as are applicable or customary under the laws of the jurisdiction of formation, incorporation or organization of such Subsidiary.
In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.11, 2.12, 2.14, 2.15, 2.16 and 9.03) allowed in such judicial proceeding; and
(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03).
Notwithstanding anything herein to the contrary, no Arranger or any Person named on the cover page of this Agreement as a Syndication Agent or a Documentation Agent shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as the Administrative Agent, the Co-Agent, a Lender or an Issuing Bank), but all such Persons shall have the benefit of the indemnities provided for hereunder.
The exculpatory provisions of this Article shall apply to the Co-Agent and its Related Parties to the same extent as they apply to the Administrative Agent and its Related Parties and with the same force and effect as if it was named as the Administrative Agent herein. For the avoidance of doubt, with respect to any provision hereof that refers to any matter being satisfactory to the Co-Agent (or phrases of similar import), the Administrative Agent may assume that such matter is satisfactory to the Co-Agent unless the Administrative Agent shall have received written notice from the Co-Agent to the contrary.
The provisions of this Article are solely for the benefit of the Administrative Agent, the Co-Agent, the Lenders and the Issuing Banks and, except solely to the extent of the Company’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Company, the Dutch Borrower or any other Loan Party shall have any rights as a third party beneficiary of any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations provided under the Loan Documents, to have agreed to the provisions of this Article.
ARTICLE IX
Miscellaneous
SECTION 9.01.    Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:
(i)    if to the Company or the Dutch Borrower, to it (or to it in care of) GoPro, Inc., 3000 Clearview Way, San Mateo, CA 94402, Attention of Brian McGee, Phone No. (650) 332-7600, Fax No. (650) 350-4086, email: brianmcgee@gopro.com; with a copy to GoPro, Inc., 3000 Clearview Way, San Mateo, CA 94402, Attention of Sharon Zezima, Phone No. (650) 332-7600, Fax No. (650) 350-4086; email: szezima@gopro.com);
(ii)    if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 500 Stanton Christiana Road, Ops 2, Floor 3, Newark, DE 19713, Attention of Pranay Tyagi (Phone No. (302) 634-8799; Fax No. (302) 634-8459; email: pranay.tyagi@jpmorgan.com), with a copy to:

(A)    JPMorgan Chase Bank, N.A., 393 Madison Avenue, 24th Floor, New York, NY 10179, Attention of Courtney Eng (Phone No. (212) 270-7873; Fax No. (212) 270-5100; email: courtney.c.eng@jpmorgan.com);
(B)    in the case of any Borrowing Request, any Interest Election Request or any notice relating to a prepayment of Loans or termination or reduction of Commitments, 12012443577@TLS.LDSPROD.COM;
(C)    in the case of delivery of any Borrowing Base Certificate, any supporting documentation and any other information with respect to the Aggregate Borrowing Base (or any component thereof), by email (in the case of the Borrowing Base Certificates, in pdf. format and in the case of any supporting documentation in Excel format) to each of (x) brittany.s.stark@jpmorgan.com, (y) ib.cbc@jpmchase.com and (z) covenant.compliance@jpmchase.com; and
(D)    in the case of delivery of any Compliance Certificates, financial statements, notices of default or any other information that is intended to be made available for all Lenders, by email to covenant.compliance@jpmchase.com;
(iii)    if to the Co-Agent, to Wells Fargo Bank, National Association, 2450 Colorado Avenue, Suite 3000 West Santa Monica, CA 90404, Attention of Kevin Fong (Phone No. (310) 453-7222; Fax No. (866) 349-8858;
e-mail:  kevin.s.fong@wellsfargo.com;
(iv)    if to any Issuing Bank, to it at its address (or fax number) most recently specified by it in a notice delivered to the Administrative Agent and the Company (or, in the absence of any such notice, to the address (or fax number) set forth in the Administrative Questionnaire of the Lender that is serving as such Issuing Bank or is an Affiliate thereof); and
(v)    if to any other Lender, to it at its address (or fax number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax or electronic mail shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient); and notices delivered through electronic communications to the extent provided in paragraph (b) of this Section shall be effective as provided in such paragraph.
(b)    Notices and other communications to the Lenders and Issuing Banks hereunder may be delivered or furnished by electronic communications (including email and internet and intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Any notices or other communications to the Administrative Agent, the Co-Agent, the Company or the Dutch Borrower may be delivered or furnished by electronic communications pursuant to procedures approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by any such Person by notice to each other such Person. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by return e-mail or other written acknowledgement); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    Any party hereto may change its address, fax number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto.
(d)    The Company and the Dutch Borrower agree that the Administrative Agent may, but shall not be obligated to, make any Communication by posting such Communication on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available”. Neither the Administrative Agent nor any of its Related Parties warrants, or shall be deemed to warrant, the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made, or shall be deemed to be made, by the Administrative Agent or any of its Related Parties in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties have any liability to the Loan Parties, any Lender, any Issuing Bank or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform.
SECTION 9.02.    Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Co-Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Co-Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Co-Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. Notwithstanding anything herein to the contrary, no sale, assignment, novation, transfer or delegation by any Lender of any of its rights or obligations under this Agreement or any other Loan Document shall, or shall be deemed, to extinguish any of the rights, benefits or privileges afforded by any Guarantee or Collateral created or granted under the Loan Documents for the benefit of such Lender in relation to such of its rights or obligations, and all such rights, benefits and privileges shall continue to accrue, to the full extent thereof, for the benefit of the assignee, transferee or delegee of such Lender in connection with each such sale, assignment, novation, transfer and delegation.
(b)    Except as provided in Section 2.20, 5.01(f), 5.11 and 9.02(c) and in the Security Documents, none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Company, the Dutch Borrower, the Administrative Agent and the Required Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that (i) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Company, the Dutch Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, (A) such amendment does not adversely affect the rights of any Lender or (B) the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (ii) no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender, (B) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than as a result of any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.12(c)), or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (C) postpone the scheduled maturity date of any Loan, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (D) change Section 2.17(b) or 2.17(c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, (E) change any of the provisions of this Section or the percentage set forth in the definition of the term “Required Lenders” or “Supermajority Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender; provided that, with the consent of the Required Lenders, the provisions of this Section and the definition of the term “Required Lenders” and “Supermajority Lenders” may be amended to include references to any new class of loans created under this Agreement (or to lenders extending such loans) on substantially the same basis as the corresponding references relating to the existing Loans or Lenders, (F) release the Company, the Dutch Borrower or all or substantially all the value of the Guarantees provided by the other Subsidiary Loan Parties from its Guarantee under the Guarantee Agreement or limit its or their liability in respect of any such Guarantee (in each case, except as expressly provided in Section 9.14, the Guarantee Agreement or the applicable Security Document (including any such release by the Administrative Agent in connection with any sale or other disposition of any Subsidiary upon the exercise of remedies under the Security Documents)) without the written consent of each Lender, it being understood that an amendment or other modification of the type of obligations guaranteed under the Guarantee Agreement shall not be deemed to be a release or limitation of any Guarantee, (G) release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender (except as expressly provided in Section 9.14 or the applicable Security Document (including any such release by the Administrative Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Security Documents), it being understood that an amendment or other modification of the type of obligations secured by the Security Documents shall not be deemed to be a release of the Collateral from the Liens of the Security Documents), (H) increase any advance rate set forth in the definition of the term “U.S. Borrowing Base” or “Non-U.S. Borrowing Base” without the written consent of each Lender or (I) change eligibility criteria used in the determination of the U.S. Borrowing Base or the Non-U.S. Borrowing Base (including any of the defined terms used in such definitions) if the result thereof is to increase borrowing availability (other than changes, including reductions in Reserves, implemented by the Administrative Agent (including at the request of the Co-Agent) in its Permitted Credit Judgment as such term is defined in this Agreement on the Effective Date), without the written consent of the Supermajority Lenders; provided further that no such agreement shall amend, modify, extend or otherwise affect the rights or obligations of the Administrative Agent, the Co-Agent or any Issuing Bank without the prior written consent of the Administrative Agent, the Co-Agent or such Issuing Bank, as the case may be.

Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of (x) any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (A), (B) or (C) of clause (ii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification or (y) in the case of any amendment, waiver or other modification referred to in clause (ii) of the first proviso of this paragraph, any Lender that receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, waiver or other modification becomes effective and whose Commitment terminates by the terms and upon the effectiveness of such amendment, waiver or other modification.
(c)    Notwithstanding anything herein to the contrary, (i) the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Loan Party from any covenant of such Loan Party set forth in this Agreement, the U.S. Collateral Agreement or in any other Security Document to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement”, (ii) the Administrative Agent and the Borrowers may, without the consent of any Secured Party or any other Person, amend this Agreement, the Guarantee Agreement, the U.S. Collateral Agreement and any other Security Document to add provisions with respect to “parallel debt” and other non-U.S. guarantee and collateral matters, including any authorizations, collateral trust arrangements or other granting of powers by the Lenders and the other Secured Parties in favor of the Administrative Agent, in each case if such amendment is necessary or desirable to create or perfect, or preserve the validity, legality, enforceability and perfection of, the Guarantees and Liens contemplated to be created pursuant to this Agreement (with each of the Company and the Dutch Borrower hereby agreeing to provide, and to cause the other Loan Parties to provide, its or their agreement to any such amendment to this Agreement, the Guarantee Agreement, the U.S. Collateral Agreement or any other Security Document reasonably requested by the Administrative Agent) and (iii) the Administrative Agent, the Co-Agent and the Borrowers may, without the consent of any Secured Party or any other Person, amend or otherwise modify the provisions of this Agreement relating to the rights or obligations hereunder of the Co-Agent (in its capacity as such).
(d)    The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 9.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.
SECTION 9.03.    Expenses; Indemnity; Damage Waiver. (a) The Company and the Dutch Borrower shall pay (i) all reasonable documented out‑of‑pocket expenses incurred by the Administrative Agent and its Affiliates in connection with the structuring, arrangement and syndication of the credit facilities provided for herein and any credit or similar facility refinancing or replacing, in whole or in part, any of the credit facilities provided for herein, including the preparation, execution and delivery of the Engagement Letter, as well as the preparation, execution, delivery and administration of this Agreement, the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including (x) the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates (which shall be limited to a single firm of counsel (and a single local counsel in each applicable jurisdiction) for the Administrative Agent and its Affiliates) and (y) fees and expenses relating to insurance reviews, field examinations, appraisals and the preparation of Reports and collateral monitoring (subject, in the case of field examinations and appraisals, to the limitations with respect to the obligation of the Borrowers to pay fees and expenses therefor as set forth in Section 5.09(b)), (ii) all reasonable documented out‑of‑pocket expenses incurred by the Co-Agent relating to field examinations and appraisals (subject to the limitations with respect to the obligation of the Borrowers to pay fees and expenses therefor as set forth in Section 5.09(b)), (iii) all reasonable out‑of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iv) all out-of-pocket expenses incurred by the Administrative Agent, the Co-Agent, any Arranger, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for any of the foregoing, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit or incurred in connection with the liquidation of the Collateral.
(b)    The Company and the Dutch Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Co-Agent, each Arranger, the Syndication Agent, the Documentation Agent, each Lender and Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the structuring, arrangement and the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Engagement Letter, this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Engagement Letter, this Agreement or the other Loan Documents of their obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property currently or formerly owned, leased or operated by the Company or any Subsidiary, or any other Environmental Liability to the extent related in any way to the Company or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and whether initiated against or by any party to the Engagement Letter, this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (i) the gross negligence or wilful misconduct of such Indemnitee or (ii) a material breach of the obligations of such Indemnitee under this Agreement or any other Loan Document. WITHOUT LIMITATION, THE PROVISIONS OF THIS PARAGRAPH SHALL APPLY TO EACH INDEMNITEE WITH RESPECT TO ANY LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNITEE OR ANY OF ITS RELATED PARTIES OR OF ANY OTHER PERSON. This paragraph shall not apply with respect to Taxes, other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(c)    To the extent that the Company and the Dutch Borrower fail to indefeasibly pay any amount required to be paid by them under paragraph (a) or (b) of this Section to the Administrative Agent (or any sub-agent thereof), the Co-Agent, any Issuing Bank or any Related Party of any of the foregoing (and without limiting their obligation to do so), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Co-Agent, such Issuing Bank or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent), the Co-Agent or such Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or any Issuing Bank in connection with such capacity. For purposes of this Section, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposures and unused Commitments at the time (or most recently outstanding and in effect).
(d)    To the fullest extent permitted by applicable law, neither the Company nor the Dutch Borrower shall assert, or permit any of their Affiliates or Related Parties to assert, and each hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
(e)    All amounts due under this Section shall be payable promptly after written demand therefor.
SECTION 9.04.    Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) neither Company nor the Dutch Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Company or the Dutch Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), each Arranger, the Syndication Agent, the Documentation Agent and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Related Parties of any of the Administrative Agent, the Co-Agent, any Arranger, the Syndication Agent, the Documentation Agent, any Issuing Bank and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)    the Company; provided that no consent of the Company shall be required (1) for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund and (2) if an Event of Default has occurred and is continuing, for any other assignment; provided further that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof;
(B)    the Administrative Agent; and

(C)    each Issuing Bank.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$5,000,000 unless each of the Company and the Administrative Agent otherwise consents; provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing; provided further that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Platform), together with a processing and recordation fee of US$3,500, provided that only one such processing and recordation fee shall be payable in the event of simultaneous assignments from any Lender or its Approved Funds to one or more other Approved Funds of such Lender; and
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including Federal, State and foreign securities laws.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c).
(iv)    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and records of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders

may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and, as to entries pertaining to it, any Issuing Bank or Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon receipt by the Administrative Agent of an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Platform) executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and the processing and recordation fee referred to in this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph, and following such recording, unless otherwise determined by the Administrative Agent (such determination to be made in the sole discretion of the Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.
(c)    (i) Any Lender may, without the consent of any Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more Eligible Assignees (“Participants”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and Loans of any Class); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Company, the Dutch Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (ii) of the first proviso to Section 9.02(b) that affects such Participant or requires the approval of all the Lenders. The Company and the Dutch Borrower agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(f) (it being understood that the documentation required under Section 2.16(f) shall be delivered by the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (x) agrees to be subject to the provisions of Sections 2.17 and 2.18 as if it were an assignee under paragraph (b) of this Section and (y) shall not be entitled to receive any greater payment under Section 2.14 or 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 2.18(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.
(ii)    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain records of the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining any Participant Register.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 9.05.    Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Co-Agent, any Arranger, the Syndication Agent, the Documentation Agent, any Issuing Bank, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Commitments have not expired or terminated. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the applicable Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(d) or 2.05(f). The provisions of Sections 2.14, 2.15, 2.16, 2.17(e) and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
SECTION 9.06.    Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including any commitment advices submitted by any Lenders (but do not supersede any other provision of the Engagement Letter (or any separate letter agreements with respect to fees payable to the Administrative Agent or any Issuing Bank) that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect). Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of all of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by fax, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)    The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement or any other Loan Document and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.
SECTION 9.07.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank, and each Affiliate of any of the foregoing, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or Issuing Bank, or by such an Affiliate, to or for the credit or the account of (a) any U.S. Loan Party against any of and all the obligations of the Company or the Dutch Borrower now or hereafter existing under this Agreement held by such Lender or Issuing Bank or (b) any Non-U.S. Loan Party against any of and all the obligations of the Dutch Borrower now or hereafter existing under this Agreement held by such Lender or Issuing Bank, in each case, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although such obligations of the Company or the Dutch Borrower are not yet due or are owed to a branch, office or Affiliate of such Lender or such Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Lender and Issuing Bank, and each Affiliate of any of the foregoing, under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have. Each Lender and Issuing Bank agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give notice shall not affect the validity of such setoff and application.
SECTION 9.09.    Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.
(b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the Company and the Dutch Borrower hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement or any other Loan Document brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Co-Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or any of its properties in the courts of any jurisdiction.
(c)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party hereto hereby irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
(e)    The Dutch Borrower hereby irrevocably designates, appoints and empowers the Company as its authorized designee, appointee and agent (the “Authorized Agent”) to receive, accept and forward for and on its behalf service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or relating to this Agreement or any other Loan Document. Such service may be made by mailing a copy of such process to the Dutch Borrower in the care of the

Authorized Agent at its address set forth above. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Dutch Borrower.
(f)    In the event the Dutch Borrower or any of its assets has or hereafter acquires, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Loan Document, any immunity from jurisdiction, legal proceedings, attachment (whether before or after judgment), execution, judgment or setoff, the Dutch Borrower hereby irrevocably agrees not to claim and hereby irrevocably and unconditionally waives such immunity.
SECTION 9.10.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12.    Confidentiality. Each of the Administrative Agent, the Co-Agent, the Lenders and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors, it being understood that the Persons to whom such disclosure is made shall be subject to a professional or other obligation of confidentiality or will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent required or requested by any Governmental Authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to the Company or any Subsidiary and their respective obligations, (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) in the case of information with respect to this Agreement that is of the type routinely provided by arrangers to such providers, to data service providers, including league table providers, that serve the lending industry, (i) with the consent of the Company or (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Co-Agent, any Lender,

any Issuing Bank or any Affiliate of any of the foregoing on a nonconfidential basis from a source other than the Company or any Subsidiary. For purposes of this Section, “Information” means all information received from the Company or any Subsidiaries relating to the Company or any Subsidiary or their businesses, other than any such information that is available to the Administrative Agent, the Co-Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by the Company or any Subsidiaries; provided that, in the case of information received from the Company or any Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. It is agreed that, notwithstanding the restrictions of any prior confidentiality agreement binding on the Administrative Agent, the Co-Agent or any Arranger, such Persons may disclose Information as provided in this Section.
SECTION 9.13.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.14.    Release of Liens and Guarantees. (a) Subject to Section 2.04 of the Guarantee Agreement (or any comparable provision of any other Loan Document), the Guarantees made under the Guarantee Agreement and the Liens created under the Loan Documents shall automatically terminate and be released when all the Loan Document Obligations (other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made) have been paid in full in cash, the Lenders have no further commitment to lend under this Agreement, the LC Exposure has been reduced to zero (including as a result of obtaining consent of the applicable Issuing Bank as described in Section 9.05) and the Issuing Banks have no further obligations to issue, amend or extend Letters of Credit under this Agreement.
(b)    A Subsidiary Loan Party (other than the Dutch Borrower) shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Loan Party shall be automatically released, upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Subsidiary; provided that if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise.
(c)    Upon any sale, transfer or other disposition by any Loan Party (other than to the Company or any Subsidiary Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents shall be automatically released.

(d)    In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent. In the event of any conflict between the provisions of this Section and any release or termination provisions set forth in any Security Document, the provisions of this Section shall govern and control.
SECTION 9.15.    USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with such Act.
SECTION 9.16.    No Fiduciary Relationship. Each of the Company and the Dutch Borrower, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Company, the Dutch Borrower and their other Affiliates, on the one hand, and the Administrative Agent, the Co-Agent, any Arranger, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Co-Agent, any Arranger, the Lenders, the Issuing Banks or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Co-Agent, the Arrangers, the Lenders, the Issuing Banks and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Company, the Dutch Borrower and their other Affiliates, and none of the Administrative Agent, the Co-Agent, the Arrangers, the Lenders, the Issuing Banks or their Affiliates has any obligation to disclose any of such interests to the Company, the Dutch Borrower or any of their Affiliates.
SECTION 9.17.    Non-Public Information. (a) Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by the Company, the Dutch Borrower, the Administrative Agent or the Co-Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to the Company, the Dutch Borrower, the Administrative Agent and the Co-Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, state and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.
(b)    The Company, the Dutch Borrower and each Lender acknowledges that, if information furnished by or on behalf of the Company, the Dutch Borrower or any other Loan Party pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through the Platform, (i) the Administrative Agent may post any information that the Company or the Dutch Borrower has indicated as containing MNPI solely on that portion of the Platform designated for Private Side Lender Representatives and (ii) if the Company or the Dutch Borrower has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Administrative Agent reserves the right to post such information solely on that portion of the Platform designated for Private Side Lender Representatives. Each of the Company and the Dutch Borrower agrees to clearly designate all information provided to the Administrative Agent by or on behalf of the Company, the Dutch Borrower or any other Loan

Party that is suitable to be made available to Public Side Lender Representatives, and the Administrative Agent shall be entitled to rely on any such designation by the Company and the Dutch Borrower without liability or responsibility for the independent verification thereof.
SECTION 9.18.    Judgment Currency. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in dollars into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction U.S. dollars could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.
(b)    The obligations of each party hereto in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than U.S. dollars, be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase U.S. dollars with the Judgment Currency; if the amount of U.S. dollars so purchased is less than the sum originally due to the Applicable Creditor in U.S. dollars, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such deficiency. The obligations of the parties contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.
SECTION 9.19.    Excluded Swap Obligations. (a) Notwithstanding any provision of this Agreement or any other Loan Document to the contrary, no Guarantee by any Subsidiary Loan Party under any Loan Document shall include a Guarantee of any Secured Obligation that, as to such Subsidiary Loan Party, is an Excluded Swap Obligation, and no Collateral provided by any Subsidiary Loan Party shall secure any Secured Obligation that, as to such Subsidiary Loan Party, is an Excluded Swap Obligation. In the event that any payment is made pursuant to any Guarantee by, or any amount is realized from Collateral of, any Subsidiary Loan Party as to which any Secured Obligations are Excluded Swap Obligations, such payment or amount shall be applied to pay the Secured Obligations of such Loan Party as otherwise provided herein and in the other Loan Documents without giving effect to such Excluded Swap Obligations, and each reference in this Agreement or any other Loan Document to the ratable application of such amounts as among the Secured Obligations or any specified portion of the Secured Obligations that would otherwise include such Excluded Swap Obligations shall be deemed so to provide.
(b)    Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party that would not otherwise be a Qualified ECP Guarantor but for the effectiveness of this Section, to enable each such other Loan Party to honor all of its obligations under the Loan Documents in respect of Swap Obligations (subject to the limitations on its Guarantee under the Guarantee Agreement). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until its Guarantee under the Guarantee Agreement is released. Each Qualified ECP Guarantor intends that this Section shall constitute a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
(c)    The following terms shall for purposes of this Section have the meanings set forth below:
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S. C. § et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” means, with respect to any Subsidiary Loan Party, any Swap Obligation if, and to the extent that, the Guarantee by such Subsidiary Loan Party of, or the grant by such Subsidiary Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rules or regulations promulgated thereunder or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of, or grant of a security interest by, such Subsidiary Loan Party becomes effective with respect to such related Swap Obligation.
“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Subsidiary Loan Party that has total assets exceeding US$10,000,000 or that otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any rules or regulations promulgated thereunder or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) at the time such Swap Obligation is incurred (including as a result of the agreement in this Section or any other Guarantee or other support agreement in respect of the obligations of such Subsidiary Loan Party by another Person that constitutes an “eligible contract participant”).
SECTION 9.20.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
(c)    The following terms shall for purposes of this Section have the meanings set forth below:

“Bail-In Action” means, as to any EEA Financial Institution, the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of such EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or (b) above and is subject to consolidated supervision with its parent.
“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

GOPRO, INC.,
by
/s/ Brian McGee
Name: Brian McGee Title: Chief Financial Officer

GOPRO COÖPERATIEF U.A.,
by
/s/ Virginia Crowe
Name: Virginia Crowe Title: Managing Director

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, by
/s/ Tony Yung
Name: Tony Yung Title: Executive Director

SIGNATURE PAGE TO
THE CREDIT AGREEMENT
OF GOPRO, INC.

Name of Institution: BARCLAYS BANK PLC
by
/s/ Marguerite Sutton
Name: Marguerite Sutton Title: Vice President

Name of Institution: Citibank, N.A.
by
/s/ Shane V. Azzara
Name: Shane V. Azzara Title: Director & Vice President

Name of Institution: Morgan Stanley Senior Funding
by
/s/ Michael King
Name: Michael King Title: Vice President

Name of Institution: Silicon Valley Bank
by
/s/ Alina Zinchik
Name: Alina Zinchik Title: Director

Name of Institution: Wells Fargo Bank, National Association:
by
/s/ Kevin M. Cox
Name: Kevin M. Cox Title: Managing Director

Name of Institution: Wells Fargo Bank, National Association (London Branch):
by
/s/ N.B. Hogg
Name: N. B. Hogg Title: Authorized Signatory

EXHIBIT A

[FORM OF]
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement dated as of March 25, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among GoPro, Inc., GoPro Coöperatief U.A., the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions referred to above and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (a) all the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the credit facility identified below (including any Guarantees, Letters of Credit and Protective Advances included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1. Assignor:
2. Assignee:
[and is [a Lender] [an Affiliate/Approved Fund of [Identify Lender]]] Select as applicable.
3. Borrowers: GoPro, Inc. and GoPro Coöperatief U.A.
4. Administrative Agent: JPMorgan Chase Bank, N.A., as the Administrative Agent under the Credit Agreement
5. Assigned Interest:

Facility Assigned	Aggregate Amount of Commitments/Revolving Loans of all Lenders
Amount of the Commitments/Revolving Assigned Must comply with the minimum assignment amounts set forth in Section 9.04(b)(ii)(A) of the Credit Agreement, to the extent such minimum assignment amounts are applicable.
Percentage Assigned of Aggregate Amount of Commitments/ Revolving Loans of all Lenders Set forth, to at least 9 decimals, as a percentage of the Commitments/Revolving Loans of all Lenders.
Commitments/Revolving Loans	US$	US$	%

Effective Date:                    , 20___ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]
The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal, state and foreign securities laws.

Exhibit A

The terms set forth above are hereby agreed to:

________________, as Assignor,

By:
_____________________________
  Name:
  Title:

________________, as Assignee, The Assignee must deliver to the Company all applicable Tax forms required to be delivered by it under Section 2.16(f) of the Credit Agreement.

By:
_____________________________
  Name:
  Title:

[Consented to and] No consent of the Administrative Agent is required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund under Section 9.04(b) of the Credit Agreement.  Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

By:
___________________________
  Name:
  Title:

Consented to:

[GOPRO, INC.,

By:
_____________________________
  Name:
  Title:] No consent of the Company is required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or, if an Event of Default has occurred and is continuing, for any other assignment under Section 9.04(b) of the Credit Agreement.

[NAME OF EACH ISSUING BANK,

By:
_____________________________
  Name:
  Title:]

Exhibit A

ANNEX 1 TO
ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1.    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, other than statements made by it herein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any Subsidiary or any other Affiliate of the Company or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any Subsidiary or any other Affiliate of the Company or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof (or, prior to the first such delivery, the financial statements referred to in Section 3.04 thereof), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) if it is a Lender that is a U.S. Person, attached hereto is an executed original of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax and (vi) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement (including Section 2.16(f) thereof), duly completed and executed by the Assignee, and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

Exhibit A

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

EXHIBIT B

[FORM OF]
BORROWING BASE CERTIFICATE

GoPro, Inc.
Borrowing Base Coverpage
For Period Ending [•]
In US$
		U.S. Loan Parties	GoPro Coöperatief U.A.
			Netherlands	Hong Kong	Total
A.	Available Account Receivables
B.	Available FG Inventory
C.	Available Bulk Inventory
D.	Available Drone Components Inventory
E.	Available Components Inventory
F.	Total collateral availability, before foreign BB caps

In-transit Inventory, before Cap
In-transit Cap
In-transit exceeding cap

Hong Kong inventory availability
Non-US BB availability
Hong Kong inventory cap [1]
Non-US BB availability cap [1]

G.	Total collateral availability, after foreign BB caps

H.	Less: total reserves
I.	Borrowing Base (lines G-H)

J.	Lesser of
(1) Aggregate Commitments
(2) Borrowing Base

Exhibit A

K.	Aggregate Revolving Exposure
	Loans
	LC Exposure
	Aggregate Revolving Exposure	0	0	0

L.	Availability (items J-K) [2]	$	$	$

M.	Suppressed Availability (items J(2)-J(1))			0

	[1]Non-US BB availability capped at 45% of total BB; provided further that inventory physically located Hong Kong capped at 25% of total BB
	2US Borrower can only access the US BB; the Dutch Borrower can access the Global BB

Officer's Certification:

Reference is made to the Credit Agreement dated as of March 25, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among GoPro, Inc. (the "Company"), GoPro Coöperatief U.A., the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent (the "Administrative Agent"). The undersigned, a Financial Officer of the Company, hereby certifies (solely in [his/her] capacity as an officer and not individually) that the information provided herein is complete and accurate as of the date hereof and has been prepared in a manner consistent in all material respects with the provisions of the Credit Agreement with respect to the Aggregate Borrowing Base, the U.S. Borrowing Base and the Non-U.S. Borrowing Base (including the component definitions thereof), excluding any applicable provisions contained therein that require a determination by the Administrative Agent). The undersigned acknowledges and agrees that in the event of any conflict between this Borrowing Base Certificate and related provisions of the Credit Agreement, the terms of the Credit Agreement shall control.

	GoPro, Inc.

	Name		Date
	Title

Exhibit B

GoPro, Inc.
Borrowing Base - Eligible Accounts
For Period Ending [XX]
In US$
		U.S. Loan Parties	GoPro Coöperatief U.A.
			Netherlands	Hong Kong	Total

Gross accounts

Less ineligibles:	1
Past Due > 60 PDD, > 90 PID	a
Past due credits	a
Cross-age 50%	b
Intercompany, affiliate	c
Ineligible A/R Jurisdiction	d
Government	e
Concentration cap- 15% for non-IG; 25% for IG	f
Bankruptcy, liquidation	g
Debtor sold all assets	h
Uncollectible payment	i
Without necessary NBAR	j
Sanctioned Person	k
Contra; counterclaim, deduction, dispute	l
Nonordinary course reductions, new invoice for partial payment	m
Credit card sales, cash on delivery, cash deposit sales	n
Ineligible currency	o
Foreign currency exchange revaluation accrual	o
No perfected security interest; subject to other Liens	p
No invoice; reinvoiced; restructured	q
Progress billing; retainage invoices; subj to security, deposit, advance	r
Nonordinary course, payments of interest	s
Non-delivered, unperformed services, FOB Destination, not-final sale	t
Bill-and-hold, consignment, contigent sale, guaranteed sale	u
Chattel paper, promissory note	v
Breach of covenants/reps/warranties	w
Non-compliant with applicable laws	x
Other Person has ownership interest	y
Agreements governed by laws of ineligible jurisdictions	z
Ban on assignment	aa
Extended retention of title	bb
Best Buy Factoring	cc
Acquired A/R non-diligenced > 10% cap	dd
Other ineligibles
Total ineligibles
Eligible accounts, before dilution

Dilution % > 5% per most recent field exam
Dilution reserve

Eligible accounts before advance rate
Advance rate
Available Accounts, before Reserves

Exhibit B

[1]Eligible Accounts definition

Exhibit B

GoPro, Inc.
Borrowing Base - Eligible New Inventory
For Period Ending [XX]
In US$
		U.S. Loan Parties	GoPro Coöperatief U.A.
			Netherlands	Hong Kong	Total

Gross New inventory		$	$	$	$
Add: FOB Destination
Add: In-transit New inventory
Adjusted gross New inventory

Ineligibles:	1
No title; others have ownership interest	a	$	$	$	$
No possession	b
Located in an ineligible inventory jurisdiction	c
Located at an ineligible site	c
Moduslink - Singapore	c
Moduslink - Czech Republic	c
Moduslink - China	c
Kolar-France	c
<$150,000 at a location	d
Ineligible intransit: not shipped from/to Eligible Jurisdictions	e
Other In-transit ineligibles:	0
Not yet paid for	e. b
Not insured	e. c
Subject to negotiable BOLs	e. d
Common carrier affiliate	e. e
Customs broker affiliate	e. f
Located in leased location, 3rd party warehouse, DC	f
Consigned	g
Subject to negotiable Bill of Lading	h
No perfected security interest; subject to other Liens	i
Supplies, spare parts, packaging, display items, samples	j
Returned, rejected by customers	k
Damaged, defective, obsolete, excess, unsalable	l
Returning to vendor	m
Non-conforming to governmental standards	n
Bill and hold	o
Subj to IP, licenses, royalties, impeding Agt's ability to sell	p
Breach of covenants/reps/warranties	q
Seller assert reclamation rights	r
Retention of title	s
Acquired Inventory non-diligenced > 10% cap	t
Other
Total ineligibles
Eligible New inventory, before advance rate		$	$	$	$

Lesser of (a) and (b):
(a) Advance rate
NOLV% per most recent appraisal[2]
(b) NOLV at

Exhibit B

Eligible accounts before advance rate
Advance rate
Available New inventory, before Reserves[3]	$	$	$	$

[1]Eligible Accounts definition
2NOLV rates subject to change per latest third party appraisal
[3]Drone and new inventory subject to total BB cap per credit agreement

Exhibit B

GoPro, Inc.
Borrowing Base - Eligible FG Inventory
For Period Ending [XX]
In US$

		U.S. Loan Parties	GoPro Coöperatief U.A.
			Netherlands	Hong Kong	Total

Gross FG inventory
Add: In-transit FG
Adjusted gross FG inventory

Ineligibles:	1
No title; others have ownership interest	a
No possession	b
Located in an ineligible inventory jurisdiction	c
Located at an ineligible site	c
Moduslink - Singapore	c
Moduslink - Czech Republic	c
Moduslink - China	c
Kolar-France	c
<$150,000 at a location	d
Ineligible intransit: not shipped from/to Eligible Jurisdictions	e
Other In-transit ineligibles:
Not yet paid for	e. b
Not insured	e. c
Subject to negotiable BOLs	e. d
Common carrier affiliate	e. e
Customs broker affiliate	e. f
Located in leased location, 3rd party warehouse, DC	f
Consigned	g
Subject to negotiable Bill of Lading	h
No perfected security interest; subject to other Liens	i
Supplies, spare parts, packaging, display items, samples	j
Returned, rejected by customers	k
Damaged, defective, obsolete, excess, unsalable	l
Returning to vendor	m
Non-conforming to governmental standards	n
Bill and hold	o
Subj to IP, licenses, royalties, impeding Agt's ability to sell	p
Breach of covenants/reps/warranties	q
Seller assert reclamation rights	r
Retention of title	s
Acquired Inventory non-diligenced > 10% cap	t
Other
Total ineligibles
Eligible FG inventory before advance rate

Lesser of (a) and (b):
(a) Advance rate
NOLV% per most recent appraisal[2]
(b) NOLV at3	85%

Exhibit B

90%
Available FG inventory, before Reserves

[1]Eligible Inventory and Eligible In-Transit Inventory Definitions
2NOLV rates subject to change per latest third party appraisal
[3]90% of NOLV is used during high period (July 1 to December 31)

Exhibit B

GoPro, Inc.
Borrowing Base - Eligible Bulk Inventory
For Period Ending [XX]
In US$

		U.S. Loan Parties	GoPro Coöperatief U.A.
			Netherlands	Hong Kong	Total

Gross Bulk inventory
Add: In-transit Bulk
Adjusted gross Bulk inventory

Ineligibles:	1
No title; others have ownership interest	a
No possession	b
Located in an ineligible inventory jurisdiction	c
Located at an ineligible site	c
Moduslink - Singapore	c
Moduslink - Czech Republic	c
Moduslink - China	c
Kolar-France	c
<$150,000 at a location	d
Ineligible intransit: not shipped from/to Eligible Jurisdictions	e
Other In-transit ineligibles:
Not yet paid for	e. b
Not insured	e. c
Subject to negotiable BOLs	e. d
Common carrier affiliate	e. e
Customs broker affiliate	e. f
Located in leased location, 3rd party warehouse, DC	f
Consigned	g
Subject to negotiable Bill of Lading	h
No perfected security interest; subject to other Liens	i
Supplies, spare parts, packaging, display items, samples	j
Returned, rejected by customers	k
Damaged, defective, obsolete, excess, unsalable	l
Returning to vendor	m
Non-conforming to governmental standards	n
Bill and hold	o
Subj to IP, licenses, royalties, impeding Agt's ability to sell	p
Breach of covenants/reps/warranties	q
Seller assert reclamation rights	r
Retention of title	s
Acquired Inventory non-diligenced > 10% cap	t
Other
Total ineligibles
Eligible Bulk inventory before advance rate

Lesser of (a) and (b):
(a) Advance rate
NOLV% per most recent appraisal[2]
(b) NOLV at3

Exhibit B

Available Bulk inventory, before Reserves

[1]Eligible Inventory and Eligible In-Transit Inventory definitions
2NOLV rates subject to change per latest third party appraisal
[3]90% of NOLV is used during high period (July 1 to December 31)

Exhibit B

GoPro, Inc.
Borrowing Base - Eligible Components Inventory
For Period Ending [XX]
In US$

		U.S. Loan Parties	GoPro Coöperatief U.A.
			Netherlands	Hong Kong	Total

Gross Components inventory
Add: In-transit Components
Adjusted gross Components inventory

Ineligibles:	1
No title; others have ownership interest	a
No possession	b
Located in an ineligible inventory jurisdiction	c
Located at an ineligible site	c
Moduslink - Singapore	c
Moduslink - Czech Republic	c
Moduslink - China	c
Kolar-France	c
<$150,000 at a location	d
Ineligible intransit: not shipped from/to Eligible Jurisdictions	e
Other In-transit ineligibles:
Not yet paid for	e. b
Not insured	e. c
Subject to negotiable BOLs	e. d
Common carrier affiliate	e. e
Customs broker affiliate	e. f
Located in leased location, 3rd party warehouse, DC	f
Consigned	g
Subject to negotiable Bill of Lading	h
No perfected security interest; subject to other Liens	i
Supplies, spare parts, packaging, display items, samples	j
Returned, rejected by customers	k
Damaged, defective, obsolete, excess, unsalable	l
Returning to vendor	m
Non-conforming to governmental standards	n
Bill and hold	o
Subj to IP, licenses, royalties, impeding Agt's ability to sell	p
Breach of covenants/reps/warranties	q
Seller assert reclamation rights	r
Retention of title	s
Acquired Inventory non-diligenced > 10% cap	t
Other
Total ineligibles
Eligible Components inventory before advance rate

Lesser of (a) and (b):
(a) Advance rate
NOLV% per most recent appraisal[2]
(b) NOLV at3

Exhibit B

Available Components inventory, before Reserves	$	$	$	$

[1]Eligible Inventory and Eligible In-Transit Inventory definitions
2NOLV rates subject to change per latest third party appraisal
[3]90% of NOLV is used during high period (July 1 to December 31)

Exhibit B

GoPro, Inc.
Borrowing Base - Reserves
For Period Ending [•]
In US$	U.S. Loan Parties	GoPro Coöperatief U.A.
		Netherlands	Hong Kong	Total

Reserves:
Rent reserves, packout, warehousing, logistics services & related expenses[1]
Designated Pari Obligations
VAT and other local law taxes
Canada GST
Other priority claims
Retention of Title, EROT
Freight charges, customs fees/duties
Other
Total reserves

1As per the Credit Agreement

Exhibit B

GoPro, Inc.
Borrowing Base - Reporting Requirements

The following information is to be submitted, pursuant to Sections 5.01(e) and 5.01(f) of the Credit Agreement as noted below.

	Monthly Reporting:	Weekly Reporting:
Borrowing Base Certificate in the form of Exhibit B	Required	Updated

Accounts Receivable Supporting Documents:
Accounts receivable detailed aging(s) in an electronic format suitable to the Administrative Agent	Required	Updated
Accounts receivable rollforward as follows: A/R Beginning of Month + Gross Billings + Other Debit Adjustments - Cash Receipts - Discounts - Credit Memos Issued - Write-offs - Returns - Other Credit Adjustments = A/R End of Month
	Required	Carryover from prior month-end
Reconciliation of A/R aging(s) report to general ledger and financial statements	Required	Carryover from prior month-end
Listings of the country where foreign customers are located	Required	Carryover from prior month-end
Supporting documentation (system generated extract report where applicable) for the A/R ineligibles and Reserves) reported on the Borrowing Base Certificate	Required	Carryover from prior month-end

Inventory Supporting Documents:
Inventory by category/location/country	Required	Carryover from prior month-end
Total page of inventory general ledger reports and supporting documentation for all inventory categories reported on the Borrowing Base Certificate	Required	Carryover from prior month-end
Reconciliation of perpetual inventory reports to general ledger and financial statements	Required	Carryover from prior month-end
Schedule of monthly rent and 3PL charges for all leased patent, warehousing and 3PL locations	Required	Carryover from prior month-end
Supporting documentation (system generated extract report where applicable) for the inventory ineligibles and Reserves reported on the Borrowing Base Certificate	Required	Carryover from prior month-end

Other Supporting Documents:
Summary of accounts payable aging(s) by vendor	Required	Carryover from prior month-end
Employee headcount for the UK & HK entities[2]; UK & HK entity-owned A/P and/or operational expenses	Required	Carryover from prior month-end
Reconciliation of A/P aging to general ledger and financial statements	Required	Carryover from prior month-end
From time to time, additional information per the request of the Administrative Agent, including but not limited to sales journals, cash receipt journals, debit/credit memo journals, etc.	Required[1]	Carryover from prior month-end

[1]Only required if requested by the Administrative Agent from time to time
[2]Only required with QE monthly borrowing base reporting

EXHIBIT C

[FORM OF]
BORROWING REQUEST
JPMorgan Chase Bank, N.A.
as Administrative Agent
Loan and Agency Services Group
500 Stanton Christiana Road

Exhibit B

Ops 2, Floor 3
Newark, DE 19713
Attention of Pranay Tyagi
Fax No. (302) 634-8459
email: pranay.tyagi@jpmorgan.com

with a copy to

JPMorgan Chase Bank, N.A.
as Administrative Agent
393 Madison Avenue
24th Floor
New York, NY 10179
Attention of Courtney Eng
Fax No. (212) 270-5100
email: courtney.c.eng@jpmorgan.com

with a copy to:

12012443577@tls.ldsprod.com

Exhibit C

[Date]

Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of March 25, 2016, (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among GoPro, Inc. (the “Company”), GoPro Coöperatief U.A., the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.
This notice constitutes a Borrowing Request and [the Borrower specified below] [the Company on behalf of the Dutch Borrower] hereby gives you notice, pursuant to Section 2.03 of the Credit Agreement, that it requests a Revolving Borrowing under the Credit Agreement, and in connection therewith specifies the following information with respect to such Borrowing:

(A)	Name of Borrower Specify the Company or the Dutch Borrower.:_________________________

(B)	Aggregate principal amount of Borrowing: Must comply with Sections 2.01 and 2.02(c) of the Credit Agreement. US$_________________

(C)	Date of Borrowing (which is a Business Day): ________________

(D)
Type of Borrowing:     Specify ABR Revolving Borrowing or Eurocurrency Revolving Borrowing. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Revolving Borrowing. ____________________________________

(E)
Interest Period and the last day thereof:     Applicable to Eurocurrency Revolving Borrowings only. Shall be subject to the definition of “Interest Period” and can be a period of one, two, three or six months. If an Interest Period is not specified, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. May not end after the Maturity Date. _____________________

(F)	Location and number of the applicable Borrower’s account to which proceeds of the requested Borrowing are to be disbursed: [Name of Bank] (Account No.:_________________________________________)
[Issuing Bank to which proceeds of the requested Borrowing are to be disbursed:__________________________________________]     Specify only in the case of an ABR Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) of the Credit Agreement.
The [undersigned Borrower] [the Company on behalf of the Dutch Borrower] hereby certifies that the conditions specified in paragraphs (a), (b) and (c) of Section 4.02 of the Credit Agreement have been satisfied.
Very truly yours,

Exhibit C

[specify applicable borrower],
By:
Name:
Title:

EXHIBIT D

[FORM OF] COMPLIANCE CERTIFICATE

[The form of this Compliance Certificate has been prepared for convenience only, and is not to affect, or to be taken into consideration in interpreting, the terms of the Credit Agreement referred to below. The obligations of the Borrowers under the Credit Agreement are as set forth in the Credit Agreement, and nothing in this Compliance Certificate, or the form hereof, shall modify such obligations or constitute a waiver of compliance therewith in accordance with the terms of the Credit Agreement. In the event of any conflict between the terms of this Compliance Certificate and the terms of the Credit Agreement, the terms of the Credit Agreement shall govern and control, and the terms of this Compliance Certificate are to be modified accordingly.]
Reference is made to the Credit Agreement dated as of March 25, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among GoPro, Inc., a Delaware corporation (the “Company”), GoPro Coöperatief U.A. (the “Dutch Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Each capitalized term used but not defined herein shall have the meaning specified in the Credit Agreement.
The undersigned, [specify title] of the Company, hereby certifies (solely in [his/her] capacity as an officer and not individually), as follows:
1.I am a Financial Officer of the Company.

2.[Attached as Schedule I hereto are the consolidated financial statements required by Section 5.01(a) of the Credit Agreement as of the end of and for the fiscal year ended [ ], setting forth in each case in comparative form the figures for the prior fiscal year, together with an audit opinion thereon of PricewaterhouseCoopers LLP required by Section 5.01(a).] [or] [The consolidated financial statements required by Section 5.01(a) of the Credit Agreement as of the end of and for the fiscal year ended [      ], setting forth in each case in comparative form the figures for the prior fiscal year, together with an audit opinion thereon of PricewaterhouseCoopers LLP required by Section 5.01(a), have been filed with the SEC and are available on the website of the SEC at http://www.sec.gov.]

[or]
[Attached as Schedule I hereto are the consolidated financial statements required by Section 5.01(b) of the Credit Agreement as of the end of and for the fiscal quarter ended [    ] and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the prior fiscal year.] [or] [The consolidated financial statements required by Section 5.01(b) of the Credit Agreement as of the end of and for the fiscal quarter ended [ ] and the then elapsed portion of the fiscal year have been [filed with the SEC and are available on the website of the SEC at http://www.sec.gov].] Such financial statements present

Exhibit C

fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year in accordance with GAAP, subject to normal year-end audit adjustments and the absence of certain footnotes.]
3.All notices required under Sections 5.02, 5.03 and 5.04 of the Credit Agreement have been provided.

4.I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Company and the Subsidiaries during the accounting period covered by the attached financial statements. The foregoing examination did not disclose, and I have no knowledge of:

(a) the existence of any condition or event that constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, specifying the details thereof and any action taken or proposed to be taken with respect thereto;
(b) any change in GAAP or in the application thereof since the date of the consolidated balance sheet most recently heretofore delivered pursuant to Section 5.01(a) or 5.01(b) of the Credit Agreement (or prior to the first such delivery, referred to in Section 3.04 of the Credit Agreement) that, to my knowledge, has had or could reasonably be expected to have a significant effect on the calculation of the Fixed Charge Coverage Ratio or any other financial ratio referred to in the Credit Agreement or on the calculation of the Aggregate Borrowing Base, the U.S. Borrowing Base or the Non-U.S. Borrowing Base, in each case, except as set forth in a separate attachment, if any, to this Certificate, specifying the nature of such change and the effect thereof on such calculations;
(c) any other change in the historical accounting practices, systems or reserves of the Company and the Subsidiaries that, to my knowledge, has had or could reasonably be expected to have a significant effect on the calculation of the Aggregate Borrowing Base, the U.S. Borrowing Base or the Non-U.S. Borrowing Base, except as set forth in a separate attachment, if any, to this Certificate, specifying the nature of such change and the effect thereof on such calculations; or
(d) with respect to the Dutch Borrower’s presence in Hong Kong, (i) the Dutch Borrower does not have any employees in Hong Kong, (ii) none of the Dutch Borrower’s directors reside in Hong Kong, (iii) none of the meetings of the board of directors (or equivalent body) of the Dutch Borrower have been held in Hong Kong, (iv) the Dutch Borrower doesn’t have any bank accounts in Hong Kong (other than the Dutch Borrower Collection Account identified on Schedule 1.01 to the Credit Agreement), (v) there has been no material change to the scope and extent of the Dutch Borrower’s business carried on in Hong Kong, (vi) other than with respect to purchases of inventory in the ordinary course of business, there has been no material change to the aggregate amount owed to creditors of the Dutch Borrower located in Hong Kong and (vii) the Dutch Borrower does not have place of business in Hong Kong and is not (and has not attempted to register as) a registered non-Hong Kong company (as defined in the Companies Ordinance (Cap. 6.22 of the Laws of Hong Kong)), in each case, except as set forth in a separate attachment, if any, to this Certificate, specifying the details thereof.
5.The financial covenant analyses and other information set forth on Annex A hereto are true and accurate on and as of the date of this Certificate.

Exhibit D

6.Attached hereto is a true and complete copy of each Material Inventory Vendor Purchase Agreement or Intercompany Inventory Title Transfer Agreement, or any amendment, supplement or other modification thereof, that is required to be delivered (and has not already been delivered) to the Administrative Agent pursuant to Section 5.01(j) of the Credit Agreement.

The foregoing certifications are made and delivered on [ ] pursuant to Section 5.01(c) of the Credit Agreement.
GOPRO, INC.,

By:______________________________
  Name:
  Title:

Exhibit D

ANNEX A TO
COMPLIANCE CERTIFICATE

AS OF OR FOR THE FISCAL [QUARTER] [YEAR] ENDED [mm/dd/yy].

	Consolidated Net Income: (i) - (ii) =	US$[___,___,___]
	(i)the net income or loss of the Company and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP:	US$[___,___,___]

(ii)to the extent included in net income referred to in (i):
(a)the income of any Person (other than the Company) that is not a consolidated Subsidiary except to the extent of the amount of cash dividends or similar cash distributions actually paid by such Person to the Company, the Dutch Borrower or, subject to clauses (b) and (c) below, any other consolidated Subsidiary during such period:
US$[___,___,___]

(b)the income of, and any amounts referred to in clause (a) above paid to, any consolidated Subsidiary (other than a Subsidiary Loan Party (other than the Hong Kong Guarantor)) to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Subsidiary is not permitted without any prior approval of any Governmental Authority that has not been obtained or is not permitted by the operation of the terms of the organizational documents of such Subsidiary, any agreement or other instrument binding upon the Company or any Subsidiary or any law applicable to the Company or any Subsidiary, unless such restrictions with respect to the payment of cash dividends and other similar cash distributions has been legally and effectively waived:
US$[___,___,___]

(c)the income or loss of, and any amounts referred to in clause (a) above paid to, any consolidated Subsidiary that is not wholly owned by the Company to the extent such income or loss or such amounts are attributable to the noncontrolling interest in such consolidated Subsidiary:
US$[___,___,___]
2.
Consolidated EBITDA: Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, transfer or other disposition of assets by the Company or any of its consolidated Subsidiaries, other than dispositions of inventory and other dispositions in the ordinary course of business. All amounts added back in computing Consolidated EBITDA for any period pursuant to clause (a) above, and all amounts subtracted in computing Consolidated EBITDA pursuant to clause (b) above, to the extent such amounts are, in the reasonable judgment of a Financial Officer of the Company, attributable to any Subsidiary that is not wholly owned by the Company, shall be reduced by the portion thereof that is attributable to the noncontrolling interest in such Subsidiary. For purposes of calculating Consolidated EBITDA for any period, if during such period the Company or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.04(b) of the Credit Agreement. (i) + (ii) - (iii) =
US$[___,___,___]
	(i)Consolidated Net Income for such period (see item 1):	US$[___,___,___]

(ii) Items to be set forth without duplication and to the extent deducted in determining Consolidated Net Income. (a)consolidated interest expense for such period (including imputed interest expense in respect of Capital Lease Obligations):
US$[___,___,___]
	(b)consolidated income tax expense for such period:	US$[___,___,___]

Exhibit D

(c)all amounts attributable to depreciation and amortization for such period, including amortization of point-of-purchase display and amortization of intangible assets for such period (but excluding amortization attributable to prepaid cash items that were paid in cash in a prior period):
US$[___,___,___]
(d)any extraordinary charges for such period:	US$[___,___,___]

(e)non-cash charges, expenses or losses for such period, including (A) impairment charges and reserves and any other write-down or write-off of assets, (B) non-cash fair value adjustments of Investments, (C) non-cash purchase accounting adjustments and (D) non-cash compensation expense, but excluding (1) any such non-cash charge, expense or loss to the extent that it represents an amortization of a prepaid cash expense that was paid and not expensed in a prior period or write-down or write-off or reserves with respect to Accounts (including any addition to bad debt reserves or bad debt expense) or Inventory and (2) any noncash charge, expense or loss to the extent it represents an accrual of or a reserve for cash expenditures in any future period:
US$[___,___,___]
(f)any losses for such period attributable to early extinguishment of Indebtedness or obligations under any Hedging Agreement:	US$[___,___,___]
(g)any unrealized losses for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements:	US$[___,___,___]
(h)the cumulative effect for such period of a change in accounting principles:	US$[___,___,___]

(i)net losses for such period (A) relating to mark-to-market of amounts denominated in foreign currencies resulting from the application of Accounting Standard Codification 830 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) or (B) attributable to foreign currency translation:
US$[___,___,___]

(j)cash expenses relating to earn-outs or other contingent or deferred payments in connection with any Acquisition or other Investment permitted hereunder and any adjustments thereof and any purchase price adjustments for such period:
US$[___,___,___]

(k)transaction fees and expenses incurred, or amortization thereof, during such period in connection with, to the extent permitted hereunder, any Acquisition or other Investment, any sale, transfer or other disposition (other than in the ordinary course of business), any incurrence of Indebtedness, any issuance of Equity Interests or any amendments or waivers of the Loan Documents or any agreements or instruments relating to any other Indebtedness permitted hereunder, in each case, whether or not consummated:
US$[___,___,___]

(l) The aggregate amount of all charges added back pursuant to this clause (l) shall not exceed 15% of Consolidated EBITDA for such period (calculated before giving effect to any addback pursuant to this clause (l)).any unusual or non-recurring charges for such period and any restructuring charges (including retention, severance, system establishment costs, excess pension charges, contract and lease termination costs and costs to consolidate facilities and relocate employees) for such period:
US$[___,___,___]

Exhibit D

(m) Any amounts added back pursuant to this clause (m) may not otherwise be included in Consolidated Net Income.expenses incurred during such period to the extent covered by indemnification provisions in any agreement in connection with any Acquisition or any third party insurance, in each case, only to the extent (A) the Company or any Subsidiary shall have received during such period reimbursement thereof in cash pursuant to such indemnification provisions or such insurance or (B) the Company has made a good faith determination that there exists reasonable evidence that such reimbursement will be received by the Company or any Subsidiary within 12 months after the related amount is first added back pursuant to this clause (m):
US$[___,___,___]

(iii) Items to be set forth without duplication and, other than in the case of clause (iii)(h) below, to the extent included in determining such Consolidated Net Income.  (a)any extraordinary, unusual or non-recurring gains or items of income for such period:
US$[___,___,___]

(b)any non-cash gains or income (other than the accrual of revenue in the ordinary course) for such period, but excluding any such items in respect of which cash was received in a prior period or will be received in a future period:
US$[___,___,___]
(c)any gains for such period attributable to the early extinguishment of Indebtedness or obligations under any Hedging Agreement:	US$[___,___,___]
(d)any unrealized gains for such period attributable to the application of “mark to market” accounting in respect of Hedging Agreements:	US$[___,___,___]
(e)the cumulative effect for such period of a change in accounting principles:	US$[___,___,___]

(f)net gains for such period (A) relating to mark-to-market of amounts denominated in foreign currencies resulting from the application of Accounting Standard Codification 830 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) or (B) attributable to foreign currency translation:
US$[___,___,___]
(g)any interest income for such period:	US$[___,___,___]

(h)any amounts added back pursuant to clause (ii)(m) above that the Company ceases to be expected to be received within the applicable 12-month period, or that are not received within the applicable 12-month period:
US$[___,___,___]
Unfinanced Capital Expenditures: (i) - (ii) - (iii) - (iv) =	US$[___,___,___]

(i)the additions to property, plant and equipment and other capital expenditures of the Company and its consolidated Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Company and its consolidated Subsidiaries for such period prepared in accordance with GAAP:
US$[___,___,___]

(ii)any such expenditures made to restore, replace or rebuild assets to the condition of such assets immediately prior to any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, such assets to the extent such expenditures are made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such casualty, damage, taking, condemnation or similar proceeding:
US$[___,___,___]
(iii)any such expenditures constituting Acquisitions:
(iv)any such expenditures attributable to Capital Lease Obligations or otherwise financed by incurring Long-Term Indebtedness:	US$[___,___,___]

Consolidated Cash Interest Expense (net of interest income, but not below zero): (i) + (ii) + (iii) - (iv) ‑ (v) - (vi) - (vii) - (viii) = Items to be set forth without duplication and, in the case of deductions under clauses (iv) through (vii), only to the extent included in the sum of clauses (i) through (iii).
US$[___,___,___]

Exhibit D

(i)the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Company and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP:
US$[___,___,___]

(ii)any interest or other financing costs becoming payable during such period in respect of Indebtedness of the Company or its consolidated Subsidiaries to the extent such interest or other financing costs shall have been capitalized rather than included in consolidated interest expense for such period in accordance with GAAP :
US$[___,___,___]
(iii)any cash payments made during such period in respect of obligations referred to in clause (v) below that were amortized or accrued in a previous period:	US$[___,___,___]
(iv)noncash amounts attributable to amortization or write-off of capitalized interest or other financing costs paid in such period or a previous period:	US$[___,___,___]
(v)noncash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period:	US$[___,___,___]

(vi)noncash interest expense attributable to the movement of the mark-to-market valuation of obligations under Hedging Agreements or other derivative instruments pursuant to FASB Accounting Standards Codification 815:
US$[___,___,___]
(vii) fees and expenses relating to the Transactions in an aggregate amount for all periods not to exceed US$3,000,000:	US$[___,___,___]
(viii) interest income for such period:	US$[___,___,___]

Consolidated Fixed Charges: For purposes of calculating Consolidated Fixed Charges for any period, if during such period the Company or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.04(b) of the Credit Agreement.  (i) + (ii)) + (iii) + (iv) + (v) Items to be set forth without duplication. =
US$[___,___,___]
(i)Consolidated Cash Interest Expense (net of interest income, but not below zero) for such period (see item 4):	US$[___,___,___]

(ii)the aggregate amount of scheduled principal payments made during such period in respect of Long-Term Indebtedness of the Company and its consolidated Subsidiaries (other than payments made by the Company or any Subsidiary to the Company or a Subsidiary):
US$[___,___,___]

(iii)the aggregate amount of principal payments (other than scheduled principal payments) made during such period in respect of Long-Term Indebtedness of the Company and its consolidated Subsidiaries (other than payments made by the Company or a Subsidiary to the Company or a Subsidiary), to the extent that such payments reduced any scheduled principal payments that would have become due within one year after the date of the applicable payment:
US$[___,___,___]

(iv)the aggregate amount of (x) principal payments on Capital Lease Obligations, determined in accordance with GAAP, and (y) principal payments on other Indebtedness of the type described in Section 6.01(e) of the Credit Agreement, in each case made by the Company and the Subsidiaries during such period:
US$[___,___,___]
(v)the aggregate amount of Restricted Payments made by the Company and the Subsidiaries during such period in reliance on clause (vi) of Section 6.08(a) of the Credit Agreement:	US$[___,___,___]

Fixed Charge Coverage Ratio: For purposes of calculating Fixed Charge Coverage Ratio for any period, if during such period the Company or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, Fixed Charge Coverage Ratio for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.04(b) of the Credit Agreement. ((i) - (ii) - (iii)) / (iv) =
US$[___,___,___]
(i)Consolidated EBITDA for such period (see item 2):	US$[___,___,___]
(ii)Unfinanced Capital Expenditures for such period (see item 3):	US$[___,___,___]
(iii)the aggregate amount of income taxes paid in cash by the Company and the Subsidiaries during such period:	US$[___,___,___]
(iv)Consolidated Fixed Charges for such period (see item 5):	US$[___,___,___]

Exhibit D

Consolidated Tangible Assets:	US$[___,___,___]

EXHIBIT E

[FORM OF] GLOBAL INTERCOMPANY CONSENT AGREEMENT

GLOBAL INTERCOMPANY CONSENT AGREEMENT dated as of March [ ], 2016 (this “Agreement”), among GOPRO, INC., a Delaware corporation (the “Company”), GOPRO COÖPERATIEF U.A., a Dutch cooperative with excluded liability, having its statutory seat in Amsterdam, the Netherlands, and registered with the trade register in the Netherlands under number 61391743 (the “Dutch Borrower” and, together with the Company, the “Borrowers”), the other SUBSIDIARIES of the Company party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).
Reference is made to the Credit Agreement dated as of March 25, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Dutch Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used in this Agreement (including in the introductory paragraphs hereto) and not otherwise defined herein have the meanings specified in the Credit Agreement.
The Lenders and the Issuing Banks have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery by the Loan Parties of the Security Documents. The Security Documents provide, among other things, for the creation by the Loan Parties in favor of the Administrative Agent, and its successors and assigns, of a security interest in and lien on all the right, title and interest of the Loan Parties in, to and under the Intercompany Loans and Advances and the Intercompany Agreements. For purposes hereof, (a) “Intercompany Loans and Advances” means each loan, advance or other extension of credit, including accounts receivable, made by any Loan Party to the Company or any Subsidiary and (b) “Intercompany Agreements” means each agreement or contract between any Loan Party, on the one hand, and the Company or any Subsidiary, on the other hand (whether or not any other Person is a party thereto, and including the intercompany agreements set forth on Annex I hereto).
The obligations of the Lenders and the Issuing Banks to extend such credit are also conditioned upon, among other things, the execution and delivery by the Company and the Subsidiaries of this Agreement. The Company, the Dutch Borrower and the other Subsidiaries are Affiliates of the Borrowers (or are the Borrowers), will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit.
Accordingly, the parties hereto agree as follows:

Exhibit D

ARTICLE I
Consent and Acknowledgement

The Company and each Subsidiary hereby (a) consent to, and acknowledge the receipt of notice of, the creation, pursuant to the Security Documents, by the Loan Parties in favor of the Administrative Agent, and its successors and assigns, of a security interest in and lien on, or an assignment in favor of the Administrative Agent, and its successors and assigns (whether by way of security or otherwise) of, all the right, title and interest of the Loan Parties in, to and under the Intercompany Loans and Advances and the Intercompany Agreements to which the Company or such Subsidiary is a party and (b) agree and acknowledge that, notwithstanding anything to the contrary contained in any Intercompany Loan or Advance or Intercompany Agreement, or any agreement, contract, instrument or document relating thereto, the creation, pursuant to the Security Documents, by the Loan Parties in favor of the Administrative Agent, its successor and assigns, of a security interest in and lien on, or an assignment in favor of the Administrative Agent, and its successors and assigns (whether by way of security or otherwise) of, all the right, title and interest of the Loan Parties in, to and under the Intercompany Loans and Advances and Intercompany Agreements shall not result in a breach of, or constitute a default under, any Intercompany Loan or Advance or Intercompany Agreement or give rise to any right of, or result in, any termination of such Intercompany Loan or Advance or Intercompany Agreement. The Company and each Subsidiary hereby further consents to the assignment, in the event the Administrative Agent, or any of its successors or assigns, shall, upon the occurrence and during the continuance of an Event of Default, and in connection with the exercise of its rights and remedies under the Credit Agreement or any Security Document, seek to foreclose upon and sell or otherwise dispose of any of the rights, title and interest of the Loan Parties in, to and under the Intercompany Loans and Advances or the Intercompany Agreements, to any acquirer thereof of all the right, title and interest of the Loan Party or the Administrative Agent in, to and under each Intercompany Loan or Advance or Intercompany Agreement to which the Company or such Subsidiary is a party, and no such assignment shall result in a breach of, or constitute a default under, any Intercompany Loan or Advance or Intercompany Agreement or give rise to any right of, or result in, any termination of any Intercompany Loan or Advance or Intercompany Agreement.
ARTICLE II
Representations and Warranties

The Company and each Subsidiary hereby represent and warrant to the Administrative Agent for the benefit of the Lenders as follows:
SECTION 2.01. Authorization; Enforceability. The execution, delivery and performance of this Agreement by the Company and each Subsidiary are within its corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, stockholder or other equityholder action of such Person. This Agreement has been duly executed and delivered by the Company and each Subsidiary and constitutes a legal, valid and binding obligation of the Company and each Subsidiary, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, winding-up or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 2.02. Governmental Approvals; Absence of Conflicts. The execution, delivery and performance of this Agreement by the Company and each Subsidiary (i) do not require any consent or approval

Exhibit E

of, registration or filing with or any other action by any Governmental Authority, except such as have been obtained or made and are in full force and effect, (ii) will not violate any applicable law, including any order of any Governmental Authority, except to the extent any such violations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (iii) will not violate the charter, by-laws or other organizational documents of the Company or any Subsidiary and (iv) will not violate or result (alone or with notice or lapse of time, or both) in a default under any agreement or instrument binding upon the Company or any Subsidiary or any of their assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by the Company or any Subsidiary, or give rise to a right of, or result in, any termination, cancellation, acceleration or right of renegotiation of any obligation thereunder, in each case except to the extent that the foregoing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 2.03. Choice of Law Provisions. The choice of law provisions set forth herein are legal, valid and binding under the laws of the Netherlands and each other jurisdiction in which any Non-U.S. Subsidiary that is party hereto is organized, and neither the Company nor any Subsidiary knows of any reason why the courts of the Netherlands or any such other jurisdiction will not give effect to the choice of law of the State of New York as the proper law. Each Non-U.S. Subsidiary party hereto has the legal capacity to sue and be sued in its own name under the laws of its jurisdiction of formation, incorporation or organization, as applicable. Each Non-U.S. Subsidiary party hereto has the power to submit, and has irrevocably submitted, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and such irrevocable submission and the waiver by each such Non-U.S. Subsidiary of any immunity and any objection to the venue of the proceedings in such Federal or State court are legal, valid and binding obligations of such Non-U.S. Subsidiary, and neither the Company nor any Subsidiary knows of any reason why the courts of any jurisdiction where any such Non-U.S. Subsidiary is organized would not give effect to such submission and waivers. Each Non-U.S. Subsidiary party hereto has validly and irrevocably appointed the Authorized Agent as its authorized agent for the purpose described in Section 3.07(e). Service of process in the manner set forth in Section 3.07(b) will be effective to confer valid personal jurisdiction over each Non-U.S. Subsidiary party hereto, and the courts of the jurisdiction of formation, incorporation or organization, as applicable, of such Non-U.S. Subsidiary will recognize as valid and final, and will enforce, any final and conclusive judgment against such Non-U.S. Subsidiary obtained in any such Federal or State court arising out of or in relation to the obligations such Non-U.S. Subsidiary hereunder. The representations set forth in this Section are subject to applicable bankruptcy, insolvency, reorganization, moratorium, winding-up or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 2.04. No Immunity. Each Non-U.S. Subsidiary party hereto is subject to civil and commercial laws with respect to its obligations under this Agreement, and the execution, delivery and performance by such Non-U.S. Subsidiary of this Agreement constitute and will constitute private and commercial acts and not public or governmental acts. None of the Non-U.S. Subsidiaries party hereto or any of their properties has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Non-U.S. Subsidiary is formed, incorporated or organized, as applicable, in respect of its obligations under this Agreement.
SECTION 2.05. Proper Form; No Recordation. This Agreement is in proper legal form under the laws of the jurisdiction in which each Non-U.S. Subsidiary party hereto is formed, incorporated or organized, as applicable, for the enforcement thereof against such Non-U.S. Subsidiary under the laws of such jurisdiction and to ensure the legality, validity, enforceability, priority or admissibility in evidence of

Exhibit E

this Agreement, provided that, with respect to enforceability or admissibility in evidence, this Agreement may have to be translated into the official language of the relevant jurisdiction at the time of the enforcement or admission thereof, as applicable. It is not necessary, in order to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement, that (a) this Agreement be filed, registered or recorded with, or executed or notarized before, any court or other Governmental Authority in the jurisdiction in which any Non-U.S. Subsidiary party hereto is formed, incorporated or organized, as applicable, other than any filing, registration or recording that is not required to be made until enforcement of this Agreement or (b) any registration charge or stamp or similar tax be paid on or in respect of this Agreement.
ARTICLE III
Miscellaneous

SECTION 3.01. Notices. All notices and other communications hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary shall be given to it in care of the Company as provided in Section 9.01 of the Credit Agreement.
SECTION 3.02. Waivers; Amendment. (a) Except as provided in Section 3.10, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Company or a Subsidiary with respect to which such waiver, amendment or modification is to apply.
(b) This Agreement shall be construed as a separate agreement with respect to the Company and each Subsidiary and may be amended, modified, supplemented, waived or released with respect to the Company or any Subsidiary without the approval of any other Subsidiary or the Company, as the case may be, and without affecting the obligations of any other Subsidiary or the Company, as the case may be, hereunder.
SECTION 3.03. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and the provisions of this Agreement shall be binding upon the successors and assigns of the Company and each Subsidiary and shall inure to the benefit of the Administrative Agent and its successors, transferees and assigns.
SECTION 3.04. Survival of Agreement. All covenants, agreements, representations and warranties made by the Company and the Subsidiaries in this Agreement shall be considered to have been relied upon by the Administrative Agent, the Arranger, the Lenders and the Issuing Banks and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by or on behalf of the Administrative Agent, the Arranger, the Syndication Agent, the Documentation Agent, the Lenders and the Issuing Banks and notwithstanding that the Administrative Agent, the Arranger, the Syndication Agent, the Documentation Agent, any Issuing Bank, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended under the Credit Agreement.
SECTION 3.05. Counterparts; Effectiveness; Electronic Signatures. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which

Exhibit E

shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by fax, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective as to the Company or any Subsidiary when a counterpart hereof executed on behalf of the Company and each Subsidiary shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent and thereafter shall be binding upon the Company, each Subsidiary and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such the Company, each Subsidiary, the Administrative Agent and the other Secured Parties and their respective successors and assigns.
(b) The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.
SECTION 3.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 3.07. Governing Law; Jurisdiction; Consent to Service of Process; Appointment of Service of Process Agent. (a) This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.
(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the Company and the Subsidiaries hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Company, any Subsidiary or any of its properties in the courts of any jurisdiction.
(c) Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each

Exhibit E

party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d) Each party hereby irrevocably consents to service of process in the manner provided for notices in Section 3.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
(e) Each Non-U.S. Subsidiary hereby irrevocably designates, appoints and empowers the Company, as its authorized designee, appointee and agent (the “Authorized Agent”) to receive, accept and forward for and on its behalf, and in service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or relating to this Agreement or any other Loan Document. Such service may be made by mailing a copy of such process to any Non-U.S. Subsidiary in the care of the Authorized Agent at its address set forth above. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon any Non-U.S. Subsidiary.
(f) In the event any Non-U.S. Subsidiary or any of its assets has or hereafter acquires, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Loan Document, any immunity from jurisdiction, legal proceedings, attachment (whether before or after judgment), execution, judgment or setoff, such Non-U.S. Subsidiary hereby irrevocably agrees not to claim and hereby irrevocably and unconditionally waives such immunity.
SECTION 3.08. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 3.09. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 3.10. Additional Subsidiaries. The Company shall cause each Subsidiary that shall become party to any Intercompany Loan or Advance or Intercompany Agreement and that is not a party hereto to become a party to this Agreement by executing a supplement to this Agreement in form and substance reasonably satisfactory to the Administrative Agent (each such subsidiary, an “Additional Subsidiary”). Upon delivery of such supplement to the Administrative Agent, (a) each Additional Subsidiary shall be as fully a party hereto as if such Additional Subsidiary were an original signatory hereof, (b) such Additional Subsidiary shall be deemed to have agreed to all the terms and provisions of this Agreement applicable to it as a Subsidiary, (c) such Additional Subsidiary shall be deemed to have represented and warranted that the representations made by it as a Subsidiary under this Agreement are true and correct at such time and (d) each reference to a “Subsidiary” in this Agreement shall be deemed to include such Additional Subsidiary.

Exhibit E

SECTION 3.11. Further Assurances. The Company and each Subsidiary shall execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to fully effectuate the purposes of this Agreement.
[Signature Page to Follow]
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the day and year first above written.

GoPro, INC,
by

Name:
Title:

[Each Subsidiary],
by

Name:
Title:

JPMorgan Chase Bank, N.A., as Administrative Agent,
by

Name:
Title:

ANNEX I
Intercompany Agreements

EXHIBIT F
[FORM OF] GLOBAL INTERCOMPANY SUBORDINATION AGREEMENT
GLOBAL INTERCOMPANY CONSENT AGREEMENT dated as of March [ ], 2016 (this “Agreement”), among GOPRO, INC., a Delaware corporation (the “Company”), GOPRO COÖPERATIEF U.A., a Dutch cooperative with excluded

Exhibit E

liability, having its statutory seat in Amsterdam, the Netherlands, and registered with the trade register in the Netherlands under number 61391743 (the “Dutch Borrower” and, together with the Company, the “Borrowers”), the other SUBSIDIARIES of the Company party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).
Reference is made to the Credit Agreement dated as of March 25, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among GoPro, Inc., a Delaware corporation (the “Company”), GoPro Coöperatief U.A., a Dutch cooperative with excluded liability, having its statutory seat in Amsterdam, the Netherlands, and registered with the trade register in the Netherlands under number 61391743 (the “Dutch Borrower” and, together with the Company, the “Borrowers”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
From time to time the Company and its Subsidiaries have made, and will make, loans, advances and other extensions of credit (including intercompany payables) to one or more of the Company and its Subsidiaries (any of the foregoing being referred to herein as “Intercompany Liabilities”; any Person that is an obligor thereon is referred to herein as the “Intercompany Debtor”, and any Person that is an obligee thereunder is referred to herein as the “Intercompany Lender”).
The Lenders and the Issuing Banks have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. In accordance with the Credit Agreement, each of the Company and the Subsidiaries desire to enter into this Agreement in order to subordinate, on the terms set forth herein, its rights, as an Intercompany Lender, to payment under any Intercompany Liabilities to the prior payment in full of the Secured Obligations. The Company, the Dutch Borrower and the other Subsidiaries are Affiliates of the Borrowers (or are the Borrowers), will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:
1. Definitions. Capitalized terms used but not defined herein (including the preliminary statements hereto) shall have the meanings assigned to them in the Credit Agreement. For purposes of this Agreement, the Lenders, the Issuing Banks and other Secured Parties are sometimes referred to as “Senior Lenders”.
2. Subordination. Each Intercompany Lender hereby agrees that all its right, title and interest in, to and under any Intercompany Liabilities owed by any Intercompany Debtor that is a Loan Party shall be subordinate, and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Secured Obligations of such Intercompany Debtor until the payment in full in cash of all Secured Obligations of such Intercompany Debtor; provided that such Intercompany Debtor may make payments to the applicable Intercompany Lender unless and until an Event of Default shall have occurred and be continuing and, to the extent required by Section 2(b), the Company shall have received the written notice referred to in Section 2(b) (such Secured Obligations, including interest thereon accruing after the commencement of any proceedings referred to in clause (a) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”).
(a)    In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization, moratorium or other similar proceedings in connection therewith, relating to any Intercompany Debtor that is a Loan Party or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Intercompany Debtor, whether or not involving insolvency

Exhibit F

or bankruptcy, then, if an Event of Default has occurred and is continuing, (i) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness (other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made) before any Intercompany Lender shall be entitled to receive (whether directly or indirectly), or make any demand for, any payment from such Intercompany Debtor on account of any Intercompany Liabilities or other amounts owed by such Intercompany Debtor to such Intercompany Lender and (ii) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness (other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made), any payment or distribution to which such Intercompany Lender would otherwise be entitled, whether in cash, property or securities (other than a payment of debt securities of such Intercompany Debtor that are subordinated and junior in right of payment to the Senior Indebtedness to at least the same extent as the Intercompany Liabilities described in this Agreement is subordinated and junior in right of payment to the Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall instead be made to the holders of Senior Indebtedness.
(b)    If (i) any Event of Default has occurred and is continuing and (ii) other than in the case of any Event of Default under clause (h) or (i) of Article VII of the Credit Agreement, the Administrative Agent shall have provided written notice to the Company (on behalf of itself and the Subsidiaries) requesting the Intercompany Debtors (or any of them) not to make any such payment or distribution to any Intercompany Lender (or any of them) or requesting the Intercompany Lenders (or any of them) not to make any such forgiveness or other reduction (provided that, in the case of clause (y) below, such notice shall be required solely with respect to any forgiveness or other reduction in the ordinary course of business), then (x) no payment or distribution of any kind or character shall be made by or on behalf of any Intercompany Debtor that is a Loan Party, or any other Person on its behalf, with respect to any Intercompany Liabilities and (y) no Intercompany Liabilities owing by any Intercompany Debtor to any Intercompany Lender that is a Loan Party shall be forgiven or otherwise reduced in any way, other than as a result of payment of such amount in full thereof made in cash. Any notice given by the Administrative Agent to the Company pursuant to this paragraph (I) may be given with respect to one or more of the Intercompany Debtors or Intercompany Lenders at the same or different times and (II) may suspend the rights and powers of the Intercompany Debtors under clause (x) above or clause (y) above in part without suspending all such rights or powers (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s right to give additional notices from time to time suspending other such rights and powers so long as an Event of Default has occurred and is continuing.
(c)    If any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), and whether directly, by purchase, redemption, exercise of any right of setoff or otherwise, with respect to any Intercompany Liabilities shall (despite these subordination provisions) be received by any Intercompany Lender in violation of paragraph (a) or (b) above prior to all Senior Indebtedness having been paid in full in cash (other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made), such payment or distribution shall be held by such Intercompany Lender in trust (segregated from other property of such Intercompany Lender) for the benefit of the Administrative Agent, and shall be paid over or delivered to the Administrative Agent promptly upon receipt to the extent necessary to pay all Senior Indebtedness (other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made) in full in cash.
(d)    Each Intercompany Lender agrees to file all claims against each relevant Intercompany Debtor in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of

Exhibit F

any Intercompany Liabilities, and the Administrative Agent shall be entitled to all of such Intercompany Lender’s rights thereunder. If for any reason an Intercompany Lender fails to file such claim at least 30 Business Days prior to the last date on which such claim should be filed, such Intercompany Lender hereby irrevocably appoints the Administrative Agent as its true and lawful attorney-in-fact and the Administrative Agent is hereby authorized to act as attorney-in-fact in such Intercompany Lender’s name to file such claim or in the Administrative Agent’s discretion, to assign such claim to and cause proof of claim to be filed in the name of the Administrative Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise the Person or Persons authorized to pay such claim shall pay to the Administrative Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Intercompany Lender hereby assigns to the Administrative Agent all of such Intercompany Lender’s rights to any payments or distributions to which such Intercompany Lender otherwise would be entitled. If the amount so paid is greater than such Intercompany Lender’s liability hereunder, the Administrative Agent shall pay the excess amount to the party entitled thereto. In addition, each Intercompany Lender hereby irrevocably appoints the Administrative Agent as its attorney-in-fact to exercise all of such Intercompany Lender’s voting rights in connection with any bankruptcy proceeding or any plan for the reorganization of each relevant Intercompany Debtor.
Each Intercompany Lender and each Intercompany Debtor hereby agrees that the subordination provisions set forth in this Agreement are for the benefit of the Administrative Agent and the other holders of Senior Indebtedness. The Administrative Agent may, on behalf of itself and such other holders of Senior Indebtedness, proceed to enforce these subordination provisions set forth herein.
3. Waivers and Consents. (a) Each Intercompany Lender waives the right to compel that any property or asset of any Intercompany Debtor or any property or asset of any guarantor of the Secured Obligations or any other Person be applied in any particular order to discharge the Secured Obligations. Each Intercompany Lender expressly waives the right to require the Administrative Agent or any other Senior Lender to proceed against any Intercompany Debtor, any guarantor of any Secured Obligations or any other Person, or to pursue any other remedy in its or their power that such Intercompany Lender cannot pursue and that would lighten such Intercompany Lender’s burden, notwithstanding that the failure of the Administrative Agent or any other Senior Lender to do so may thereby prejudice such Intercompany Lender. Each Intercompany Lender agrees that it shall not be discharged, exonerated or have its obligations hereunder reduced by the Administrative Agent’s or any other Senior Lender’s delay in proceeding against or enforcing any remedy against any Intercompany Debtor, any guarantor of any Secured Obligations or any other Person; by the Administrative Agent or any other Senior Lender releasing any Intercompany Debtor, any guarantor of any Secured Obligations or any other Person from all or any part of the Secured Obligations; or by the discharge of any Intercompany Debtor, any guarantor of any Secured Obligations or any other Person by an operation of law or otherwise, with or without the intervention or omission of the Administrative Agent or any other Senior Lender.
(b) Each Intercompany Lender waives all rights and defenses arising out of an election of remedies by the Administrative Agent or any other Senior Lender, even though that election of remedies, including any nonjudicial foreclosure with respect to any property or asset securing any Secured Obligations, has impaired the value of such Intercompany Lender’s rights of subrogation, reimbursement, or contribution against any Intercompany Debtor, any guarantor of the Secured Obligations or any other Person. Each Intercompany Lender expressly waives any rights or defenses it may have by reason of protection afforded to any Intercompany Debtor, any guarantor of the Secured Obligations or any other Person with respect to the Secured Obligations pursuant to any anti‑deficiency laws or other laws of similar import that limit or discharge the principal debtor’s indebtedness upon judicial or nonjudicial foreclosure of property or assets securing any Secured Obligations.

Exhibit F

(c) Each Intercompany Lender agrees that, without the necessity of any reservation of rights against it, and without notice to or further assent by it, any demand for payment of any Secured Obligations made by the Administrative Agent or any other Senior Lender may be rescinded in whole or in part by such Person, and any Secured Obligation may be continued, and the Secured Obligations or the liability of any Intercompany Debtor, any guarantor thereof or any other Person obligated thereunder, or any right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or the other Senior Lenders, in each case without notice to or further assent by such Intercompany Lender, which will remain bound hereunder, and without impairing, abridging, releasing or affecting the subordination provided for herein.
(d) Each Intercompany Lender waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations, and any and all notice of or proof of reliance by the Senior Lenders upon this Agreement. The Secured Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred, and the consent to create the obligations of any Intercompany Debtor in respect of the Intercompany Liabilities shall be deemed conclusively to have been given, in reliance upon this Agreement. Each Intercompany Lender waives any protest, demand for payment and notice of default (except as expressly provided in Section 2(b)).
4. Secured Obligations Unconditional. All rights and interests of the Administrative Agent and the other Senior Lenders hereunder, and all agreements and obligations of each Intercompany Lender and each Intercompany Debtor hereunder, shall remain in full force and effect irrespective of:
(a) any lack of validity or enforceability of the Credit Agreement or any other Loan Document;
(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any amendment or waiver or other modification, whether by course of conduct or otherwise, of, or consent to departure from, the Credit Agreement or any other Loan Document;
(c) any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of or consent to departure from, any guarantee of any Secured Obligations; or
(d) any other circumstances that might otherwise constitute a defense available to, or a discharge of, any Intercompany Debtor in respect of the Secured Obligations or of such Intercompany Lender or such Intercompany Debtor in respect of the subordination provisions set forth herein.
5. Notices. All notices and other communications hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary shall be given to it in care of the Company as provided in Section 9.01 of the Credit Agreement.
6. Waivers; Amendment. (a) No failure or delay by the Administrative Agent or any other Senior Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the other Senior Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Company or any Subsidiary herefrom shall in any event be effective unless the same shall be permitted by

Exhibit F

paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding anything herein to the contrary, no sale, assignment, novation, transfer or delegation by any Lender of any of its rights or obligations under the Credit Agreement or any other Loan Document shall, or shall be deemed, to extinguish any of the rights, benefits or privileges afforded by the Intercompany Debtors or the Intercompany Lenders hereunder in relation to such of its rights or obligations, and all such rights, benefits and privileges shall continue to accrue, to the full extent thereof, for the benefit of the assignee, transferee or delegee of such Lender in connection with each such sale, assignment, novation, transfer and delegation. No notice or demand on any Intercompany Debtor or Intercompany Lender in any case shall entitle any Intercompany Debtor or Intercompany Lender to any other or further notice or demand in similar or other circumstances.
(b) Except as provided in Section 17, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Company or a Subsidiary with respect to which such waiver, amendment or modification is to apply.
(c) This Agreement shall be construed as a separate agreement with respect to the Company and each Subsidiary and may be amended, modified, supplemented, waived or released with respect to the Company or any Subsidiary without the approval of any other Subsidiary or the Company, as the case may be, and without affecting the obligations of any other Subsidiary or the Company, as the case may be, hereunder.
7. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party, and all covenants, promises and agreements by or on behalf of each Intercompany Lender, each Intercompany Debtor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
(b) The Administrative Agent and the other Senior Lenders shall have a full and unfettered right to assign or otherwise transfer the whole or any part of the benefit of this Agreement to any Person to whom all or a corresponding part of the Secured Obligations are assigned or transferred, all without impairing, abridging, releasing or affecting the subordination provided for herein.
(c) No Intercompany Lender or Intercompany Debtor may assign or otherwise transfer any of its rights or obligations hereunder or any interest herein. Any purported assignment or transfer in violation of this paragraph shall be deemed null and void ab initio.
8. Survival of Agreement. All covenants, agreements, representations and warranties made by the Intercompany Lenders and the Intercompany Debtors in this Agreement shall be considered to have been relied upon by the Administrative Agent and the other Senior Lenders and shall survive the execution and delivery of this Agreement and the other Loan Documents and making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by or on behalf of the Administrative Agent or any other Senior Lender and notwithstanding that the Administrative Agent or any other Senior Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended under the Credit Agreement.
9. Counterparts; Effectiveness; Several Agreement. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by fax, emailed pdf or any other electronic means that

Exhibit F

reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective as to any Intercompany Lender or Intercompany Debtor when a counterpart hereof executed on behalf of such Intercompany Lender or Intercompany Debtor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent and thereafter shall be binding upon such Intercompany Lender, such Intercompany Debtor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Intercompany Lender, such Intercompany Debtor and the Administrative Agent and the other Secured Parties and their respective successors and assigns.
(b) The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.
10. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
11. Further Assurances. The Company and each Subsidiary shall execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order to fully effectuate the purposes of this Agreement.
12. Governing Law; Jurisdiction; Consent to Service of Process; Appointment of Service of Process Agent. (a) This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.
(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the Company and the Subsidiaries hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any other Senior Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Company, any Subsidiary or any of its properties in the courts of any jurisdiction.
(c) Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each

Exhibit F

party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d) Each party hereby irrevocably consents to service of process in the manner provided for notices in Section 5. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
(e) Each Non-U.S. Subsidiary hereby irrevocably designates, appoints and empowers the Company, as its authorized designee, appointee and agent (the “Authorized Agent”) to receive, accept and forward for and on its behalf, and in service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or relating to this Agreement or any other Loan Document. Such service may be made by mailing a copy of such process to any Non-U.S. Subsidiary in the care of the Authorized Agent at its address set forth above. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon any Non-U.S. Subsidiary.
(f) In the event any Non-U.S. Subsidiary or any of its assets has or hereafter acquires, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Loan Document, any immunity from jurisdiction, legal proceedings, attachment (whether before or after judgment), execution, judgment or setoff, such Non-U.S. Subsidiary hereby irrevocably agrees not to claim and hereby irrevocably and unconditionally waives such immunity.
13. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
14. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.
15. Provisions Define Relative Rights. The subordination provisions set forth herein are intended solely for the purpose of defining the relative rights of the Intercompany Lenders and the Intercompany Debtors, on the one hand, and the Administrative Agent and the other Senior Lenders, on the other, and no other Person shall have any right, benefit or other interest under these subordination provisions.
16. Trusts. The Administrative Agent shall hold the benefit of this Agreement upon trust for itself and the other Secured Parties. The perpetuity period for each trust created by this Agreement shall be 80 years.
17. Additional Subsidiaries. The Company shall cause each Subsidiary that shall become party to any Intercompany Liabilities and that is not a party hereto to become a party to this Agreement by executing a supplement to this Agreement in form and substance reasonably satisfactory to the Administrative

Exhibit F

Agent (each such subsidiary, an “Additional Subsidiary”). Upon delivery of such supplement to the Administrative Agent, (a) each Additional Subsidiary shall be as fully a party hereto as if such Additional Subsidiary were an original signatory hereof, (b) such Additional Subsidiary shall be deemed to have agreed to all the terms and provisions of this Agreement applicable to it as a Subsidiary, (c) such Additional Subsidiary shall be deemed to have represented and warranted that the representations made by it as a Subsidiary under this Agreement are true and correct at such time and (d) each reference to a “Subsidiary” and, as applicable, “Intercompany Debtor” or “Intercompany Lender” in this Agreement shall be deemed to include such Additional Subsidiary.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GOPRO, INC.,
by

Name:
Title:

GOPRO COÖPERATIEF U.A.,
By

Name:
Title:

[Intercompany Lenders],
By

Name:
Title:

[intercompany debtors],
By

Name:
Title:

Exhibit F

JPMORGAN CHASE BANK, N.A., as Administrative Agent,
by

Name:
Title:

EXHIBIT G
[FORM OF] GUARANTEE AGREEMENT

MASTER GUARANTEE AGREEMENT dated as of March [ ], 2016 (this “Agreement”), among GOPRO, INC., a Delaware corporation (the “Company”), GOPRO COÖPERATIEF U.A., a Dutch cooperative with excluded liability, having its statutory seat in Amsterdam, the Netherlands, and registered with the trade register in the Netherlands under number 61391743(the “Dutch Borrower” and, together with the Company, the “Borrowers”), the OTHER GUARANTORS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent, on behalf of itself and the other Secured Parties.
Reference is made to the Credit Agreement dated as of March 25, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Dutch Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Guarantors are, or are Affiliates of, the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:
ARTICLE I
Definitions
SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement (including in the introductory paragraph hereto) and not otherwise defined herein have the meanings specified in the Credit Agreement.
(b) The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.
SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

Exhibit F

“Agreement” has the meaning set forth in the preamble to this Agreement.
“Authorized Agent” has the meaning set forth in Section 5.09(e).
“Borrowers” has the meaning set forth in the preamble to this Agreement.
“Claiming Party” has the meaning set forth in Section 3.02.
“Company” has the meaning set forth in the preamble to this Agreement.
“Contributing Party” has the meaning set forth in Section 3.02.
“Credit Agreement” has the meaning set forth in the introductory paragraph to this Agreement.
“Dutch Borrower” has the meaning set forth in the preamble to this Agreement.
“Guarantors” means each Borrower, the Subsidiaries identified as such on Schedule I hereto and each other Subsidiary that becomes a party to this Agreement as a Guarantor after the Effective Date pursuant to Section 5.13; provided that if a Subsidiary is released from its obligations as a Guarantor hereunder as provided in Section 5.12, such Subsidiary shall cease to be a Guarantor hereunder effective upon such release.
“Loan Document Obligations” has the meaning set forth in the Credit Agreement.
“Loan Parties” means the Borrowers and the Guarantors.
“Non-U.S. Subsidiary Guarantors” means the Dutch Borrower and each other Guarantor that is a CFC or a CFC Holding Company.
“Secured Cash Management Services Obligations” has the meaning set forth in the Credit Agreement.
“Secured Hedging Obligations” has the meaning set forth in the Credit Agreement.
“Secured Obligations” means (a) all the Loan Document Obligations, (b) all the Secured Cash Management Services Obligations and (c) all the Secured Hedging Obligations; provided that, when such term is used in reference to (i) the Dutch Borrower or any other Non-U.S. Subsidiary Guarantor, it shall not include any Loan Document Obligations of the Company or any U.S. Subsidiary Guarantor or any Secured Cash Management Services Obligations or Secured Hedging Obligations of the Company or any Subsidiary that is not a CFC or a CFC Holding Company and (ii) any Subsidiary Guarantor, it shall not include any Excluded Swap Obligations.
“Secured Parties” means (a) the Administrative Agent, (b) the Arranger, (c) each Lender, (d) each Issuing Bank, (e) each Cash Management Services Provider holding any Secured Cash Management Services Obligations, (f) each counterparty to any Hedging Agreement holding any Secured Hedging Obligations, (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (h) the successors and assigns of each of the foregoing.
“Subsidiary Guarantor” means any Guarantor that is a Subsidiary of the Company.

Exhibit G

“Supplement” means an instrument in the form of Exhibit A hereto, or any other form approved by the Administrative Agent, and in each case reasonably satisfactory to the Administrative Agent.
“U.S. Subsidiary Guarantors” means each Subsidiary Guarantor that is not a CFC or a CFC Holding Company.
ARTICLE II
The Guarantees
SECTION 2.01. Guarantee. Each Guarantor irrevocably and unconditionally guarantees to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, by way of an independent payment obligation, the due and punctual payment and performance of its Secured Obligations. Each Guarantor further agrees that the Secured Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its Guarantee hereunder notwithstanding any extension, renewal, amendment or modification of any of the Secured Obligations. Each Guarantor waives presentment to, demand of payment from and protest to any Borrower or any other Loan Party of any of the Secured Obligations, and also waives notice of acceptance of its Guarantee hereunder and notice of protest for nonpayment.
SECTION 2.02. Guarantee of Payment; Continuing Guarantee. Each Guarantor further agrees that its Guarantee hereunder constitutes a guarantee of payment when due (whether or not any Federal, state or foreign bankruptcy, insolvency, receivership, dissolution, liquidation, reorganization, moratorium, winding-up or other similar proceeding shall have stayed the accrual or collection of any of the Secured Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of any of the Secured Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of any Borrower, any other Loan Party or any other Person. Each Guarantor agrees that its Guarantee hereunder is continuing in nature and applies to all of its Secured Obligations, whether currently existing or hereafter incurred.
SECTION 2.03. No Limitations. (a) Except for the termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 5.12 and the limitations set forth in Section 2.07 or in the Supplement pursuant to which such Guarantor became a party hereto, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise of any of the Secured Obligations or of any other Guarantor, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Secured Obligations, any impossibility in the performance of any of the Secured Obligations, or otherwise. Without limiting the generality of the foregoing, except for termination or release of its obligations hereunder as expressly provided in Section 5.12, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent, any other Secured Party or any other Person to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise, (ii) any rescission, waiver, amendment, or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement, (iii) the release of, or any impairment of or failure to perfect any Lien on any security held by the Administrative Agent or any other Secured Party for any of the Secured Obligations, (iv) any default, failure or delay, willful or otherwise, in the performance of any of the Secured Obligations, (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or

Exhibit G

otherwise operate as a discharge of any Guarantor as a matter of law or equity, (vi) any illegality, lack of validity or enforceability of any of the Secured Obligations, (vii) any change in the corporate existence, structure or ownership of any Loan Party, or any Federal, state or foreign bankruptcy, insolvency, receivership, dissolution, liquidation, reorganization, moratorium, winding-up or other similar proceeding affecting any Loan Party or its assets or any resulting release or discharge of any of the Secured Obligations, (viii) the existence of any claim, set-off or other rights that any Guarantor may have at any time against any Borrower, any other Loan Party, the Administrative Agent, any other Secured Party or any other Person, whether in connection with the Credit Agreement, the other Loan Documents or any unrelated transaction, (ix) this Agreement having been determined (on whatsoever grounds) to be invalid, non-binding or unenforceable against any other Guarantor ab initio or at any time after the Effective Date, (x) the fact that any Person that, pursuant to the Loan Documents, was required to become a party hereto may not have executed or is not effectually bound by this Agreement, whether or not this fact is known to the Administrative Agent or any other Secured Party, (xi) any action permitted or authorized hereunder or (xii) any other circumstance (including any statute of limitations), or any existence of or reliance on any representation by the Administrative Agent, any other Secured Party or any other Person, that might otherwise constitute a defense to, or a legal or equitable discharge of, any Borrower, any Guarantor or any other guarantor or surety.
(b) Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Secured Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security in accordance with its terms and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Secured Obligations, all without affecting the obligations of any Guarantor hereunder.
(c) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of any Borrower or any other Loan Party or the unenforceability of the Secured Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower or any other Loan Party, other than the payment in full in cash of all the Secured Obligations. The Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Secured Obligations, make any other accommodation with any Borrower or any other Loan Party or exercise any other right or remedy available to them against any Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Secured Obligations have been paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Borrower or any other Loan Party, as the case may be, or any security.
SECTION 2.04. Reinstatement. Each Guarantor agrees that, unless released pursuant to Section 5.12(b), its Guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Secured Obligations is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the Federal, state or foreign bankruptcy, insolvency, receivership, dissolution, liquidation, reorganization, moratorium, winding-up or other similar proceeding affecting any Borrower, any other Loan Party or otherwise.
SECTION 2.05. Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, and without prejudice to Section 2.07, upon the failure of any Borrower

Exhibit G

or any other Loan Party to pay any Secured Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Secured Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against any Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.
SECTION 2.06. Information. Each Guarantor assumes (a) all responsibility for being and keeping itself informed of each Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Secured Obligations and (b) the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.
SECTION 2.07. Maximum Liability. Notwithstanding anything to the contrary in this Agreement, the obligations and liabilities of any Subsidiary Guarantor that becomes a party to this Agreement after the date hereof shall be limited as and to the extent set forth (but only if any such limitation is set forth) in the applicable Supplement.
SECTION 2.08. Payments Free of Taxes. Each Guarantor that is not a party to the Credit Agreement hereby acknowledges the provisions of Section 2.16 of the Credit Agreement and agrees to be bound by such provisions with the same force and effect, and to the same extent, as if such Guarantor were a party to the Credit Agreement.
ARTICLE III
Indemnity, Subrogation and Subordination
SECTION 3.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3.03) in respect of any payment hereunder, each of the Borrowers agrees that (a) in the event a payment in respect of any Secured Obligation owed by such Borrower shall be made by any Guarantor (other than such Borrower or the Company) under this Agreement, such Borrower and the Company shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor (other than such Borrower or the Company) shall be sold pursuant to this Agreement or any Security Document to satisfy in whole or in part any Secured Obligations owed by such Borrower, such Borrower and the Company shall indemnify such Guarantor in an amount equal to the greater of the book value and the fair market value of the assets so sold.
SECTION 3.02. Contribution and Subrogation. Each Guarantor (other than the Company) (a “Contributing Party”) agrees (subject to Sections 2.07 and 3.03) that, in the event a payment shall be made by any other Guarantor (other than the Company) hereunder in respect of any Secured Obligations (other than by the Dutch Borrower solely in respect of any Loan Document Obligation owed by it) or assets of any other Guarantor (other than the Company) shall be sold pursuant to any Security Document to satisfy any Secured Obligation (other than assets of the Dutch Borrower solely in respect of any Loan Document Obligation owed by the Dutch Borrower) and such other Guarantor (the “Claiming Party”) shall not have been fully indemnified by the applicable Borrower and the Company as provided in Section 3.01, each Contributing Party shall indemnify each Claiming Party in an amount equal to the amount of such payment

Exhibit G

or the greater of the book value and the fair market value of such assets (the “Indemnified Amount”), as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties on the date hereof (or, in the case of any Contributing Party becoming a party hereto pursuant to Section 5.13, the date of the Supplement hereto executed and delivered by such Contributing Party). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 3.02 shall be (subject to Section 3.03) subrogated to the rights of such Claiming Party under Section 3.01 to the extent of such payment. Notwithstanding the foregoing, to the extent that any Claiming Party’s right to indemnification hereunder arises from a payment or sale of Collateral made to satisfy Secured Obligations constituting Swap Obligations, only those Contributing Parties for whom such Swap Obligations do not constitute Excluded Swap Obligations shall indemnify such Claiming Party, with the fraction set forth in the second preceding sentence being modified as appropriate to provide for indemnification of the entire Indemnified Amount.
SECTION 3.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 3.01 and 3.02 and all other rights of the Guarantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full in cash of all the Secured Obligations. No failure on the part of any Borrower or any Guarantor to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.
(b) Each Guarantor hereby agrees that all Indebtedness and other monetary obligations owed to it by any other Guarantor shall be fully subordinated to the prior payment in full in cash of all the Secured Obligations of such other Guarantor.
ARTICLE IV
Representations and Warranties
Each Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that (a) the execution, delivery and performance by such Guarantor of this Agreement have been duly authorized by all necessary corporate or other organizational action and, if required, stockholder or other equityholder action of such Guarantor, and this Agreement has been duly executed and delivered by such Guarantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (b) all representations and warranties set forth in the Credit Agreement as to such Guarantor are true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date hereof and on and as of which each other date on which the representations and warranties in the Credit Agreement are made or are deemed to be made pursuant to the terms thereof (except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty is represented and warranted by such Guarantor to be so true and correct on and as of such prior date).

Exhibit G

ARTICLE V
Miscellaneous
SECTION 5.01. Notices. All notices and other communications hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of the Company as provided in Section 9.01 of the Credit Agreement.
SECTION 5.02. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor herefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. Notwithstanding anything herein to the contrary, no sale, assignment, novation, transfer or delegation by any Lender of any of its rights or obligations under the Credit Agreement or any other Loan Document shall, or shall be deemed, to extinguish any of the rights, benefits or privileges afforded by any Guarantee created hereunder in relation to such of its rights or obligations, and all such rights, benefits and privileges shall continue to accrue, to the full extent thereof, for the benefit of the assignee, transferee or delegee of such Lender in connection with each such sale, assignment, novation, transfer and delegation. No notice or demand on any Guarantor in any case shall entitle any Guarantor to any other or further notice or demand in similar or other circumstances.
(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Guarantor or Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.
(c) This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Loan Party and without affecting the obligations of any other Guarantor hereunder.
SECTION 5.03. Administrative Agent’s Fees and Expenses; Indemnification. (a) Each Subsidiary Guarantor that is not a party to the Credit Agreement, jointly with each other Guarantor and severally, agrees to reimburse the Administrative Agent for its expenses incurred hereunder as provided in Section 9.03(a) of the Credit Agreement as if the first reference in such Section to “the Company and the Dutch Borrower” were a reference to such Subsidiary Guarantor and with the same force and effect as if such Subsidiary Guarantor were a party to the Credit Agreement.
(b) Each Subsidiary Guarantor that is not a party to the Credit Agreement, jointly with each other Guarantor and severally, agrees to indemnify and hold harmless each Indemnitee as provided in Section 9.03(b) of the Credit Agreement as if the first reference in such Section to “the Company and the

Exhibit G

Dutch Borrower” were a reference to such Subsidiary Guarantor and with the same force and effect as if such Subsidiary Guarantor were a party to the Credit Agreement.
(c) Any amounts payable as provided in paragraph (a) or (b) of this Section shall be additional Secured Obligations guaranteed hereby and secured by the Security Documents. All amounts due under paragraph (a) or (b) of this Section shall be payable promptly after written demand therefor.
(d) To the extent permitted by applicable law, no Guarantor shall assert, or permit any of its Affiliates or Related Parties to assert, and each hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
(e) BY ACCEPTING THE BENEFITS OF THIS AGREEMENT AND THE GUARANTEES CREATED HEREBY, EACH SECURED PARTY SHALL BE DEEMED TO HAVE ACKNOWLEDGED THE PROVISIONS OF ARTICLE VIII OF THE CREDIT AGREEMENT AND AGREED TO BE BOUND BY SUCH PROVISIONS AS FULLY AS IF THEY WERE SET FORTH HEREIN.
SECTION 5.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
SECTION 5.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Guarantors in this Agreement or any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent, the Arranger, the Lenders and the Issuing Banks and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by or on behalf of the Administrative Agent, the Arranger, the Syndication Agent, the Documentation Agent, the Lenders and the Issuing Banks and notwithstanding that the Administrative Agent, the Arranger, the Syndication Agent, the Documentation Agent, any Issuing Bank, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended under the Credit Agreement, and, subject to Section 9.05 of the Credit Agreement, shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.04, 2.08 and 5.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated by the Loan Documents, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
SECTION 5.06. Counterparts; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by fax, emailed pdf. or any other electronic means

Exhibit G

that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Guarantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Guarantor, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Guarantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any attempted assignment or transfer by any Guarantor shall be null and void), except as expressly provided in this Agreement and the Credit Agreement.
(b) The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.
SECTION 5.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 5.08. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank, and each Affiliate of any of the foregoing, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or Issuing Bank, or by such an Affiliate, to or for the credit or the account of (a) the Company or any U.S. Subsidiary Guarantor against any of and all the obligations then due of any Borrower or any other Guarantor now or hereafter existing under this Agreement or any other Loan Document held by such Lender or Issuing Bank or (b) the Dutch Borrower or any other Non-U.S. Subsidiary Guarantor against any of and all the obligations then due of the Dutch Borrower or any other Non-U.S. Subsidiary Guarantor now or hereafter existing under this Agreement or any other Loan Document held by such Lender or Issuing Bank, in each case, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of any Guarantor are not yet due or are owed to a branch, office or Affiliate of such Lender or such Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Lender and Issuing Bank, and each Affiliate of any of the foregoing, under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have. Each Lender and Issuing Bank shall notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give notice shall not affect the validity of such setoff and application.

Exhibit G

SECTION 5.09. Governing Law; Jurisdiction; Consent to Service of Process; Appointment of Authorized Agent. (a) This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.
(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the Guarantors hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement or any other Loan Document brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Guarantor or any of its properties in the courts of any jurisdiction.
(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d) Each party hereto hereby irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
(e) Each Non-U.S. Subsidiary Guarantor hereby irrevocably designates, appoints and empowers the Company as its authorized designee, appointee and agent (the “Authorized Agent”) to receive, accept and forward for and on its behalf service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or relating to this Agreement or any other Loan Document. Such service may be made by mailing a copy of such process to any Non-U.S. Subsidiary Guarantor in the care of the Authorized Agent at its address set forth above. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon any Non-U.S. Subsidiary Guarantor.
(f) In the event any Non-U.S. Subsidiary Guarantor or any of its assets has or hereafter acquires, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Loan Document, any immunity from jurisdiction, legal proceedings, attachment (whether before or after judgment), execution, judgment or setoff, such Subsidiary Guarantor hereby irrevocably agrees not to claim and hereby irrevocably and unconditionally waives such immunity.
SECTION 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES

Exhibit G

THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 5.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 5.12. Termination or Release. (a) Subject to Section 2.04, this Agreement and the Guarantees made herein shall terminate and be released when all the Loan Document Obligations (other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made) have been paid in full in cash, the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero (including as a result of obtaining consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligations to issue, amend or extend Letters of Credit under the Credit Agreement.
(b) The Guarantees made herein shall also be released at the time or times and in the manner set forth in Section 9.14(b) of the Credit Agreement.
(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section, the Administrative Agent shall execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Administrative Agent pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.
SECTION 5.13. Additional Guarantors. Pursuant to the Credit Agreement, certain Subsidiaries not a party hereto on the Effective Date are required to enter into this Agreement. Upon the execution and delivery by the Administrative Agent and any such Subsidiary of a Supplement, such Subsidiary shall become a Guarantor (and, as applicable, a U.S. Subsidiary Guarantor or a Non-U.S. Subsidiary Guarantor) hereunder, in each case, with the same force and effect as if originally named as such herein. The execution and delivery of any Supplement shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any additional Subsidiary as a party to this Agreement.
SECTION 5.14. Parallel Liability. (a) Each Guarantor hereby irrevocably and unconditionally undertakes to pay to the Administrative Agent an amount equal to the aggregate amount of its Corresponding Liabilities, as they may exist from time to time.
(b) The parties hereto agree that:
(i) a Guarantor’s Parallel Liability shall be due and payable at the same time as, for the same amount as and in the same currency as its Corresponding Liabilities become due and payable;
(ii) a Guarantor’s Parallel Liability shall be decreased to the extent that its Corresponding Liabilities have been irrevocably paid or discharged, and its Corresponding Liabilities shall be decreased to the extent that its Parallel Liability has been irrevocably paid or discharged;

Exhibit G

(iii) a Guarantor’s Parallel Liability is independent and separate from, and without prejudice to, its Corresponding Liabilities, and constitutes a single obligation of such Guarantor to the Administrative Agent (even though such Guarantor may owe more than one Corresponding Liability to the Lenders, the Issuing Banks or other Persons under the Loan Documents) and an independent and separate claim of the Administrative Agent to receive payment of such Parallel Liability (in its capacity as the independent and separate creditor of such Parallel Liability and not as a co-creditor in respect of the Corresponding Liabilities); and
(iv) for purposes of this Section, the Administrative Agent acts in its own name and not as agent, representative or trustee of the Lenders, the Issuing Banks or any other Secured Party, and accordingly holds neither its claim resulting from a Parallel Liability nor any Lien securing a Parallel Liability on trust.
(c) For purposes of this Section:
“Corresponding Liabilities” means the Secured Obligations excluding the Parallel Liability.
“Parallel Liability” means a Guarantor’s obligations and undertakings under this Section.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GOPRO, INC.,
By

Name:
Title:

GOPRO COÖPERATIEF U.A.,
By

Name:
Title:

[Name Of OTHER GuarantorS]
By

Name:
Title:

Exhibit G

JPMORGAN CHASE BANK, N.A., as Administrative Agent, on behalf of itself and the other Secured Parties,
By

Name:
Title:

Schedule I to
the Master Guarantee Agreement

INITIAL SUBSIDIARY GUARANTORS

Name	Jurisdiction of Formation

Exhibit A to
the Master Guarantee Agreement

SUPPLEMENT NO. __ dated as of [ ] to the Master Guarantee Agreement dated as of March [ ], 2016, among GOPRO, INC., GOPRO COÖPERATIEF U.A., the OTHER GUARANTORS party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Reference is made to the Credit Agreement dated as of March 25, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among GoPro, Inc., a Delaware corporation (the “Company”), GoPro Coöperatief U.A., a Dutch cooperative with excluded liability, having its statutory seat in Amsterdam, the Netherlands, and registered with the trade register in the Netherlands under number 61391743 (the “Dutch Borrower” and together with the Company, the “Borrowers”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

Exhibit G

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee Agreement.
The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders and the Issuing Banks to extend credit to the Borrowers. Section 5.13 of the Guarantee Agreement provides that additional Subsidiaries may become Guarantors (and, as applicable, U.S. Subsidiary Guarantors or Non-U.S. Subsidiary Guarantors) under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Guarantor”) is executing this Supplement to become a Guarantor (and, as applicable, a U.S. Subsidiary Guarantor or a Non-U.S. Subsidiary Guarantor) under the Guarantee Agreement in order to induce the Lenders and the Issuing Banks to make additional extensions of credit under the Credit Agreement and as consideration for extensions of credit previously made or issued.
Accordingly, the Administrative Agent and the New Guarantor agree as follows:
SECTION 1. In accordance with Section 5.13 of the Guarantee Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor, and the New Guarantor hereby agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Guarantor thereunder. Each reference to a “Guarantor” and “Subsidiary Guarantor” (and, as applicable, to a “U.S. Subsidiary Guarantor” or a “Non-U.S. Subsidiary Guarantor”) in the Guarantee Agreement shall be deemed to include the New Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.
SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the other Secured Parties that (a) (i) the execution and delivery by the New Guarantor of this Supplement, and the performance by the New Guarantor of this Supplement and the Guarantee Agreement, have been duly authorized by all necessary corporate or other organizational action and, if required, stockholder or other equityholder action of the New Guarantor, (ii) this Supplement has been duly executed and delivered by the New Guarantor and (iii) each of this Supplement and the Guarantee Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (b) all representations and warranties set forth in the Credit Agreement as to the New Guarantor are true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date of this Supplement (except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty is represented and warranted by the New Guarantor to be so true and correct on and as of such prior date).
SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Supplement by fax, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Supplement. This Supplement shall become effective when a counterpart hereof executed on behalf of the New Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon the New Guarantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of the New Guarantor, the Administrative Agent and the other Secured Parties and their respective successors and assigns,

Exhibit G

except that the New Guarantor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any attempted assignment or transfer by the New Guarantor shall be null and void), except as expressly provided in the Guarantee Agreement and the Credit Agreement.
SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.
SECTION 5. This Supplement shall be governed by, and construed in accordance with, the law of the State of New York.
SECTION 6. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Guarantee Agreement.
SECTION 8. The provisions of Sections 5.02, 5.04, 5.05, 5.09 and 5.10 of the Guarantee Agreement are hereby incorporated by reference herein as if set forth in full force herein, mutatis mutandis.
SECTION 9. The New Guarantor is a [company] duly [incorporated] under the law of [name of relevant jurisdiction]. [If applicable:] The Guarantee of the New Guarantor in respect of obligations of any Person other than its subsidiary is subject to the following limitations:
[if the New Guarantor is organized in any other jurisdiction and is giving a Guarantee other than in respect of one of its subsidiaries, insert guarantee limitation wording for the relevant jurisdiction that is reasonably acceptable to the Administrative Agent].

Exhibit A to
the Master Guarantee Agreement

IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

[Name Of New Guarantor],
By

Name:
Title:

Exhibit G

jpmorgan chase bank, N.A., as Administrative Agent, on behalf of itself and the other Secured Parties,
By

Name:
Title:

EXHIBIT H

[FORM OF]
INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A.
as Administrative Agent
Loan and Agency Services Group
500 Stanton Christiana Road
Ops 2, Floor 3
Newark, DE 19713
Attention of Pranay Tyagi
Fax No. (302) 634-8459
email: pranay.tyagi@jpmorgan.com

with a copy to

JPMorgan Chase Bank, N.A.
as Administrative Agent
393 Madison Avenue
24th Floor
New York, NY 10179
Attention of Courtney Eng
Fax No. (212) 270-5100
email: courtney.c.eng@jpmorgan.com

with a copy to:

12012443577@tls.ldsprod.com

[Date]

Ladies and Gentlemen:
Reference is made to the Credit Agreement dated as of March 25, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among GoPro, Inc. (the “Company”), GoPro Coöperatief U.A., the Lenders from time to time party thereto and JPMorgan Chase

Exhibit G

Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.
This notice constitutes an Interest Election Request and [the Borrower specified below] [the Company on behalf of the Dutch Borrower] hereby gives you notice, pursuant to Section 2.07 of the Credit Agreement, that it requests the conversion or continuation of a Revolving Borrowing under the Credit Agreement, and in connection therewith specifies the following information with respect to such Borrowing and each resulting Borrowing:

1.    Name of Borrower:    _______________________________
2.    Borrowing to which this request applies: _____________________________
Principal Amount: _______________________________
Type: _______________________________
Interest Period In the case of a Eurocurrency Borrowing, specify the last day of the current Interest Period therefor.: _______________________________
3.    Effective date of this election Must be a Business Day.: _______________________________
4.    Resulting Borrowing[s] If different options are being elected with respect to different portions of the Borrowing specified in item 2 above, provide the information required by this item 4 for each resulting Borrowing. Each resulting Borrowing shall be in an aggregate amount that is an integral multiple of, and not less than, the amount specified for a Revolving Borrowing in Section 2.02(c) of the Credit Agreement.
Principal Amount Indicate the principal amount of the resulting Borrowing and the percentage of the Borrowing in item 2 above.: _______________________________
Type Specify whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing. _______________________________
Interest Period Applicable only if the resulting Borrowing is to be a Eurocurrency Borrowing. Shall be subject to the definition of “Interest Period” and can be a period of one, two, three or six months. Cannot extend beyond the Maturity Date. If an Interest Period is not specified, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. _______________________________

Very truly yours,

[specify applicable borrower],
By: ______________________________
Name:
Title:

EXHIBIT I

Exhibit H

[FORM OF]
PERFECTION CERTIFICATE
[date]
Reference is made to the Credit Agreement dated as of March 25, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among GoPro, Inc., a Delaware corporation (the “Company”), GoPro Coöperatief U.A., the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings specified therefor in the Credit Agreement.
The undersigned, a Financial Officer of the Company, solely in [his/her] capacity as an officer, and not individually, hereby certifies to the Administrative Agent as follows:
SECTION 1. Legal Names. (a) Set forth on Schedule 1 is (i) the exact legal name of each Loan Party, as such name appears in its certificate of formation, incorporation or organization, as applicable, and (ii) each other legal name such Loan Party has had in the past five years, including the date of the relevant name change.
(b)    Except as set forth on Schedule 1, no Loan Party has changed its identity or corporate structure in any manner within the past five years. Changes in identity or corporate structure include mergers, consolidations and acquisitions, as well as any change in form or jurisdiction of organization or incorporation (as the case may be). With respect to any such change that has occurred within the past five years, Schedules 1, 2A and 2B set forth the information required by Sections 1 and 2 of this Perfection Certificate as to each acquiree or constituent party to such merger, consolidation or acquisition.
SECTION 2. Jurisdictions and Locations. (a) Set forth on Schedule 2A is (i) the jurisdiction of formation, incorporation or organization, as applicable, and the form of organization of each Loan Party, (ii) the organizational identification or registration number, if any, assigned to such Loan Party by such jurisdiction and the Federal taxpayer identification number of such Loan Party and (iii) the address (including the county) of the chief executive office of such Loan Party.
(b)    Set forth on Schedule 2B are, with respect to each Loan Party, (i) all locations where such Loan Party maintains any books or records relating to any Accounts or Inventory, indicating whether each such location is owned or leased by such Loan Party, (ii) all locations where such Loan Party maintains any Inventory, including all warehouses and distribution or fulfillment centers (but other than any Inventory in transit with a common carrier), indicating whether each such location is owned or leased by such Loan Party, (iii) all locations where such Loan Party maintains a place of business or any Collateral not otherwise identified on Schedule 2A or 2B, other than any Inventory in transit with a common carrier, indicating whether each such location is owned or leased by such Loan Party, and (iv) the name and address of any Person (whether in the United States, the Netherlands or any other jurisdiction) other than a Loan Party that has possession of any Inventory or other Collateral (including any freight forwarder or customs broker, but excluding any common carrier that has possession of Inventory solely while it is in transit).
SECTION 3. Unusual Transactions. All Accounts have been originated by the Loan Parties and all Inventory has been acquired by the Loan Parties in the ordinary course of business.
SECTION 4. File Search Reports. File search reports have been obtained from (a) the Uniform Commercial Code (“UCC”) filing office relating to the location of organization of each Loan Party identified

Exhibit I

on Schedule 2A and (b) the county recorder’s office relating to the county where each Mortgaged Property is located. The file search reports obtained pursuant to this Section 4 reflect no Liens on any of Mortgaged Property or other Collateral other than those permitted under the Credit Agreement.
SECTION 5. UCC Filings. UCC financing statements have been prepared for filing in the proper UCC filing office in the jurisdiction in which each Loan Party is located (as provided in 9-307 of the UCC). Set forth on Schedule 5 is a true and complete list of each such filing and the UCC filing office in which such filing is to be made.
SECTION 6. Equity Interests. Set forth on Schedule 6 is a true and complete list, for each Loan Party, of all the stock, partnership interests, limited liability company membership interests or other Equity Interests owned by such Loan Party, specifying the issuer and certificate number of, and the number and percentage of ownership represented by, such Equity Interests.
SECTION 7. Debt Instruments. Set forth on Schedule 7 is a true and complete list, for each Loan Party, of all promissory notes and other evidence of Indebtedness evidencing (a) Indebtedness owing by the Borrower or any Subsidiary to such Loan Party and (b) Indebtedness of any other Person in the principal amount of US$500,000 or more held by such Loan Party, specifying the creditor and debtor thereunder and the type and outstanding principal amount thereof.
SECTION 8. Intellectual Property. Set forth on Schedule 8, in proper form for filing with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, is a true and complete list of each Loan Party’s (a) Copyrights, Copyright Applications and exclusive Copyright Licenses (where a Loan Party is a licensee), (b) Patents and Patent Applications, (c) Trademarks and Trademark Applications, (d) Domain Names and (e) Mobile Applications, in each case specifying the name of the registered owner, title, type of mark, registration or application number, expiration date (if already registered) or filing date, a brief description thereof and, if applicable, the licensee and licensor.
SECTION 9. Commercial Tort Claims. Set forth on Schedule 9 is a true and complete list of commercial tort claims in excess of US$1,000,000 held by any Loan Party, including a brief description thereof.
SECTION 10. Deposit Accounts. Set forth on Schedule 10 is a true and complete list of all Deposit Accounts maintained by each Loan Party, in each case specifying the name and address of the depositary institution, the type of account (including whether such Deposit Account is a collection account or a concentration account) and the account number.
SECTION 11. Securities and Commodities Accounts. Set forth on Schedule 11 is a true and complete list of all securities and commodities accounts maintained by each Loan Party, specifying the name and address of the financial institution holding the securities account (including a securities intermediary or commodities intermediary), the type of account and the account number.
SECTION 12. Chattel Paper. Set forth on Schedule 12 is a true and complete list, for each Loan Party, of all chattel paper (whether tangible or electronic), specifying the Loan Party and obligor thereunder, the type, the due date and outstanding principal amount thereof.
[Signature page follows]

Exhibit I

IN WITNESS WHEREOF, the undersigned have duly executed this Perfection Certificate on this [ ] day of [ ], 2016.

GOPRO, INC.
by

Name:
Title:

Schedule 1

Exhibit I

Legal Names

Loan Party’s Exact Legal Name	Former Legal Names (including date of change)

Schedule 2A
Jurisdictions and Locations

Loan Party	Jurisdiction of Organization	Form of Organization	Organizational Identification Number (if any)	Federal Taxpayer Identification Number (if applicable)	Chief Executive Office Address (including county)

Exhibit I

Schedule 2B
Other Addresses

Loan Party	Locations where Books or Records Relating to Accounts or Inventory are Maintained (including county if in the United States)	Locations where Inventory is Maintained (including all distribution centers and warehouse locations and indicating whether location is owned or leased)	Other Locations where Place of Business or any Collateral is Maintained (indicating whether location is owned or leased)	Name and Address of Other Persons that have Possession of Inventory or Other Collateral

Schedule 5
UCC Filings

Loan Party	UCC Filing	Jurisdiction	UCC Filing Office

Schedule 6

Exhibit I

Equity Interests

Loan Party	Issuer	Type of Organization	Number of Shares Owned	Total Shares Outstanding	Percentage of Interest Pledged	Certificate No. (if uncertificated, please indicate so)

Schedule 7
Debt Instruments

Loan Party	Debtor	Type of Instrument	Outstanding Principal Amount

Schedule 8

Exhibit I

Intellectual Property

I.	Copyrights

Registered Owner	Title	Registration Number	Expiration Date

II.	Copyright Applications

Registered Owner	Title	Application Number	Date Filed

III.	Exclusive Copyright Licenses (where a Loan Party is a licensee)

Exhibit I

Licensee	Licensor	Title	Registration Number	Expiration Date

IV.	Patents

Registered Owner	Title of Patent	Country	Type	Registration Number	Issue Date	Expiration

V.	Patent Applications

Exhibit I

Registered Owner	Title of Patent	Country	Type	Application Number	Date Filed

VI.	Trademarks

Registered Owner	Mark	Country	Application No.	Registration No.	Registration Date	Expiration Date

VII.	Trademark Applications

Exhibit I

Registered Owner	Mark	Country	Application No.	Filing Date

Schedule 9
Commercial Tort Claims

Loan Party	Description of Commercial Tort Claims

Schedule 10
Deposit Accounts

Exhibit I

Loan Party	Depositary Institution (including address)	Type of Account	Account Name and Number

Schedule 11
Securities and Commodities Accounts

Loan Party	Financial Institution (including address)	Type of Account	Account Number

Schedule 12
Chattel Paper

Exhibit I

Loan Party	Obligor	Type (Tangible/Electronic)	Due Date	Outstanding Principal Amount

EXHIBIT J

[FORM OF]
SUPPLEMENTAL PERFECTION CERTIFICATE
[date]
Reference is made to the Credit Agreement dated as of March 25, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among GoPro, Inc., a Delaware corporation (the “Company”), GoPro Coöperatief U.A., the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings specified therefor in the Credit Agreement.
This Supplemental Perfection Certificate is delivered pursuant to Section 5.01(g) of the Credit Agreement (this certificate and each other Supplemental Perfection Certificate heretofore delivered pursuant to Section 5.01(g) of the Credit Agreement being referred to as a “Supplemental Perfection Certificate”), and supplements the information set forth in the Perfection Certificate delivered on the Effective Date (as supplemented from time to time by the Supplemental Perfection Certificates delivered after the Effective Date and prior to the date hereof, the “Prior Perfection Certificate”).
The undersigned, a Financial Officer of the Company, solely in [his/her] capacity as an officer, and not individually, hereby certifies to the Administrative Agent as follows:
SECTION 1. Legal Names. Schedule 1 sets forth the exact legal name of each Loan Party, as such name appears in its certificate of formation, incorporation or organization, as applicable, and indicates changes, if any, in the foregoing information compared to the information set forth on Schedule 1 of the Prior Perfection Certificate.
SECTION 2. Jurisdictions and Locations. (a) Schedule 2A sets forth (i) the jurisdiction of formation, incorporation or organization, as applicable, and the form of organization of each Loan Party,
(ii) the organizational identification or registration number, if any, assigned to such Loan Party by such jurisdiction and the Federal taxpayer identification number of such Loan Party and (iii) the address (including the county) of the chief executive office of such Loan Party, and indicates changes, if any, in the foregoing information compared to the information set forth on Schedule 2A of the Prior Perfection Certificate.
(b)    Schedule 2B sets forth, with respect to each Loan Party, (i) all locations where such Loan Party maintains any Inventory, including all warehouses and distribution or fulfillment centers (but other than any Inventory in transit with a common carrier), indicating whether each such location is owned or leased by such Loan Party, and (ii) the name and address of any Person (whether in the United States, the Netherlands or any other jurisdiction) other than a Loan Party that has possession of any Inventory or other Collateral (including any freight forwarder or customs broker, but excluding any common carrier that has possession of Inventory solely while it is in transit), and indicates changes, if any, in the foregoing information compared to the information set forth on Schedule 2B of the Prior Perfection Certificate.
SECTION 3. [Reserved].
SECTION 4. [Reserved].
SECTION 5. [Reserved].
SECTION 6. Equity Interests. Schedule 6 sets forth a true and complete list, for each Loan Party, of all the stock, partnership interests, limited liability company membership interests or other Equity Interests owned by such Loan Party, specifying the issuer and certificate number of, and the number and percentage of ownership represented by, such Equity Interests, and indicates changes, if any, in the foregoing information compared to the information set forth on Schedule 6 of the Prior Perfection Certificate.
SECTION 7. Debt Instruments. Schedule 7 sets forth a true and complete list, for each Loan Party, of all promissory notes and other evidence of Indebtedness evidencing (a) Indebtedness owing by the Borrower or any Subsidiary to such Loan Party and (b) Indebtedness of any other Person in the principal amount of US$500,000 or more held by such Loan Party, specifying the creditor and debtor thereunder and the type and outstanding principal amount thereof, and indicates changes, if any, in the foregoing information compared to the information set forth on Schedule 7 of the Prior Perfection Certificate.
SECTION 8. Intellectual Property. Schedule 8 sets forth, in proper form for filing with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, is a true and complete list of each Loan Party’s (a) Copyrights, Copyright Applications and exclusive Copyright Licenses (where a Loan Party is a licensee), (b) Patents and Patent Applications, (c) Trademarks and Trademark Applications, (d) Domain Names and (e) Mobile Applications, in each case specifying the name of the registered owner, title, type of mark, registration or application number, expiration date (if already registered) or filing date, a brief description thereof and, if applicable, the licensee and licensor, and indicates changes, if any, in the foregoing information compared to the information set forth on Schedule 8 of the Prior Perfection Certificate.
SECTION 9. Commercial Tort Claims. Schedule 9 sets forth a true and complete list of commercial tort claims in excess of US$1,000,000 held by any Loan Party, including a brief description thereof, and indicates changes, if any, in the foregoing information compared to the information set forth on Schedule 9 of the Prior Perfection Certificate.
SECTION 10. Deposit Accounts. Schedule 10 sets forth a true and complete list of all Deposit Accounts maintained by each Loan Party, in each case specifying the name and address of the depositary

Exhibit I

institution, the type of account (including whether such Deposit Account is a collection account or a concentration account) and the account number, and indicates changes, if any, in the foregoing information compared to the information set forth on Schedule 10 of the Prior Perfection Certificate.
SECTION 11. Securities and Commodities Accounts. Schedule 11 sets forth a true and complete list of all securities and commodities accounts maintained by each Loan Party, specifying the name and address of the financial institution holding the securities account (including a securities intermediary or commodities intermediary), the type of account and the account number, and indicates changes, if any, in the foregoing information compared to the information set forth on Schedule 11 of the Prior Perfection Certificate.
SECTION 12. Chattel Paper. Schedule 12 sets forth a true and complete list, for each Loan Party, of all chattel paper (whether tangible or electronic), specifying the Loan Party and obligor thereunder, the type, the due date and outstanding principal amount thereof, and indicates changes, if any, in the foregoing information compared to the information set forth on Schedule 12 of the Prior Perfection Certificate.
[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Supplemental Perfection Certificate as of the date first set forth above.

GOPRO, INC.,
By: ______________________________
Name:
Title:

EXHIBIT K
[FORM OF] U.S. COLLATERAL AGREEMENT

U.S. COLLATERAL AGREEMENT dated as of March [  ], 2016 (this “Agreement”), among GOPRO, INC., a Delaware corporation (the “Company”), the OTHER GRANTORS from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

Exhibit J

Reference is made to the Credit Agreement dated as of March 25, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, GoPro Coöperatief U.A., a Dutch cooperative with excluded liability, having its statutory seat in Amsterdam, the Netherlands, and registered with the trade register in the Netherlands under number 61391743 (the “Dutch Borrower” and, together with the Company, the “Borrowers”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantors are, or are Affiliates of, the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:
ARTICLE I
Definitions
SECTION 1.01. Defined Terms. (a) Each capitalized term used but not defined herein shall have the meaning specified in the Credit Agreement; provided that each term defined in the New York UCC (as defined herein) and not defined in this Agreement shall have the meaning specified in the UCC. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.
(b) The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.
SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Account Debtor” means any Person that is or may become obligated to any Grantor under, with respect to or on account of an Account or a Payment Intangible.
“Agreement” has the meaning set forth in the preamble hereto.
“Article 9 Collateral” has the meaning set forth in Section 3.01.
“Authorized Agent” has the meaning set forth in Section 5.09(e).
“Borrowers” has the meaning set forth in the recitals hereto.
“Cayman Guarantor” means Woodman Labs Cayman, Inc., a Cayman Islands exempted company incorporated with limited liability.
“Collateral” means Article 9 Collateral and Pledged Collateral.
“Companies Law” has the meaning set forth in Section 2.02(e).
“Copyright License” means any written agreement, now or hereafter in effect, granting to any Person any right under any Copyright now or hereafter owned by any other Person or that such other Person otherwise has the right to license, and all rights of any such Person under any such agreement.

Exhibit K

“Copyrights” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all copyright rights in any work subject to the copyright laws of the United States of America or any other country or any political subdivision thereof, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such copyright in the United States of America or any other country, including registrations, recordings, supplemental registrations, pending applications for registration, and renewals in the United States Copyright Office (or any similar office in any other country or any political subdivision thereof), including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule III, and (c) any other adjacent or other rights related or appurtenant to the foregoing, including moral rights.
“Credit Agreement” has the meaning set forth in the recitals hereto.
“Dutch Borrower” has the meaning set forth in the recitals hereto.
“Excluded Equity Interests” has the meaning set forth in Section 2.01.
“Excluded Property” has the meaning set forth in the Credit Agreement.
“Federal Securities Laws” has the meaning set forth in Section 4.04.
“Grantors” means the Company, Subsidiaries identified as such on Schedule I hereto and each other Subsidiary that becomes a party to this Agreement as a Grantor after the Effective Date pursuant to Section 5.14; provided that if a Subsidiary is released from its obligations as a Grantor hereunder as provided in Section 5.13, such Subsidiary shall cease to be a Grantor hereunder effective upon such release.
“Intellectual Property” means, with respect to any Person, all intellectual and similar property of every kind and nature now owned or hereafter acquired by such Person, including inventions, designs, utility models, Patents, Copyrights, Licenses, Trademarks, trade secrets, domain names, mobile applications, confidential or proprietary technical and business information, know‑how, show‑how or other data or information, software and databases and all embodiments or fixations thereof and applications therefor and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.
“Intellectual Property License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Grantor is a party, including, in the case of any Grantor, any of the foregoing set forth next to its name on Schedule III.
“Inventory Related Intellectual Property” means (a) the domain name and website www.gopro.com and any other domain name and website, whether currently existing or hereafter acquired, developed or established, at any time used by the Company or any Subsidiary to sell, market or provide information to end-users with respect to any Inventory of any Grantor, and all software and Copyrights relating to the content and function of any such website, (b) all mobile apps of the Company or any Subsidiary relating to any Inventory of any Grantor (including any such apps used to register, utilize or receive updates with respect to any such Inventory), and all software and Copyrights relating to such mobile apps, (c) any database relating to any Inventory of any Grantor, and all software and Copyrights relating to any such database, and (d) all Copyrights relating to any marketing materials of the Company or any Subsidiary relating to any Inventory of any Grantor.
“Loan Document Obligations” has the meaning set forth in the Credit Agreement.

Exhibit K

“Loan Parties” means the Borrowers and the Grantors.
“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
“Non-U.S. Subsidiary Grantors” means the Dutch Borrower and each other Grantor that is a CFC or a CFC Holding Company.
“Patent License” means any written agreement, now or hereafter in effect, granting to any Person any right to make, use or sell any invention on which a Patent, now or hereafter owned by any other Person or that any other Person now or hereafter otherwise has the right to license, is in existence, and all rights of any such Person under any such agreement.
“Patents” mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all letters patent of the United States of America or the equivalent thereof in any other country, all registrations and recordings thereof and all applications for letters patent of the United States of America or the equivalent thereof in any other country or any political subdivision thereof, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country or any political subdivision thereof, including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule III, and (b) all reissues, continuations, divisionals, continuations-in-part, reexaminations, supplemental examinations, inter partes reviews, renewals, adjustments or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, have made, use, sell, offer to sell, import or export the inventions disclosed or claimed therein.
“Perfection Certificate” means the Perfection Certificate dated the Effective Date delivered to the Administrative Agent pursuant to Section 4.01(f) of the Credit Agreement.
“Pledged Collateral” has the meaning set forth in Section 2.01.
“Pledged Debt Securities” has the meaning set forth in Section 2.01
“Pledged Equity Interests” has the meaning set forth in Section 2.01.
“Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited or unlimited liability membership interest certificates, share certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.
“Secured Cash Management Services Obligations” has the meaning set forth in the Credit Agreement.
“Secured Hedging Obligations” has the meaning set forth in the Credit Agreement.
“Secured Obligations” means (a) all the Loan Document Obligations, (b) all the Secured Cash Management Services Obligations and (c) all the Secured Hedging Obligations; provided that, when such term is used in reference to (i) the Dutch Borrower or any other Non-U.S. Subsidiary Grantor, it shall not include any Loan Document Obligations of the Company or any U.S. Subsidiary Grantor or any Secured Cash Management Services Obligations or Secured Hedging Obligations of the Company or any Subsidiary that is not a CFC or a CFC Holding Company and (ii) any Subsidiary Grantor, it shall not include any Excluded Swap Obligations.

Exhibit K

“Secured Parties” means (a) the Administrative Agent, (b) the Arranger, (c) each Lender, (d) each Issuing Bank, (e) each Cash Management Services Provider holding any Secured Cash Management Services Obligations, (f) each counterparty to any Hedging Agreement holding any Secured Hedging Obligations, (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (h) the successors and assigns of each of the foregoing.
“Security Interest” has the meaning set forth in Section 3.01(a).
“Subsidiary Grantor” means any Grantor that is a Subsidiary of the Company.
“Supplement” means an instrument in the form of Exhibit I hereto, or any other form approved by the Administrative Agent, and in each case reasonably satisfactory to the Administrative Agent.
“Trademark License” means any written agreement, now or hereafter in effect, granting to any Person any right to use any Trademark now or hereafter owned by any other Person or that any other Person otherwise has the right to license, and all rights of any such Person under any such agreement.
“Trademarks” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, domain names, global top level domain names, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar office in any State of the United States of America or any other country or any political subdivision thereof, all extensions or renewals thereof, and all common law rights related thereto, including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.
“UCC” means the Code as New York UCC; provided that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of a security interest is governed by the personal property security laws of any jurisdiction other than New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for the definitions related to such provisions.
“U.S. Copyright Security Agreement” means the U.S. Copyright Security Agreement substantially in the form of Exhibit II.
“U.S. Grantors” means the Company and each Subsidiary Grantor that is not a CFC or a CFC Holding Company.
“U.S. IP Security Agreements” means the U.S. Copyright Security Agreement, the U.S. Patent Security Agreement and the U.S. Trademark Security Agreement.
“U.S. Patent and Trademark Security Agreement” means the U.S. Patent and Trademark Security Agreement substantially in the form of Exhibit III.

Exhibit K

ARTICLE II
Pledge of Securities
SECTION 2.01. Pledge. As security for the payment and performance in full of the Secured Obligations, each Grantor hereby assigns, charges and pledges to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (a)(i) the shares of capital stock and other Equity Interests now owned or at any time hereafter acquired by such Grantor, including those set forth opposite the name of such Grantor on Schedule II, and (ii) all certificates and any other instruments representing all such Equity Interests (collectively, the “Pledged Equity Interests”); provided that the Pledged Equity Interests shall not include (A) solely with respect to the assignment, charge and pledge thereof, and creation of a security interest therein, by any U.S. Grantor (but not, for the avoidance of doubt, any Non-U.S. Subsidiary Grantor) to secure any Secured Obligation of any Person that is not a CFC or a CFC Holding Company (other than any Guarantee by the Company or any other Grantor of any Secured Obligations of any CFC or CFC Holding Company), more than 65% of the outstanding voting Equity Interests in any CFC or CFC Holding Company or (B) any of the foregoing assets if, to the extent and for so long as it is an Excluded Property (it being understood that the foregoing assignment, charge, pledge and security interest shall immediately attach to, and Pledged Equity Interests shall immediately include, any such asset (or any portion thereof) upon such asset (or such portion thereof) ceasing to be an Excluded Property) (the Equity Interests so excluded pursuant to this proviso being collectively referred to herein as the “Excluded Equity Interests”); (b)(i) the debt securities now owned or at any time hereafter acquired by such Grantor, including those set forth opposite the name of such Grantor on Schedule II, and (ii) all promissory notes and other instruments evidencing all such debt securities (the assets under clauses (i) and (ii), collectively, the “Pledged Debt Securities”); (c) all other property that may be delivered to and held by the Administrative Agent pursuant to the terms of this Section 2.01 and Section 2.02; (d) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Equity Interests and the Pledged Debt Securities; (e) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities, instruments and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”).
SECTION 2.02. Delivery of the Pledged Collateral. (a) Each Grantor agrees to deliver or cause to be delivered to the Administrative Agent any and all Pledged Securities (other than (i) Pledged Securities (other than those issued by a Subsidiary) that are publicly traded securities subject to a depositary such as DTC, or otherwise held through a securities intermediary in a securities account with respect to which such Grantor has complied with Section 3.04(c) and (ii) Permitted Investments) (A) on the date hereof, in the case of any such Pledged Securities owned by such Grantor on the date hereof, and (B) promptly after the acquisition thereof (and, in any event, as required under the Credit Agreement), in the case of any such Pledged Securities (other than promissory notes) acquired by such Grantor after the date hereof; provided that no Grantor shall be required to deliver to the Administrative Agent any Pledged Securities representing Equity Interests in any Subsidiary that is not a Material Subsidiary.
(b) Each Grantor will cause all Indebtedness for borrowed money owed to such Grantor by the Company, the Dutch Borrower or any other Subsidiary to be evidenced by a duly executed promissory note that is delivered to the Administrative Agent (i) on the date hereof, in the case of any such promissory note existing on the date hereof, and (ii) promptly after the acquisition thereof (and, in any event, as required

Exhibit K

under the Credit Agreement), in the case of any such promissory note acquired by such Grantor after the date hereof.
(c) Upon delivery to the Administrative Agent, (i) any Pledged Securities shall be accompanied by undated stock or note powers, as applicable, duly executed by the applicable Grantor in blank or other undated instruments of transfer reasonably satisfactory to the Administrative Agent duly executed by the applicable Grantor in blank and by such other instruments and documents as the Administrative Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by undated instruments of transfer duly executed by the applicable Grantor in blank and such other instruments and documents as the Administrative Agent may reasonably request. Each delivery of Pledged Securities after the date hereof shall be accompanied by a schedule describing such Pledged Securities, provided that failure to attach any such schedule hereto shall not affect the validity of the pledge of any Pledged Securities.
(d) On the date hereof, the Cayman Guarantor shall deliver, or cause to be delivered, to the Administrative Agent executed but undated letters of resignation and release together with letters of authority, each in the form set out in Exhibit IV hereto, for each of the directors of the Cayman Guarantor.
(e) The Cayman Guarantor shall, promptly after the date hereof, instruct its registered office provider to enter particulars as required by the Companies Law (as amended) of the Cayman Islands (the “Companies Law”) of the security interests created pursuant to this Agreement in the register of mortgages and charges (“Register of Mortgages and Charges”) maintained by it in accordance with section 54 of the Companies Law and, promptly after entry of such particulars has been made, provide the Administrative Agent with a certified true copy of the updated Register of Mortgages and Charges.
(f) The Cayman Guarantor shall, promptly after the date hereof, procure that the following notation be entered on the register of members of the Cayman Guarantor (the “Register of Members”) maintained by it in accordance with the Companies Law: “65 ordinary shares number 1-65 issued as fully paid up and registered in the name of GoPro, Inc. are charged in favour of JPMorgan Chase Bank, N.A., pursuant to the U.S. Collateral Agreement dated as of March [ ] 2016 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “U.S. Collateral Agreement”), to secure all the Secured Obligations; and 35 ordinary shares numbered 66-100 issued as fully paid up and registered in the in the name of GoPro, Inc. are charged in favour of JPMorgan Chase Bank, N.A., pursuant to the U.S. Collateral Agreement to secure certain of the Secured Obligations as specified in the U.S. Collateral Agreement”.
(g) The Cayman Guarantor shall, promptly after the date hereof, provide the Administrative Agent with a certified true copy of the Register of Members with the notation referred to in paragraph (f) of this Section.
SECTION 2.03. Representations and Warranties. The Grantors represent and warrant to the Administrative Agent, for the benefit of the Secured Parties, that:
(a) Schedule II sets forth, as of the Effective Date, a true and complete list with respect to each Grantor of (i) all the Pledged Equity Interests owned by such Grantor and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by such Grantor and (ii) all the Pledged Debt Securities owned by such Grantor;
(b) With respect to Pledged Equity Interests and Pledged Debt Securities issued by the Company or any Subsidiary, such Pledged Equity Interests and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests, are fully

Exhibit K

paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(c) except for the security interests granted hereunder and under any other Loan Documents, each of the Grantors (i) is and, subject to any transfers or dispositions made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Liens created by this Agreement and the other Loan Documents and other Liens permitted pursuant to Section 6.02 of the Credit Agreement), however arising, of all Persons whomsoever;
(d) except for restrictions and limitations imposed by the Loan Documents or securities laws generally and by applicable local law in the case of Equity Interests in any Non-U.S. Subsidiary, and, in the case of clause (ii), except for limitations existing as of the Effective Date in the articles or certificate of incorporation, bylaws or other organizational or constitutional documents of any Subsidiary, (i) the Pledged Collateral is and will continue to be freely transferable and assignable and (ii) none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;
(e) each of the Grantors has the power and authority to pledge or charge the Pledged Collateral pledged or charged by it hereunder in the manner hereby done or contemplated;
(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person is or will be required for the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);
(g) subject to applicable local law in the case of Equity Interests in any Non-U.S. Subsidiary, by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Administrative Agent in accordance with this Agreement, the Administrative Agent will obtain a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities (subject to Liens permitted pursuant to the Credit Agreement), as security for the payment and performance of the Secured Obligations; and
(h) subject to applicable local law in the case of any Equity Interests in any Non-U.S. Subsidiary, the pledge or charge effected hereby is effective to vest in the Administrative Agent, for the benefit of the Secured Parties, the rights of the Administrative Agent in the Pledged Collateral as set forth herein.
SECTION 2.04. Certification of Limited Liability Company and Limited Partnership Interests. Subject to applicable local law in the case of Equity Interests in any Non-U.S. Subsidiary, each Grantor acknowledges and agrees that (a) to the extent any interest in any limited liability company, exempted company or limited partnership controlled now or in the future by such Grantor (or by such Grantor and one or more other Loan Parties) and pledged or charged hereunder is a “security” within the meaning of Article 8 of the UCC and is governed by Article 8 of the UCC, such interest shall be certificated, and such certificates shall be delivered to the Administrative Agent in accordance with Section 2.02(a), and (b) each such interest shall at all times hereafter continue to be such a security and represented by such certificate. Each Grantor further acknowledges and agrees that with respect to any interest in any limited liability company, exempted

Exhibit K

company or limited partnership controlled now or in the future by such Grantor (or by such Grantor and one or more other Loan Parties) and pledged hereunder or charged that is not a “security” within the meaning of Article 8 of the New York UCC, the terms of such interest shall at no time provide that such interest is a “security” within the meaning of Article 8 of the UCC, nor shall such interest be represented by a certificate, unless such Grantor provides prior written notification to the Administrative Agent that the terms of such interest so provide that such interest is a “security” within the meaning of Article 8 of the UCC and such interest is thereafter represented by a certificate, and such certificate shall be delivered to the Administrative Agent in accordance with Section 2.02(a).
SECTION 2.05. Registration in Nominee Name; Denominations. The Administrative Agent, on behalf of the Secured Parties, shall have the right (in its discretion) to hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or chargee, or in the name of its nominee (as pledgee or chargee, or as sub-agent). If an Event of Default shall have occurred and be continuing, the Administrative Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.
SECTION 2.06. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and, other than in the case of an Event of Default under clause (h) or (i) of Article VII of the Credit Agreement, the Administrative Agent shall have notified the Grantors that their rights under this Section 2.06 are being suspended:
(i) each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents;
(ii) the Administrative Agent shall promptly execute and deliver to each Grantor, or cause to be promptly executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section; and
(iii) each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and are otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor and required to be delivered to the Administrative Agent hereunder, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall be forthwith delivered to the

Exhibit K

Administrative Agent in the same form as so received (with any endorsements, stock or note powers and other instruments of transfer reasonably requested by the Administrative Agent).
(b) Upon the occurrence and during the continuance of an Event of Default and, other than in the case of an Event of Default under clause (h) or (i) of Article VII of the Credit Agreement, after the Administrative Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 2.06, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Administrative Agent upon demand in the same form as so received (with any endorsements, stock or note powers and other instruments of transfer reasonably requested by the Administrative Agent). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property, shall be held as security for the payment and performance of the Secured Obligations and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Company has delivered to the Administrative Agent a certificate of a Financial Officer of the Company to that effect, the Administrative Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.
(c) Upon the occurrence and during the continuance of an Event of Default and, other than in the case of an Event of Default under clause (h) or (i) of Article VII of the Credit Agreement, after the Administrative Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 2.06, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived and the Company has delivered to the Administrative Agent a certificate of a Financial Officer of the Company to that effect, all rights vested in the Administrative Agent pursuant to this paragraph (c) shall cease, and the Grantors shall have the exclusive right to exercise the voting and consensual rights and powers they would otherwise be entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section shall be in effect.
(d) Any notice given by the Administrative Agent to the Grantors suspending their rights under paragraph (a) of this Section 2.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights and powers of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights or powers (as specified by the Administrative Agent in its sole and absolute discretion) and

Exhibit K

without waiving or otherwise affecting the Administrative Agent’s right to give additional notices from time to time suspending other rights and powers so long as an Event of Default has occurred and is continuing.
ARTICLE III
Security Interests in Personal Property
SECTION 3.01. Security Interest. (a) As security for the payment and performance in full of the Secured Obligations, each Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in, to or under which such Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the “Article 9 Collateral”):
(i) all Accounts;
(ii) all Chattel Paper;
(iii) all cash and Deposit Accounts;
(iv) all Documents;
(v) all Equipment;
(vi) all General Intangibles, including (A) all Intellectual Property and (B) all right, title and interest in, to and under Inventory Vendor Purchase Agreements and Intercompany Inventory Title Transfer Agreements;
(vii) all Inventory;
(viii) all other Goods;
(ix) all Instruments;
(x) all Investment Property;
(xi) all Letter-of-Credit Rights;
(xii) all Commercial Tort Claims described on Schedule IV, as such schedule may be supplemented from time to time pursuant to Section 3.02(e);
(xiii) all books and records pertaining to the Article 9 Collateral; and
(xiv) to the extent not otherwise included, all Proceeds (including all Proceeds (whether in the form of Inventory or otherwise) of any right, title or interest in, to or under any Inventory Vendor Purchase Agreement or any Intercompany Inventory Title Transfer Agreement) and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;
provided (A) the Security Interest shall not attach to, and Article 9 Collateral shall not include, any Excluded Equity Interests (it being understood that, in the case of Excluded Equity Interests referred to in clause (A) of the definition of such term, this clause (A) shall not exclude from the Security Interest or Article 9 Collateral

Exhibit K

such Excluded Equity Interests to the extent they secure any Guarantee by the Company or any other Grantor of any Secured Obligations of any CFC or CFC Holding Company) and (B) if, to the extent and for so long as any asset is an Excluded Property, the Security Interest shall not attach to, and Article 9 Collateral shall not include, such asset (it being understood that the Security Interest shall immediately attach to, and Article 9 Collateral shall immediately include, any such asset (or any portion thereof) upon such asset (or such portion thereof) ceasing to be an Excluded Property).
(b) Each Grantor hereby irrevocably authorizes the Administrative Agent (or its designee) at any time and from time to time to file in any relevant jurisdiction any financing statements with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) describe the collateral covered thereby in any manner that the Administrative Agent reasonably determines is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including indicating the Collateral as “all assets” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor. Each Grantor agrees to provide the information required for any such filing to the Administrative Agent promptly upon request.
Each Grantor also ratifies its authorization for the Administrative Agent (or its designee) to file in any relevant jurisdiction any financing statements or amendments thereto with respect to the Article 9 Collateral or any part thereof naming any Grantor as debtor or the Grantors as debtors and the Administrative Agent as secured party, if filed prior to the date hereof.
The Administrative Agent (or its designee) is further authorized by each Grantor to file with the United States Patent and Trademark Office or the United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by such Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party.
(c) The Security Interest and the security interest granted pursuant to Article II are granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.
SECTION 3.02. Representations and Warranties. The Grantors represent and warrant to the Administrative Agent, for the benefit of the Secured Parties, that:
(a) Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant the Security Interest, except for Liens permitted under Section 6.02 of the Credit Agreement and defects that, individually or in the aggregate, do not materially detract from the value of the affected assets or materially interfere with the ordinary conduct of its business, and has full power and authority to grant to the Administrative Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and except to the extent that failure to obtain such consent or approval, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name and jurisdiction of organization of each Grantor,

Exhibit K

is correct and complete in all material respects as of the Effective Date. The Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations prepared by the Administrative Agent based upon the information provided to the Administrative Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedules 2A and 2B to the Perfection Certificate (or specified by notice from the Borrowers to the Administrative Agent after the Effective Date in the case of filings, recordings or registrations required by Section 5.04 or 5.14 of the Credit Agreement), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, United States registered Trademarks (and Trademarks for which United States applications for registration are pending), United States registered Copyrights (and Copyrights for which United States applications for registration are pending) and United States exclusive Copyright Licenses with respect to United States registered copyrights (and Copyrights for which United States applications for registration are pending), as of the Effective Date) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States of America (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary with respect to any such Article 9 Collateral in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. A U.S. Copyright Security Agreement and a U.S. Patent and Trademark Security Agreement, in each case containing a description of the Article 9 Collateral consisting of United States Patents, United States registered Trademarks (and Trademarks for which United States applications for registration are pending), United States registered Copyrights (and Copyrights for which United States applications for registration are pending) and United States exclusive Copyright Licenses with respect to United States registered Copyrights (and Copyrights for which United States applications for registration are pending), as applicable, as of the Effective Date, and executed by each Grantor owning any such Article 9 Collateral, have been delivered to the Administrative Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of United States Patents, United States Trademarks, United States Copyrights and United States exclusive Copyright Licenses in which a security interest may be perfected by filing, recording or registration in the United States of America (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary with respect to any such Article 9 Collateral (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of United States Patents, United States Trademarks, United States Copyrights and United States exclusive Copyright Licenses (or registration or recordation or application for registration or recordation thereof) acquired or developed after the Effective Date).
(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States of America (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) subject to the filings described in Section 3.02(b), a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the applicable IP Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable.

Exhibit K

The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement that have priority as a matter of law.
(d) Schedule III sets forth, as of the Effective Date, a true and complete list, with respect to each Grantor, of (i) all Patents that have been granted by the United States Patent and Trademark Office and Patents for which United States applications are pending, (ii) all Copyrights that have been registered with the United States Copyright Office and Copyrights for which United States registration applications are pending, (iii) all Trademarks that have been registered with the United States Patent and Trademark Office and Trademarks for which United States registration applications are pending, and (iv) all exclusive Copyright Licenses under which such Grantor is a licensee with respect to United States registered Copyrights (and Copyrights for which United States applications for registration are pending), in each case specifying, true and completely the name of the registered owner, title, type of mark, registration or application number, expiration date (if already registered) or filing date, a brief description thereof and, if applicable, the licensee and licensor and the date of the license agreement.
(e) Schedule IV sets forth, as of the Effective Date, a true and complete list, with respect to each Grantor, of each Commercial Tort Claim in respect of which a complaint or a counterclaim has been filed by such Grantor, seeking damages in an amount reasonably estimated to exceed US$1,000,000, including a summary description of such claim. In the event any Supplemental Perfection Certificate delivered pursuant to Section 5.01(g) of the Credit Agreement or any Supplement shall set forth any Commercial Tort Claim, Schedule IV shall be deemed to be supplemented to include the reference to such Commercial Tort Claim (and the description thereof), in the same form as such reference and description are set forth on such Supplemental Perfection Certificate or Supplement.
SECTION 3.03. Covenants. (a) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons, except with respect to Article 9 Collateral that such Grantor determines in its good faith business judgment is no longer necessary or beneficial to the conduct of such Grantor’s business, and to defend the Security Interest of the Administrative Agent in Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 6.02 of the Credit Agreement, subject to the rights of such Grantor under Section 9.14 of the Credit Agreement and corresponding provisions of the Security Documents to obtain a release of the Liens created under the Security Documents.
(b) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments, financing statements, agreements and documents and take all such other actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing and recording of any financing statements or other documents in connection herewith or therewith. Each Grantor will provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created pursuant to this Agreement.
(c) Subject to the limitation on inspection rights and reimbursement obligations in the Credit Agreement, the Administrative Agent and such Persons as the Administrative Agent may reasonably designate shall have the right, at the Grantors’ own cost and expense, to inspect the Article 9 Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Article 9 Collateral is located and to verify under reasonable procedures the identity, validity, amount, quality, quantity, value, condition, location and status of, or any other matter relating to, the Article 9 Collateral,

Exhibit K

including, in the case of Accounts or Payment Intangibles or Article 9 Collateral in the possession of any third party by contacting Account Debtors or the third party possessing such Article 9 Collateral for the purpose of making such a verification. The Administrative Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party (it being acknowledged that such Secured Party may be subject to confidentiality obligations with respect to such information, including pursuant to Section 9.12 of the Credit Agreement).
(d) At its option, after the occurrence and during the continuance of an Event of Default, the Administrative Agent may discharge past due Taxes, assessments, charges, fees and Liens at any time levied or placed on the Article 9 Collateral that are not permitted by the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, this Agreement or the other Loan Documents, and each Grantor agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any other Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees or Liens and maintenance as set forth herein or in the other Loan Documents.
(e) Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor agrees to indemnify and hold harmless the Administrative Agent and the Secured Parties from and against any and all liability for such performance.
(f) None of the Grantors shall make or permit to be made any transfer of the Article 9 Collateral and each Grantor shall remain at all times in possession or control of the Article 9 Collateral owned by it, except that unless and until the Administrative Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Article 9 Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Article 9 Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement and the other Loan Documents.
(g) None of the Grantors will, without the Administrative Agent’s prior written consent, grant any extension of the time of payment of any Accounts or Payment Intangibles included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, compromises, settlements, releases, credits or discounts granted or made in accordance with such prudent and standard practice as used in industries that are the same as or similar to those in which such Grantor is engaged (as determined in good faith by such Grantor).
(h) The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to their assets in accordance with the requirements set forth in Section 5.08 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney‑in‑fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for

Exhibit K

the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, after the occurrence and during the continuance of an Event of Default, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent deems advisable. All sums disbursed by the Administrative Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Administrative Agent and shall be additional Secured Obligations secured hereby.
SECTION 3.04. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:
(a) Instruments and Tangible Chattel Paper. Without limiting each Grantor’s obligations under Article II, if any Grantor shall at any time hold or acquire any Instruments (other than Instruments with a face amount of less than US$500,000) or Tangible Chattel Paper, such Grantor shall endorse, assign and deliver the same to the Administrative Agent (i) on the date hereof, in the case of any such Instruments or Tangible Chattel Paper owned by such Grantor on the date hereof, and (ii) promptly after the acquisition of any such Instruments or Tangible Chattel Paper, in each case accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.
(b) Deposit Accounts. For each Deposit Account that any Grantor at any time opens or maintains, (i) such Grantor shall use commercially reasonable efforts to cause the depositary bank to agree to comply with instructions from the Administrative Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of such Grantor or any other Person, pursuant to an agreement reasonably satisfactory to the Administrative Agent, and (ii) if any such depositary bank shall not reasonably promptly (and, in any event, within the time periods provided therefor in the Credit Agreement) so agree, such Grantor shall open or transfer, as applicable, and maintain such deposit account with or to such other depositary bank as shall agree to comply with such instructions pursuant to an agreement reasonably satisfactory to the Administrative Agent. The Administrative Agent agrees with each Grantor that the Administrative Agent shall not give any such instructions or withhold any withdrawal rights from any Grantor unless a Cash Dominion Period or an Event of Default has occurred and is continuing or, after giving effect to any withdrawal would occur or the Administrative Agent is otherwise expressly permitted to do so pursuant to the Credit Agreement. The provisions of this paragraph shall not apply to (i) any Deposit Account for which any Grantor, the depositary bank and the Administrative Agent have entered into a cash collateral agreement specially negotiated among such Grantor, the depositary bank and the Administrative Agent for the specific purpose set forth therein and (ii) Excluded Deposit Accounts.
(c) Investment Property. Without limiting each Grantor’s obligations under Article II, if any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly notify the Administrative Agent thereof and, at the Administrative Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) cause the issuer to agree

Exhibit K

to comply with instructions from the Administrative Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Administrative Agent to become the registered owner of the securities; provided that the provisions of this sentence shall not apply to any Equity Interests in any Subsidiary that is not a Material Subsidiary or any securities the principal amount or value of which does not exceed US$500,000. If any securities, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a securities intermediary or commodity intermediary, such Grantor shall promptly notify the Administrative Agent thereof and, at the Administrative Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (A) use commercially reasonable efforts to cause such securities intermediary or commodity intermediary, as the case may be, to agree to comply with entitlement orders or other instructions from the Administrative Agent to such securities intermediary as to such security entitlements or to apply any value distributed on account of any commodity contract as directed by the Administrative Agent to such commodity intermediary, as the case may be, in each case without further consent of any Grantor, such nominee or any other Person; provided that if any such securities intermediary or commodity intermediary, as the case may be, shall not reasonably promptly (and, in any event, within the time periods provided therefor in the Credit Agreement) so agree, such Grantor shall transfer and maintain such securities or such other investment property to and with such other securities intermediary or commodity intermediary, as the case may be, as shall agree to comply with such instructions, or (B) in the case of Financial Assets or other Investment Property held through a securities intermediary, arrange for the Administrative Agent to become the entitlement holder with respect to such Investment Property, with the Grantor being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw or otherwise deal with such Investment Property. The Administrative Agent agrees with each of the Grantors that the Administrative Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default or a Cash Dominion Period has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights, would occur or the Administrative Agent is otherwise permitted to do so pursuant to the Credit Agreement. The provisions of this paragraph shall not apply to Financial Assets or other Investment Property credited to Excluded Securities Accounts.
SECTION 3.05. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor acknowledges that the existence, accuracy, completeness, maintenance, operation and availability (including for download by users) of the Inventory Related Intellectual Property in the form and manner used by the Loan Parties to conduct their business (including as to the servers and storage through which the Inventory Related Intellectual Property is processed and stored) is necessary or useful in order for the Administrative Agent, on behalf of the Secured Parties, to enforce rights and remedies with respect to, and to sell, transfer or otherwise dispose of, certain of the Inventory, and agrees that (i) such Grantor shall cooperate with the Lenders in their efforts to preserve the existence, accuracy, completeness, maintenance, operation and availability of the Inventory Related Intellectual Property in the form and manner used by the Grantors to conduct their business (including as to the servers and storage through which the Inventory Related Intellectual Property is processed and stored), and shall not take any action that is inconsistent with the foregoing or that otherwise impairs the value of the Inventory Related Intellectual Property to the Lenders, and (ii) such Grantor shall preserve the existence, maintain, keep in operation and make available the Inventory Related Intellectual Property (including the servers and storage through which the Inventory Related Intellectual Property is processed and stored).

Exhibit K

(b) Upon the occurrence and during the continuance of an Event of Default, each Grantor shall, upon request of the Administrative Agent, use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License under which such Grantor is a licensee to effect the assignment of all such Grantor’s right, title and interest thereunder to the Administrative Agent or its designee.
ARTICLE IV
Remedies
SECTION 4.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Administrative Agent on demand, and it is agreed that upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Administrative Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of any then‑existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
The Administrative Agent shall give the applicable Grantors 10 Business Days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9‑611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, but only during the continuance of an Event of Default, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in

Exhibit K

its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, at the direction of the Required Lenders, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Loan Document Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent on behalf of the Secured Parties at such sale or other disposition. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof that is entered into during the continuance of an Event of Default shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court‑appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9‑610(b) of the New York UCC or its equivalent in other jurisdictions.
SECTION 4.02. Application of Proceeds. The Administrative Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, in accordance with Section 2.17(b) of the Credit Agreement. The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof. The Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys’ fees and other expenses incurred by Administrative Agent or any other Secured Party to collect such deficiency.
SECTION 4.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent an irrevocable nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Article 9 Collateral

Exhibit K

consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, the right to prosecute and maintain all Intellectual Property and the right to sue for infringement of the Intellectual Property. Upon the occurrence and during the continuance of an Event of Default, each Grantor further agrees to cooperate with the Administrative Agent in any attempt to prosecute or maintain the Intellectual Property or sue for infringement of the Intellectual Property. The use of such license by the Administrative Agent may be exercised, at the option of the Administrative Agent, only upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default. Each Grantor irrevocably agrees that, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may sell any of such Grantor’s Inventory directly to any Person, including Persons that have previously purchased the Grantor’s Inventory from such Grantor, and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Agreement, may sell Inventory that bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor, and the Administrative Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.
SECTION 4.04. Securities Act. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933 as now or hereafter in effect or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Pledged Collateral, and shall be authorized to, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account for investment, and not with a view to the distribution or resale thereof, and upon consummation of any such sale may assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of potential purchasers (or a single purchaser) were approached. The provisions of this Section 4.04

Exhibit K

will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.
ARTICLE V
Miscellaneous
SECTION 5.01. Notices. All notices and other communications hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Grantor shall be given to it in care of the Company as provided in Section 9.01 of the Credit Agreement.
SECTION 5.02. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Grantor herefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. Notwithstanding anything herein to the contrary, no sale, assignment, novation, transfer or delegation by any Lender of any of its rights or obligations under the Credit Agreement or any other Loan Document shall, or shall be deemed, to extinguish any of the rights, benefits or privileges afforded by any Grantor created hereunder in relation to such of its rights or obligations, and all such rights, benefits and privileges shall continue to accrue, to the full extent thereof, for the benefit of the assignee, transferee or delegee of such Lender in connection with each such sale, assignment, novation, transfer and delegation. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.
(b) Except as provided in Section 5.14, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.
(c) This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.
SECTION 5.03. Administrative Agent’s Fees and Expenses; Indemnification. (a) Each Subsidiary Grantor that is not a party to the Credit Agreement, jointly with each other Grantor and severally, agrees to reimburse the Administrative Agent for its expenses incurred hereunder as provided in Section 9.03(a) of the Credit Agreement as the first reference in such Section to the “the Company and the Dutch Borrower” were a reference to such Subsidiary Grantor and with the same force and effect as if such Subsidiary Grantor were a party to the Credit Agreement.

Exhibit K

(b) Each Subsidiary Grantor that is not a party to the Credit Agreement, jointly with each other Grantor and severally, agrees to indemnify and hold harmless each Indemnitee as provided in Section 9.03(b) of the Credit Agreement as if the first reference in such Section to the “the Company and the Dutch Borrower” were a reference to such Subsidiary Grantor” and with the same force and effect as if such Grantor were a party to the Credit Agreement.
(c) Any amounts payable as provided in paragraph (a) or (b) of this Section shall be additional Secured Obligations secured hereby and by the other Security Documents. All amounts due under paragraph (a) or (b) of this Section shall be payable promptly after written demand therefor.
(d) To the extent permitted by applicable law, no Grantor shall assert, or permit any of its Affiliates or Related Parties to assert, and each hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
(e) BY ACCEPTING THE BENEFITS OF THIS AGREEMENT AND THE SECURITY INTERESTS CREATED HEREBY, EACH SECURED PARTY SHALL BE DEEMED TO HAVE ACKNOWLEDGED THE PROVISIONS OF ARTICLE VIII OF THE CREDIT AGREEMENT AND AGREED TO BE BOUND BY SUCH PROVISIONS AS FULLY AS IF THEY WERE SET FORTH HEREIN.
SECTION 5.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
SECTION 5.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors in this Agreement or any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent, the Arranger, the Lenders and the Issuing Banks and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by or on behalf of the Administrative Agent, the Arranger, the Syndication Agent, the Documentation Agent, the Lenders and the Issuing Banks and notwithstanding that the Administrative Agent, the Arranger, the Syndication Agent, the Documentation Agent, any Issuing Bank, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended under the Credit Agreement, and, subject to Section 9.05 of the Credit Agreement, shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid or any LC Exposure is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 5.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated by the Loan Documents, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Exhibit K

SECTION 5.06. Counterparts; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by fax, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Grantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any attempted assignment or transfer by any Grantor shall be null and void), except as expressly provided in this Agreement and the Credit Agreement.
(b) The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.
SECTION 5.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 5.08. Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender and Issuing Bank, and each Affiliate of any of the foregoing, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender or Issuing Bank, or by such an Affiliate, to or for the credit or the account of (a) any U.S. Grantor against any of and all the obligations then due of any Borrower or any other Grantor now or hereafter existing under this Agreement or any other Loan Document held by such Lender or Issuing Bank or (b) any Non-U.S. Subsidiary Grantor against any of and all the obligations then due of the Dutch Borrower or any other Non-U.S. Loan Party now or hereafter existing under this Agreement or any other Loan Document held by such Lender or Issuing Bank, in each case, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of any Loan Party are not yet due or are owed to a branch, office or Affiliate of such Lender or such Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Lender and Issuing Bank, and each Affiliate of any of the foregoing, under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Issuing Bank or Affiliate may have. Each Lender and Issuing Bank shall notify the Company and the Administrative Agent promptly after

Exhibit K

any such setoff and application; provided that the failure to give notice shall not affect the validity of such setoff and application.
SECTION 5.09. Governing Law; Jurisdiction; Consent to Service of Process; Appointment of Authorized Agent. (a) This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.
(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the Grantors hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement or any other Loan Document brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or any of its properties in the courts of any jurisdiction.
(c) Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d) Each party hereby irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
(e) Each Non-U.S. Subsidiary Grantor hereby irrevocably designates, appoints and empowers the Company, as its authorized designee, appointee and agent (the “Authorized Agent”) to receive, accept and forward for and on its behalf, and in service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or relating to this Agreement or any other Loan Document. Such service may be made by mailing a copy of such process to any Non-U.S. Subsidiary Grantor in the care of the Authorized Agent at its address set forth above. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon any Non-U.S. Subsidiary Grantor.
(f) In the event any Non-U.S. Subsidiary Grantor or any of its assets has or hereafter acquires, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Loan Document, any immunity from jurisdiction, legal proceedings, attachment (whether before or after judgment), execution, judgment or setoff, such Subsidiary Grantor hereby irrevocably agrees not to claim and hereby irrevocably and unconditionally waives such immunity.
SECTION 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER

Exhibit K

BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 5.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 5.12. Security Interest Absolute. All rights of the Administrative Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.
SECTION 5.13. Termination or Release. (a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate and be released when all the Loan Document Obligations (other than contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made) have been paid in full in cash, the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero (including as a result of obtaining consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligations to issue, amend or extend Letters of Credit under the Credit Agreement.
(b) The Security Interest and all other security interests granted hereby shall also be released at the time or times and in the manner set forth in Section 9.14 of the Credit Agreement.
(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section, the Administrative Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Administrative Agent pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.
SECTION 5.14. Additional Grantors. Pursuant to the Credit Agreement, certain Subsidiaries not a party hereto on the Effective Date are required to enter in this Agreement. Upon the execution and delivery by the Administrative Agent and any such Subsidiary of a Supplement, such Subsidiary shall become a Grantor (and, as applicable, a U.S. Grantor or a Non-U.S. Subsidiary Grantor) hereunder, in each case, with the same force and effect as if originally named as such herein. The execution and delivery of any Supplement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor

Exhibit K

hereunder shall remain in full force and effect notwithstanding the addition of any additional Subsidiary as a party to this Agreement.
SECTION 5.15. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is exercisable only after the occurrence and during the continuance of an Event of Default, and is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default or a Cash Dominion Period, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts or Payment Intangibles to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their Related Parties shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable judgment.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GOPRO, INC.,
by

Name:
Title:

Exhibit K

[NAME OF OTHER GRANTORS]
by

Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,
by

Name:
Title:

Schedule I to the
U.S. Collateral Agreement

INITIAL SUBSIDIARY Grantors

Name	Jurisdiction of Formation or Incorporation

Schedule II to the
U.S. Collateral Agreement

PLEDGED EQUITY INTERESTS

Exhibit K

Grantor	Certificate Number	Number and Class of Equity Interests	Percentage of Equity Interests

PLEDGED debt securities

Grantor	Issuer	Principal Amount	Date of Note	Maturity Date

Schedule III to
the U.S. Collateral Agreement

U.S. COPYRIGHTS OWNED BY [NAME Of GRANTOR]
[Make a separate page of Schedule III for each Grantor and state if no copyrights are owned. List in numerical order by Registration No.]
U.S. Copyright Registrations

Exhibit K

Registered Owner	Title	Reg. No.	Expiration Date	Description

Pending U.S. Copyright Applications for Registration

Registered Owner	Title	App. No.	Date Filed	Description

U.S. Exclusive Copyright Licenses/Sublicenses of [Name of Grantor] on Date Hereof of U.S. Registered Copyrights

Exhibit K

Licensee Name	Licensor Name	Title of U.S. Copyright	Date of Agreement	Reg. No.	Expiration Date	Description

U.S. Exclusive Copyright Licenses/Sublicenses of [Name of Grantor] on Date Hereof of Copyrights for which Applications for Registration are Pending

Licensee Name	Licensor Name	Title	Date of Agreement	App. No. and Date Filed	Expiration Date	Description

PATENTS OWNED BY [NAME OF GRANTOR]
[Make a separate page of Schedule III for each Grantor and state if no patents are owned. List in numerical order by patent no./patent application no.]
U.S. Patent Registrations

Exhibit K

Registered Owner	Type	Reg. No.	Expiration Date	Description

U.S. Patent Applications

Registered Owner	Title	App. No.	Date Filed	Description

TRADEMARK/TRADE NAMES OWNED BY [NAME OF GRANTOR]
[Make a separate page of Schedule III for each Grantor and state if no trademarks/trade names are owned. List in numerical order by trademark registration/application no.]
U.S. Trademark Registrations

Exhibit K

Registered Owner	Mark	Reg. No.	Expiration Date	Description

U.S. Trademark Applications

Registered Owner	Mark	App. No.	Date Filed	Description

Schedule IV to the
U.S. Collateral Agreement

COMMERCIAL TORT CLAIMS

Exhibit I to the
U.S. Collateral Agreement

SUPPLEMENT NO. __ dated as of [ ] (this “Supplement”), to the U.S. Collateral Agreement dated as of March [ ], 2016 (the “U.S. Collateral Agreement”),

Exhibit K

among GOPRO, INC., the OTHER GRANTORS from time to time party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
Reference is made to (a) the Credit Agreement dated as of March 25, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among GoPro, Inc., a Delaware corporation (the “Company”), GoPro Coöperatief U.A., a Dutch cooperative with excluded liability, having its statutory seat in Amsterdam, the Netherlands, and registered with the trade register in the Netherlands under number 61391743 (the “Dutch Borrower” and, together with the Company, the “Borrowers”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, and (b) the U.S. Collateral Agreement referred to therein.
Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement and the U.S. Collateral Agreement, as applicable.
The Grantors have entered into the U.S. Collateral Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit. Section 5.14 of the U.S. Collateral Agreement provides that additional Subsidiaries may become Grantors (and, as applicable, U.S. Grantors or Non-U.S. Subsidiary Grantors) under the U.S. Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor (and, as applicable, a U.S. Grantor or a Non-U.S. Subsidiary Grantor) under the U.S. Collateral Agreement in order to induce the Lenders and the Issuing Banks to make additional extensions of credit and as consideration for extensions of credit previously made or issued.
Accordingly, the Administrative Agent and the New Grantor agree as follows:
SECTION 1. In accordance with Section 5.14 of the U.S. Collateral Agreement, the New Grantor by its signature below becomes a Grantor under the U.S. Collateral Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the U.S. Collateral Agreement applicable to it as a Grantor thereunder. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Secured Obligations (as defined in the U.S. Collateral Agreement), does hereby grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of the New Grantor’s right, title and interest in, to and under the Pledged Collateral and the Article 9 Collateral. Each reference to a “Grantor” and “Subsidiary Grantor” (and, as applicable, to a “U.S. Grantor” or a “Non-U.S. Subsidiary Grantor) in the U.S. Collateral Agreement shall be deemed to include the New Grantor. The U.S. Collateral Agreement is hereby incorporated herein by reference.
SECTION 2. The New Grantor represents and warrants to the Administrative Agent and the other Secured Parties that (a) (i) the execution and delivery by the New Grantor of this Supplement, and the performance by the New Grantor of this Supplement and the U.S. Collateral Agreement, have been duly authorized by all necessary corporate or other organizational action and, if required, stockholder or other equity holder action of the New Grantor, (ii) this Supplement has been duly executed and delivered by the New Grantor and (iii) each of this Supplement and the U.S. Collateral Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (b) all representations and warranties set forth in the U.S. Collateral Agreement as to the New Grantor are true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii)

Exhibit K

otherwise, in all material respects, in each case on and as of the date of this Supplement (except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty is represented and warranted by the New Grantor to be so true and correct on and as of such prior date).
SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Supplement by fax, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually signed counterpart of this Supplement. This Supplement shall become effective when a counterpart hereof executed on behalf of the New Grantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon the New Grantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of the New Grantor, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that the New Grantor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any attempted assignment or transfer by the New Grantor shall be null and void) except as expressly provided in the U.S. Collateral Agreement and the Credit Agreement.
SECTION 4. The New Grantor hereby represents and warrants that (a) Schedule I sets forth, as of the date hereof, the true and correct legal name of the New Grantor, its jurisdiction of formation and the location of its chief executive office, (b) Schedule II sets forth, as of the date hereof, a true and complete list of (i) all the Pledged Equity Interests owned by the New Grantor and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by the New Grantor and (ii) all the Pledged Debt Securities owned by the New Grantor and (c) Schedule III sets forth, as of the date hereof, a true and complete list of (i) all Copyrights that have been registered with the United States Copyright Office and Copyrights for which United States registration applications are pending and that, in each case, are owned by the New Grantor, (ii) all exclusive Copyright Licenses under which the New Grantor is a licensee with respect to United States registered Copyrights (and Copyrights for which United States applications for registration are pending), (iii) all Patents that have been granted by the United States Patent and Trademark Office and Patents for which United States applications are pending and that, in each case, are owned by the New Grantor and (iv) all Trademarks that have been registered with the United States Patent and Trademark Office and Trademarks for which United States registration applications are pending and that, in each case, are owned by the New Grantor, in each case specifying, true and completely the name of the registered owner, title, type of mark, registration or application number, expiration date (if already registered) or filing date, a brief description thereof and, if applicable, the licensee and licensor, and (d) Schedule IV sets forth, as of the date hereof, each Commercial Tort Claim in respect of which a complaint or counterclaim has been filed by the New Grantor seeking damages in an reasonably estimated to exceed US$1,000,000, including a summary description of such claim.
SECTION 5. Except as expressly supplemented hereby, the U.S. Collateral Agreement shall remain in full force and effect.
SECTION 6. This Supplement shall be GOVERNED BY AND construed in accordance with, the law of the State of New York.
SECTION 7. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof;

Exhibit K

and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the U.S. Collateral Agreement.
SECTION 9.    The provisions of Sections 5.02, 5.04, 5.05, 5.09 and 5.10 of the U.S. Collateral Agreement are hereby incorporated by reference herein as if set forth in full force herein, mutatis mutandis.

Signature Page to Supplement to US Collateral Agreement

IN WITNESS WHEREOF, the New Grantor and the Administrative Agent have duly executed this Supplement to the U.S. Collateral Agreement as of the day and year first above written.

[Name Of New Grantor],
by

Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,
by

Name:
Title:

Schedule I
to Supplement No. __ to the
US Collateral Agreement

NEW GRANTOR INFORMATION

Exhibit K

Name	Jurisdiction of Formation	Location of Chief Executive Office

Schedule II
to Supplement No. __ to the
US Collateral Agreement

PLEDGED EQUITY INTERESTS

Grantor	Issuer (including jurisdiction of organization)	Certificate Number	Number and Class of Equity Interests	Percentage of Equity Interests

PLEDGED debt securities

Exhibit K

Grantor	Issuer	Principal Amount	Date of Note	Maturity Date

Schedule III
to Supplement No. __ to
the U.S. Collateral Agreement

U.S. COPYRIGHTS OWNED BY [NAME Of GRANTOR]
[Make a separate page of Schedule III for each Grantor and state if no copyrights are owned. List in numerical order by Registration No.]
U.S. Copyright Registrations

Registered Owner	Title	Reg. No.	Expiration Date	Description

Pending U.S. Copyright Applications for Registration

Exhibit K

Registered Owner	Title	App. No.	Date Filed	Description

U.S. Exclusive Copyright Licenses/Sublicenses of [Name of Grantor] on Date Hereof

Licensee Name	Licensor Name	Title of U.S. Copyright	Date of Agreement	Reg. No.	Expiration Date	Description

U.S. Exclusive Copyright Licenses/Sublicenses of [Name of Grantor] on Date Hereof of Copyrights for which Applications for Registration are Pending

Exhibit K

Licensee Name	Licensor Name	Title	Date of Agreement	App. No. and Date Filed	Expiration Date	Description

PATENTS OWNED BY [NAME OF GRANTOR]
[Make a separate page of Schedule III for each Grantor and state if no patents are owned. List in numerical order by patent no./patent application no.]
U.S. Patent Registrations

Registered Owner	Type	Reg. No.	Expiration Date	Description

U.S. Patent Applications

Exhibit K

Registered Owner	Title	App. No.	Date Filed	Description

TRADEMARK/TRADE NAMES OWNED BY [NAME OF GRANTOR]
[Make a separate page of Schedule III for each Grantor and state if no trademarks/trade names are owned. List in numerical order by trademark registration/application no.]
U.S. Trademark Registrations

Registered Owner	Mark	Reg. No.	Expiration Date	Description

U.S. Trademark Applications

Exhibit K

Registered Owner	Mark	App. No.	Date Filed	Description

Schedule IV
to Supplement No. __ to the
US Collateral Agreement

COMMERCIAL TORT CLAIMS
Exhibit II to
the U.S. Collateral Agreement

[FORM OF] PATENT AND TRADEMARK SECURITY AGREEMENT dated as of March [ ], 2016 (this “Agreement”), among GoPro, Inc., a Delaware corporation (the “Company”), the other Grantors from time to time party hereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Reference is made to (a) the Credit Agreement dated as of March 25, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, GoPro Coöperatief U.A., a Dutch cooperative with excluded liability, having its statutory seat in Amsterdam, the Netherlands, and registered with the trade register in the Netherlands under number 61391743 (the “Dutch Borrower” and, together with the Company, the “Borrowers”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, and (b) the U.S. Collateral Agreement referred to therein. The Lenders and the Issuing Banks have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantors party hereto are (or are Affiliates of) the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:
SECTION 1. Terms. Each capitalized term used but not otherwise defined herein shall have the meaning specified in the Credit Agreement or the U.S. Collateral Agreement, as applicable. The rules

Exhibit K

of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.
SECTION 2. Grant of Security Interest. As security for the payment and performance in full of the Secured Obligations, each Grantor pursuant to the U.S. Collateral Agreement did, and hereby does, grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in, to or under which such Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the “Patent and Trademark Collateral”):
(b) (i) all letters patent of the United States of America or the equivalent thereof in any other country, all registrations and recordings thereof and all applications for letters patent of the United States of America or the equivalent thereof in any other country or any political subdivision thereof, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country or any political subdivision thereof, including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule I hereto, and (ii) all reissues, continuations, divisionals, continuations-in-part, reexaminations, supplemental examinations, inter partes reviews, renewals, adjustments or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, have made, use, sell, offer to sell, import or export the inventions disclosed or claimed therein; and
(c) (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, domain names, global top level domain names, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar office in any State of the United States of America or any other country or any political subdivision thereof, all extensions or renewals thereof, and all common law rights related thereto, including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule II hereto, (ii) all goodwill associated therewith or symbolized thereby and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill.
SECTION 3. Collateral Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance of, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the U.S. Collateral Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Patent and Trademark Collateral are more fully set forth in the U.S. Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the U.S. Collateral Agreement, the terms of the U.S. Collateral Agreement shall govern.
SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by fax, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.

Exhibit K

SECTION 5. Incorporation by Reference. The provisions of Sections 5.02, 5.04, 5.05, 5.09 and 5.10 of the U.S. Collateral Agreement are hereby incorporated by reference herein as if set forth in full force herein, mutatis mutandis.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GOPRO, INC.,
by

Name:
Title:

[NAME OF OTHER GRANTORS]
by

Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,
by

Name:
Title:

Exhibit K

SCHEDULE I
PATENTS OWNED BY [NAME OF GRANTOR]
[Make a separate page of Schedule I for each Grantor and state if no patents are owned. List in numerical order by patent no./patent application no.]
U.S. Patent Registrations

Registered Owner	Type	Reg. No.	Expiration Date	Description

U.S. Patent Applications

Registered Owner	Title	App. No.	Date Filed	Description

Exhibit III to
U.S. Collateral Agreement

Exhibit K

SCHEDULE II
TRADEMARK/TRADE NAMES OWNED BY [NAME OF GRANTOR]
[Make a separate page of Schedule II for each Grantor and state if no trademarks/trade names are owned. List in numerical order by trademark registration/application no.]
U.S. Trademark Registrations

Registered Owner	Mark	Reg. No.	Expiration Date	Description

U.S. Trademark Applications

Registered Owner	Mark	App. No.	Date Filed	Description

Exhibit III to
the U.S. Collateral Agreement

[FORM OF] COPYRIGHT SECURITY AGREEMENT dated as of March [ ], 2016 (this “Agreement”), among GoPro, Inc., a Delaware

Exhibit K

corporation (the “Company”), the other Grantors from time to time party hereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Reference is made to (a) the Credit Agreement dated as of March 25, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, GoPro Coöperatief U.A., a Dutch cooperative with excluded liability, having its statutory seat in Amsterdam, the Netherlands, and registered with the trade register in the Netherlands under number 61391743 (the “Dutch Borrower” and, together with the Company, the “Borrowers”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, and (b) the U.S. Collateral Agreement referred to therein. The Lenders and the Issuing Banks have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantors party hereto are (or are Affiliates of) the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:
SECTION 1. Terms. Each capitalized term used but not otherwise defined herein shall have the meaning specified in the Credit Agreement or the U.S. Collateral Agreement, as applicable. The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.
SECTION 2. Grant of Security Interest. As security for the payment and performance in full of the Secured Obligations, each Grantor pursuant to the U.S. Collateral Agreement did, and hereby does, grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in, to or under which such Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the “Copyright Collateral”):
(i) all copyright rights in any work subject to the copyright laws of the United States of America or any other country or any political subdivision thereof, whether as author, assignee, transferee or otherwise, (ii) all registrations and applications for registration of any such copyright in the United States of America or any other country, including registrations, recordings, supplemental registrations, pending applications for registration, and renewals in the United States Copyright Office (or any similar office in any other country or any political subdivision thereof), including, in the case of any Grantor, any of the foregoing set forth under its name on Schedule I, and (c) any other adjacent or other rights related or appurtenant to the foregoing, including moral rights; and
(d) all exclusive Copyright Licenses under which any Grantor is a licensee, including, in the case of any Grantor, any of the foregoing set forth next to its name on Schedule I hereto.
SECTION 3. Collateral Agreement. The security interests granted to the Administrative Agent herein are granted in furtherance, and not in limitation of, the security interests granted to the Administrative Agent pursuant to the U.S. Collateral Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Administrative Agent with respect to the Copyright Collateral are more fully set forth in the U.S. Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the U.S. Collateral Agreement, the terms of the U.S. Collateral Agreement shall govern.

Exhibit K

SECTION 4. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by fax, emailed pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 5. Incorporation by Reference. The provisions of Sections 5.02, 5.04, 5.05, 5.09 and 5.10 of the U.S. Collateral Agreement are hereby incorporated by reference herein as if set forth in full force herein, mutatis mutandis.
[Signature Pages Follow]

Schedule III
to Supplement No. __ to the
Guarantee and
Collateral Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GOPRO, INC.,
by

Name:
Title:

[NAME OF OTHER GRANTORS]
by

Name:
Title:

Exhibit K

JPMORGAN CHASE BANK, N.A., as Administrative Agent,
by

Name:
Title:

SCHEDULE I

U.S. COPYRIGHTS OWNED BY [NAME Of GRANTOR]
[Make a separate page of Schedule III for each Grantor and state if no copyrights are owned. List in numerical order by Registration No.]
U.S. Copyright Registrations

Registered Owner	Title	Reg. No.	Expiration Date	Description

Pending U.S. Copyright Applications for Registration

Exhibit K

Registered Owner	Title	App. No.	Date Filed	Description

U.S. Exclusive Copyright Licenses/Sublicenses of [Name of Grantor] on Date Hereof of U.S. Registered Copyrights

Licensee Name	Licensor Name	Title of U.S. Copyright	Date of Agreement	Reg. No.	Expiration Date	Description

U.S. Exclusive Copyright Licenses/Sublicenses of [Name of Grantor] on Date Hereof of Copyrights for which Applications for Registration are Pending

Exhibit K

Licensee Name	Licensor Name	Title	Date of Agreement	App. No. and Date Filed	Expiration Date	Description

Exhibit IV to
the U.S. Collateral Agreement

Part I
CAYMAN LETTER OF RESIGNATION FROM DIRECTOR
[LEFT UNDATED]
Board of Directors
Woodman Labs Cayman, Inc.
190 Elgin Avenue
George Town
Grand Cayman KY1-9005
Cayman Islands
Dear Sirs
LETTER OF RESIGNATION RE:  Woodman Labs Cayman, Inc. (THE “COMPANY”)
I hereby resign as a Director of the Company and confirm that I have no claims against the Company for loss of office, arrears of pay or otherwise howsoever arising, but to the extent that I may have any such claim, I hereby irrevocably waive the same.
This resignation is to be effective as at the date hereof.
Yours faithfully

Exhibit K

[Name]
Director

Part II
CAYMAN LETTER OF AUTHORIZATION FROM DIRECTOR
___ March 2016
JPMorgan Chase Bank, N.A.
383 Madison Avenue
New York, NY 10179
Ladies and Gentlemen;
Reference is made to the U.S. Collateral Agreement dated as of March [ ], 2016 (the “U.S. Collateral Agreement”), among GoPro, Inc., Woodman Labs Cayman, Inc. (the “Company”), certain other Grantors party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), pursuant to which, among other things, a pledge and charge was created in respect of shares in the Company.
I refer to my executed but undated letter of resignation as a Director of the Company provided in accordance with the U.S. Collateral Agreement.
I hereby authorize you to date, deliver and give full effect to and otherwise complete the resignation letter referred to above if an Event of Default has occurred and is continuing.
I hereby authorize you to send such letter to the Company’s registered office, thereby terminating my directorship of the Company without compensation for loss of office.  I acknowledge and agree that your discretion to act in this regard is to be exercised solely in the interests of the Administrative Agent relating to the U.S. Collateral Agreement executed over shares in the Company in your favor.
I confirm that you may delegate the authority conferred by this letter to any of your successors and assigns as Administrative Agent in relation to the charge granted or to be granted over shares in the Company.

Yours faithfully[Name]
Director

EXHIBIT L-1

Exhibit K

[FORM OF] U.S. TAX CERTIFICATE FOR NON-U.S. LENDERS THAT ARE NOT PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES
Reference is made to the Credit Agreement dated as of March 25, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among GoPro, Inc. (the “Company”), GoPro Coöperatief, U.A., the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (b) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which any payment is to be made to the undersigned, or in either of the two calendar years preceding any such payment.

[NAME OF LENDER],
By: ____________________________
Name:
Title:
Date:

Exhibit L

EXHIBIT L-2

[FORM OF] U.S. TAX CERTIFICATE FOR NON-U.S. LENDERS THAT ARE NOT PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES
Reference is made to the Credit Agreement dated as of March 25, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among GoPro, Inc. (the “Company”), GoPro Coöperatief, U.A., the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which any payment is to be made to the undersigned, or in either of the two calendar years preceding any such payment.

[NAME OF PARTICIPANTS],
By: ____________________________
Name:
Title:
Date:

Exhibit L

EXHIBIT L-3

[FORM OF] U.S. TAX CERTIFICATE FOR NON-U.S. PARTICIPANTS THAT ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES
Reference is made to the Credit Agreement dated as of March 25, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among GoPro, Inc. (the “Company”), GoPro Coöperatief U.A., the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which any payment is to be made to the undersigned, or in either of the two calendar years preceding any such payment.

[NAME OF PARTICIPANTS],
By: ____________________________
Name:
Title:
Date:

Exhibit L

EXHIBIT L-4

[FORM OF] U.S. TAX CERTIFICATE FOR NON-U.S. PARTICIPANTS THAT ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES
Reference is made to the Credit Agreement dated as of March 25, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among GoPro, Inc. (the “Company”), GoPro Coöperatief U.A., the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.
Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio exemption: (a) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (b) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which any payment is to be made to the undersigned, or in either of the two calendar years preceding any such payment.

[NAME OF LENDER],
By: ____________________________
Name:
Title:
Date:

Exhibit L